                                                            January 23, 1997



_____________________________________________________________________________



                                 LEASE AGREEMENT
                                    (PHASE I)



                                 by and between


                        464 Ellis Street Associates, L.P.,
                        a California limited partnership


                                  ("LANDLORD")


                                      and



                      Netscape Communications Corporation,
                             a Delaware corporation


                                   ("TENANT")


                          Dated as of January 23, 1997

_____________________________________________________________________________

BASIC LEASE INFORMATION


Lease Date:         January 23, 1997

LANDLORD:           464 Ellis Street Associates, L.P.,
                    a California Limited Partnership
Landlord's Address: 700 Emerson
                    Palo Alto, CA  94301

TENANT:             Netscape Communications Corporation,
                    a Delaware corporation

Tenant's Address:   FOR NOTICE:

                    501 Middlefield Ave.
                    Mountain View, CA 94043
                    Attn:  Director, Real Estate

                    FOR BILLING:

                    501 Middlefield Ave.
                    Mountain View, CA 94043
                    Attn:  Director, Accounts Payable

Premises:           Three (3) separate buildings to be constructed on the Land in accordance with this Lease (each, a "Building" and collectively, the "Buildings").

Phase I: The Buildings, land and improvements located in the area shown on Exhibit "A" attached hereto.

Project: The Project shall consist of Phase I. The Project may be expanded to include other land and improvements, in accordance with Subparagraph 1(c) [Project; Common Areas; Access & Cooperation].

Rentable Area of the Premises:195,003 Rentable Square Feet ("Rentable Area"). The parties agree that the Rentable Area is conclusive for purposes of calculating Rent under this Lease and is not subject to remeasurement.

Tenant's Use of the Premises:Tenant shall use the Premises for office, distribution, research and development, and/or light manufacturing, and for no other purposes.

Lease Term:         Commencing on the Occupancy Date and ending on the
                    Expiration Date, with the right to extend for an additional term of five (5) years in accordance with Paragraph 43
                    [Option to Renew].

Scheduled Occupancy Date:
                    May 5, 1997

Scheduled Rent Commencement Date:One Hundred Twenty (120) days after the Occupancy Date.

Expiration Date:    Fifteen (15) years and six (6) months after the
                    Rent Commencement Date ("Expiration Date").

Rent:               Base Rent plus Additional Charges.

Monthly Base Rent:  $1.35 per Rentable Square Foot of the
                    Rentable Area of the Premises ("Monthly Base Rent").

Base Rent Adjustments:  On each anniversary of the Rent Commencement Date, the Monthly Base Rent shall increase by $.05 per Rentable Square Foot ("Base Rent Adjustments").

Security Deposit:   Tenant shall provide and maintain a letter of credit or
                    cash collateral in the initial amount of Seven Million Five
                    Hundred Thousand Dollars ($7,500,000) as more specifically provided in Paragraph 34 [Security Deposit], which amount may be reduced during the Term in accordance with such paragraph.

Guarantor of Lease: None

Broker:             Cornish & Carey

Broker's Fee or Commission Paid By:
                    Landlord

The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the information hereinabove set forth and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between any Basic Lease Information and any other portion of the Lease, the latter shall control.


                         LANDLORD:

                    464 Ellis Street Associates, L.P.,
                         a California limited partnership

                         By:    Canada Corp.,
                                   a California corporation,
                                   Its General Partner

                                   By: /s/ Charles J. Keenan III
                                       _________________________
                                     Its: President
                                          _______________________


                         By:    Virginia Land Company, Inc.,
                                   a California corporation,
                                   Its General Partner

                                   By:  /s/ John B. Lovewell
                                        _________________________
                                     Its:________________________

                         TENANT:

                         Netscape Communications Corporation,
                         a Delaware corporation

                         By:  /s/ Peter Currie
                              ________________________________
                              Peter Currie
                         Its Chief Financial Officer

LEASE AGREEMENT

     THIS LEASE AGREEMENT (this "Lease") is made and entered into as of January __, 1997, by and between 464 Ellis Street Associates, L.P., a California limited partnership (herein called "Landlord"), and Netscape Communications Corporation, a Delaware corporation (herein called "Tenant").


      1.  LEASED PREMISES.

          (a) PREMISES. Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord agrees to lease to Tenant and Tenant agrees to hire from Landlord those premises (the "Premises") comprising three
(3) entire buildings to be constructed as shown on Exhibit "A" attached hereto (collectively, the "Buildings" and each individually, a "Building"). The Buildings will be located on the parcel or parcels of real property shown on Exhibit "A" (the "Land"). The Land includes an easement over certain real property adjacent to the Land that Landlord has the contractual right to acquire from the City and County of San Francisco, acting by and through its Public Utilities Commission, San Francisco Water Department ("SFWD"), in the form attached hereto as Exhibit "O" (the "Hetch Hetchy Easement"). Landlord currently has the contractual right to acquire title to the Land (other than the Hetch Hetchy Easement) from Schlumberger Technology Corporation ("Seller"). The Buildings, together with the Land, the Hetch Hetchy Easement and associated improvements now or in the future located on the Land the Hetch Hetchy Easement are collectively referred to as "Phase I". Landlord shall use commercially reasonable efforts to acquire the Land and construct the Buildings in accordance with the terms and conditions of this Lease and the Work Letter, provided that Tenant's rights and remedies for any breach of such obligation shall be limited as provided in Subparagraphs 3(e) [Conditions; Window Dates] and 21(e)(2) [Tenant's Remedies].

          (b) PHASE II LEASE. Landlord and Tenant intend to enter into a separate lease (the "Phase II Lease") of four (4) buildings (the "Phase II Buildings") to be constructed on land adjacent to Phase I (the "Phase II Land"), including the right of Tenant to use certain improvements and facilities on such adjacent land (such buildings, improvements, facilities and land collectively, "Phase II"); provided, however, that failure to enter into the Phase II Lease shall not affect the respective rights and obligations of the parties hereunder except as expressly and specifically provided herein. Landlord currently has the contractual right to acquire title to the Phase II Land from Seller.


          (c)  PROJECT; COMMON AREAS; ACCESS & COOPERATION.

               (1)  DEFINITION OF PROJECT.  The term "Project" shall mean Phase
I. In addition, if Landlord (or its affiliate) and Tenant enter into the Phase II Lease, after the commencement of the Phase II Lease the term "Project" shall include Phase I and Phase II. Subject to the requirements of Subparagraph 5(b) [Management of Common Area], Landlord shall have the right, at any time and from time to time, to expand the land and improvements which are included in the "Project" to include (i) all or any portion of Phase II, and/or (ii) any other property acquired by Landlord or its affiliates which is contiguous to the Project (as such term is defined at any given time), regardless of whether Phase II or any such other property is leased to Tenant or leased to, sold to or occupied by a third party or third parties. Landlord shall deliver written notice to Tenant of Landlord's intent to expand the Project, identifying the property and improvements which will be added to the Project.

               (2)  DEFINITION OF COMMON AREA.   The term "Common Area" shall
mean all areas and facilities within Phase I located outside the perimeter footings of the Buildings, including the landscaped areas, service areas, parking areas, recreation areas, trash enclosures, plaza, walkways, driveways, sidewalks, access and perimeter roads, and the like; but excluding from the Common Area all monitoring wells, slurry walls, extraction wells, remediation equipment, piping, and other equipment (collectively, the "Clean-up Facilities") which have been or may be installed on the Project for the purpose of conducting monitoring and remediation of Hazardous Materials, and all water pipelines, drainage pipelines, hatch covers, wells and other surface and subsurface utility facilities owned by SFWD which have been or may be installed on or under the Hetch Hetchy Easement

(collectively, the "SFWD Facilities"). The Clean-up Facilities are or will be owned and controlled by Seller.

               (3) USE OF COMMON AREA. During any time that Tenant leases all of the rentable area located in the Project, Tenant shall have the right to exclusive use of the Common Area (subject to an easement for underground pipelines and related above ground facilities in favor of Air Products (the "AirProducts Easement"), and all other existing and future easements, licenses and other rights and interests in favor of or required by public utilities or public, governmental or regulatory entities; rights reserved to SFWD under the Hetch Hetchy Easement; rights of third parties pursuant to the Declaration and the CC&Rs; and rights retained by Landlord pursuant to this Lease), and Landlord shall not grant the right to use of the surface of the Common Area to any other tenant, occupant or owner of any property located adjacent to the Project. During any time that the Project includes any rentable area not leased to Tenant, Tenant shall have the right to non-exclusive use of the Common Area and any other common area located in the Project, together with other tenants, occupants and owners of portions of the Project, subject to the terms of this Lease. The operation and use of the Common Area shall be governed by conditions, covenants and restrictions ("CC&Rs") between the owners of portions of the Project, in the form attached hereto as Exhibit "B", with such modifications as Landlord may reasonably determine to be appropriate. The CC&Rs may be recorded against the Project by Landlord at any time, at Landlord's election, and will at all times be superior in priority to this Lease. Landlord shall have the right to make reasonable modifications to the CC&Rs during the Term, including, without limitation, in order to provide necessary or appropriate access over, across and from the Common Area (including any roadways and drive aisles located thereon) to any property which is included in the Project; provided that such modifications do not materially adversely affect Tenant's use of the Premises, Minimum Parking, or access to the Premises.

               (4) LANDLORD'S ACCESS. Landlord shall have reasonable and appropriate access across the Common Area to other land which is included, or which Landlord intends to include, in the Project, at all reasonable times for purposes of construction and development of the Project. In connection with the development of Phase II and other portions of the Project, Tenant shall cooperate with Landlord in the establishment, execution and recordation of the CC&Rs and any other conditions, covenants, restrictions, easements, licenses and/or other rights and interests which encumber Phase I for the benefit of other portions of the Project, and which are required in order to provide sufficient parking for any portion of the Project or in connection with other development requirements for any portion of the Project, provided that such conditions, covenants, restrictions, easements, licenses, and/or other rights and interests do not materially adversely affect Tenant's use of the Premises, Minimum Parking or access to the Premises and Tenant shall not be required to incur any out-of-pocket cost in connection with such cooperation. Tenant shall execute and deliver any documents or instruments reasonably required in connection therewith upon Landlord's request.

          (d) RECONFIGURATION OF PHASE I. Landlord reserves the right, in connection with the development of Phase II, without incurring any liability to Tenant and without constituting an eviction (constructive or otherwise), and without entitling Tenant to any abatement of Rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant's obligations under this Lease, to take any of the following actions (each, a "Reconfiguration"):

               (1) Reconfigure the property line between Phase I and Phase II, even if such reconfiguration would cause a reduction in the size of the Land, so long as the portions of the Land on which the Buildings (and any required setbacks) are located are not affected by such action, the remaining Phase I continues to be in compliance with all applicable Laws (as defined in Subparagraph 7(a) [Tenant's Compliance Obligations]) (including, without limitation, city parking requirements and other development approvals), Tenant's use of the Premises as contemplated by this Lease is not impaired thereby, and Tenant continues to have use of the Minimum Parking in accordance with Paragraph 36 [Parking]; or

               (2) Subdivide the Land into two or more legal parcels, so long as Tenant's use of the Premises as contemplated by this Lease is not impaired thereby and Tenant continues to have use of the Minimum Parking in accordance with Paragraph 36 [Parking].

Landlord shall deliver written notice to Tenant of Landlord's intent to Reconfigure, identifying the portion of Phase I affected by the Reconfiguration and including a new Exhibit "A" reflecting such Reconfiguration. Any Reconfiguration shall be effective on the date designated by Landlord in its notice to Tenant. On the effective date of such Reconfiguration, the description of the Land shall automatically be revised, and the terms and conditions of the original Lease shall remain in full force and effect except that the revised Exhibit "A" reflecting the location of the newly configured Land shall become part of this Lease. From and after the date of such Reconfiguration, the term "Land" shall mean the reconfigured space. The Base Rent shall not be revised as a result of any Reconfiguration. Tenant shall cooperate with Landlord in any subdivision or lot line adjustment process in connection with any Reconfiguration, provided that Tenant shall not be required to incur any out-of-pocket cost in connection with such cooperation. Upon Landlord's request, Tenant shall execute and deliver any documents or instruments reasonably required in connection with the Reconfiguration, or the amendment of the Lease or any subdivision or lot line adjustment process in connection therewith.

     2.   OCCUPANCY AND USE.   Tenant shall use and occupy the Premises for the
purpose specified in the Basic Lease Information and for no other use or purpose without the prior written consent of Landlord. Landlord may grant or withhold consent to a proposed change of use in its sole discretion. Notwithstanding anything in this Lease, Tenant's use and occupancy of the Premises and Common Area will be subject at all times to the terms and conditions of the CC&Rs, the Declaration and the Hetch Hetchy Easement.

     3.   TERM AND POSSESSION.

          (a) TERM; OCCUPANCY DATE; EXPIRATION DATE. The term of this Lease (the "Term") shall commence on the Occupancy Date and, unless sooner terminated as herein provided, shall expire on the Expiration Date, provided that Tenant shall have an option to extend the Term in accordance with the terms and conditions of Paragraph
43 [Option to Renew]. "Occupancy Date" shall mean the date on which (i) Landlord notifies Tenant in writing that the base building shell for each of the Buildings is sufficiently complete such that Tenant's contractor may commence construction of the Tenant Improvements (as defined in the Work Letter), and (ii) Landlord has tendered possession of the Premises to Tenant; provided, however, that Landlord and Tenant may mutually agree to an earlier Occupancy Date. After the Occupancy Date, Landlord shall reserve a continuing right to access the Premises to take all steps required to complete the Base Building Improvements (as defined in the Work Letter), and Tenant acknowledges that substantial work may be required by Landlord to complete the Base Building Improvements after the Occupancy Date. "Sufficiently Complete" (as used in the preceding sentence) means that the roof structure shall be in place, shell sprinklers shall be installed, concrete floors shall be poured, and access shall be available for the delivery and placement of construction materials. All of the rights and obligations of the parties under this Lease (other than Tenant's obligation to pay Base Rent and Additional Charges and Tenant's maintenance and repair obligations with respect to portions of the Base Building Improvements which are not substantially complete) shall commence on the Occupancy Date. At Landlord's option, the Occupancy Date may be determined separately for each Building, in which event the Rent Commencement Date will be determined separately for each Building, but Base Rent Adjustments and the Expiration Date for the entire Premises will be based on the last Occupancy Date to occur. The parties anticipate that the Occupancy Date will occur on the Scheduled Occupancy Date set forth in the Basic Lease Information. However, except as provided in Subparagraphs 3(e) [Conditions; Window Dates] and 21(e)(2) [Tenant's Remedies], this Lease shall not be void or voidable as a result of any delay in the Occupancy Date, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom.

          (b) INITIAL CONSTRUCTION. Completion of the Base Building Improvements by Landlord and the Tenant Improvements by Tenant shall be governed by the terms and conditions of the separate work letter ("Work Letter") attached hereto as Exhibit "D". Tenant's obligation to construct the Tenant Improvements pursuant to the Work Letter is independent of, and in addition to, Tenant's obligation to pay Rent under this Lease. Landlord's general contract for the Base Building Improvements (including the roof membrane) will include or provide for the construction warranties described in the provisions of such contract attached hereto as Exhibit "G". Upon Tenant's request, Landlord shall use reasonable efforts to enforce any warranties furnished to Landlord by Landlord's general contractor, Landlord's architect, and any other persons in connection with the provision of labor and/or material for the Base Building Improvements (including the roof membrane).
If Tenant is not satisfied with Landlord's actions in enforcing such warranties, Tenant may upon written notice to Landlord take any actions necessary in Tenant's reasonable judgment to enforce such warranties directly, and Landlord shall take all commercially reasonable action to cooperate with Tenant, including assigning to Tenant Landlord's rights with respect to such warranties. Tenant acknowledges that Landlord has not made any representation or warranty with respect to the construction of the Base Building Improvements or the condition of the Premises or the Common Area or with respect to the suitability or fitness of either for the conduct of Tenant's permitted use or for any other purpose, except as may be expressly and specifically provided herein.

          (c) OCCUPANCY BY TENANT. Tenant shall be deemed to occupy the Premises from and after the Occupancy Date. This Paragraph 3(c) shall not be construed as an obligation of Tenant to continuously occupy the Premises. Within five (5) days after the Occupancy Date, Landlord shall deliver to Tenant a certificate confirming the Occupancy Date, in the form of Exhibit "E" hereto. If Tenant does not agree with Landlord's determination of the Occupancy Date, Tenant may submit such matter to arbitration in accordance with Paragraph 41 [Arbitration of Disputes], provided that prior to the resolution of such matter by arbitration, the parties shall proceed under this Lease as if the Occupancy Date were the date designated by Landlord, with any required adjustments to the Rent Commencement Date made after the matter is ultimately determined by arbitration.

          (d) RENT COMMENCEMENT DATE; CERTIFICATE OF OCCUPANCY. Tenant's obligation to pay Base Rent and Additional Charges hereunder shall commence on the earlier to occur of (i) the

Scheduled Rent Commencement Date set forth in the Basic Lease Information, or
(ii) the date on which Tenant has substantially completed the Tenant Improvements for all of the Buildings (or, if Landlord elects to determine the Occupancy Date for each Building separately pursuant to Subparagraph 3(a), the date on which Tenant has substantially completed the Tenant Improvements for the applicable Building) in accordance with the Work Letter (the "Rent Commencement Date"). After substantial completion of the Tenant Improvements (as defined in the Work Letter), Tenant shall immediately apply for, and use best efforts to obtain within fifteen (15) business days, a certificate of occupancy (or equivalent documentation) for each Building. Tenant shall promptly deliver to Landlord copies of the certificate(s) of occupancy.

          (e) CONDITIONS; WINDOW DATES. The parties have set forth certain events which must occur prior to or during the construction of the Buildings (each, a "Condition"), together with an "Initial Window Date" for each Condition, on Exhibit "F" attached hereto. If any Condition is not satisfied on or before its Initial Window Date (subject to extension pursuant to Paragraph 7 [Tenant Delays] of the Work Letter), Tenant shall have the option to terminate this Lease by delivering written notice to Landlord within five (5) business days after the applicable Initial Window Date; provided, however, that the Initial Window Dates for the Occupancy Date and Substantial Completion of Base Building Improvements shall be subject to extension (not to exceed ninety (90) days) for any delay resulting from Force Majeure Events. If Tenant does not elect to terminate this Lease during such period, Tenant shall again have the option to terminate this Lease by delivering written notice to Landlord within five (5) business days after the thirtieth day following the applicable Initial Window Date, and each thirtieth day thereafter (each such date, together with the Initial Window Date, a "Window Date"), if the applicable Condition is not satisfied on or before any such Window Date. If Tenant does not deliver written notice of termination to Landlord within any such five day period after a Window Date, all rights and obligations of the parties under this Lease shall continue notwithstanding the delay in the satisfaction of any Condition. If any Condition is not satisfied after the third Window Date with respect to such Condition, both Landlord and Tenant shall have the option to terminate this Lease by delivering written notice to the other party within five (5) business days after the applicable Window Date, or within five (5) business days after each Window Date thereafter in connection with such Condition; provided, however, that Landlord shall not have the option to terminate this Lease pursuant to this paragraph after Tenant has commenced construction of the Tenant Improvements. If this Lease is terminated by Tenant pursuant to this Subparagraph 3(e) after construction of the Tenant Improvements has commenced, at Landlord's option and upon Landlord's request, Tenant shall assign to Landlord all of Tenant's rights under Tenant's general contract, architect and/or engineer agreements and any other agreements with contractors or suppliers in connection with the Tenant Improvements, and Landlord shall assume Tenant's obligations under any such assigned agreements to the extent such obligations arise from work or materials provided to the Premises after termination of the Lease. In such event Tenant shall indemnify and hold the Landlord Parties harmless from, and defend the Landlord Parties against, all liens filed and claims made by any contractors, architects, subcontractors, or suppliers who provided work or materials to the Premises prior to the termination of the Lease in connection with the Tenant Improvements.

          (f) CREDIT TERMINATION RIGHT. Notwithstanding any other provision of this Lease, Landlord shall have the option to terminate this Lease by delivering written notice to Tenant at any time on or before the earlier to occur of (i) the closing of an acquisition and construction loan to Landlord with respect to Phase I, on terms and conditions satisfactory to Landlord, or (ii) March 31, 1997, if a material adverse change in the business, assets, financial condition, income or prospects of Tenant has occurred since the execution of this Lease (the "Credit Termination Right"). Landlord shall not be liable to Tenant for any termination of this Lease pursuant to the Credit Termination Right.

     4.   RENT; RENT ADJUSTMENTS; ADDITIONAL CHARGES FOR EXPENSES AND TAXES.

          (a)  PAYMENT OF RENT.

               (1)  MONTHLY BASE RENT.   Commencing on the Rent Commencement
Date, Tenant shall pay to Landlord throughout the Term Base Rent in an amount equal to the Monthly Base Rent specified in the Basic Lease Information multiplied by the Rentable Area of the Premises, as specified in the Basic Lease Information ("Base Rent"). Monthly Base Rent shall be payable by Tenant on or, at Tenant's election, before the first day of each month, in advance, in lawful money of the United States (without any prior demand therefor and without deduction or offset whatsoever, except for abatement as may be expressly and specifically provided for in Paragraphs 22 [Damage and Destruction] and 23 [Eminent Domain]), to Landlord at the address specified in the Basic Lease Information or to such other firm or at such other place as Landlord may from time to time designate in writing.

               (2) OTHER RENT. Tenant shall pay all charges and other amounts whatsoever as provided in this Lease ("Additional Charges") to Landlord at the place where the Base Rent is payable, and Landlord shall have the same remedies for a default in the payment of Additional Charges as for a default in the payment of Base Rent. As used herein, the term "Rent" shall include all Base Rent and Additional Charges (including, without limitation, Additional Charges pursuant to Paragraph 5 [Management] and Paragraph 25 [Right of Landlord to Perform]).

               (3) PARTIAL MONTHS. If the Rent Commencement Date occurs on a day other than the first day of a calendar month, or the Expiration Date occurs on a day other than the last day of a calendar month, then the Base Rent and Additional Charges for such fractional month shall be prorated by multiplying the Monthly Base Rent by a fraction, the numerator of which shall be (A) the actual number of days remaining in such month including and after the Rent Commencement Date, if determining Rent for the fractional first month, or (B) the actual number of days elapsed in such month prior to and including the Expiration Date, if determining Rent for the fractional last month, and the denominator of which shall be the actual number of days in such month.

          (b) ADJUSTMENTS IN BASE RENT. The Monthly Base Rent under Paragraph 4(a) [Monthly Base Rent] shall be adjusted as provided in the Basic Lease Information.

          (c)  ADDITIONAL CHARGES FOR EXPENSES AND TAXES.

               (1) DEFINITIONS OF CERTAIN ADDITIONAL CHARGES. For purposes of this Subparagraph 4(c), the following terms shall have the meanings hereinafter set forth:

                    (A) "TAX YEAR" shall mean each twelve (12) consecutive month period commencing July 1st of the calendar year during which the Rent Commencement Date of this Lease occurs.

                    (B) "REAL ESTATE TAXES" shall mean all taxes, assessments and charges levied upon or with respect to Phase I or any personal property of Landlord used in the operation thereof, or Landlord's interest in Phase I or such personal property. Real Estate Taxes shall include, without limitation, all general real property taxes, possessory interest taxes, and general and special assessments, charges, fees or assessments for transit (including, without limitation, shuttle fees and roadways), housing, police, fire, utilities, sewers, emergency response or other governmental services or purported benefits to Phase I (provided, however, that any refunds of Real Estate Taxes paid by Tenant shall be credited against Tenant's further obligation to pay Real Estate Taxes during the Term or refunded to Tenant at the end of the Term), service payments in lieu of taxes, and any tax, fee or excise on the act of entering into this Lease, or any other lease of space in Phase I, or on the use or occupancy of Phase I or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in Phase I, that are now or hereafter levied or assessed against Landlord by the United States of America, the State of California, or any political subdivision, public corporation, district or any other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Real Estate Taxes shall not include franchise, transfer, inheritance or capital stock taxes or income taxes measured by the net income of Landlord from all sources unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise constitute a Real Estate Tax. Additionally, Real Estate Taxes shall not include any assessments or like charges to pay for any remediation of contamination from any Hazardous Materials other than liens, assessments and like charges resulting from Tenant's failure to pay any costs for which Tenant has indemnified Landlord pursuant to Subparagraph 40(b)
[Tenant Indemnity]. Real Estate Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes. If any assessments are levied on Phase I and Landlord pays the assessment in full, Tenant shall have no obligation to pay more than the amount of annual installments of principal and interest that would become due during the Lease Term had Landlord elected to pay the assessment in installment payments.

                    (C) "EXPENSES" shall mean the total costs and reasonable expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of Phase I, including, without limitation, (i) the cost of fire, extended coverage, boiler, sprinkler, commercial general liability, property, rent, earthquake, flood, and all other insurance obtained by Landlord pursuant to Subparagraph 12(e) [Landlord's Insurance Obligations] or required to be carried by Landlord under the Hetch Hetchy Easement, including, without limitation, insurance premiums and any deductible amounts paid by Landlord; (ii) the cost of air conditioning, electricity, steam, heating, mechanical, ventilating, water, gas, elevator systems and all other utilities, the cost of supplies and equipment and maintenance and service contracts in connection therewith, and the cost of refuse and recycling services, parking lot sweeping and similar maintenance services; (iii) the cost of repairs and general maintenance and cleaning, including, without limitation, cost incurred for any repairs, maintenance or cleaning required by the Hetch Hetchy Easement; (iv) fees, charges and other costs for any project engineers for the Project, and fees, charges and costs of all independent contractors (including attorneys, accountants and consultants) engaged by Landlord and related solely to the operation of Phase I (or, if any such costs, fees and charges are attributable to other property managed by

Landlord, the portion of such costs, fees and charges allocable to Phase I, as reasonably determined by Landlord); (v) the cost of any capital improvements made to the Building or the Common Areas as required or permitted by this Lease (including, without limitation, any costs incurred in order to comply with the Declaration or Hetch Hetchy Easement in connection with such improvements or in the repair or replacement of any improvements which are altered, damaged or removed pursuant to the Hetch Hetchy Easement);
(vi) a management fee for Landlord's management and administrative services in connection with Phase I in the amount of one-quarter of one percent (.25%) of Base Rent and Additional Charges (excluding the management fee), subject to increase pursuant to Paragraph 5 [Management]; (vii) any expenses allocated to Phase I under the CC&Rs and expenses incurred by Landlord if Landlord (either itself or through its agent) assumes management of the Premises and/or Common Area pursuant to Paragraph 5 [Management]; and (viii) any other expenses of any other kind whatsoever incurred in managing, operating, maintaining and repairing the Premises and/or Common Areas. Notwithstanding anything to the contrary herein contained, Expenses shall not include, and in no event shall Tenant have any obligation to pay for pursuant to this Subparagraph 4(c) or Subparagraph 9(b) [Repair and Maintenance; Tenant's Obligations], (aa) the initial cost of the Base Building Improvements which is to be paid by Landlord pursuant to the Work Letter with respect to any Building or the Common Area; (bb) the cost of providing tenant improvements to any other tenant in Phase I; (cc) debt service (including, but without limitation, interest and principal) required to be made on debt incurred by Landlord and relating to the Project; (dd) ground lease payments or payments to SFWD in consideration for the grant of the Hetch Hetchy Easement; (ee) the portion of a management fee paid to Landlord or an affiliate in excess of one-quarter of one percent (.25%) of the sum of Base Rent and Additional Charges (excluding the management fee), subject to increase pursuant to Paragraph 5 [Management]; (ff) the cost of special services, goods or materials provided to any other tenant;
(gg) depreciation; (hh) costs for which Landlord has a right to receive reimbursement from others; (ii) costs occasioned by Landlord's fraud or willful misconduct under applicable Laws; (jj) costs to correct any construction defects in the original construction of the Base Building Improvements for any of the Buildings or the Common

Area; (kk) costs arising from a disproportionate use of any utility or service supplied by Landlord to any other occupant of the Project to the extent that Landlord has the ability to charge such other tenant for said costs under the terms of a lease comparable to terms governing said costs in this Lease; (ll) environmental pollution remediation related costs (provided that such exclusion shall not limit Tenant's indemnity pursuant to Subparagraph 40(b) [Hazardous Materials, Tenant's
Indemnity]); (mm) any maintenance, repair or replacement costs for which Landlord is responsible pursuant to Subparagraph 9(a) [Repair and Maintenance; Landlord's Obligations]; (nn) advertising or promotional costs; (oo) leasing commissions; and (pp) reserves for expenses. All costs and expenses shall be determined on a cash basis, with accruals appropriate to Landlord's business. Expenses shall not include specific costs incurred for the account of, separately billed to and paid by specific tenants in Phase I.


                    (D) "EXPENSE YEAR" shall mean each twelve (12) consecutive month period commencing January 1 of the calendar year during which the Rent Commencement Date of the Lease occurs. Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Expenses shall be equitably adjusted for the Expense Years involved in any such change.

               (2)  PAYMENT OF REAL ESTATE TAXES.

                    (A) PAYMENT AS DUE. With reasonable promptness after Landlord has received the tax bills for any Tax Year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Tax Statement") setting forth the amount of Real Estate Taxes for such Tax Year. Unless otherwise required pursuant to clause (B) below, Tenant shall pay to Landlord actual Real Estate Taxes in installments, twice each Tax Year, no later than fifteen (15) business days prior to the due date of each Real Estate Tax installment.

                     (B) IMPOUNDS. Notwithstanding clause (A) above, if required by any Mortgagee or, at Landlord's election, after any default by Tenant in the timely payment of Real Estate

Taxes, Tenant shall pay to Landlord as Additional Charges one-twelfth (1/12th) of Real Estate Taxes for each Tax Year on or before the first day of each month during such Tax Year, in advance, in an amount reasonably estimated by Landlord and billed by Landlord to Tenant. Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time. If the actual Real Estate Taxes for such Tax Year (as shown on Landlord's Tax Statement) exceed the estimated Real Estate Taxes paid by Tenant for such Tax Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Real Estate Taxes within fifteen (15) days after the receipt of Landlord's Tax Statement, and if the total amount paid by Tenant for any such Tax Year shall exceed the actual Real Estate Taxes for such Tax Year, such excess shall be credited against the next installment of Real Estate Taxes due from Tenant to Landlord hereunder. If it has been determined that Tenant has overpaid Real Estate Taxes during the last year of the Lease Term, then Landlord shall reimburse Tenant for such overage on or before the thirtieth (30th) day following the Expiration Date.

               (3)  PAYMENT OF EXPENSES.

                    (A) PAYMENT AS DUE. With reasonable promptness after Landlord's receipt thereof, Landlord shall furnish Tenant with a copy of any invoices with respect to Expenses. Unless otherwise required pursuant to clause
(B) below, Tenant shall pay to Landlord any Expenses no later than twenty (20) days after receipt of the invoice with respect to such Expenses.

                    (B) MONTHLY PAYMENTS. Notwithstanding clause (A) above, Tenant shall pay to Landlord as Additional Charges one-twelfth (1/12th) of the Expenses for each Expense Year on or before the first day of each month of such Expense Year, in advance, in an amount reasonably estimated by Landlord and billed by Landlord to Tenant in any of the following events: (i) if required by any Mortgagee (with respect to all or any particular Expenses); (ii) if Landlord assumes management of the Premises and/or Common Area pursuant to Paragraph 5 [Management]; or (iii) at Landlord's election, after any default by Tenant in the timely payment of Expenses. Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time. With reasonable promptness after the expiration of each Expense Year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Expense Statement"), setting forth in reasonable detail the Expenses for such Expense Year. If the actual Expenses for such Expense Year exceed the estimated Expenses paid by Tenant for such Expense Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Expenses within fifteen (15) days after the receipt of Landlord's Expense Statement, and if the total amount paid by Tenant for any such Expense Year shall exceed the actual Expenses for such Expense Year, such excess shall be credited against the next installment of the estimated Expenses due from Tenant to Landlord hereunder or if the Term has ended it shall be returned to Tenant within thirty (30) days. If Tenant has overpaid Expenses during the last year of the Lease Term, then Landlord shall reimburse Tenant for such overage on or before the thirtieth (30th) day following the later of the Expiration Date or the end of the last Expense
Year. To the extent any item of Expenses is payable by Landlord in advance of the period to which it is applicable (e.g. insurance and tax escrows required by any Mortgagee), or to the extent that prepayment is customary for the service or matter, Landlord may (aa) include such items in Landlord's estimate for periods prior to the date such item is to be paid by Landlord, and (bb) to the extent Landlord has not collected the full amount of such item prior to the date such item is to be paid by Landlord, Landlord may include the balance of such full amount in a revised monthly estimate for Additional Charges.

               (4) OTHER. If either the Rent Commencement Date or the Expiration Date shall occur on a date other than the first day of a Tax Year and/or Expense Year, Real Estate Taxes and Expenses for the Tax Year and/or Expense Year in which the Rent Commencement Date or the Expiration Date occurs shall be prorated.

          (d) AUDIT RIGHTS. Within ninety (90) days after receipt of any Landlord's Expense Statement or Landlord's Tax Statement, Tenant shall have the right to audit, at Landlord's office located in the San Francisco Bay Area, at Tenant's expense, Landlord's accounts and records relating to Expenses and Real Estate Taxes. Such audit shall be conducted by an independent certified public accountant approved by Landlord, which approval shall not be unreasonably withheld so long as such accountant is not being paid on a contingency fee or similar basis. If such audit reveals that Landlord has overcharged Tenant, Tenant shall notify Landlord within one hundred twenty (120) days after the date the applicable Landlord's Expense Statement or Landlord's Tax Statement was received by Tenant. Landlord may dispute such audit by arbitration pursuant to Paragraph 41
[Arbitration of Disputes]. If Landlord does not dispute such amount, or if Tenant prevails in any such arbitration, the amount overcharged shall be paid to Tenant within thirty (30) days thereafter, together with interest thereon at the "prime rate" of interest announced by the WALL STREET JOURNAL for Wells Fargo Bank (or, if Wells Fargo Bank ceases to exist, by another bank mutually acceptable to Landlord and Tenant), from the date Landlord's Expense Statement or Landlord's Tax Statement, as applicable, was delivered to Tenant until payment of the overcharge is made to Tenant. In addition, if Landlord's Expense Statement or Landlord's Tax Statement, as applicable, exceeds the actual Expenses and Real Estate Taxes which should have been charged to Tenant by more than five percent (5%), the cost of the audit shall be paid by Landlord. If Tenant fails to object to any Landlord's Expense Statement or Landlord's Tax Statement within one hundred twenty (120) days after receipt thereof, such statement shall be final and shall not be subject to any audit, challenge or adjustment.

          (e) LATE CHARGES; DEFAULT RATE. Tenant recognizes that late payment of any Base Rent or Additional Charges will result in administrative expenses to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if any Base Rent or Additional Charges remain unpaid ten (10) days after such amount is due, the amount of such unpaid Base Rent or Additional Charges shall be increased by a late charge to be paid to Landlord by Tenant, as an Additional Charge, in an amount equal to five percent (5%) (or such greater amount not to exceed six percent (6%) if a higher rate is charged by any Mortgagee for a late payment of a monthly mortgage payment) of the amount of the delinquent Base Rent or Additional Charges. In addition, any outstanding Base Rent, Additional Charges, late charges and other outstanding amounts shall accrue interest at an annualized rate of the greater of 10% or The Ninth Circuit Federal Reserve Discount Rate plus
5% (the "Default Rate"), until paid to Landlord. Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant and may be charged by Landlord to defray such loss and expense. The provisions of this Subparagraph 4(d) shall not relieve Tenant of the obligation to pay Base Rent or Additional Charges on or before the date they are due, or affect
Landlord's remedies pursuant to Subparagraph 21(c) [Landlord's Remedies] if any Base Rent or Additional Charges are unpaid after they are due.

     5.   MANAGEMENT.

          (a) MANAGEMENT OF THE PREMISES. Tenant shall act as property manager for the Premises throughout the Term, at Tenant's cost and expense; provided, however, that Landlord may elect, by delivery of written notice to Tenant, to assume management of the Premises if (i) Tenant does not cure any breach of its obligations under Paragraph 9 [Repair and Maintenance], as provided in Subparagraph 9(e) [Cure Rights], or if Tenant is in "Chronic Default" (as defined in Subparagraph 21(f) [Chronic Default] of its obligations under Paragraph 9 [Repair and Maintenance]; or (ii) at any time during the Term Tenant directly occupies less than sixty percent (60%) of the Rentable Area of the Premises (provided, however, that if Tenant subsequently occupies sixty percent (60%) or more of the Rentable Area of the Premises, Tenant may elect by delivery of written notice to Landlord, to resume management of the Premises on a date designated by Tenant but no earlier than forty-five (45) days after Landlord's receipt of such notice). If Landlord assumes the management of the Premises, Landlord agrees that it will assume Tenant's maintenance, repair and replacement obligations contained in Subparagraphs 9(b), (c) and (d) [Repair and Maintenance], and that all costs incurred by Landlord in connection therewith shall be deemed Additional Charges payable by Tenant in accordance with Subparagraph 4(c) [Additional Charges for Expenses and Taxes], subject to the limitations contained in Subparagraph 4(c). In addition, Landlord's monthly management fee shall be increased from one quarter of one percent (.25%), to two percent (2%) of Base Rent and Additional Charges, and Subparagraphs 4(c)(1)(C)(vi) and (ee) shall be revised accordingly.

          (b) MANAGEMENT OF THE COMMON AREA. Tenant shall act as property manager for the Common Area throughout the Term, at Tenant's cost and expense; provided, however, that Landlord may elect, by delivery of written notice to Tenant, to assume management of the Common Area at any time during the Term if
(i) Tenant does not cure any breach of its obligations under Paragraph 9 [Repair and Maintenance] as they relate to the Common Area, or if Tenant is in Chronic Default of such obligations; or (ii) Landlord elects to manage the Common Area together with the common area located on portions of the Project that are not leased by Tenant. In addition, if Landlord assumes management of the Premises pursuant to Subparagraph 5(a) [Management of the Premises], Landlord shall also assume management of the Common Area. If Landlord assumes the management of the Common Area, Landlord agrees that it will assume Tenant's maintenance, repair and replacement obligations contained in Subparagraphs 9(b), (c) and (d) [Repair and Maintenance] to the extent they apply to Common Area, and that all costs incurred by Landlord in connection therewith ("Common Area Expenses") shall be deemed Additional Charges payable by Tenant in accordance with Subparagraph 4(c) [Additional Charges for Expenses and Taxes]. In addition, if Landlord assumes management of the Common Area independently of assuming management of the Premises, Landlord's monthly management fee shall be increased to two percent (2%) of Base Rent and Additional Charges, and subparagraphs 4(c)(1)(C)(vi) and
(ee) shall be revised accordingly. If Landlord assumes management of the Common Area at any time that the entire rentable area of the Project is not leased to Tenant, any Common Area Expenses which are shared with other common areas in the Project shall be allocated among the tenants and occupants of the Project based on the rentable area leased to or occupied by each such tenant or occupant, divided by the total leased or occupied rentable area of the Project.

          (c) THIRD PARTY MANAGEMENT. At any time after Landlord has assumed management of the Premises and/or Common Area pursuant to this Paragraph 5, if Landlord does not cure any breach of its obligations (including any of Tenant's obligations assumed by Landlord) under Paragraph 9 [Repair and Maintenance] during the cure period provided in Subparagraph 21(d) [Landlord's

Default], or if Landlord is in Chronic Default of such obligations, Tenant may elect, by delivery of written notice to Landlord, to require that a third party manager assume management of the Premises and/or Common Area, as applicable. Within ten (10) business days after receipt of Tenant's notice, Landlord shall provide to Tenant a list of at least three (3) third party management companies which are acceptable to Landlord, and Tenant shall chose one to manage the Premises and/or Common Areas. Each of such proposed management companies shall be reputable, with sufficient financial capability to perform the obligations of the Project manager and with sufficient experience managing similar projects in the South Bay Area, all in Landlord's reasonable judgment. After receipt of written notice from Tenant designating the manager, Landlord shall use commercially reasonable efforts to enter into a property management contract with such manager in a timely manner. Tenant shall pay Landlord, as an Expense, any management fee charged by such manager, in addition to Landlord's management fee of .25%.

          (d) DISPUTE OF ASSUMPTION OF MANAGEMENT. If a dispute arises between the parties in connection with the assumption of management by Landlord or a third party management company, as applicable, pursuant to this Paragraph 5, and such dispute is submitted to arbitration in accordance with Paragraph 41 [Arbitration of Disputes], prior to the resolution of such matter by arbitration the disputed assumption of management shall proceed, with any required transfer of management and/or other required adjustments made after the matter is ultimately determined by arbitration.

     6. RESTRICTIONS ON USE. Tenant acknowledges that the Premises and Common Areas may not be used or operated in violation of the requirements of the Declaration, the CC&Rs or the Hetch Hetchy Easement, and Hazardous Materials may not be used or located on the Premises or Common Area in a manner which would adversely affect Landlord's rights and benefits under the Seller Indemnity described in Subparagraph 40(d) [Seller Indemnity] (all such documents are collectively referred to as the "Restrictive Documents"); provided, however, that the parties agree that Tenant's permitted use under this Lease and parking rights under Paragraph 36 [Parking] do not violate the Restrictive Documents. Landlord has listed certain specific uses and activities that are prohibited on all or certain portions of the Premises and Common Area pursuant to the Restrictive Documents on Exhibit "P" attached hereto. In addition, Landlord shall have the right to modify Exhibit "P" to add other restrictions on use and activities on the Premises and Common Area under the Restrictive Documents, by written notice to Tenant, so long as such restrictions do not materially adversely affect Tenant's permitted use of the Premises, Tenant's Minimum Parking or Tenant's access to the Premises.
Tenant shall not use the Premises or Common Area in a manner in violation of the requirements listed on Exhibit "P", as it may be amended by Landlord from time to time in accordance with the preceding sentence, and upon written notice from Landlord Tenant shall discontinue any such use of the Premises or Common Area. In addition, Tenant shall not do or permit anything to be done in or about the Premises or Common Area which will obstruct or interfere with the Clean-up Facilities, or with the rights of any parties to the Declaration or the CC&Rs or any other tenant or occupant in the Project, or injure them, nor use or allow the Premises or Common Area to be used for any unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises or Common Area. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises or Common Area.
Landlord acknowledges that, for purpose of this Paragraph, the existence of the Existing Hazardous Materials (as defined in Paragraph 40 [Hazardous Materials Liability]) on the Project on the Occupancy Date, and Tenant's failure to remediate such Existing Hazardous Materials, shall not be a violation of Tenant's obligations under this Paragraph 6 with respect to nuisance or waste.

     7.   COMPLIANCE WITH LAWS.

          (a) TENANT'S COMPLIANCE OBLIGATIONS. Tenant shall promptly, at its sole expense, maintain the Premises and Common Area, any Alterations permitted hereunder and Tenant's use and operations thereon in strict compliance at all times with all present and future laws, statutes, ordinances, resolutions, regulations, proclamations, orders or decrees of any municipal, county, state or federal government or other governmental or regulatory authority with jurisdiction over the Project, or any portion thereof, whether currently in effect or adopted in the future and whether or not in the contemplation of the parties hereto (collectively, "Laws"). Such Laws shall include, without limitation, all Laws relating to health and safety (including, without limitation, the California Occupational Safety and Health Act of 1973 and the California Safe Drinking Water and Toxic Enforcement Act of 1986, including posting and delivery of notices required by such Laws with respect to the Premises and Common Area) and disabled accessibility (including, without limitation, the Americans with Disabilities Act, 42 U.S.C. section 12101 et SEQ.),
Environmental Laws, and all present and future life safety, fire, sprinkler, seismic retrofit, building code and municipal code requirements; provided however, that Tenant's obligation to comply with Environmental Laws is subject to the terms and conditions of Paragraph 40 [Hazardous Materials Liability], and Tenant shall not be responsible for compliance with clean-up provisions of any Environmental Laws except to the extent of any release caused or permitted by the Tenant Parties or otherwise included in Tenant's indemnity contained in Subparagraph 40(b) [Tenant Indemnity].
Notwithstanding the foregoing, Tenant shall not be required to make any structural alterations to the Base Building Improvements in order to comply with Laws unless the requirement that such alterations be made is triggered by any of the following (or, if such requirement results from the cumulative effect of any of the following when added to other acts, omissions, negligence or events, to the extent such alterations are required by any of the following): (i) the installation, use or operation of the Tenant Improvements, any Alterations, or any of Tenant's trade fixtures or personal property; (ii) the acts, omissions or negligence of Tenant, or any of its servants, employees, contractors, agents or licensees; or (iii) the particular use or particular occupancy or manner of use or occupancy of the Premises or Common Area by Tenant, or any of its servants, employees, contractors, agents or licensees. The parties acknowledge and agree that Tenant's obligation to comply with all Laws as provided in this paragraph (subject to the limitations contained herein) is a material part of the bargained-for consideration under this Lease. Tenant's obligations under this Paragraph shall include, without limitation, the responsibility of Tenant to make substantial or structural repairs and alterations to the Premises (including the Base Building Improvements, Tenant Improvements, and any Alterations) to the extent provided above, regardless of, among other factors, the relationship of the cost of curative action to the Rent under this Lease, the length of the then remaining Term hereof, the relative benefit of the repairs to Tenant or Landlord, the degree to which the curative action may interfere with Tenant's use or enjoyment of the Premises, and the likelihood that the parties contemplated the particular Law involved. Tenant waives any rights now or hereafter conferred upon it by any existing or future Law to terminate this Lease, to receive any abatement, diminution, reduction or suspension of payment of Rent, or to compel Landlord to make any repairs to comply with any such Laws, on account of any occurrence or situation arising during the Term.

          (b) INSURANCE REQUIREMENTS. Tenant shall not do or permit anything to be done in or about the Project or bring or keep anything therein which will cause a cancellation of any insurance on the Project or otherwise violate any requirements, guidelines, conditions, rules or orders with respect to such insurance. Tenant shall at its sole cost and expense promptly comply with the requirements of the board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises or the Common Area (other than in situations where compliance involves repair, maintenance or replacement of items that Landlord is expressly required to repair, maintain or replace under this Lease).

          (c) NO LIMITATION ON OBLIGATIONS. The provisions of this Paragraph 7 shall in no way limit Tenant's maintenance, repair and replacement obligations under Paragraph 9 [Repair and Maintenance], or Tenant's obligation to pay Expenses under Subparagraph 4(c) [Additional Charges for Expenses and Taxes]. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord is a party thereto or not, that Tenant has so violated any such Law shall be conclusive of such violation as between Landlord and Tenant.

     8.   ADDITIONAL ALTERATIONS.

          (a)  LANDLORD'S ALTERATIONS.       After completion of the Base
Building Improvements, Landlord shall not be permitted to make or suffer to be made any additional alterations, additions or improvements in, on or to the Buildings or any part thereof without the prior written consent of Tenant, except as may be required by Law or as expressly required or permitted by this Lease.

          (b) LANDLORD'S CONSENT TO TENANT'S ALTERATIONS. Tenant shall not make or suffer to be made any additional alterations, additions or improvements ("Alterations") in, on or to the Premises or Common Area or any part thereof, without the prior written consent of Landlord. Alterations do not include initial construction of the Tenant Improvements. Failure of Landlord to give its disapproval to any Alterations within fifteen (15) calendar days after receipt of Tenant's written request for approval shall constitute approval by Landlord of such Alterations so long as Tenant's request includes the following statement in capitalized and boldfaced letters: BY FAILING TO RESPOND TO THIS REQUEST WITHIN FIFTEEN DAYS, YOU WILL BE DEEMED TO HAVE APPROVED THE TENANT'S INSTALLATION OF THE ALTERATIONS DESCRIBED IN THIS REQUEST. Any Alterations in, on or to the Premises or Common Areas, except for Tenant's movable furniture and equipment, trade fixtures and Alterations which may be removed without damage to the Premises, shall become the property of Landlord upon their completion without compensation to Tenant. Landlord shall not unreasonably withhold its consent to Alterations that (i) do not materially affect the structure of the Buildings, the Building Systems (as defined below) or the Buildings' security or other systems; (ii) are not visible from the exterior of the Buildings; (iii) are consistent with Tenant's permitted use hereunder; and (iv) comply with the Declaration; the CC&Rs; the Hetch Hetchy Easement; any easements, licenses or other use agreements or encumbrances on Landlord's title to the Land (including, without limitation, any underground easements in favor of PG&E or AirProducts); and any Mortgage.

          (c)  PERMITTED ALTERATIONS.   Notwithstanding Subparagraph 8(b),
Tenant may make Alterations to the Premises (but not the Common Area, or the interior courtyard or roof of any Building) without Landlord's prior consent so long as (x) such Alterations comply with items (i) through (iv) in Paragraph 8(b) [Landlord's Consent to Tenant's Alterations], (y) such Alterations do not require underground digging, and (z) the cost of each such Alteration (or group of Alterations, if occurring substantially at the same time and as part of a single project) does not exceed Fifty Thousand Dollars ($50,000), and the cost of all such Alterations in any twelve (12) month period during the Term in the aggregate does not exceed One Hundred Thousand Dollars ($100,000) (any such Alterations being defined herein as "Permitted Alterations").

          (d) REQUIREMENTS FOR TENANT ALTERATIONS. Tenant shall make any Alterations consented to or permitted under this Paragraph 8 at Tenant's sole cost and expense, in compliance with the following requirements: (i) Alterations (other than Permitted Alterations) shall be made in accordance with plans and specifications reasonably approved by Landlord, and all Alterations shall be made in accordance with the requirements of Paragraph 10 [Liens]; (ii) any contractor or person selected by Tenant to make Alterations (other than Permitted Alterations) must first be approved in writing by Landlord, in its reasonable discretion; (iii) Alterations shall be made in compliance with all applicable Laws; (iv) Alterations shall not alter or interfere with the ceiling of any Building (all partitions being below the ceiling grid, except in areas designated by Landlord on plans and specifications), unless approved by Landlord in its sole discretion; and (v) Alterations shall not cause more than fifty percent (50%) of the rentable floor area on any floor in any Building to be enclosed as hard wall office unless approved by Landlord in its sole discretion; provided, however, that Tenant may make Alterations that do not comply with the standards set forth in items (iv) and (v) above (subject to any other applicable Landlord consent requirement) if Tenant agrees to reconfigure the affected floor to such standard upon expiration or earlier termination of this Lease. By making Alterations which do not comply with the standards set forth in items
(iv) and (v) above, Tenant shall be deemed to have agreed to reconfigure the Premises upon expiration or termination of the Lease as provided above unless Landlord specifically agrees otherwise in writing. Upon completion of any Alterations (other than Permitted Alterations), Tenant shall furnish Landlord with a complete set of final as-built plans and specifications, at Tenant's cost and expense. If Tenant fails to provide Landlord with any such final as-built plans and specifications within one hundred twenty (120) days after completion of the applicable

Alterations, Landlord may, at Landlord's election, cause such final as-built plans and specifications to be prepared at Tenant's cost and expense, and the expenses thereof incurred by Landlord shall be reimbursed as Additional Charges within thirty (30) days after submission of a bill or statement therefor. With respect to items (i) and (ii) above, failure of Landlord to give its disapproval to any plans and specifications or general contractor within fifteen (15) calendar days after receipt of Tenant's written request for approval shall constitute approval by Landlord of such matters so long as Tenant's request includes the following statement in capitalized and boldfaced letters: BY FAILING TO RESPOND TO THIS REQUEST WITHIN FIFTEEN DAYS, YOU WILL BE DEEMED TO HAVE APPROVED THE PLANS AND SPECIFICATIONS AND/OR GENERAL CONTRACTOR FOR TENANT'S ALTERATIONS DESCRIBED IN THIS REQUEST.

          (e) REMOVAL OF ALTERATIONS AND RESTORATION. Upon the expiration or sooner termination of the Term, Tenant shall upon demand by Landlord, at Landlord's election, either (i) at Tenant's sole cost and expense, forthwith and with all due diligence remove any Alterations made by or for the account of Tenant that are designated by Landlord to be removed and restore the Premises to its original condition as of the Rent Commencement Date, subject to normal wear and tear and the rights and obligations of Tenant concerning casualty damage pursuant to Paragraph 22 [Damage and Destruction], or (ii) pay Landlord the reasonable estimated cost thereof as required by Subparagraph 26(b) [Delivery and Restoration of Premises]. Upon the written request of Tenant prior to installation of any Alterations, Landlord shall notify Tenant of its election to require that such Alterations must be removed upon the expiration or sooner termination of this Lease, so long as such written request clearly requests Landlord's election regarding the removal of such Alterations. Landlord's failure to specifically notify Tenant of Landlord' election shall be deemed Landlord's election to require removal of the Alterations upon expiration of the Term, notwithstanding any deemed approval by Landlord of the Alterations pursuant to this paragraph.

          (f) REIMBURSEMENT OF LANDLORD'S REVIEW COSTS. Tenant shall reimburse Landlord upon demand for any reasonable out-of-pocket expenses incurred by Landlord in connection with the review of any Alterations made by Tenant, including reasonable fees charged by Landlord's contractors or consultants to review plans and specifications prepared by Tenant.

     9.  REPAIR AND MAINTENANCE.

          (a) LANDLORD'S OBLIGATIONS. Landlord shall maintain, repair and replace, at its sole cost and expense, the following, except as provided in Subparagraph 9(c) [Tenant's Obligations for Structural Maintenance] below: (i) the roof structure (but not the roof membrane) and structural portions of the Buildings (including load bearing walls and foundations); (ii) all underground plumbing owned by Landlord from the point of connection to the City of Mountain View's main line to the point of entry into each of the Buildings; and (iii) structural portions of the parking facilities in Phase I, to the extent the required maintenance, repair or replacement results from defects in the original design or construction of the parking facilities (but not including resurfacing, pothole repair or a new slurry seal, if required by use of the parking
facilities or from other causes).   Tenant shall notify Landlord in writing
within fifteen (15) days (or immediately by telephone or facsimile in the event of emergency, with prompt confirmation delivered in accordance with Paragraph 28 [Notices]) after Tenant becomes aware of any circumstances which Tenant believes may trigger Landlord's obligations under this Subparagraph 9(a). Landlord shall not be in breach of its obligations under this Subparagraph 9(a) with respect to any particular repair, replacement or maintenance requirement unless and until Landlord has received such written notice from Tenant and had sufficient opportunity to satisfy such obligations. Tenant shall be liable to Landlord for any additional cost incurred by Landlord in satisfying such obligations, or any damage to the Project, resulting from Tenant's failure to timely notify Landlord of such circumstances as required by this paragraph.

          (b) TENANT'S OBLIGATIONS. Tenant shall maintain, repair and replace, at its sole cost and expense, all portions of the Premises and Common Areas included in Phase I which are not Landlord's obligations under Subparagraph 9(a) [Landlord's Obligations], including, without limitation, (i) the roof membrane and exterior of each Building, (ii) the Building systems for electrical, mechanical, HVAC and plumbing and all controls appurtenant thereto (collectively, "Building Systems"), (iii) parking areas, courtyards, sidewalks, entry ways, lawns, landscaping and other similar facilities of the Buildings and Common Areas, and (iv) the interior portion of the Buildings, the Tenant Improvements, the Alterations, and any additional tenant improvements, alterations or additions installed by or on behalf of Tenant within the Premises. Phase I shall at all times be maintained by Tenant in the condition of a first-class office and research and development park.
Without limiting the foregoing, certain portions of the Common Area, Building exteriors and Building Systems shall be maintained in accordance with certain standards and a maintenance schedule which shall be provided by Landlord to Tenant after completion of the Base Building Improvements in accordance with commercially reasonable recommendations of Landlord's landscaping and/or
building contractors, manufacturers and/or consultants.   Tenant agrees to
review the maintenance standards and schedule proposed by Landlord within ten
(10) business days following the date they are submitted by Landlord to Tenant and to notify Landlord, in writing, of any objections to the standards and schedule, in Tenant's reasonable discretion. If Tenant fails to notify Landlord of any objection within such ten (10) business day period, Tenant shall be deemed to have approved the proposed standards and schedule. If
Tenant objects to the proposed standards and schedule and the parties are unable to resolve Tenant's objections, either party may submit such dispute to arbitration pursuant to Paragraph 41 [Arbitration of Disputes], provided that prior to the resolution of such matter by arbitration, Tenant shall maintain the Project in accordance with Landlord's proposed standards and schedule. The maintenance standard and schedule which are placed into effect pursuant to this paragraph shall be added to the Lease as Exhibit "R", and may be amended by Landlord from time to time during the Term, by delivering written notice thereof to Tenant, subject to Tenant's approval in its reasonable discretion in accordance with the procedure set forth in this paragraph. Tenant's obligations under this Paragraph 9 include, without limitation, the replacement, at Tenant's sole cost and expense, of any portions of Phase I which are not Landlord's express responsibility under Subparagraph 9(a) [Landlord's Obligations], if it would be commercially prudent to replace, rather than repair, such portions of Phase I, regardless of whether such replacement would be considered a capital expenditure. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect. In addition, Tenant hereby waives and releases its right to terminate this Lease under Section 1932(1) of the California Civil
Code or under any similar law, statute or ordinance now or hereafter in effect.


          (c) TENANT'S OBLIGATIONS FOR STRUCTURAL MAINTENANCE. Notwithstanding the provisions of Subparagraph 9(a) [Landlord's Obligations] and without limiting Tenant's other obligations hereunder, Tenant shall bear the full cost of structural repairs or maintenance to preserve the Buildings in good working order and condition, to the extent such structural repair and/or maintenance is required due to the following (except to the extent any claims arising from any of the following are reimbursed by insurance carried by Landlord, are covered by the waiver of subrogation in Paragraph 13 [Waiver of Subrogation] or are otherwise provided for in Paragraph 22 [Damage and Destruction]): (i) the installation, use or operation of any Alterations or other modification to the Premises or Common Area made by Tenant; (ii) the installation, use or operation of Tenant's property or fixtures; (iii) the moving of Tenant's property or fixtures in or out of any Building or in and about the Project; or (iv) the acts, omissions or negligence of Tenant, or any of its servants, employees, contractors, agents or licensees, or the particular use or particular occupancy or manner of use or occupancy of the Premises or Common Area by Tenant or any such person. In addition, if at any time during the Term Hazardous Materials are released, discharged, or disposed of on any portion of the Premises or Common Area, in violation of Tenant's obligations hereunder, repairs of the storm drains and/or plumbing from the point of connection to the City of Mountain View's main line to the point of entry into each of the Buildings shall be excluded from Landlord's obligations under Subparagraph 9(a). Tenant shall not cause or permit any disposal or release of Hazardous Substances into the plumbing systems at the Project. Prior to Tenant's performance of any structural repairs or maintenance required under this paragraph, the parties shall agree on the scope of the required structural repair or maintenance, and shall agree upon which alternative method is appropriate if more than one alternative exists. If the parties are unable to agree on the scope or alternative, despite reasonable efforts, such dispute shall be submitted to arbitration pursuant to Paragraph 41 [Arbitration of Disputes]; provided, however, that if the failure to make any such structural repair or maintenance during the pendency of such arbitration would have a material, detrimental effect on the condition or operation of any Building, Tenant shall either (x) delay the activity which would trigger the required structural repair or maintenance, or (y) if such activity already has occurred or cannot be delayed, commence and diligently pursue the required structural repair or maintenance based on the scope and alternative (if more than one) specified by Landlord, with a reasonable adjustment to be made by the parties after the matter is ultimately determined by arbitration.

          (d) MAINTENANCE SERVICE CONTRACTS. In connection with Tenant's maintenance and repair obligations contained in this Paragraph 9, Tenant shall, at its own cost and expense, enter into regularly scheduled preventive maintenance service contracts with maintenance contractors approved by Landlord, in its reasonable discretion, for servicing all hot and cold water, heating, air conditioning and electrical systems, elevators and equipment within Phase I, and shall provide copies of such contracts to Landlord. At Landlord's option at any time in which Tenant is in default hereunder, maintenance service contracts shall be prepaid by Tenant on an annual basis. Tenant shall use commercially reasonable efforts to cause each maintenance service contract to specifically name Landlord as a third party beneficiary, with the right to receive copies of all notices delivered under such contract and the ability to exercise Tenant's rights thereunder upon Tenant's default under this Paragraph 9 or upon Landlord's assumption of management of the Premises pursuant to Subparagraph 5(a) [Management of Premises], at Landlord's election. If Tenant is unable, despite such efforts, to include such rights in any maintenance service contract, Tenant agrees to itself provide Landlord with copies of notices delivered under such contract, and at Landlord's election Tenant shall assign Tenant's rights under such contract to Landlord upon Landlord's assumption of management of the Premises.

          (e) CURE RIGHTS. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any failure to fulfill any of its obligations under this Paragraph 9; provided, however, that if such failure is curable but cannot be cured within such thirty (30) day period, Tenant shall have such additional time as may be reasonably required to cure so long as Tenant commences such cure within the initial thirty (30) day period and diligently prosecutes such cure to completion. If Tenant fails to cure such failure as provided above, or in the event of an emergency which materially adversely affects the Project, Landlord may, at Landlord's election, cure such failure, at Tenant's cost and expense, and the expenses thereof incurred by Landlord shall be reimbursed as Additional Charges within thirty
(30) days after submission of a bill or statement therefor. The remedies described in this paragraph and in Paragraph 5 [Management] are cumulative and constitute Landlord's exclusive remedies if Tenant fails to maintain, repair or replace any portions of the Premises or Common Area in accordance with its obligations under this Paragraph 9; provided, however, that nothing contained in this Subparagraph 9(e) shall limit Landlord's right to receive reimbursement for attorneys' fees or waive or affect Tenant's indemnity and insurance obligations under this Lease and Landlord's rights to those indemnity and insurance obligations.

          (f) NO LIABILITY OF LANDLORD. There shall be no abatement of Rent with respect to, and Landlord shall not be liable for any injury to or interference with Tenant's business arising from, any repairs, maintenance, alteration or improvement in or to any portion of the Project or the Clean-up Facilities by any party, except as expressly and specifically provided in Paragraph 22 [Damage and Destruction], provided, however that (i) Base Rent and Additional Charges may be abated during the period of any interference to Tenant's business which exceeds ninety (90) days, in proportion to the portion of the Premises Tenant is unable to use, only if such interruption results from an insured casualty such that proceeds are payable to Landlord under the rental interruption insurance carried by Landlord pursuant to Subparagraph 12(e) [Landlord's Insurance Obligations] and only to the extent of such proceeds actually received by Landlord, and (ii) subject to the limitations on Tenant's recourse against

Landlord contained in Subparagraph 21(e) [Tenant's Remedies], Landlord shall be liable for any actual damage to Tenant to the extent caused by Landlord's gross negligence or willful misconduct in connection with any such repairs, maintenance, alteration or improvement.


     10. LIENS. Tenant shall keep the Project free from any liens arising out of any work performed, material furnished or obligations incurred by Tenant. If Tenant does not, within thirty (30) days following notice by Landlord of any such lien, cause it to be released of record by payment or posting of a proper bond (or such shorter period of time as may be required to avoid a default under any Mortgage), Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause it to be released by such means as Landlord deems proper, including payment of the claim giving rise to such lien. All sums paid and expenses incurred by Landlord in connection therewith shall be considered Additional Charges and shall be payable to Landlord by Tenant on demand, with interest at the Default Rate. Landlord shall have the right at all times to post and keep posted on the Premises and Common Area any notices permitted or required by law or by any Mortgagee, for the protection of the Premises, the Buildings, the Land, the Common Area, the Project, Landlord, any Mortgagee, and any other party having an interest in any portion of the Project from mechanics' and materialmen's liens. Tenant shall give Landlord at least five (5) business days' prior notice of commencement of any construction on the Premises or Common Area other than Permitted Alterations. This Paragraph 10 shall survive any termination of this Lease.

     11.  ASSIGNMENT AND SUBLETTING.

          (a) RESTRICTION ON ASSIGNMENT AND SUBLEASING. Tenant shall not directly or indirectly, voluntarily or by operation of law, (i) sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises, the Tenant Improvements, or Tenant's leasehold estate hereunder (collectively, "Assignment"), or (ii) sublet the Premises or any portion thereof or otherwise permit the Premises to be occupied by anyone other than Tenant (collectively, "Sublease"), without Landlord's prior written consent to each Assignment or Sublease, which consent shall not be unreasonably withheld or delayed by Landlord; provided, however, that Landlord may withhold its consent, in its sole discretion, to any Assignment which affects less than the entire Premises, or any Sublease which would result in more than two (2) separate entities (including Tenant and any subtenants or other occupants) occupying any floor in any Building. Without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed Sublease or Assignment, if Landlord withholds its consent where either (i) the creditworthiness of the proposed Sublessee or Assignee is not reasonably acceptable to Landlord or any Mortgagee, or (ii) the proposed Sublessee's or Assignee's use of the Premises is not in compliance with the allowed Tenant's Use of the Premises as described in the Basic Lease Information or, in Landlord's judgment, would require or result in presence of Hazardous Materials on the Premises and/or Common Area in excess of those described in Subparagraph 40(f)
[Tenant's Disclosure Obligations], such withholding of consent shall be presumptively reasonable. If Landlord consents to the Sublease or Assignment, Tenant may thereafter enter into a valid Sublease or Assignment upon the terms and conditions set forth in this Paragraph 11.

           (b) REQUIRED NOTICE. If Tenant desires at any time to enter into an Assignment of this Lease or a Sublease of the Premises or any portion thereof, it shall first give written notice to Landlord containing (i) the name of the proposed assignee, subtenant or occupant; (ii) a description of the proposed assignee's, subtenant's, or occupant's business and activities to be carried on in the Premises; (iii) the terms and provisions of the proposed Assignment or Sublease; and (iv) such financial information as Landlord may reasonably request concerning the proposed assignee, subtenant or occupant.

          (c) LANDLORD'S RESPONSE TO PROPOSED ASSIGNMENT. Within fifteen (15) days after Landlord's receipt of the notice specified in Subparagraph 11(b) [Required Notice] with respect to an Assignment of Tenant's interest under this Lease, Landlord may by written notice to Tenant elect to (i) terminate this Lease, (ii) consent to the Assignment, or (iii) disapprove the Assignment. Notwithstanding anything in this Subparagraph 11(c) to the contrary, Landlord shall not have the right to terminate this Lease in connection with any "Permitted Transfer" (as defined below).

          (d) LANDLORD'S RESPONSE TO PROPOSED SUBLEASE. Within fifteen (15) days after Landlord's receipt of the notice specified in Subparagraph 11(b) [Required Notice] with respect to a Sublease, Landlord may by written notice to Tenant elect to (i) sublease itself the portion of the Premises specified in Tenant's notice; (ii) consent to the Sublease; or (iii) disapprove the Sublease. Notwithstanding anything in this Subparagraph 11(d) to the contrary, Landlord shall not have the rights set forth in (i) and (iii) of this Subparagraph 11(d) in connection with any Sublease to a "Strategic
Partner" (as defined below) in compliance with Subparagraph 11(h)
[Strategic Partners]. If Landlord elects to Sublease from Tenant as described in clause (i) above, the Monthly Base Rent payable by Landlord shall be the rent set forth in Tenant's notice (which shall be allocated between Landlord and Tenant in accordance with Subparagraph 11(e) [Bonus Rent]). If Landlord exercises the option set forth in clause (i) above with respect to a portion of the Premises, Landlord shall have the right to further sublease that portion of the Premises at Landlord's election without the consent of Tenant.

          (e) BONUS RENT. If Landlord consents to any Assignment or Sublease pursuant to Subparagraph 11(c) [Landlord's Response To Proposed Assignment] or Subparagraph 11(d) [Landlord's Response To Proposed Sublease], Tenant may within one hundred twenty (120) days after Landlord's consent, but not later than the expiration of said one hundred twenty (120) days, enter into such Assignment or Sublease of the Premises or portion thereof upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Subparagraph 11(b) [Required Notice]. However, fifty percent (50%) of any rent or other consideration realized by Tenant under any such Assignment or Sublease in excess of the Base Rent and Additional Charges payable hereunder (or the amount thereof proportionate to the portion of the Premises subject to such Sublease or Assignment) shall be paid to Landlord, after deducting therefrom the unamortized Cost of Tenant Improvements (calculated as provided below) located on the portion of the Premises subject to such Sublease or Assignment as of the effective date of such Assignment or Sublease which are attributable to and allocated in equal installments over the term of the Sublease or Assignment, determined by assuming a useful life equal to fifteen (15) years and amortization on a straight line basis (without interest), and after deducting therefrom any customary brokers' commissions that Tenant has incurred in connection with such Assignment or Sublease amortized on a straight line basis (without interest) over the term of the Sublease or Assignment. Tenant shall, not later than ninety (90) days after the Rent Commencement Date, deliver evidence of the cost of the Tenant Improvements, which shall be acceptable to Landlord in its reasonable discretion, for Landlord's use as the basis for calculating the cost of the Tenant Improvements for purposes of this Subparagraph 11(e) (such resulting calculation being referred to herein as the "Cost of Tenant Improvements"). The Cost of Tenant Improvements shall be allocated evenly over the Premises. Failure by Landlord to either consent or refuse such consent to a proposed Assignment or Sublease within the fifteen
(15) day time period specified above shall be deemed to be Landlord's consent thereto.

          (f) EFFECT OF TRANSFER. Landlord's consent to any Assignment or Sublease shall not relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease. Landlord's consent to any Assignment or Sublease shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other Assignment or Sublease. Any Assignment or Sublease that is not in compliance with this Paragraph 11 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of Base Rent or Additional Charges by Landlord from a proposed assignee or sublessee shall not constitute the consent to such Assignment or Sublease by Landlord.

          (g) PERMITTED TRANSFER. The following shall be deemed a voluntary Assignment of Tenant's interest in this Lease: (i) any dissolution, merger, consolidation, or other reorganization of Tenant; and (ii) if the capital stock of Tenant is not publicly traded, the sale or transfer of stock to one person or entity possessing or controlling more than fifty percent (50%) of the total combined voting power of all classes of Tenant's stock issued, outstanding and entitled to vote for the election of directors. Notwithstanding anything to the contrary contained in this Paragraph 11, Tenant may enter into any of the following transfers (a "Permitted Transfer") without Landlord's prior written consent: (1) Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization, so long as immediately following such transaction the surviving corporation satisfies each of the Transfer Standards (as defined below); and (2) Tenant may assign this Lease to a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant, so long as immediately following such transaction such acquiring corporation satisfies each of the Transfer
Standards. For purposes of this Subparagraph 11(g), the Transfer Standards shall mean each of the following, as reflected in audited financial statements (which include an unqualified certification by a licensed certified pubic accountant reasonably acceptable to Landlord) provided to
Landlord: (a) a tangible net worth of at least One Hundred Eighty Million Dollars ($180,000,000); (b) a ratio of current assets to current liabilities of at least 1.75:1; (c) unencumbered and unrestricted cash and cash equivalents of the greater of One Hundred Million Dollars ($100,000,000) or five percent (5%) of Tenant's total assets; (d) a ratio of debt to equity (on an historic cost basis) not in excess of 2:1; and (e) no operating losses (exclusive of losses due to acquisitions) for the prior two (2) years
(combined operations of pre-existing entities).

          (h)  STRATEGIC PARTNERS.      Tenant may Sublease portions of the
Premises to Tenant's Strategic Partners (as defined below) without Landlord's prior consent, subject to the following conditions: (1) after any such Sublease, Tenant shall continue to directly occupy at least eighty percent (80%) of the Rentable Area in the Premises; and (2) Tenant shall provide Landlord with written notice at least thirty (30) days' prior to any such Sublease including the name of the Strategic Partner, the location of the subleased space, the name and address of the Strategic Partner's agent for service of process and delivery of notices under this Lease, and a certification by an officer of Tenant that the subtenant is a "Strategic Partner" as defined in this Subparagraph 11(h). Any Strategic Partner subleasing a portion of the Premises shall maintain an agent for service of process and notice, and notify Landlord of any changes in such agent, at all times during the term of such sublease. The term "Strategic Partner" shall refer to any entity (i) in which Tenant holds an unsubordinated ownership interest of at least ten percent (10%),
(ii) that is engaged in a business which Tenant believes to be of strategic importance to its own business, and (iii) that Tenant determines, in its reasonable business judgment, would benefit Tenant's business by conducting its own business within Tenant's Premises.

          (i) ASSUMPTION BY TRANSFEREE. Each assignee, sublessee or other transferee, other than Landlord, shall assume all obligations of Tenant under this Lease arising after the date of transfer, as provided in this Subparagraph 11(i), and shall be and remain liable jointly and severally with Tenant for the payment of Base Rent and Additional Charges, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term; provided, however, that the assignee, sublessee, mortgagee, pledgee or other transferee shall be liable to Landlord for rent only in the amount set forth in the Assignment or Sublease and shall only be required to perform those obligations under the Lease to the extent that they relate to the portion of the Premises subleased or interest in the Lease assigned. Any Sublease or Assignment shall expressly provide that if this Lease terminates, the subtenant or assignee will attorn to and become the tenant of the Landlord at the option of Landlord if Landlord elects to recognize such assignment or sublease upon such termination. No Assignment shall be binding on Landlord unless the assignee or Tenant delivers to Landlord a counterpart of the Assignment and an instrument that contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, consistent with the requirements of this Subparagraph 11(i), but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

          (j) EFFECT ON EXTENSION OPTION. Notwithstanding any other provision of this Lease, Tenant may not enter into any Sublease (including, without limitation, a Sublease to a Strategic Partner) with a term which exceeds the Expiration Date unless (i) the conditions to Tenant's right to extend the Term contained in Paragraph 43 [Option to Renew] have been met at or prior to Tenant's execution of such Sublease, and (ii) Tenant delivers its Exercise Notice pursuant to Paragraph 43 [Option to Renew] at or prior to Tenant's execution of such Sublease.

     12.  INSURANCE AND INDEMNIFICATION.

          (a) RELEASE OF LANDLORD. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord Parties for any injury or damage to any person or property in or about the Premises or Common Area by or from any cause whatsoever (other than the gross negligence or willful misconduct of Landlord or its agents, servants, contractors or employees (collectively, including Landlord, "Landlord Parties")), and without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, or other portion of the Buildings or Common Area, or caused by gas, fire, oil, electricity, or any cause whatsoever, in, on, or about the Project or any part thereof (other than that caused by the gross negligence or willful misconduct of Landlord Parties). Tenant acknowledges that any casualty insurance carried by Landlord will not cover, and Landlord shall not be responsible for, loss of income to Tenant or damage to the Alterations in the Premises installed by Tenant or Tenant's personal property located within the Premises, including, without limitation, during construction of Base Building Improvements and Tenant Improvements. Tenant shall be required to maintain the insurance described in Subparagraph 12(c) [Tenant's Insurance Requirements] below during the Term.

          (b)  TENANT INDEMNITY.   Except to the extent caused by the gross
negligence or willful misconduct of the Landlord Parties, Tenant shall indemnify and hold the Landlord Parties harmless from and defend the Landlord Parties against any and all claims or liability for any injury or damage to any person or property whatsoever occurring in or on the Premises. Tenant further agrees to indemnify and hold the Landlord Parties harmless from, and defend the Landlord Parties against, any and all claims, losses, or liabilities (including damage to Landlord's property) arising from (x) any breach of this Lease by Tenant and/or (y) the conduct of any work, business or activities of Tenant, its agents, servants, employees, or invitees (collectively, including Tenant, "Tenant Parties"), in or about the Project.

          (c) TENANT'S INSURANCE REQUIREMENTS. Tenant shall procure at its cost and expense and keep in effect during the Term (including, without limitation, during the course of construction of Tenant Improvements) the following insurance:

                 (1) COMMERCIAL GENERAL LIABILITY INSURANCE. A policy of Commercial General Liability insurance written on an occurrence form, insuring Landlord, any Mortgagee, Tenant and any manager under the CC&Rs with respect to Phase I, SFWD with respect to the Hetch Hetchy Easement area, and any other entity with an interest in any portion of the Common Area if designated by Landlord, against any liability arising out of the ownership, use, occupancy, maintenance, repair or improvement of the Premises or the Common Area and as appurtenant thereto. Such insurance shall provide $5,000,000 combined single limit for bodily injury and property damage. The limits of said insurance shall not, however, limit the liability of the Tenant hereunder, and Tenant is responsible for ensuring that the amount of liability insurance carried by Tenant is sufficient for Tenant's purposes. Tenant may carry said insurance under a blanket policy so long as "per location" liability aggregate limit is maintained, satisfactory to Landlord. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. In addition, Landlord may elect, at Landlord's sole option, to procure and maintain the liability insurance required by this Subparagraph 12(c)(i) with respect to the Common Area, at the expense of Tenant. Tenant shall deliver to Landlord prior to occupancy of the Premises copies of policies of liability insurance required herein, and certificates evidencing the existence and amounts of such insurance which name as additional insured the City and County of San Francisco, its Public Utilities Commission and SFWD (with respect to the Hetch Hetchy Easement areas), Landlord, any Mortgagee, any manager under the CC&Rs, and any other entity with an interest in any portion of the Common Area if designated by Landlord, with evidence satisfactory to Landlord and any such parties of payment of premiums. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days' prior written notice to Landlord. Tenant acknowledges and agrees that insurance coverage carried by Landlord will not cover Tenant's property within the Premises and that Tenant shall be responsible, at

Tenant's sole cost and expense, for providing insurance coverage for Tenant's movable equipment, furnishings, trade fixtures and other personal property in or upon the Premises and for any alterations, additions or improvements (other than the initial construction of the Tenant Improvements) to or of the Premises or any part thereof made by Tenant, in the event of damage or loss thereto from any cause whatsoever.

               (2) TIME ELEMENT INSURANCE. Business income and extra expense insurance, insuring Tenant for a period of eighteen (18) months against losses arising from the interruption of Tenant's business, and for lost profits, and charges and expenses which continue but would have been earned if the business had gone on without interruption, insuring against such perils, in such form as is reasonably satisfactory to Landlord. Such insurance should be without deductible and on an agreed amount basis with no coinsurance payable.

               (3) PROPERTY INSURANCE. Tenant shall maintain a policy or policies of fire and property damage insurance under "special form" causes of loss (formerly known as "all risk"), with an earthquake sprinkler leakage endorsement, insuring the personal property, inventory, trade fixtures, and if applicable boiler and machinery, within the Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.

               (4) WORKERS COMPENSATION INSURANCE. Tenant shall also maintain a policy or policies of workers' compensation insurance and any other employee benefit insurance sufficient to comply with all Laws.

Insurance required hereunder shall be in companies rated "A" VI or better in "Best's Insurance Guide." Tenant shall deliver policies of such insurance or certificates thereof to Landlord on or before the Occupancy Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies; and, in the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Charges within fifteen (15) days after delivery to Tenant of bills therefor.

          (d) SURVIVAL. The provisions of this Paragraph 12 shall survive the expiration or termination of this Lease with respect to any claims or liability arising out of events occurring prior to such expiration or termination.

          (e) LANDLORD'S INSURANCE OBLIGATIONS. Landlord shall purchase and keep in force a policy or policies of liability, fire and property damage insurance, including provisions allowing the payment of deductibles (which shall be payable by Tenant pursuant to Subparagraph 4(c)) and pre-payment for coverage up to one year, covering loss or damage to the Premises (including the Tenant Improvements) and Common Area in the amount of the full replacement value thereof, insuring direct physical loss or damage included within the "special form" classification of coverage and flood and earthquake insurance, if available, plus a policy of rental income insurance in the amount of eighteen
(18) months Base Rent and Additional Charges and, at Landlord's election pursuant to Subparagraph 12(c)(i) [Commercial General Liability Insurance], Commercial General Liability insurance for the Common Area. At Tenant's request, Landlord shall include any specific Alterations made in accordance with this Lease in such policies, provided that Tenant provides Landlord with all information reasonably required by Landlord or its insurer in connection with such Alterations. In addition, during the course of construction of the Base Building Improvements and Tenant Improvements, Landlord shall purchase and keep in force Comprehensive Builder's Risk/Course of Construction insurance, with the same requirements as policies described above but with appropriate adjustments to reflect that the Project is under construction. Tenant shall pay to Landlord the cost of all such policy or policies of insurance pursuant to Subparagraph 4(c) [Additional Charges for Expenses and Taxes], except for the cost of Builder's Risk/Course of Construction insurance which is attributable to construction of the Base Building Improvements (as determined by Landlord, in its reasonable discretion). If Landlord's insurance cost is increased due to Tenant's use of the Premises, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Premises or the Common Area. Notwithstanding the foregoing obligations of

Landlord to carry insurance, Landlord may modify the foregoing coverages if and to the extent it is commercially reasonable to do so; provided, however, that such coverages shall not be voluntarily reduced by Landlord without Tenant's prior consent.

     13. WAIVER OF SUBROGATION. Notwithstanding anything to the contrary in this Lease, to the extent that this waiver does not invalidate or impair their respective insurance policies, the parties hereto release each other and their respective contractors, subcontractors, agents, employees, successors, assignees and subtenants, and any manager under the CC&Rs, from all liability for injury to any person or damage to any property that is caused by or results from a risk
(i) which is actually insured against, to the extent of receipt of payment under such policy (unless the failure to receive payment under any such policy results from a failure of the insured party to comply with or observe the terms and conditions of the insurance policy covering such liability, in which event, such release shall not be so limited), (ii) which is required to be insured against under this Lease or the Work Letter, or (iii) which would normally be covered by the standard ISO "special" form of casualty insurance, without regard to the negligence or willful misconduct of the entity so released. Landlord and Tenant shall each obtain a similar waiver of subrogation requirement in their respective construction contracts for the Base Building Improvements and Tenant Improvements, respectively, and shall require that their respective contractors obtain a similar waiver from all subcontractors of all tiers. Landlord and Tenant shall each obtain, and shall cause their respective contractors and subcontractors to obtain, from their respective insurers under all policies of fire, theft and other property insurance maintained by either of them at any time during the Term (including during the course of construction of the Base Building Improvements and the Tenant Improvements) insuring or covering the Project or any portion thereof of its contents therein, a waiver of all rights of subrogation which the insurer of one party might otherwise, if at all, have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such waiver.

     14.  SERVICES AND UTILITIES.

          (a) TENANT'S RESPONSIBILITY. Subject to the provisions elsewhere herein contained and to the Rules and Regulations, Tenant shall be responsible for arranging for, and direct payment of any and all cost of, garbage pickup, recycling, janitorial, security, landscape maintenance, street and parking lot sweeping and resurfacing, transportation management programs, water, electricity, gas, telephone, cable and digital communications equipment, required inspections and testing of elevators, fire sprinklers and other life safety equipment and Building Systems, and any and all other utilities and services, and Tenant shall provide the maintenance, repair and replacement of Building Systems in connection with such utilities and services as described in Subparagraph 9(b) [Repair and Maintenance; Tenant's Obligations]. Without limiting the foregoing, Tenant shall be responsible for the expense of installation, operation, and maintenance of its electrical distribution system, and telephone and other communications cabling, throughout Phase I, subject to Paragraph 4 [Electrical Systems, Telephone Systems and Dedicated Communications Lines] of the Work Letter. Landlord shall cooperate with Tenant's efforts to arrange all such services. If Landlord assumes management of the Premises pursuant to Subparagraph 5(a) [Management of the Premises], Tenant shall cooperate fully with Landlord and abide by all the reasonable regulations and requirements that Landlord may prescribe for the proper functioning and protection of the Building Systems.

          (b) NO EXCESSIVE LOAD. Tenant will not without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, use any apparatus or device in the Premises which, when used, puts an excessive load on any Building or its structure or systems.

          (c) NO LIABILITY OF LANDLORD. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall Rent be abated by reason of, (i) the installation (but not including installation which is Landlord's obligation pursuant to the Work Letter), use or interruption of use of any equipment in connection with the foregoing utilities and services; (ii) failure to furnish or delay in furnishing any services to be provided by Landlord when such failure or delay is caused by Force Majeure Events, or by the making of repairs or improvements to Phase I or any portion thereof which are the responsibility of Landlord under this Lease; or (iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving Phase I or any Building; provided, however, that (aa) Base Rent and Additional Charges may be abated during the period of any total interruption of utilities to the Premises which exceeds thirty (30) days only if such interruption results from an insured casualty such that proceeds are payable to Landlord under the rental interruption insurance carried by Landlord pursuant to Subparagraph 12(e) [Landlord's Insurance Obligations] and only to the extent of such proceeds actually received by Landlord, and (bb) subject to the limitations on Tenant's recourse against Landlord contained in Subparagraph 21(e) [Tenant's Remedies], Landlord shall be liable for any actual damage to Tenant's property to the extent caused by Landlord's gross negligence or willful misconduct in connection with the failure to furnish or delay in furnishing any services to be provided by Landlord. For purposes of this Lease and the Work Letter, "Force Majeure Events" shall mean Acts of God or the elements, Acts of the government, labor disturbances of any character, and other similar conditions, beyond the reasonable control of the party whose performance, obligation or liability is excused or delayed by such event (collectively, "Force Majeure Events").

     15. TENANT'S CERTIFICATES. Tenant, at any time and from time to time, within ten (10) days after written request from Landlord, will execute, acknowledge and deliver to Landlord and, at Landlord's request, to any prospective purchaser, ground or underlying lessor or Mortgagee of any part of the Project or any other party acquiring an interest in Landlord, a certificate of Tenant substantially in the form attached as Exhibit "H" (with changes required to make such certificate true). The certificate may also contain any other information reasonably required by any such persons. It is intended that any certificate of Tenant delivered pursuant to this Paragraph 15 may be relied upon by Landlord and any prospective purchaser, ground or underlying lessor or Mortgagee of any part of the Project or such other party. If requested by Tenant, Landlord shall provide Tenant with a similar certificate.

     16. HOLDING OVER. If Tenant (directly or through any successor-in-interest of Tenant) remains in possession of all or any portion of the Premises after the expiration or termination of this Lease without the consent of Landlord, Tenant's continued possession shall be on the basis of a tenancy at the sufferance of Landlord. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the Monthly Base Rent during Tenant's holding over shall be the greater of the then-fair market rent for the Premises (as reasonably determined by Landlord) or one hundred twenty-five percent (125%) of the Monthly Base Rent payable in the last full month prior to the termination hereof (and shall be increased in accordance with Subparagraph 4(b) [Adjustments in Base Rent]). In addition to Rent, Tenant shall pay Landlord for all damages proximately caused by reason of the
Tenant's retention of possession.   Landlord's acceptance of Rent after such
termination shall not constitute a renewal of this Lease, and nothing contained in this provision shall be deemed to waive Landlord's right of re-entry or any other right hereunder or at law. Tenant acknowledges that, in Landlord's marketing and re-leasing efforts for the Premises, Landlord is relying on Tenant's vacation of the Premises on the Expiration Date. Accordingly, Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, liabilities, losses, costs, expenses and damages arising or resulting directly or indirectly from Tenant's failure to timely surrender the Premises, including (i) any loss, cost or damages suffered by, any prospective tenant of all or any part of the Premises, and (ii)
Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of all or any portion of the Premises by reason of such failure of Tenant to timely surrender the Premises.

     17. SUBORDINATION. Without the necessity of any additional document, this Lease shall be subject and subordinate at all times to: (i) all ground leases or underlying leases that may now exist or hereafter be executed affecting any portion of the Premises or Common Area; and (ii) the lien of any mortgage or deed of trust that may now exist or hereafter be executed in any amount for which any portion of the Premises or Common Area or any ground leases or underlying leases, or Landlord's interest or estate in any of said items, is specified as security (any such lien being herein defined as a "Mortgage" and the holder of any Mortgage being a "Mortgagee"). Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any Mortgage to this Lease. If any ground lease or underlying lease terminates, or any Mortgage is foreclosed or a conveyance in lieu of foreclosure is made, for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Notwithstanding anything to the contrary contained herein, this Lease shall not be subject or subordinate to any ground or underlying lease or to any lien, Mortgage, or other security interest affecting the Premises, and Tenant shall not attorn to the ground lessor, Mortgagee or other holder of the interest to which this Lease would be subordinated unless such ground lessor, Mortgagee or holder executes a reasonable recognition and non-disturbance agreement which provides that Tenant shall be entitled to continue in possession of the Premises on the terms and conditions of this Lease if and for so long as Tenant fully performs all of its obligations hereunder. Tenant shall execute and deliver upon demand by Landlord, and in the form requested by Landlord or any Mortgagee and reasonably acceptable to Tenant, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such Mortgage.
Tenant shall execute, deliver and authorize recordation of any such documents within twenty (20) days after Landlord's written request.

     18. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit "J" and all reasonable nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord, provided such rules and regulations do not unreasonably interfere with Tenant's use of the Premises and the Common Areas as contemplated by this Lease. In the event of an express and direct conflict between the terms, covenants, agreements and conditions of this Lease and those set forth in the rules and regulations, as modified and amended from time to time by Landlord, this Lease shall control.

     19. RE-ENTRY BY LANDLORD. Landlord reserves and shall at all reasonable times have the right to re-enter the Premises and the Common Area (upon reasonable prior notice (except in the case of an emergency), and subject to Tenant's reasonable security precautions and the right of Tenant to accompany Landlord at all times, if such entry is to the Premises) to inspect the same; to supply any service to be provided by Landlord to Tenant hereunder (unless Tenant is supplying such service); to show the Premises and Common Area to prospective purchasers, Mortgagees or tenants

(as to prospective tenants other than prospective tenants of any recaptured space, only during the last twelve (12) months of the initial Term or the last twenty-four (24) months of any Extension Term); to post notices of nonresponsibility; to alter, improve or repair the Premises and Common Area and any portion thereof as required or allowed by this Lease or by law (and Landlord may for that purpose erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Premises and Common Area where reasonably required by the character of the work to be performed); and to take, or allow other parties to take, any actions contemplated by the Declaration or the CC&Rs, or in connection with the remediation orders described in Paragraph 40 [Hazardous Materials Liability], the Clean-up Facilities, or related monitoring or remediation of Hazardous Materials. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising from Landlord's or any third party's (including without limitation pursuant to the Declaration or the CC&Rs) entry and acts pursuant to this Paragraph 19.
Tenant shall not be entitled to an abatement or reduction of Base Rent or Additional Charges if Landlord exercises any rights reserved in this paragraph. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except to the extent caused by Landlord's gross negligence or willful misconduct. For each of the aforesaid purposes, Landlord shall have the right to use any and all means which Landlord reasonably determines are necessary or proper to open doors on the Premises in an emergency in order to obtain entry to any portion of the Premises. Any entry to the Premises, or portion thereof obtained by Landlord by any of said means, or otherwise, shall not under any emergency circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. Landlord shall use best efforts during re-entry to not unreasonably interfere with Tenant's use of the Premises or its business conducted therein.

     20. INSOLVENCY OR BANKRUPTCY. The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment by Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization or other debtor relief proceedings, (each of the foregoing, an "Insolvency Proceeding"), whether now existing or hereafter amended or enacted, shall, at Landlord's option, constitute a breach of this Lease by Tenant, unless a petition in bankruptcy, receiver attachment, or other remedy pursued by a third party is discharged within sixty (60) days. Upon the happening of any such event (including the expiration of such 60 day period, if applicable) or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law (except as provided in Paragraph 11
[Assignment and Subletting]) or by voluntary or involuntary bankruptcy proceedings or otherwise. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, reorganization or other debtor relief proceedings.

     21.  DEFAULT.

          (a) TENANT'S DEFAULT. The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided, except as expressly and specifically provided in Subparagraph 9(e) [Repair and Maintenance; Cure Rights]. Tenant shall have a period of three (3) days from the date of written notice from Landlord (which notice shall be in lieu of and not in addition to the notice required by Section 1161 of the California Code of Civil Procedure) within which to cure any default in the payment of Base Rent or Additional Charges; provided, however, that Landlord shall not be required to provide such notice more than twice during any four (4) year period during the Term with respect to non-payment of Base Rent or Additional Charges, the third such non-payment constituting default without requirement of notice. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord (which notice shall be in lieu of and not in addition to the notice required by Section 1161 of the California Code of Civil Procedure) within which to cure any other curable default under this Lease; provided, however, that with respect to any curable default other than the payment of Base Rent or Additional Charges that cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Tenant commences to cure within thirty (30) days from Landlord's notice and continues to prosecute diligently the curing thereof. Notwithstanding the foregoing, (i) if a different cure period is specified elsewhere in this Lease or the Work Letter with respect to any specific obligation of Tenant, such specific cure period shall apply with respect to a default of such obligation; (ii) the foregoing cure rights shall not extend the specified time for compliance with any required delivery, approval or performance obligation of Tenant under the Work Letter; and (iii) the foregoing cure rights shall not apply to any Draw Event (as defined in the Work Letter).

          (b) PHASE II LEASE DEFAULT. From and after Landlord's completion of its obligation to construct initial improvements under the Phase II Lease (if any), any default under the Phase II Lease (if any) by Tenant or a subtenant of Tenant which is not cured within any applicable grace or cure period provided therein shall constitute a default under this Lease by Tenant; provided, however, that an Insolvency Proceeding with respect to any subtenant shall not constitute a default hereunder by Tenant so long as Tenant is not in breach of any monetary, maintenance and repair obligations under the Phase II Lease and Tenant is not itself then the subject of an Insolvency Proceeding. At any time during the Term of this Lease, Landlord, in its sole discretion, may delete this Subparagraph 21(b) from this Lease by delivering written notice thereof to Tenant, without any further action required by Tenant. Upon request by either party, the parties shall execute and deliver an amendment to this Lease documenting any such deletion of this Paragraph by Landlord.

          (c) LANDLORD'S REMEDIES. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

               (1)  The rights and remedies provided by California Civil Code,
Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid Base Rent and Additional Charges for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that the Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2;

               (2)  The rights and remedies provided by

California Civil Code, Section 1951.4, that allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Base Rent and Additional Charges as they become due, for so long as Landlord does not terminate Tenant's right to possession. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's rights to possession;

               (3) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law;

               (4) If Landlord elects to terminate this Lease, the right and power to enter the Premises and remove therefrom all persons and property, and to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law.

          (d) LANDLORD'S DEFAULT. Landlord shall have a period of thirty (30) days from the date of written notice from Tenant of Landlord's default (any such notice, a "Landlord Default Notice") to cure any default by Landlord under this Lease; provided, however, that with respect to any default that cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Landlord commences to cure within thirty (30) days from receipt of the Landlord Default Notice and continues to prosecute diligently the curing thereof. Tenant agrees to give any Mortgagee, by registered or certified mail, a copy of any Landlord Default Notice served upon the Landlord, provided that prior to such notice Tenant has been notified in writing of the address of such Mortgagee. If Landlord fails to cure such default within the time provided for in this Lease, then the Mortgagee shall have an additional thirty (30) days after the expiration of such cure period within which to cure such default (provided that Tenant notifies Mortgagee concurrently with Tenant's delivery of the Landlord Default Notice to Landlord; otherwise, Mortgagee shall have thirty
(30) days from the later of the date on which it receives notice of the default from Tenant and the expiration of Landlord's cure period). If such default cannot be cured by Mortgagee within the cure period, Tenant may not exercise any of its remedies so long as Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure).

          (e)  TENANT'S REMEDIES.

               (1) LIMITATION ON REMEDIES. If any default hereunder by Landlord is not cured within the applicable cure period provided in Subparagraph 21(d) [Landlord's Default], Tenant's exclusive remedies shall be an action for specific performance or action for actual damages. Tenant hereby waives the benefit of any laws granting it (A) the right to perform Landlord's obligation, or (B) the right to terminate this Lease or withhold Rent on account of any Landlord default. Tenant shall look solely to Landlord's interest in Phase I for the recovery of any judgment from Landlord. Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment. Any lien obtained to enforce such judgment and any levy of execution thereon shall be subject and subordinate to any Mortgage (excluding any Mortgage which was created as part of an effort to defraud creditors, i.e. a fraudulent conveyance); provided, however that any such judgement and any such levy of execution thereon shall not be subject or subordinated to any Mortgage that is created or recorded in the Official Records of Santa Clara County after the date of the judgement giving rise to such lien. Notwithstanding the foregoing limitation of recourse to Landlord's interest in Phase I, Tenant shall have the right to recover from Landlord the full amount of the Letter of Credit, the Completion Assurance, or any other security deposit or letter of credit provided by Tenant to Landlord pursuant to this Lease or the Work Letter, to the extent that it is drawn upon, retained, or applied by Landlord in violation of this Lease or the Work Letter.

               (2) REMEDY FOR CONSTRUCTION DEFAULT. Notwithstanding the limitation of recourse to Landlord's interest in Phase I contained in Subparagraph 21(e)(1) above (but without negating Tenant's right of recovery with respect to any letter of credit or security deposit pursuant to the last sentence of such paragraph), if Landlord fails to use commercially reasonable efforts (taking into account any Force Majeure Events) to meet any Condition prior to its Initial Window Date (as it may be extended pursuant to Paragraph 7 [Tenant Delays] of the Work Letter), Tenant's exclusive remedy shall be to terminate this Lease pursuant to Subparagraph 3(e) [Conditions; Window Dates]and commence an action for actual damages incurred by Tenant as a result of such failure, up to a maximum aggregate sum of Five Hundred Thousand Dollars ($500,000).

          (f) CHRONIC DEFAULT. A party shall be in "Chronic Default" under this Lease at any time that the other party has delivered more than two (2) notices of default to such party hereunder during the previous four (4) years, regardless of whether such defaults were cured within any applicable grace or cure period; provided, however, that any such notice of default relating to a default which was disputed, in good faith, and ultimately determined (by agreement of the parties, arbitration or judicial action) not to be a default shall not be considered for purposes of determining whether a party is in Chronic Default.

     22.  DAMAGE AND DESTRUCTION

          (a)  RESTORATION.   Subject to the termination rights set forth in
Subparagraphs 22(c) [Casualty at End of Term] and Subparagraph 22(d) [Mutual Termination Option; Insured Casualty], if the Premises or any portion thereof are damaged or destroyed by fire or other casualty, Tenant will promptly give written notice thereof to Landlord, and:

               (1) Tenant, at Tenant's sole cost and expense, and pursuant to the provisions of Paragraph 8 [Additional Alterations] and/or the Work Letter, as applicable, will promptly repair, restore and rebuild the Tenant Improvements and any Alterations as nearly as possible to the condition they were in immediately prior to such damage or destruction or with such changes or alterations as may be made pursuant to Paragraph 8 [Additional Alterations]; and

               (2) to the extent that any such damage or destruction affects the Base Building Improvements, Landlord shall repair the same at Landlord's cost to the extent of Landlord's obligations under the Work Letter.

          (b)  INSURANCE PROCEEDS.      Subject to the provisions of
Subparagraph 22(f) [Proceeds Upon Termination], all insurance proceeds recovered by the Landlord on account of such damage or destruction, less the cost, if any, to the Landlord of such recovery and/or of any repair to the Base Building Improvements for which Landlord is responsible, shall be paid out from time to time to or at the direction of Tenant to the extent required to repair, restore and rebuild the Tenant Improvements and any Alterations covered by Landlord's insurance as required by Subparagraph 22(a)(1) [Restoration], pursuant to disbursement procedures established by Landlord and/or any Mortgagee. The amount of available insurance proceeds shall not limit Tenant's or Landlord's obligation to repair, restore and rebuild the Tenant Improvements and Alterations and the Base Building Improvements, respectively, in accordance with this Paragraph 22.

          (c)  CASUALTY AT END OF TERM.      Notwithstanding anything to the
contrary contained in this Lease, if during the twelve (12) months prior to the expiration of the Term, any of the Buildings or a substantial portion thereof are damaged or destroyed by fire or other casualty, either Tenant or Landlord shall have the option to terminate this Lease with respect to the affected Building as of the date of such damage or destruction by written notice to the other party given within thirty (30) days after such damage or destruction, in which event the Landlord shall make a proportionate refund to the Tenant of such Rent as may have been paid in advance. For the purposes of this paragraph, a "substantial portion" of a Building shall mean twenty percent (20%) or more of the Rentable Area thereof. If neither party elects to terminate this Lease, Landlord and/or Tenant shall repair, restore and rebuild the Premises in accordance with Subparagraph 22(a) [Restoration].

          (d) MUTUAL TERMINATION OPTION; INSURED CASUALTY. Notwithstanding anything to the contrary contained herein, if at any time during the Term the Base Building Improvements for any Building shall be damaged or destroyed to the extent that, in Landlord's reasonable judgment, they cannot be reconstructed within eighteen (18) months following the date such reconstruction is commenced, either Landlord or Tenant shall have the right to terminate this Lease as of the date of such damage or destruction with respect to the affected Building by written notice to the other party. Within forty-five (45) days after any damage or destruction described in this Subparagraph 22(d), Landlord shall either terminate the Lease with respect to the affected Building or deliver notice to Tenant advising of

Landlord's election not to so terminate. If Tenant is so notified, but Landlord does not elect to terminate, Tenant may terminate this Lease as of the date of such damage or destruction with respect to the affected Building by written notice to Landlord given within forty-five (45) days after receipt of Landlord's notice. If neither party elects to terminate this Lease, Landlord and/or Tenant shall repair, restore and rebuild the Premises in accordance with Subparagraph 22(a) [Restoration].

          (e) DESTRUCTION WHERE NO PROCEEDS ARE AVAILABLE. Subject to Tenant's termination right under Subparagraph 22(c) [Casualty at End of Term], in the event of a total or partial destruction of any Building (i) by a casualty of a type not required to be insured against by Landlord under the terms of this Lease, or (ii) under circumstances where Landlord has been required by any Mortgagee to utilize substantially all of the insurance proceeds to pay down the Mortgage, which destruction exceeds five percent (5%) of the replacement cost of the Base Building Improvements, this Lease shall automatically terminate, unless
(x) Landlord elects to reconstruct the Base Building Improvements, and (y) the damage can be reconstructed within eighteen (18) months following commencement of reconstruction. If Landlord elects to reconstruct, the cost incurred by Landlord for such reconstruction shall be amortized over the useful life of the Base Building Improvements and such amortization shall be reimbursed by Tenant to Landlord as an Additional Charge together with interest at the prime rate of Wells Fargo Bank plus two percent (2%) (adjusted monthly); provided, however, that Tenant shall not be obligated to pay for any portion of the useful life of the Base Building Improvements which extends beyond the Expiration Date. If Landlord elects to reconstruct the Base Building Improvements, Tenant shall be obligated to reconstruct the Tenant Improvements, at Tenant's cost.

          (f) PROCEEDS UPON TERMINATION. If this Lease is terminated under Subparagraph 22(c) [Casualty at End of Term] or Subparagraph 22(d) [Mutual Termination Option; Insured Casualty] with respect to any Building(s), Landlord shall be entitled to retain any and all insurance proceeds arising out of the damage or destruction (including, without limitation, proceeds attributable to the Tenant Improvements), except for any portion of the award specifically compensating Tenant for the loss of its personal property, equipment and trade fixtures. If Landlord elects to terminate this Lease pursuant to Subparagraph 22(d),

Landlord shall reimburse Tenant for the unamortized Cost of Tenant Improvements (determined in accordance with Subparagraph 11(e) [Bonus Rent]) as of the date of termination to the extent of available insurance proceeds (so long as Landlord is in compliance with its obligations under Subparagraph 12(e) [Landlord's Insurance Obligations] with respect to such insurance) after deducting the cost to Landlord of recovery of such proceeds and/or repair to the Base Building Improvements. Upon any termination, Tenant shall assign all of its rights to any insurance proceeds to which it is entitled (except any portion specifically compensating Tenant for the loss of its personal property, equipment and trade fixtures) to Landlord and shall pay to Landlord the amount of any deductible under any insurance policy attributable to the casualty resulting in such termination.

          (g)  RENT ABATEMENT.     In the event of an insured casualty, the Base
Rent and Additional Charges during the period from the date of the damage or destruction until completion of the restoration, repair, replacement or rebuilding shall be abated by an amount that is in the same ratio to the Base Rent and Additional Charges as the area of the Premises rendered unusable for the permitted use hereunder bears to the area of the Premises prior to the damage or destruction, but only to the extent of the amount of proceeds payable to Landlord (taking into account any applicable waiting period or deductibles) under the rental interruption insurance required to be carried by Landlord pursuant to Subparagraph 12(e) [Landlord's Insurance Obligations].

          (h)  WAIVER OF STATUTORY PROVISIONS.      Tenant hereby waives the
provisions of Section 1932.2, and Section 1933.4, of the Civil Code of California, or any similar laws now or hereafter in effect, that would relieve the Tenant from any obligation to pay Rent under this Lease due to any damage or destruction.

     23.  EMINENT DOMAIN.

          (a) ENTIRE BUILDING. If an entire Building shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof (any such event, a "Taking"), (i) this Lease and all right, title and interest of the Tenant hereunder shall cease and come to an end on the date of vesting of title pursuant to such Taking with respect to such Building, (ii) the Base Rent and Additional Charges payable with respect to said Building shall be apportioned as of the date of such vesting, and (iii) this Lease shall be and remain unaffected with respect to any portion of the Premises not taken.

          (b) PARTIAL BUILDING; TERMINATION. If there is a Taking of less than an entire Building, this Lease shall terminate as to the portion of the Building so taken upon vesting of title pursuant to such Taking, and if, but only if, such Taking is so extensive that it renders the remaining portion of such Building unsuitable for the use being made of the Building on the date immediately preceding such Taking, either the Tenant or the Landlord may terminate this Lease as to the remainder of such Building by written notice to the other party not later than thirty (30) days after the date of such vesting, specifying as the date for termination a date not later than thirty (30) days after such notice. On the date specified in such notice, (i) the term of this Lease and all right, title and interest of Tenant hereunder shall cease with respect to said Building, (ii) the Base Rent and Additional Charges payable with respect to said Building shall be apportioned as of the date of such termination, and (iii) this Lease shall be and remain unaffected with respect to any Building not included in such Taking.

          (c) PARTIAL BUILDING; RESTORATION. If there is a Taking of less than an entire Building and this Lease is not terminated with respect to said Building as provided in (b) above, this Lease shall terminate as to the portion of the Building so taken upon vesting of title pursuant to such Taking. In any such case, Landlord shall restore the Base Building Improvements (to the extent of Landlord's obligations under the Work Letter) for the portion of the Building continuing under this Lease at Landlord's cost and expense; provided, however, that Landlord shall not be required to repair or restore any injury or damage to the property of Tenant or to make any repairs or restoration of any Tenant Improvements or Alterations installed on the Premises by or at the expense of Tenant. Tenant shall, at Tenant's sole cost and expense, promptly and pursuant to the provisions of Paragraph 8 [Additional Alterations], restore those portions of the Tenant Improvements and Alterations not so taken. Thereafter, the Base Rent and Additional Charges to be paid under this Lease for the remainder of the Term shall be proportionately reduced, such that thereafter the amounts to be paid by Tenant with respect to such Building shall be in the ratio that the portion of the Building not so taken bears to the total area of the Building prior to such Taking.

          (d) END OF TERM TAKING. If, during the twelve (12) months prior to the expiration of the Term, there is a Taking of a portion of the Building, both Landlord and Tenant shall have the option, exercisable by written notice to the other party given within thirty (30) days after such vesting of title, of terminating this Lease with respect to said Building as of the date of vesting of title pursuant to the Taking, in which event Landlord shall make a proportionate refund to Tenant of any Base Rent and Additional Charges that have been paid in advance.

          (e) TAKING OF COMMON AREA. If there is a Taking of any portion of the Common Area which causes the Premises to violate parking requirements, building setbacks or access requirements under any applicable Laws, Landlord shall cure such non-compliance by any reasonable means (including, without limitation, by a Reconfiguration). If Landlord determines that such violation is not curable by reasonable means, Landlord shall have the option, exercisable by written notice to Tenant of terminating this Lease as of the date of vesting of title pursuant to the Taking. If Landlord does not terminate this Lease pursuant to the preceding sentence and fails to commence to cure such violation within thirty (30) days after such Taking, Tenant shall have the option, exercisable by written notice to Landlord, of terminating this Lease as of the date of vesting of title pursuant to the Taking. If this Lease is terminated pursuant to this Subparagraph 23(e), Landlord shall make a proportionate refund to Tenant of any Base Rent and Additional Charges that have been paid in advance. In addition, if Landlord exercises its right to terminate this Lease pursuant to this Subparagraph 23(e), Tenant shall be entitled to any portion of any award paid in connection with such Taking which is received by Landlord and which is attributable to the then unamortized value of the Tenant Improvements.

          (f) AWARD. Landlord shall receive (and Tenant shall assign to Landlord upon demand from Landlord) any income, rent, award or any interest therein which may be paid in connection with any Taking, whether partial or total, and whether or not either Landlord or Tenant exercises any right it may have to terminate this Lease. Tenant shall have no claim against

Landlord for any part of such sum paid by virtue of the Taking, whether or not attributable to the value of the unexpired term of this Lease. However, Tenant shall be entitled to petition the condemning authority for the following: (i) the then unamortized value of any Tenant Improvements or Alterations paid for by Tenant which Tenant is required to remove upon termination of the Lease; (ii) the value of Tenant's trade fixtures; (iii) Tenant's relocation costs; and (iv) Tenant's goodwill, loss of business and business interruption.

          (g) TEMPORARY TAKING. Notwithstanding anything to the contrary contained in this Paragraph 23, if there is a Taking of the temporary use or occupancy of any part of the Premises during the Term, this Lease shall be and remain unaffected by such Taking and Tenant shall continue to pay in full all Base Rent and Additional Charges payable hereunder by Tenant during the Term.
In such event, Tenant shall be entitled to receive that portion of any award which represents compensation for the use or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises after the end of the Term. Notwithstanding the foregoing, if Landlord determines in its reasonable judgment that any Taking of the temporary use or occupancy of any part of the Premises will continue until the end of the Term, either party may elect to terminate this Lease by written notice to the other party at any time after Landlord has made such determination and delivered written notice thereof to Tenant, and Landlord shall be entitled to receive the entire award for the Taking, except for that portion which represents compensation for the use or occupancy of the Premises during the period of time prior to such termination.

          (h) WAIVER OF STATUTORY PROVISIONS. Landlord and Tenant understand and agree that the provisions of this Paragraph 23 are intended to govern fully the rights and obligations of the parties in the event of a Taking of all or any portion of the Premises. Accordingly, the parties each hereby waives any right to terminate this Lease in whole or in part under Sections 1265.120 and 1265.130 of the California Code of Civil Procedure or under any similar Law now or hereafter in effect.

     24. SALE BY LANDLORD. Landlord shall not sell or otherwise convey its interest in any portion of the Premises prior to substantial completion of the Base Building Improvements, other than by foreclosure by, or a conveyance in lieu of foreclosure to, a Mortgagee who has executed a recognition and non-disturbance agreement as contemplated by Paragraph 17 [Subordination], or a subsequent conveyance by such Mortgagee. If Landlord sells or otherwise conveys its interest in all or any portion of the Premises, Landlord shall be relieved of its obligations under the Lease with respect to the conveyed portion from and after the date of sale or conveyance only when Landlord transfers the proportionate amount of any security deposit of Tenant to its successor and the successor assumes in writing the obligations to be performed by Landlord on and after the effective date of the transfer, whereupon Tenant shall attorn to such successor.

     25. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Base Rent or Additional Charges. If Tenant defaults in the payment of any sum of money, other than Base Rent or Additional Charges, required to be paid by it hereunder or fails to perform any other act on its part to be performed hereunder, and such failure continues for ten (10) days after notice thereof by Landlord (or such longer period as noted in Subparagraph 9(e) [Cure Rights] or Subparagraph 21(a) [Tenant's Default], except in the event of emergency), Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part to be made or performed as provided in this Lease without waiving or releasing Tenant from any obligations of Tenant. All sums so paid by Landlord and all reasonable and necessary incidental costs incurred by Landlord in connection therewith, together with interest thereon at the Default Rate from the date of such payment by Landlord, shall be payable to Landlord on demand as Additional Charges.

     26.  OWNERSHIP OF IMPROVEMENTS; SURRENDER OF PREMISES.

          (a) OWNERSHIP OF TENANT IMPROVEMENTS & ALTERATIONS. The Tenant Improvements and any Alterations constructed on or affixed to the Premises by or on behalf of Tenant pursuant to the terms and conditions of this Lease and the Work Letter, except for Tenant's movable furniture and equipment, trade fixtures and Alterations which can be removed without damage to the Premises, but including without limitation all electrical conduits and wiring and other equipment located in such conduits, shall become Tenant's property upon their completion, shall remain Tenant's property throughout the Term of this Lease and shall become Landlord's property upon the expiration or earlier termination of this Lease.

          (b) DELIVERY AND RESTORATION OF PREMISES. At the end of the Term or any renewal thereof or other sooner termination of this Lease, Tenant will peaceably deliver to Landlord possession of the Premises, together with all improvements or additions thereon (including, without limitation, the Tenant Improvements and Alterations which Landlord does not require Tenant to remove pursuant to Paragraph 8 [Additional Alterations] or the Work Letter), and all electrical conduits, substructures, switches and wiring located on or under the Premises or Common Area and communications equipment, cable conduits and wiring, and other related equipment located within any such conduits, in the same condition as received or first installed, subject to normal wear and tear but in the condition described on Exhibit "K" attached hereto, subject to the terms of Paragraph 23 [Eminent Domain], and the rights and obligations of Landlord and Tenant concerning casualty damage pursuant to Paragraph 22 [Damage and Destruction]. At Landlord's election, in lieu of requiring Tenant to restore the Premises (or any portion thereof) to the condition required by this Paragraph, Landlord may require Tenant to pay Landlord the reasonable estimated cost thereof. In addition, upon the termination of this Lease, Tenant shall deliver the electrical facilities and distribution system and the telephone and other communications facilities and equipment serving the Premises (including each Building) in a condition and configuration acceptable at such time for transfer of its ownership and control to Pacific Gas and Electric (or any successor provider of electric services) ("PG&E") with respect to the electrical distribution system, and in an appropriate and usable condition and configuration for the provision of telephone and other communications services by Pacific Bell (or any successor provider of local telephone services)("PacBell") with respect to the communications facilities, such that each Building may be separately metered for electric service and provided with appropriate telephone and other communications service. Any repair, upgrading or reconfiguration of the electrical distribution system or the telephone and other communications facilities and equipment required in order to meet then-existing PG&E requirements or then current PacBell communication standards, as applicable, shall be completed by Tenant, at Tenant's expense, prior to the termination of the Lease (or, at Landlord's election, Tenant shall pay Landlord the reasonable estimated cost of such repair, upgrading or reconfiguration). Any cable or electrical or communications conduits or other portions of Tenant's electrical distribution system or communications system located throughout the Project shall not create any easement, license or other property interest or right of any kind in Tenant, other than Tenant's right to the use of such improvements pursuant to the terms and conditions of this Lease, and such right shall not survive the expiration or earlier termination of this Lease. Tenant may, upon the termination of this Lease, remove all movable furniture, trade fixtures and equipment belonging to Tenant which is not an integral part of any Building System, at Tenant's sole cost, provided that Tenant repairs any damage caused by such removal. Property not so removed shall be deemed abandoned by Tenant, and title to the same shall thereupon pass to Landlord. Upon request by Landlord, and unless otherwise agreed to in writing by Landlord pursuant to Paragraph 8 [Additional Alterations] or the Work Letter, Tenant shall either (i) remove, at Tenant's sole cost, any or all Tenant Improvements and Alterations to the Premises installed by or at the expense of Tenant and all movable furniture and equipment belonging to Tenant which may be left by Tenant and repair any damage resulting from such removal, or (ii) pay Landlord the reasonable estimated cost thereof.

          (c) NO MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

     27. WAIVER. If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. Furthermore, the acceptance of Base Rent or Additional Charges by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Base Rent or Additional Charges. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

     28. NOTICES. Except as otherwise expressly provided in this Lease, and except for routine bills or invoices for Base Rent or Additional Charges delivered by Landlord pursuant to Paragraph 4 [Rent] which Landlord may elect to deliver by first class U.S. mail, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by certified mail (return receipt requested), reputable overnight carrier, or delivered personally, (i) to Tenant at Tenant's address set forth in the Basic Lease Information, or (ii) to Landlord at Landlord's address set forth in the Basic Lease Information; or (iii) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Paragraph 28. Any bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given on the date the return receipt indicates delivery of or refusal of delivery if sent by certified mail, the day upon which recipient accepts and signs for delivery from a reputable overnight carrier or on the date a reputable overnight carrier indicates refusal of delivery, upon the date personal delivery is made, or three (3) days after mailed by first class U.S. mail.

     29.  TAXES PAYABLE BY TENANT.   Prior to delinquency Tenant shall pay all
taxes levied or assessed upon Tenant's equipment, furniture, fixtures and other personal property located in or about the Premises. If the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon Tenant's equipment, furniture, fixtures or other personal property, Tenant shall pay to Landlord, upon written demand, the taxes so levied against Landlord, or the proportion thereof resulting from said increase in assessment.

     30. ABANDONMENT. Tenant shall not abandon the Premises and cease performing its financial and maintenance obligations under this Lease at any time during the Term. If Tenant abandons and ceases performing its financial and maintenance obligations under this Lease, or surrenders the Premises or is dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Premises shall, at the option of Landlord, be deemed to be abandoned and title thereto shall thereupon pass to Landlord. Notwithstanding anything to the contrary contained herein, Tenant may not vacate the Premises if such would result in a termination of Landlord's insurance. Upon Tenant's request, Landlord will ask its insurer if such vacation of the Premises would result in termination of its current insurance policy. Solely for purposes of this Paragraph 30, Tenant shall not be deemed to have abandoned the Premises solely because Tenant is not occupying the Premises.

     31. SUCCESSORS AND ASSIGNS. Subject to the provisions of Paragraphs 11 [Assignment and Subletting] and 24 [Sale by Landlord], the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective legal and personal representatives, successors and assigns.

     32. ATTORNEY'S FEES. If Tenant or Landlord brings any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Base Rent or Additional Charges or possession of the Premises, the losing party shall pay to the prevailing party a reasonable sum for attorney's fees, which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not the action is prosecuted to judgment.

     33. LIGHT AND AIR. Tenant covenants and agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

     34.  SECURITY DEPOSIT.

          (a) LETTER OF CREDIT. At such time as Landlord acquires the Land and the Credit Termination Right expires or is waived by Landlord, Tenant shall deliver to Landlord an unconditional, irrevocable, transferable letter of credit, in the amount of Seven Million Five Hundred Thousand Dollars ($7,500,000), issued by Bank of America NT & SA, or another financial institution reasonably acceptable to Landlord, in the form attached hereto as Exhibit "M", with an original term of no less than one year and automatic extensions through the end of the Term of this Lease and sixty (60) days thereafter (the "Letter of Credit"). Tenant shall keep the Letter of Credit, at its expense, in full force and effect until the sixtieth (60th) day after the Expiration Date or other termination of this Lease, to insure the faithful performance by Tenant of all of the covenants, terms and conditions of this Lease, including, without limitation, Tenant's obligations to repair, replace or maintain the Premises and to maintain the Letter of Credit, and Tenant's payment obligations with respect to Tenant Modifications (as defined in the Work
Letter) being made by Change Order to Landlord's construction contract. The Letter of Credit shall provide thirty (30) days' prior written notice to Landlord of cancellation or material change thereof, and shall further provide that, in the event of any nonextension of the Letter of Credit at least thirty (30) days prior to its expiration, the entire face amount shall be payable to Landlord, and Landlord shall hold any funds so obtained as the security deposit required under this Lease. Such funds so obtained by Landlord, or any unused portion thereof, shall be returned to Tenant upon replacement of the Letter of Credit. If Landlord uses any portion of any cash security deposit to cure any default by Tenant hereunder, Tenant shall replenish the security deposit to the original amount within ten (10) days of notice from Landlord. Tenant's failure to do so shall become a material default under this Lease. Landlord shall keep any cash security funds separate from its general funds, and shall invest such cash security at Tenant's reasonable direction, and any interest actually earned by Landlord on such cash security shall be paid to Tenant on a quarterly basis within ten
(10) business days after receipt thereof by Landlord. If an uncured or incurable default occurs under this Lease, or if Tenant is the subject of an Insolvency Proceeding, Landlord may present its written demand for payment of the entire face amount of the Letter of Credit and the funds so obtained shall be paid to, or as otherwise directed by, Landlord. Landlord may retain such funds to the extent required to compensate Landlord for damages incurred, or to reimburse Landlord as provided herein, in connection with any such default, and any remaining funds shall be held as a cash security deposit.

          (b) REDUCTION AFTER OCCUPANCY. The face amount of the Letter of Credit may be reduced to Three Million Two Hundred Seventy Thousand Dollars ($3,270,000) either (i) if the Phase II Lease is terminated by either party due to the failure of any of the Conditions Precedent (as defined in the Phase II Lease) or if Landlord exercises its Credit Termination Right under the Phase II Lease; or (ii) so long as Tenant has not defaulted under this Lease, when Tenant has completed and paid the entire cost of all Tenant Improvements and Tenant Modifications, has fully discharged any mechanics' or materialmen's liens against the Premises in connection with the Tenant Improvements and Tenant Modifications, and is conducting business at the Premises.

          (c) FURTHER REDUCTION. The face amount of the Letter of Credit may be reduced to One Million Six Hundred Thirty-Five Thousand Dollars ($1,635,000) on the eighth (8th) anniversary of the Rent Commencement Date, so long as (i) Tenant is not in default under the Lease on such date, and
(ii) Tenant is not in Chronic Default under this Lease on such date. In addition, the face amount of the Letter of Credit may be reduced to an amount equal to one month's Base Rent when Tenant can establish to Landlord's reasonable satisfaction that Tenant has achieved annual net income of at least Fifty Million Dollars ($50,000,000), as reflected in audited financial statements (which include an unqualified certification by a licensed certified public accountant reasonably acceptable to Landlord), for either
(x) three consecutive years, or (y) three out of four consecutive years.

          (d) SUBSTITUTION OF CASH COLLATERAL. In lieu of, or in replacement of, the Letter of Credit, Tenant may deliver to Landlord at any time during the Term a cash security deposit in the face amount required of the Letter of Credit, provided that Landlord shall have no additional liability or reduced benefits from that which Landlord would have if Tenant provided a Letter of Credit. All terms, conditions and requirements with respect to the Letter of Credit contained in this Paragraph 34, including, without limitation, application of proceeds, reduction of amount, and investment requirements for cash security, shall apply to any such cash security deposit.

     35.  FINANCIAL INFORMATION.  Tenant will furnish to the


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Landlord within ninety (90) days after the end of each calendar year, copies of audited, consolidated financial statements, which shall include, without limitation, balance sheets, statements of income and expenses and sources and uses of funds of the Tenant and its subsidiaries for such calendar year, all in reasonable detail and stating in comparative form the figures as of the end of and for the previous calendar year and including appropriate footnotes, prepared in accordance with generally accepted accounting principles, and certified and audited by independent public accountants of recognized standing reasonably satisfactory to the Landlord; provided, however, that so long as Tenant is a publicly traded corporation, in lieu of the foregoing Tenant shall provide Landlord with copies of Tenant's annual report and 10K Filing when such documents are released to the public. Tenant hereby covenants and warrants to Landlord that all financial information and other descriptive information regarding Tenant's business, which has been or shall be furnished to Landlord, is and shall be accurate and complete at the time of delivery to Landlord.

     36. PARKING. Tenant shall have the right to use the number of parking spaces in the Common Area and the common area elsewhere in the Project, collectively, which is in the same proportion to the total parking spaces as the Rentable Area of the Premises is to the total rentable area in the Project, which shall not be less than the parking required for Phase I by the City of Mountain View (the "Minimum Parking"). Tenant shall have the right to use the Minimum Parking either on the Common Area or, if a Reconfiguration or expansion of the Project occurs, on the common area located in Phase I and/or Phase II. These spaces shall be used in common with other tenants and occupants of the Project, if any, subject to the CC&Rs and the Rules and Regulations. Tenant and Landlord acknowledge that, (a) the City of Mountain View has approved portions of the Common Area for landscape reserves (the "Landscape Reserves"), and (b) Tenant has requested that a portion of the Common Area be improved with certain recreational facilities (including sporting courts and facilities) (the "Recreational Facilities"), and such Landscape Reserves and Recreational Facilities are located on portions of the Common Area that could otherwise accommodate additional parking. If at any time during the Term Tenant desires to increase the parking on the Common Area by the removal or alteration of all or a portion of the Recreational Facilities or Landscape Reserves, any such demolition or alteration shall be


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accomplished at Tenant's cost and expense, in accordance with the terms of the Work Letter applicable to Tenant Modifications or as otherwise agreed by Landlord.

     37.  MISCELLANEOUS.

           (a) DEFINED TERMS. The term "Landlord" shall include Landlord and its successors and assigns. In any case where this Lease is signed by more than one person, the obligations hereunder shall be joint and several. The term "Tenant" shall include Tenant and its successors and assigns.

          (b) OTHER TERMS. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the State of California. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations.
There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument by the parties hereto, except as expressly and specifically provided in Subparagraphs 1(d) [Reconfiguration of Phase I] and 21(b) [Phase II Lease Default]. The paragraph headings herein are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease.


          (c) QUIET ENJOYMENT. Upon Tenant paying the Base Rent and Additional Charges and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord; subject, however, to the provisions of this Lease.

          (d) SURVIVAL OF INDEMNITIES; IMMEDIATE OBLIGATION TO DEFEND. All indemnities contained herein shall survive the expiration or earlier termination of this Lease. With respect to each of the indemnities contained in this Lease, the indemnitor has an immediate and independent obligation to defend the indemnitee from any claim which actually or potentially falls within the indemnity provision, which obligation arises at the time such claim is tendered to the indemnitor by the indemnitee and continues at all times thereafter.


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

     38.  REPRESENTATIONS AND WARRANTIES.

          (a) LANDLORD'S REPRESENTATIONS AND WARRANTIES. Landlord represents and warrants to Tenant that, (i) to Landlord's best knowledge, the Premises are not now in violation of any applicable Laws other than Environmental Laws; (ii) the zoning requirements currently applicable to the Premises permit the permitted use under this Lease; and (iii) to Landlord's best knowledge, upon substantial completion of the Base Building Improvements, the Premises will not be in violation of any applicable Laws other than Environmental Laws (subject to completion of the Tenant Improvements, to the extent such completion is required for compliance with any Law). For purposes of this Paragraph 38, the term "to Landlord's best knowledge" shall mean the actual knowledge of Charles J. Keenan, III, John B. Lovewell and Perry F. Palmer ("Landlord's Representatives") after reasonably appropriate and diligent inquiry in connection with the acquisitions of the Land and construction of the Base Building Improvements. Landlord hereby represent that Landlord's Representatives are the representatives of Landlord with supervisory responsibilities concerning the Premises, the acquisition of the Land and the construction of the Base Building Improvements who would, in the ordinary course of their responsibilities, receive notice from persons or entities of any of the matters described in the representations and warranties in this Lease.

          (b) TENANT'S REPRESENTATIONS AND WARRANTIES.   Tenant represents and
warrants to Landlord that, to Tenant's best knowledge, upon substantial completion of the Tenant Improvements, the Premises will not be in violation of any applicable Laws other than Environmental Laws. For purposes of this Paragraph 38, the term "to Tenant's best knowledge" shall mean the actual knowledge of Ed Axelson, Steve Payne, Joyce Ryan, Abe Mobley and Melinda Carlisle ("Tenant's Representatives") after reasonably appropriate and diligent inquiry in connection with construction of the Tenant Improvements. Tenant hereby represents that Tenant's Representations are the representatives of Tenant with supervisory responsibilities concerning the Premises, this Lease and the construction of the Tenant Improvements who would, in the ordinary course of their responsibilities, receive notice from persons or entities of any of the matters described in the representations and warranties in this Lease.


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

     39. REAL ESTATE BROKERS. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for any broker named in the Basic Lease Information, whose fees or commission, if earned, shall be paid by the party designated in the Basic Lease Information, in accordance with a separate agreement with such party. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any other broker, finder or other person with whom the other party has or purportedly has dealt.

     40.  HAZARDOUS MATERIALS LIABILITY.   Tenant is aware that Phase I is
subject to remediation orders issued by the U.S. Environmental Protection Agency ("EPA"), as disclosed on Exhibit "L". In addition, Tenant acknowledges that Tenant has received from Landlord a copy of the reports listed on Schedule 1 to Exhibit "L", and has been given sufficient opportunity to review the reports listed on Schedule 2 to Exhibit "L" which are located at Landlord's office (all
such reports being collectively defined as the "Environmental Reports").   In
addition, in connection with the remediation orders, the Clean-up Facilities and related monitoring and remediation of Hazardous Materials, a Declaration of Restrictions and Access Agreement (as such document may be modified from time to time as provided in Paragraph 6 [Restrictions on Use], the "Declaration"), in substantially the form attached hereto as Exhibit "C", encumbers or will encumber Phase I and Phase II (including the Premises) and, regardless of when it is recorded, will at all times be superior in priority to this Lease, and Tenant's occupancy and use of the Premises may be restricted by the Declaration. Landlord shall have the right to modify the Declaration during the Term as may be reasonably required in connection with the remediation of Hazardous Materials and Clean-Up Facilities, so long as such modification does not materially adversely affect Tenant's permitted use of the Premises, Tenant's Minimum Parking or Tenant's access to the Premises. If necessary, Tenant shall execute such documents as are reasonably necessary to cause this Lease to become subordinate to the Declaration, as it may be modified from time to time in accordance with the preceding sentence.

          (a) DEFINITIONS OF HAZARDOUS MATERIALS AND ENVIRONMENTAL LAWS. For the purpose of this Lease, "Hazardous Materials" shall be defined, collectively, as any and all substances, chemicals, wastes, sewage or other materials that are


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

now or hereafter regulated, controlled or prohibited by any local, state or federal law or regulation requiring removal, warning or restrictions on the use, generation, disposal or transportation thereof including, without limitation,
(a) any substance defined as a "hazardous substance", "hazardous material", "hazardous waste", "toxic substance", or "air pollutant" in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.
Section 9601, ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801, ET SEQ., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901, ET SEQ., the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. Section 1251 ET SEQ., the Clean Air Act ("CAA"), 42 U.S.C. Section 7401 ET SEQ., or the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 2601, ET SEQ., all as previously amended and amended hereafter; and (b) any hazardous substance, hazardous waste, toxic substance, toxic waste, air pollutant, hazardous material, waste, chemical, or compound described in any other federal, state, or local statute, ordinance, code, rule, regulation, order, decree or other law now or at any time hereafter in effect regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous substance, chemical, material, compound or waste. As used herein, the term "Hazardous Materials" also means and includes, without limitation, asbestos; flammable, explosive or radioactive materials; gasoline or gasoline additives; oil; motor oil; waste oil; petroleum (including, without limitation, crude oil or any component thereof); petroleum-based products; paints and solvents; lead; cyanide; DDT; printing inks; acids; pesticides; ammonium compounds; polychlorinated biphenyls; and other regulated chemical products. The statutes, regulations, court and administrative agency decisions, and other laws now or at any time hereafter in effect that govern or regulate Hazardous Materials are herein collectively referred to as "Environmental Laws".

          (b) TENANT INDEMNITY. Tenant releases Landlord from any liability for, waives all claims against Landlord and shall indemnify, defend and hold harmless the Landlord Parties against, any and all claims, suits, loss, costs (including costs of investigation, clean up, monitoring, restoration and reasonable attorney fees), damage or liability, whether foreseeable or unforeseeable, by reason of property damage (including diminution in the value of the property of the Landlord Parties), personal injury or death directly arising from or related to Hazardous Materials released, manufactured, discharged, disposed, used or


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

stored on, in, or under Phase I during the initial Term and any extensions of this Lease, regardless of who caused the same, except for Hazardous Material
(i) which migrates through the air, groundwater or otherwise to Phase I unless the Hazardous Material migrating through the air, soil or groundwater to Phase I originated from a site where Tenant caused the contamination by such Hazardous Material, or (ii) which was present on Phase I immediately prior to the Occupancy Date and was not caused by Tenant, its employees, invitees, subtenants, agents, assignees, licensees or servants. The provisions of this Tenant Indemnity regarding Hazardous Materials shall survive the termination of the Lease.

          (c) LANDLORD INDEMNITY. Landlord releases Tenant from any liability for, waives all claims against Tenant and shall indemnify, defend and hold harmless Tenant, its officers, employees, and agents to the extent of Landlord's interest in Phase I, against any and all actions by any governmental agency for clean up of Hazardous Materials on or under Phase I, including costs of legal proceedings, investigation, clean up, monitoring, and restoration, including reasonable attorney fees, if, and to the extent, the Hazardous Materials occur on Phase I under the following circumstances: (i) the Hazardous Materials are not "Identified Hazardous Materials" or "Existing Hazardous Materials" (as both terms are defined in the Seller Indemnity), and were released or disposed of on property which was not at the time of such disposal or release leased, owned or otherwise used or controlled by Tenant and such Hazardous Material migrated through the air or groundwater to Phase I; or (ii) the contamination of Phase I was caused by the release, disposal, use or storage of Hazardous Materials in, on or about Phase I by Landlord, its employees, agents, licensees or servants. The provisions of this Landlord Indemnity regarding Hazardous Materials shall survive the termination of the Lease.

          (d) SELLER INDEMNITY. It is a condition precedent to Tenant's obligations under this Lease, and to Tenant's obligation to commence construction of the Tenant Improvements pursuant to the Work Letter, that Landlord will obtain from Seller an indemnity with respect to certain Hazardous Materials existing on Phase I as of the date of Landlord's acquisition of Phase I, in substantially the form attached hereto as Exhibit "Q" (the "Seller Indemnity"), which directly indemnifies Tenant; provided, however, that Tenant may, at its election, commence construction of Tenant Improvements before the Seller Indemnity has been



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

obtained without waiving the foregoing condition with respect to Tenant's obligations under this Lease.

          (e) RELEASE OF LANDLORD. Notwithstanding any other provision of this Lease, Tenant releases the Landlord Parties from any liability for, and waives all claims against the Landlord Parties with respect to, the presence of Hazardous Materials in, on or about Phase I prior to the Occupancy Date (except claims and liability which are included in Landlord's indemnity contained in (c) above and not covered by the Seller Indemnity). Tenant agrees that its recourse with respect to any liability or claims released by this Paragraph shall be limited to direct claims against Seller pursuant to the Seller Indemnity.

          (f) TENANT'S DISCLOSURE OBLIGATIONS. Tenant represents that during the Term it will not be a User (as such term is defined in the form of Seller Indemnity attached as Exhibit "Q"). Except for immaterial amounts of toxic materials incidental to office use (e.g. copier toner, cleaning supplies, petroleum products in cars), hydraulic fluids used in Building Systems, Hazardous Materials used in the operation of any generators, and those materials listed on Exhibit "N", Tenant will not use any Hazardous Materials within Phase I and shall comply with any applicable Environmental Laws and with the Seller Indemnity as it relates to Tenant. Without limiting the foregoing, Tenant shall not use any Hazardous Materials within Phase I in a manner that would reduce or limit Seller's obligations under the Seller Indemnity. Tenant shall immediately notify Landlord and Seller if and when Tenant learns or has reason to believe there has been any release of Hazardous Materials in, on or about the Project during the Term.

     41.  ARBITRATION OF DISPUTES.

ANY CONTROVERSY OR CLAIM ARISING OUT OF THE SPECIFIC PROVISIONS OF THE LEASE LISTED BELOW, OR ANY OTHER PROVISION OF THIS LEASE THAT EXPRESSLY PROVIDES FOR ARBITRATION PURSUANT TO THIS PARAGRAPH, OR A BREACH OF ANY SUCH PARAGRAPHS OR PROVISIONS SOLELY BETWEEN LANDLORD AND TENANT, BUT NOT INCLUDING A DEFAULT WITH RESPECT TO THE TIMELY PAYMENT OF BASE RENT AND ADDITIONAL CHARGES, SHALL BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE PREVAILING PARTY IN SUCH ARBITRATION SHALL BE ENTITLED TO ATTORNEYS' FEES AND COSTS. THE


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

FOLLOWING PROVISIONS OF THIS LEASE SHALL BE SUBJECT TO ARBITRATION PURSUANT TO THIS PARAGRAPH 41:

(1) SUBPARAGRAPH 1(c)(3) [PROJECT; COMMON AREAS; ACCESS AND COOPERATION], ONLY WITH RESPECT TO MODIFICATIONS TO CC&RS;

(2) SUBPARAGRAPH 1(c)(4) [PROJECT; COMMON AREAS; ACCESS AND COOPERATION], ONLY WITH RESPECT TO ACCESS, ENCUMBRANCES AND COOPERATION;

(3)  SUBPARAGRAPH 1(d) [RECONFIGURATION OF PHASE I];

(4) PARAGRAPH 2 [OCCUPANCY AND USE], ONLY WITH RESPECT TO WHETHER TENANT'S USE COMPLIES WITH THE USE SPECIFIED IN THE BASIC LEASE INFORMATION;

(5) SUBPARAGRAPHS 3(a) [TERM; OCCUPANCY DATE; EXPIRATION DATE] AND 3(c) [OCCUPANCY BY TENANT], ONLY WITH RESPECT TO DETERMINATION OF THE OCCUPANCY DATE;

(6) SUBPARAGRAPH 3(b) [INITIAL CONSTRUCTION], ONLY WITH RESPECT TO LANDLORD'S ENFORCEMENT OF CONSTRUCTION WARRANTIES;

(7)  SUBPARAGRAPH 3(e) [CONDITIONS; WINDOW DATES];

(8)  SUBPARAGRAPH 3(f) [CREDIT TERMINATION RIGHT];

(9)  SUBPARAGRAPH 4(d) [AUDIT RIGHTS];

(10) PARAGRAPH 5 [MANAGEMENT];

(11) PARAGRAPH 6 [RESTRICTIONS ON USE], ONLY WITH RESPECT TO MODIFICATIONS TO EXHIBIT P AND/OR THE RESTRICTIVE DOCUMENTS;
(12) PARAGRAPH 7 [COMPLIANCE WITH LAWS];

(13) PARAGRAPH 8 [ADDITIONAL ALTERATIONS];

(14) PARAGRAPH 9 [REPAIRS AND MAINTENANCE];

(15) PARAGRAPH 11 [ASSIGNMENT AND SUBLETTING];

(16) SUBPARAGRAPHS 14(b) [NO EXCESSIVE LOAD] AND 14(c) [NO LIABILITY OF
     LANDLORD];

(17) PARAGRAPH 18 [RULES AND REGULATIONS];



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

(18) SUBPARAGRAPH 22(c) [CASUALTY AT END OF TERM], ONLY WITH RESPECT TO WHETHER A SUBSTANTIAL PORTION OF A BUILDING IS DAMAGED OR DESTROYED;

(19) SUBPARAGRAPHS 22(d) [MUTUAL TERMINATION OPTION; INSURED CASUALTY] AND 22(e) [DESTRUCTION WHERE NO PROCEEDS ARE AVAILABLE], ONLY WITH RESPECT LANDLORD'S DETERMINATION OF THE LENGTH OF TIME TO RECONSTRUCT;

(20) SUBPARAGRAPH 23(b) [PARTIAL BUILDING; TERMINATION], ONLY WITH RESPECT TO WHETHER THE PORTION TAKEN RENDERS THE REMAINING BUILDING UNSUITABLE FOR EXISTING USE;

(21) SUBPARAGRAPH 23(e) [TAKING OF COMMON AREA];

(22) SUBPARAGRAPH 26(b) [DELIVERY AND RESTORATION OF PREMISES];

(23) PARAGRAPH 36 [PARKING];

(24) PARAGRAPH 42 [SIGNAGE]; AND

(25) ANY PROVISIONS OF THE WORK LETTER WHICH ARE EXPRESSLY MADE SUBJECT TO THIS PARAGRAPH 41 THEREIN.


     NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

     WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

     CONSENT TO NEUTRAL ARBITRATION BY:


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

______________ (LANDLORD): __________________(TENANT).



     42. SIGNAGE. Tenant shall have the right to use a portion of the monument sign located at the front of Phase I, as designated by Landlord and reasonably acceptable to Tenant for purposes of attaching lettering identifying Tenant's use and occupancy at the Project. Tenant shall be responsible for its proportionate share of costs related to such signage, with each party using such sign paying a proportionate share of such costs (based on space on the sign). Such sign, and any other signage Tenant proposes to place on the Project, shall be subject to approval from Landlord and applicable governing entities, and shall not violate the Declaration, the CC&Rs, any ground lease, any Mortgage, or any Rules and Regulations with respect to the Project.

     43.  OPTION TO RENEW.   Tenant shall have the right to extend the Term for
one (1) period of five (5) years ("Extension Term") following the initial Expiration Date, by giving written notice ("Exercise Notice") to Landlord at least twelve (12) months prior to the Expiration Date, subject to the following conditions: (i) no event of default is continuing under this Lease at the time of the Exercise Notice or at the commencement of the Extension Term; and (ii) Landlord has not delivered a notice of default to Tenant hereunder during the twenty-four (24) month period immediately preceding the Exercise Notice regardless of whether any such default was cured by Tenant within any applicable grace or cure period; provided, however, that any such notice of default relating to a non-monetary default which was disputed, in good faith, by Tenant and ultimately determined (by agreement of the parties, arbitration or judicial action) not to be a default shall not be considered for purposes of determining whether such condition has been met.

     44. RENT DURING EXTENSION TERM. Commencing on the first day of the Extension Term, Tenant shall pay to Landlord throughout the Extension Term Base Rent in the amount determined pursuant to this Paragraph 44. The Monthly Base Rent during the five-year Extension Term shall be the greater of the Base Rent paid during the last month of the immediately preceding Term or ninety-five percent (95%) of the Fair Market Rental Value for the Premises as of the commencement of the Extension Term, with the Fair Market Rental Value as determined below:



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

          (a) DETERMINATION OF FAIR MARKET RENTAL VALUE. Within the later of thirty (30) days after receipt of Tenant's Exercise Notice or eleven (11) months prior to the Expiration Date, Landlord shall notify Tenant of Landlord's estimate of the Fair Market Rental Value for the Premises, as determined below,
for determining Monthly Base Rent during the ensuing Extension Term.   Within
fifteen (15) days after receipt of such notice from Landlord, Tenant shall notify Landlord in writing that it (i) agrees with such Fair Market Rental Value or (ii) disagrees with such Fair Market Rental Value. No response shall constitute disagreement. If Tenant disagrees with Landlord's estimate of Fair Market Rental Value for the Premises, then the parties shall meet and endeavor to agree within fifteen (15) business days after Landlord receives Tenant's notice described in the immediately preceding sentence. If the parties cannot agree upon the Fair Market Rental Value within said fifteen (15) day period, Tenant may make written demand upon Landlord for arbitration in accordance with the following paragraph. The judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City of Mountain View (or another location mutually acceptable to Landlord and Tenant) in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration or commercial disputes, except to the extent the procedures mandated by said rules shall be modified as follows:

               (1) Tenant shall, by the applicable date specified therefor in this Lease, make written demand upon Landlord pursuant to this Lease for arbitration, specifying therein the name and address of the person to act as the arbitrator on Tenant's behalf. The arbitrator shall be qualified as a real estate appraiser, with at least five (5) years experience in appraising major commercial property in Santa Clara County and a member of a recognized society of real estate appraisers, who would qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Tenant to make a timely and proper demand for such arbitration (specifying the arbitrator to act on Tenant's behalf, as aforesaid) shall constitute a waiver of the right thereto. Within ten (10) business days after receipt of Tenant's demand for arbitration, Landlord shall give written notice to Tenant pursuant to this

Lease, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue. Notwithstanding the foregoing, upon receipt of Tenant's demand for arbitration Landlord may, in its sole discretion, deliver a revised estimate of the Fair Market Value of the Premises, and within fifteen (15) days after receipt of such notice from Landlord, Tenant shall notify Landlord in writing that it (i) agrees with such revised Fair Market Rental Value, or (ii) disagrees with such revised Fair Market Rental Value, with no response constituting agreement. If Tenant disagrees with Landlord's Fair Market Value, then within ten (10) business days after receipt of Tenant's notice of such disagreement Landlord shall give Tenant written notice specifying Landlord's designated arbitrator as provided in this paragraph above.

               (2) If two (2) arbitrators are chosen pursuant to paragraph (1) above, the arbitrators so chosen shall meet within ten (10) business days after Landlord notifies Tenant of the appointment of Landlord's arbitrator as aforesaid. If the two appraisers reach agreement on the Fair Market Rental Value, that value shall be binding and conclusive upon the parties. If within ten (10) business days after such first meeting the two arbitrators shall be unable to agree upon a determination of Fair Market Rental Value, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Subparagraph 44(a)(1). If the first two arbitrators are unable to agree upon such appointment within five (5) business days after expiration of said ten (10) days period, the third arbitrator shall be selected by Landlord and Tenant, if they can agree thereon, within a further period of ten (10) business days. If Landlord and Tenant do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Chief Judge of the United States District Court having jurisdiction over the City of San Jose, and the other party shall not raise any question as to such Judge's full power and jurisdiction to entertain the application for and make the appointment. The three (3) arbitrators shall decide the dispute if it has not previously been resolved by following the procedure set forth in the following paragraph.

               (3) If an issue cannot be resolved by agreement between the two arbitrators selected by Landlord and Tenant or settlement between Landlord and Tenant during the course of arbitration, the issue shall be resolved by the three arbitrators in accordance with the following procedures. Within ten (10) business days after appointment of the third arbitrator, each of the two arbitrators selected by Landlord and Tenant shall state in writing his determination of the Fair Market Rental Value supported by the reasons therefor with counterpart copies to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select, within ten (10) business days after submission to the third arbitrator of the two proposed resolutions, which of the two proposed resolutions most closely approximates the third arbitrator's determination of Fair Market Rental Value. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions.
The resolution he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties.

               (4) If any arbitrator fails, refuses or is unable to act, his successor shall be appointed by the party who originally appointed him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator. Landlord and Tenant shall each pay the fees and expenses of its respective arbitrator, if any, and shall each pay half of the fees and expenses of the third arbitrator, if any. The attorneys' fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

               (5) The arbitrators shall have the right to consult experts and competent authorities with factual information or evidence pertaining to a determination of Fair Market Rental Value, but any such consultation shall be made in the presence of both Landlord and Tenant with full right on their part to cross-examine. The arbitrators shall render their decision and award in writing with counterpart copies to Landlord and Tenant. The arbitrators shall have no power to modify the provisions of this Lease.

          (b) DEFINITION OF FAIR MARKET RENTAL VALUE. Wherever used throughout this Paragraph 44 [Rent During Extension Term] the term "Fair Market Rental Value" shall mean the fair market rental value of the Premises, using as a guide the monthly base rent (on a per rentable square foot basis) which would be charged during the Extension Term
(including periodic increases during the Extension Term, if any) in a comparable location in the Mountain View Area for comparable commercial space of comparable size, in comparable condition, and of comparable quality as of the time that the Extension Term commences, taking into account that the Premises can be used either by a single tenant as a campus or by multiple tenants, and with appropriate adjustments regarding taxes, insurance and operating expenses as necessary to insure comparability to this Lease, as the case may be. Without limiting the foregoing, the Fair Market Rental Value shall reflect the amount and type of parking, existing utilities, communications facilities and leasehold improvements (regardless of who paid for them and with the assumption, for purposes of the determination of Fair Market Rental Value, that they are fully usable by Tenant), proposed term of lease, amount of space leased, extent of service provided or to be provided, and any other relevant terms or conditions; provided, however that the Fair Market Rental Value shall not reflect, or provide any discount for, the fact that otherwise comparable leases vary with this Lease with respect to tenant improvement allowances; phase-ins or early occupancy agreements; moving costs; rebates; signing bonuses; early lease terminations; lease buy-outs;
free rent and other rent concessions; leasing commissions; and other related costs.

          (c) INTERIM RENT. If binding arbitration has not been completed prior to the expiration of any preceding period for which Monthly Base Rent has been determined, Tenant shall pay Monthly Base Rent at the greater of the Base Rent paid during the last month of the immediately preceding Term or ninety-five percent (95%) of the Fair Market Rental Value estimated by Landlord, with an adjustment to be made once Fair Market Rental Value is ultimately determined by binding arbitration. Such adjustment shall not result in a decrease of the Monthly Base Rent for the Premises below the amount payable by Tenant as of the period immediately preceding the ensuing Extension Term.

          (d) LEASE TERMS CONTINUE. From and after the commencement of the Extension Term, all of the other terms, covenants and conditions of the Lease shall also apply; provided, however, that Tenant shall have no further rights to extend the Term. No broker's commissions or allowance for new tenant improvements will be payable by Landlord in connection with the Extension Term.


     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.


                    LANDLORD

                    464 Ellis Street Associates, L.P.,
                         a California limited partnership

                         By:    Canada Corp.,
                                  a California corporation,
                                  Its General Partner

                                  By:  /s/ Charles J. Keenan III
                                       _________________________
                                    Its: _______________________


                         By:    Virginia Land Company, Inc.,
                                   a California corporation,
                                   Its General Partner

                                   By:  /s/ John B. Lovewell
                                        _________________________
                                     Its:________________________


                    TENANT


                    Netscape Communications Corporation,
                    a Delaware corporation

                    By:  /s/ Peter Currie
                         ________________________________
                         Peter Currie
                         Its Chief Financial Officer

                                LIST OF EXHIBITS


EXHIBIT "A"    DESCRIPTION OF PHASE I

EXHIBIT "B"    FORM OF CC&RS

EXHIBIT "C"    FORM OF DECLARATION OF RESTRICTIONS AND ACCESS AGREEMENT

EXHIBIT "D"    WORK LETTER

EXHIBIT "E"    CERTIFICATE ESTABLISHING OCCUPANCY DATE

EXHIBIT "F"    CONDITIONS

EXHIBIT "G"    GENERAL CONTRACTOR'S CONSTRUCTION WARRANTIES

EXHIBIT "H"    ESTOPPEL CERTIFICATE

EXHIBIT "I"    [INTENTIONALLY DELETED]

EXHIBIT "J"    RULES & REGULATIONS

EXHIBIT "K"    REQUIRED CONDITION OF PREMISES UPON SURRENDER

EXHIBIT "L"    LANDLORD'S HAZARDOUS MATERIALS DISCLOSURES

EXHIBIT "M"    FORM OF LETTER OF CREDIT

EXHIBIT "N"    TENANT'S HAZARDOUS MATERIALS DISCLOSURES

EXHIBIT "O"    FORM OF HETCH HETCHY EASEMENT

EXHIBIT "P"    RESTRICTIONS ON USE

EXHIBIT "IT "Q"     SELLER'S INDEMNITY

EXHIBIT "R"    MAINTENANCE STANDARDS AND SCHEDULE
               [TO BE ATTACHED AFTER LEASE EXECUTION]

                             INDEX OF DEFINED TERMS
                             ----------------------


Defined Term                                                           Paragraph
------------                                                           ---------
Additional Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . 4(a)(2)

AirProducts Easement . . . . . . . . . . . . . . . . . . . . . . . . . . 1(c)(3)

Alterations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8(b)

Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11(a)

Base Building Improvements . . . . . . . . . . . . . . . . . . .2 of Work Letter

Base Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4(a)(1)

Base Rent Adjustments. . . . . . . . . . . . . . . . . . Basic Lease Information

Building . . . . . . . . . . . . . . . . . . . . .Basic Lease Information & 1(a)

Buildings  . . . . . . . . . . . . . . . . . . .  Basic Lease Information & 1(a)

Building Systems . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9(b)

CAA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40(a)

CC&Rs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1(c)(3)

CERCLA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40(a)

Change Order for Tenant Modification(s). . . . . . . . . . . . .3 of Work Letter

Chronic Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21(f)

Clean-Up Facilities  . . . . . . . . . . . . . . . . . . . . . . . . . . 1(c)(2)

Common Area  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1(c)(2)

Common Area Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .5(b)

Completion Assurance . . . . . . . . . . . . . . . . . . . . . 11 of Work Letter

Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3(e)

Cost of Tenant Improvements. . . . . . . . . . . . . . . . . . . . . . . . 11(e)

Credit Termination Right . . . . . . . . . . . . . . . . . . . . . . . . . .3(f)

Declaration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40

Default Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4(e)

Draw Event . . . . . . . . . . . . . . . . . . . . . . 11(a)(iii) of Work Letter



Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40(a)

Environmental Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . .40

EPA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40

Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4(c)(1)(C)

Expense Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4(c)(1)(D)

Exercise Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43

Existing Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . 40(c)

Expiration Date  . . . . . . . . . . . . . . . . . . . . Basic Lease Information

Extension Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43

Fair Market Rental Value . . . . . . . . . . . . . . . . . . . . . . . . . 44(b)

Force Majeure Events . . . . . . . . . . . . . . . . . . . . . . . . . . . 14(c)

FWPCA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40(a)

Hazardous Materials. . . . . . . . . . . . . . . . . . . . . . . . . . . . 40(a)

Hetch Hetchy Easement  . . . . . . . . . . . . . . . . . . . . . . . . . . .1(a)

Identified Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . 40(c)

Initial Window Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . .3(e)

Insolvency Proceeding. . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

Land . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1(a)

Land Improvements  . . . . . . . . . . . . . . . . . . . . . . .2 of Work Letter

Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . .Recitals & 37(a)

Landlord Default Notice. . . . . . . . . . . . . . . . . . . . . . . . . . 21(d)

Landlord Delays  . . . . . . . . . . . . . . . . . . . . . . . .8 of Work Letter

Landlord Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12(a)

Landlord's Contractor  . . . . . . . . . . . . . . . . . . . . .3 of Work Letter

Landlord's Core Drawings . . . . . . . . . . . . . . . . . .5(a) of Work Letter

Landlord's Expense Statement . . . . . . . . . . . . . . . . . . . . .4(c)(3)(B)

Landlord's Plans . . . . . . . . . . . . . . . . . . . . . . . .2 of Work Letter

Landlord's Representatives . . . . . . . . . . . . . . . . . . . . . . . . 38(a)



Landlord's Tax Statement . . . . . . . . . . . . . . . . . . . . . . .4(c)(2)(A)

Landscape Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36

Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7(a)

Lease  . . . . . . . . . . . . . . . . . . . . . . . . . Basic Lease Information

Letter of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34(a)

Minimum Parking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36

Monthly Base Rent. . . . . . . . . . . . . . . . . . . . Basic Lease Information

Mortgage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

Mortgagee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

Occupancy Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3(a)

PacBell  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26(b)

Permitted Alterations. . . . . . . . . . . . . . . . . . . . . . . . . . . .8(c)

Permitted Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11(g)

PG&E . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26(b)

Phase I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1(a)

Phase II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1(b)

Phase II Buildings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1(b)

Phase II Land  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1(b)

Phase II Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1(b)

Premises   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1(a)

Project. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1(c)(1)

RCRA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40(a)

Real Estate Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . .4(c)(1)(B)

Reconfiguration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1(d)

Recreational Facilities. . . . . . . . . . . . . . . . . . . . . . . . . . . .36

Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4(a)(2)

Rent Commencement Date . . . . . . . . . . . . . . . . . . . . . . . . . . .3(d)

Rentable Area  . . . . . . . . . . . . . . . . . . . . . Basic Lease Information



Restrictive Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

Required Modifications . . . . . . . . . . . . . . . . . . . 5(c) of Work Letter

Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1(a)

Seller Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40(d)

SFWD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1(a)

SFWD Facilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1(c)(2)

Strategic Partner. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11(h)

Sublease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11(a)

Substantially complete . . . . . . . . . . . . . . . . . . . . .9 of Work Letter

Sufficiently complete. . . . . . . . . . . . . . . . . . . . . . . . . . . .3(a)

Taking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23(a)

Tax Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4(c)(1)(A)

Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Recitals & 37(a)

Tenant Delays  . . . . . . . . . . . . . . . . . . . . . . . . .7 of Work Letter

Tenant Improvements. . . . . . . . . . . . . . . . . . . . . . .1 of Work Letter

Tenant Modifications . . . . . . . . . . . . . . . . . . . . . .3 of Work Letter

Tenant Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12(b)

Tenant's Contractor  . . . . . . . . . . . . . . . . . . . . 5(d) of Work Letter

Tenant's Plans . . . . . . . . . . . . . . . . . . . . . . . 5(a) of Work Letter

Tenant's Representatives . . . . . . . . . . . . . . . . . . . . . . . . . 38(b)

Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3(a)

Three Party Agreement  . . . . . . . . . . . . . . . . . 11(a)(v) of Work Letter

Transfer Standards . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11(g)

TSCA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40(a)

Window Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3(e)

Work Letter. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3(b)

Working Drawings . . . . . . . . . . . . . . . . . . . . . . 5(a) of Work Letter

                                TABLE OF CONTENTS


BASIC LEASE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . i

1.   LEASED PREMISES.. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     (a)  Premises.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     (b)  Phase II Lease.. . . . . . . . . . . . . . . . . . . . . . . . . .   1
     (c)  Project; Common Areas; Access & Cooperation.   . . . . . . . . . .   2
          (1)  Definition of Project.. . . . . . . . . . . . . . . . . . . .   2
          (2)  Definition of Common Area.. . . . . . . . . . . . . . . . . .   2
          (3)  Use of Common Area. . . . . . . . . . . . . . . . . . . . . .   2
          (4)  Landlord's Access.. . . . . . . . . . . . . . . . . . . . . .   3
     (d)  Reconfiguration of Phase I.. . . . . . . . . . . . . . . . . . . .   3

2.   OCCUPANCY AND USE . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

3.   TERM AND POSSESSION . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     (a)  Term; Occupancy Date; Expiration Date. . . . . . . . . . . . . . .   5
     (b)  Initial Construction.. . . . . . . . . . . . . . . . . . . . . . .   5
     (c)  Occupancy By Tenant. . . . . . . . . . . . . . . . . . . . . . . .   6
     (d)  Rent Commencement Date; Certificate of Occupancy.. . . . . . . . .   6
     (e)  Conditions; Window Dates.. . . . . . . . . . . . . . . . . . . . .   7
     (f)  Credit Termination Right.. . . . . . . . . . . . . . . . . . . . .   8

4.   RENT; RENT ADJUSTMENTS; ADDITIONAL CHARGES FOR EXPENSES AND TAXES.. . .   8
     (a)  Payment of Rent. . . . . . . . . . . . . . . . . . . . . . . . . .   8
          (1)  Monthly Base Rent.. . . . . . . . . . . . . . . . . . . . . .   8
          (2)  Other Rent. . . . . . . . . . . . . . . . . . . . . . . . . .   8
          (3)  Partial Months. . . . . . . . . . . . . . . . . . . . . . . .   8
     (b)  Adjustments in Base Rent.. . . . . . . . . . . . . . . . . . . . .   9
     (c)  Additional Charges for Expenses and Taxes. . . . . . . . . . . . .   9
          (1)  Definitions of Certain Additional Charges.  . . . . . . . . .   9
               (A)  "Tax Year" . . . . . . . . . . . . . . . . . . . . . . .   9
               (B)  "Real Estate Taxes". . . . . . . . . . . . . . . . . . .   9
               (C)  "Expenses" . . . . . . . . . . . . . . . . . . . . . . .  10
               (D)  "Expense Year" . . . . . . . . . . . . . . . . . . . . .  12
          (2)  Payment of Real Estate Taxes.   . . . . . . . . . . . . . . .  12
               (A)  Payment as Due . . . . . . . . . . . . . . . . . . . . .  12
               (B)  Impounds . . . . . . . . . . . . . . . . . . . . . . . .  12
          (3)  Payment of Expenses . . . . . . . . . . . . . . . . . . . . .  12
               (A)  Payment as Due . . . . . . . . . . . . . . . . . . . . .  12
               (B)  Monthly Payments . . . . . . . . . . . . . . . . . . . . .13
          (4)  Other.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

     (d)  Audit Rights . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     (e)  Late Charges; Default Rate . . . . . . . . . . . . . . . . . . . .  14

5.   MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     (a)  Management of the Premises.. . . . . . . . . . . . . . . . . . . .  15
     (b)  Management of the Common Area. . . . . . . . . . . . . . . . . . .  15
     (c)  Third Party Management.. . . . . . . . . . . . . . . . . . . . . .  16
     (d)  Dispute of Assumption of Management. . . . . . . . . . . . . . . .  17




6.   RESTRICTIONS ON USE . . . . . . . . . . . . . . . . . . . . . . . . . .  17

7.   COMPLIANCE WITH LAWS. . . . . . . . . . . . . . . . . . . . . . . . . .  18
     (a)  Tenant's Compliance Obligations. . . . . . . . . . . . . . . . . .  18
     (b)  Insurance Requirements.. . . . . . . . . . . . . . . . . . . . . .  19
     (c)  No Limitation on Obligations.. . . . . . . . . . . . . . . . . . .  19

8.   ADDITIONAL ALTERATIONS. . . . . . . . . . . . . . . . . . . . . . . . .  19
     (a)  Landlord's Alterations . . . . . . . . . . . . . . . . . . . . . .  19
     (b)  Landlord's Consent to Tenant's Alterations.  . . . . . . . . . . .  20
     (c)  Permitted Alterations. . . . . . . . . . . . . . . . . . . . . . .  20
     (d)  Requirements for Tenant Alterations. . . . . . . . . . . . . . . .  20
     (e)  Removal of Alterations and Restoration.. . . . . . . . . . . . . .  21
     (f)  Reimbursement of Landlord's Review Costs.. . . . . . . . . . . . .  22

9.  REPAIR AND MAINTENANCE.. . . . . . . . . . . . . . . . . . . . . . . . .  22
     (a)  Landlord's Obligations.. . . . . . . . . . . . . . . . . . . . . .  22
     (b)  Tenant's Obligations.. . . . . . . . . . . . . . . . . . . . . . .  23
     (c)  Tenant's Obligations for Structural Maintenance. . . . . . . . . .  24
     (d)  Maintenance Service Contracts. . . . . . . . . . . . . . . . . . .  25
     (e)  Cure Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     (f)  No Liability of Landlord.. . . . . . . . . . . . . . . . . . . . .  26

10.  LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

11.  ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . . . . . .  27
     (a)  Restriction on Assignment and Subleasing.. . . . . . . . . . . . .  27
     (b)  Required Notice. . . . . . . . . . . . . . . . . . . . . . . . . .  27
     (c)  Landlord's Response To Proposed Assignment.. . . . . . . . . . . .  28
     (d)  Landlord's Response To Proposed Sublease.. . . . . . . . . . . . .  28
     (e)  Bonus Rent.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     (f)  Effect of Transfer.. . . . . . . . . . . . . . . . . . . . . . . .  29
     (g)  Permitted Transfer.. . . . . . . . . . . . . . . . . . . . . . . .  29
     (h)  Strategic Partners.. . . . . . . . . . . . . . . . . . . . . . . .  30
     (i)  Assumption by Transferee.. . . . . . . . . . . . . . . . . . . . .  30

     (j)  Effect on Extension Option.. . . . . . . . . . . . . . . . . . . .  31

12.  INSURANCE AND INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . .  31
     (a)  Release of Landlord. . . . . . . . . . . . . . . . . . . . . . . .  31
     (b)  Tenant Indemnity.. . . . . . . . . . . . . . . . . . . . . . . . .  32
     (c)  Tenant's Insurance Requirements. . . . . . . . . . . . . . . . . .  32
          (1)  Commercial General Liability Insurance. . . . . . . . . . . .  32
          (2)  Time Element Insurance. . . . . . . . . . . . . . . . . . . .  33
          (3)  Property Insurance. . . . . . . . . . . . . . . . . . . . . .  33
          (4)  Workers Compensation Insurance. . . . . . . . . . . . . . . .  33
     (d)  Survival.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     (e)  Landlord's Insurance Obligations.. . . . . . . . . . . . . . . . .  34

13.  WAIVER OF SUBROGATION . . . . . . . . . . . . . . . . . . . . . . . . .  34

14.  SERVICES AND UTILITIES. . . . . . . . . . . . . . . . . . . . . . . . .  35
     (a)  Tenant's Responsibility. . . . . . . . . . . . . . . . . . . . . .  35
     (b)  No Excessive Load. . . . . . . . . . . . . . . . . . . . . . . . .  36
     (c)  No Liability of Landlord.. . . . . . . . . . . . . . . . . . . . .  36




15.  TENANT'S CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . .  36

16.  HOLDING OVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

17.  SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

18.  RULES AND REGULATIONS . . . . . . . . . . . . . . . . . . . . . . . . .  38

19.  RE-ENTRY BY LANDLORD. . . . . . . . . . . . . . . . . . . . . . . . . .  38

20.  INSOLVENCY OR BANKRUPTCY. . . . . . . . . . . . . . . . . . . . . . . .  39

21.  DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     (a)  Tenant's Default.. . . . . . . . . . . . . . . . . . . . . . . . .  40
     (b)  Phase II Lease Default.. . . . . . . . . . . . . . . . . . . . . .  40
     (c)  Landlord's Remedies. . . . . . . . . . . . . . . . . . . . . . . .  41
     (d)  Landlord's Default.. . . . . . . . . . . . . . . . . . . . . . . .  41
     (e)  Tenant's Remedies. . . . . . . . . . . . . . . . . . . . . . . . .  42
          (1)  Limitation on Remedies. . . . . . . . . . . . . . . . . . . .  42
          (2)  Remedy for Construction Default.. . . . . . . . . . . . . . .  42
     (f)  Chronic Default. . . . . . . . . . . . . . . . . . . . . . . . . .  43

22.  DAMAGE AND DESTRUCTION. . . . . . . . . . . . . . . . . . . . . . . . .  43
     (a)  Restoration. . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

     (b)  Insurance Proceeds.. . . . . . . . . . . . . . . . . . . . . . . .  43
     (c)  Casualty at End of Term. . . . . . . . . . . . . . . . . . . . . .  44
     (d)  Mutual Termination Option; Insured Casualty. . . . . . . . . . . .  44
     (e)  Destruction Where No Proceeds Are Available. . . . . . . . . . . .  44
     (f)  Proceeds Upon Termination. . . . . . . . . . . . . . . . . . . . .  45
     (g)  Rent Abatement.. . . . . . . . . . . . . . . . . . . . . . . . . .  45
     (h)  Waiver of Statutory Provisions.. . . . . . . . . . . . . . . . . .  46

23.  EMINENT DOMAIN. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     (a)  Entire Building. . . . . . . . . . . . . . . . . . . . . . . . . .  46
     (b)  Partial Building; Termination. . . . . . . . . . . . . . . . . . .  46
     (c)  Partial Building; Restoration. . . . . . . . . . . . . . . . . . .  46
     (d)  End of Term Taking.. . . . . . . . . . . . . . . . . . . . . . . .  47
     (e)  Taking of Common Area. . . . . . . . . . . . . . . . . . . . . . .  47
     (f)  Award. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
     (g)  Temporary Taking.. . . . . . . . . . . . . . . . . . . . . . . . .  48
     (h)  Waiver of Statutory Provisions.. . . . . . . . . . . . . . . . . .  48

24.  SALE BY LANDLORD. . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

25.  RIGHT OF LANDLORD TO PERFORM. . . . . . . . . . . . . . . . . . . . . .  49

26.  OWNERSHIP OF IMPROVEMENTS; SURRENDER OF PREMISES. . . . . . . . . . . .  49
     (a)  Ownership of Tenant Improvements & Alterations.. . . . . . . . . .  49
     (b)  Delivery and Restoration of Premises.. . . . . . . . . . . . . . .  49
     (c)  No Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

27.  WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

28.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51




29.  TAXES PAYABLE BY TENANT . . . . . . . . . . . . . . . . . . . . . . . .  51

30.  ABANDONMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

31.  SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . . . . . . .  52

32.  ATTORNEY'S FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

33.  LIGHT AND AIR.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

34.  SECURITY DEPOSIT. . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     (a)  Letter of Credit.. . . . . . . . . . . . . . . . . . . . . . . . .  52
     (b)  Reduction After Occupancy. . . . . . . . . . . . . . . . . . . . .  53

     (c)  Further Reduction. . . . . . . . . . . . . . . . . . . . . . . . .  54
     (d)  Substitution of Cash Collateral. . . . . . . . . . . . . . . . . .  54

35.  FINANCIAL INFORMATION.. . . . . . . . . . . . . . . . . . . . . . . . .  54

36.  PARKING.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

37.  MISCELLANEOUS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
     (a)  Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . .55
     (b)  Other Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
     (c)  Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . . . . . . .55

38.  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . .  56
     (a)  Landlord's Representations and Warranties. . . . . . . . . . . . . .56
     (b)  Tenant's Representations and Warranties. . . . . . . . . . . . . . .56

39.  REAL ESTATE BROKERS . . . . . . . . . . . . . . . . . . . . . . . . . .  57

40.  HAZARDOUS MATERIALS LIABILITY . . . . . . . . . . . . . . . . . . . . .  57
     (a)  Definitions of Hazardous Materials and Environmental Laws. . . . .  57
     (b)  Tenant Indemnity.  . . . . . . . . . . . . . . . . . . . . . . . .  58
     (c)  Landlord Indemnity.. . . . . . . . . . . . . . . . . . . . . . . .  58
     (d)  Seller Indemnity.. . . . . . . . . . . . . . . . . . . . . . . . .  59
     (e)  Release of Landlord. . . . . . . . . . . . . . . . . . . . . . . .  59
     (f)  Tenant's Disclosure Obligations. . . . . . . . . . . . . . . . . .  59

41.  ARBITRATION OF DISPUTES . . . . . . . . . . . . . . . . . . . . . . . .  60

42.  SIGNAGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

43.  OPTION TO RENEW . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

44.  RENT DURING EXTENSION TERM. . . . . . . . . . . . . . . . . . . . . . .  62
     (a)  Determination of Fair Market Rental Value. . . . . . . . . . . . .  62
     (b)  Definition of Fair Market Rental Value.. . . . . . . . . . . . . .  65
     (c)  Interim Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
     (d)  Lease Terms Continue . . . . . . . . . . . . . . . . . . . . . . . .65

                                   EXHIBIT "D"

                                   WORK LETTER
                                    (PHASE I)

     1. OBLIGATIONS OF LANDLORD AND TENANT. For each of the Buildings, Landlord shall furnish and install the Base Building Improvements provided for in Paragraph 2 at Landlord's expense. Tenant shall furnish and install, at Tenant's expense, the interior improvements and Building Systems to complete each of the Buildings ("Tenant Improvements"), as required by Tenant's Plans (as defined in Subparagraph 5(a) below). Without limiting the generality of the foregoing, the Tenant Improvements shall include, without limitation, the electrical and telephone systems to be furnished by Tenant pursuant to Subparagraph 4(a) below and the specific items listed on Schedule "D-2" attached hereto. The quantity, quality, character and manner of installation of all of the foregoing work shall be subject to the limitations imposed by any applicable regulations, laws, ordinances, codes and rules.

     2. BASE BUILDING IMPROVEMENTS. For each Building, Landlord shall furnish an uninsulated industrial shell building ("Base Building Improvements") which shall include the building exterior walls and windows, foundation, floors, roof membrane, roof system, raised shell sprinklers, related structural components, the items listed on Schedule "D-5" attached hereto, and one unenclosed secondary stairwell in each Building. In addition, Landlord shall provide all base hardscape and landscape features on the Premises, including parking areas, drive aisles, landscaping, monuments for Tenant's signage (with project identification lettering), directional signage, exterior lighting in the Common Area (other than lighting for the Recreational Areas) and utilities stubbed in or to the shell of each Building (except as provided in Paragraph 4 below)(collectively, the "Land Improvements"). The scope and finishes of the Base Building Improvements and the Land Improvements to be provided by Landlord will be as shown in the construction drawings submitted by Landlord to the City of Mountain View for approval, with such revisions as may be required by the City (such drawings, as finally approved by the City of Mountain View, are referred to herein as "Landlord's Plans"); provided that (i) any items specifically designated herein as Tenant Improvements or Tenant


                         EXHIBIT D - PAGE 1 of 13

Modifications which are shown on Landlord's Plans shall not be included in Base Building Improvements, and (ii) all items described in the right-hand column on Schedule "D-4" attached hereto shall be deemed "Tenant Modifications" (as defined in Paragraph 3 below) approved by Landlord or Tenant Improvements, as applicable, and not Base Building Improvements or Land Improvements notwithstanding their inclusion in Landlord's Plans.

     3. TENANT MODIFICATIONS. Any changes to the Land Improvements or Base Building Improvements requested by Tenant and approved by Landlord, in its sole discretion, shall be defined herein as "Tenant Modifications". The Tenant Modifications may include, without limitation, the following: (i) certain recreational facilities (including sport courts and facilities) to be located on portions of the Common Area, including the Recreational Facilities; (ii) early installation of stub-ins for Tenant's electric, telephone and cable systems into the shell, plumbing gut lines, footings and embeds for Tenant-required structural items, and steel components related to Tenant's structural reinforcement and design; (iii) any changes to the Land Improvements or Base Building Improvements (including additional or different equipment and/or modification of the base irrigation system) necessary to allow the landscape irrigation system or any other system to use reclaimed, unpotable water from the underground remediation facilities; (iv) changes to building glass or other components of the Base Building Improvements; (v) excavations and installation of components related to Tenant's elevators; and (vi) changes to the Land Improvements, Base Building Improvements and/or Landlord's Plans that are necessitated by applicable legal or construction requirements due to Tenant's Plans, or that are otherwise requested by Tenant. All of Tenant's obligations hereunder with respect to Tenant Improvements shall be applicable to any Tenant Modifications, except as expressly provided herein. Tenant shall pay for the incremental cost of any Tenant Modifications, and shall enter into a separate agreement with Devcon Construction ("Landlord's Contractor") for such work. Alternatively, Landlord may elect, for reasons of expediency and convenience, to add any specific Tenant Modification(s) to its construction contract for Base Building Improvements, in which event the applicable Tenant Modification(s) shall be treated as a separate "Change Order for Tenant Modification(s)" under Landlord's contract for the Land



                         EXHIBIT D - PAGE 2 of 13

Improvements and/or Base Building Improvements. Tenant shall be responsible for all costs (which shall be evidenced by trade cost breakdowns by Landlord's Contractor) resulting from any Change Order for Tenant Modifications, including architectural, engineering and special testing and/or inspection charges, and any special permits or fees. Tenant shall reimburse Landlord for the full costs incurred by Landlord in connection with any such Change Order. Such payments shall be made based on progress of work, within twenty (20) days of receipt of a bill from Landlord together with reasonably satisfactory documentation that the work covered by such bill has been substantially complete. Upon completion of the Tenant Improvements, Landlord shall reimburse Tenant for any net cost savings realized by Landlord on its contract for Base Building Improvements and/or Land Improvements which were attributable to Change Orders for Tenant Modifications. Such reimbursement shall be made within thirty (30) days after receipt of Tenant's billing and documentation.


                         EXHIBIT D - PAGE 3 of 13

     4.   ELECTRICAL SYSTEMS, TELEPHONE SYSTEMS AND DEDICATED COMMUNICATIONS
LINES.

          (a) LANDLORD'S OBLIGATIONS. Landlord shall not be responsible for furnishing electrical, telephone, or dedicated communications systems for any of the Buildings. Landlord shall be responsible for the overhead conversion of the PG&E and PacBell lines which cross Phase I and are midpoint between Ellis Street and Whisman Road to below ground. If Landlord elects to put conduits in Tenant's communication trench along the southern property line dividing Phase I from the property located at 350 Ellis Street, Landlord will reimburse Tenant for fifty percent (50%) of the cost incurred by Tenant for such trench, promptly upon receipt of an invoice and reasonably acceptable documentation of such costs.

          (b) TENANT'S OBLIGATIONS. Tenant shall furnish and install, at Tenant's expense, its telephone distribution system from the Pacific Bell point-of-connection outside the Project to each Building. In addition, Tenant shall furnish and install, at Tenant's expense, primary electrical service from PG&E's point-of-connection (whether inside or outside the Project) to a substation point on the Project, and an electrical distribution system from the substation point to and throughout each of the Buildings, as necessary for Tenant's intended use. The location of the substation and all conduits and other portions of the electrical system, and of all portions of the telephone distribution system and dedicated communications systems, shall be as designated by Landlord. Tenant shall design and install such electrical and telephone systems in a manner consistent with Tenant's restoration and reconfiguration obligations upon expiration or termination of the Lease, which obligations are described in Subparagraph 26(b) of the Lease.

          (c) CREDIT DUE TENANT. Landlord shall credit to Tenant the actual cost, as reasonably determined by Landlord, that Landlord would have incurred if Landlord had furnished "power to panel" electrical service under a customary supply arrangement where PG&E sells power on a retail basis rather than a wholesale basis. Such amount shall be reduced by any costs incurred by Landlord as a result of the work described in Subparagraph 4(a) above, including the cost attributable to any


                         EXHIBIT D - PAGE 4 of 13
requirement by PG&E that Landlord modify any PG&E connections which serve adjoining property through lines from the Project. Any net reimbursement amount shall be paid by Landlord within thirty (30) days after Tenant provides Landlord with written documentation satisfactory to Landlord that
(i) the Tenant Improvements (including the electrical distribution system) and Tenant Modifications are substantially complete, and (ii) Tenant has received unconditional lien waivers from Tenant's Contractor and any other contractors and/or subcontractors with respect to all work on the electrical distribution system.

          (d) CREDIT FOR COMMUNICATIONS CONDUITS. Landlord shall credit to Tenant the amount of Fifty-Four Thousand Dollars ($54,000) toward the cost of Tenant's communication conduits on Phase I. Such amount shall be credited at the same time and in the same manner as provided in Subparagraph 4(c) [Credit Due Tenant] above.

     5.   TENANT IMPROVEMENTS.

          (a) SPACE PLANS AND WORKING DRAWINGS. Tenant has approved Landlord's core drawings and specifications, prepared by Kenneth Rodrigues & Partners, Inc. and as shown on Schedule "D-4" attached hereto, which locate placement of bathroom cores, elevators, lobbies, electrical rooms, mechanical and HVAC units and air supply shafts in each Building ("Landlord's Core Drawings"). Tenant shall cause its architect and/or engineers to prepare (i) a space plan for the Premises; (ii) complete architectural, mechanical, electrical, plumbing, and other plans for the Tenant Improvements; (iii) specifications for Tenant's mechanical system and electrical system; (iv) specifications for the HVAC system using air-cool package systems; and (v) a list of building standards for interior design (including, without limitation, the Building Systems), including a schedule of all finishes. Items (ii), (iii), (iv) and (v) above are collectively referred to herein as "Working Drawings". The building standards must meet or exceed the Minimum Standards for Tenant Improvements attached hereto as Schedule "D-1", and all operating components of the Building Systems and related distribution systems to the Premises shall be national brand name products, used in their customary manner, with a consistent track record for low maintenance, durability and optimum functionality. The space


                         EXHIBIT D - PAGE 5 of 13
plan and Working Drawings shall comply with all applicable regulations, laws, ordinances, codes and rules; provided that Tenant shall not be liable to Landlord for any non-compliance of Tenant's space plan or Working Drawings that directly results from non-compliance of Landlord's Core Drawings with any laws, regulations, codes, ordinances or rules so long as Tenant notifies Landlord promptly after Tenant obtains knowledge of any such non-compliance by Landlord's Core Drawings, and Tenant shall have such additional time as Landlord reasonably deems necessary to submit its space plan and/or Working Drawings after making any necessary modifications to correct any non-compliance resulting from Landlord's Core Drawings' non-compliance. In addition, the space plan and Working Drawings shall provide for corridors, lobbies, bathrooms, mechanical and electrical systems, and fire exits which are designed to accommodate single or multi-tenant configurations in each Building (including, without limitation, separate metering for utilities), in conformance with Landlord's Core Drawings and in a design reasonably acceptable to Landlord. The space plan and Working Drawings shall be performed by Devcon Construction's architectural services, or another architect mutually acceptable to Landlord and Tenant. On or before March 1, 1997, Tenant shall submit its space plan to Landlord, for Landlord's review and approval, which approval shall not be unreasonably withheld or delayed so long as such space plan reflects a configuration and design that reasonably relates to the functional design of the applicable Building and incorporates a logical pedestrian traffic flow. Within five (5) business days after such submission, Landlord shall either approve or disapprove the space plan. Tenant shall make any changes necessary in order to correct any item identified by Landlord as grounds for its disapproval, and shall resubmit the corrected space plan to Landlord within five (5) business days after Landlord's disapproval. Within five (5) business days after Landlord receives the revised space plan, Landlord shall approve or disapprove it. This procedure shall be repeated until the space plan is finally approved by Landlord and written approval has been delivered to Tenant. On or before May 1, 1997, Tenant shall submit its Working Drawings and a pallet of interior colors and finishes to Landlord for Landlord's review and approval, which approval shall not be unreasonably withheld or delayed so long as such drawings and pallet conform to the requirements of this Subparagraph 5(a). Landlord's approval or disapproval of


                         EXHIBIT D - PAGE 6 of 13
such Working Drawings and pallet, and Tenant's response thereto, shall follow the procedure described above with respect to the space plan, except that each time period shall be changed from five (5) business days to ten (10) business days. All items finally approved by Landlord pursuant to this Paragraph are referred to herein collectively as "Tenant's Plans".

          (b) TENANT IMPROVEMENT COSTS. Tenant shall bear the cost of Tenant Improvements, including, without limitation, costs in connection with space planning, preparing Tenant's Plans, engineering, plan checking, special inspections and testing, any consultants, and related permits and fees for Tenant Improvements.

          (c) ELECTION TO REQUIRE REMOVAL OF TENANT IMPROVEMENTS AND TENANT MODIFICATIONS. In connection with its approval of Tenant's Plans, Landlord shall designate in writing if any portion of the Tenant Improvements or Tenant Modifications must be removed upon the expiration or sooner termination of this Lease, together with a description of specific deletions, additions, substitutions or modifications to such Tenant Improvements or Tenant Modifications that Tenant must make in order for Landlord to not require their removal (any such modifications, "Required Modifications"). If Landlord does not make such designation in writing with respect to any portion of the Tenant Improvements or Tenant Modifications, such portion of the Tenant Improvements or Tenant Modifications may remain on the Premises upon the expiration or sooner termination of the Lease. If Landlord designates any Tenant Improvements or Tenant Modifications for removal, within five (5) business days after receipt of such designation, Tenant shall either (i) resubmit Tenant's Plans with the Required Modifications made, which plans shall be subject to Landlord's review in accordance with Subparagraph 5(a), or (ii) notify Landlord of Tenant's intent to proceed without making the Required Modifications. Tenant's failure to take either action within such five (5) day period shall be deemed Tenant's election to proceed without making the Required Modifications. If Landlord designates that any Tenant Improvements or Tenant Modifications must be removed and Tenant does not make the Required Modifications, upon the expiration or sooner termination of the Term of the Lease Tenant shall upon demand by Landlord, at Landlord's election, either (i) at


                         EXHIBIT D - PAGE 7 of 13

Tenant's sole cost and expense, forthwith and with all due diligence remove any Tenant Improvements made by or for the account of Landlord which are designated by Landlord to be removed, and restore the Premises to as near as possible its original condition prior to the installation of such Tenant Improvements or Tenant Modifications, subject to normal wear and tear, or
(ii) pay Landlord the reasonable estimated cost of such removal and restoration.

          (d) TENANT'S CONTRACTOR. Tenant shall use Devcon Construction as its general contractor for all of the Tenant Improvements ("Tenant's Contractor"). Tenant shall use the same roofing contractor as Landlord. Tenant's subcontractors and labor shall be subject to approval by Landlord (which approval shall not be unreasonably withheld or delayed) and reasonable administrative supervision by Tenant's Contractor. Tenant shall direct and authorize Tenant's Contractor (with respect to Tenant Improvements) and Landlord's contractor (with respect to Tenant Modifications not being made by Change Order to Landlord's construction contract) to keep Landlord fully informed of the construction process, and to provide Landlord with access to all documentation and other information in either contractor's possession or control regarding construction of the Tenant Improvements or the Tenant Modifications; provided that Landlord shall not be obligated to monitor or inspect construction of the Tenant Improvements or Tenant Modifications or any information in connection therewith.

     6. CONSTRUCTION OF TENANT IMPROVEMENTS AND TENANT MODIFICATIONS. After the Occupancy Date has occurred and Tenant has received Landlord's approval of Tenant's Plans, Tenant shall administer and diligently prosecute the construction of Tenant Improvements in accordance with Tenant's Plans. All Tenant Improvements and Tenant Modifications shall be constructed using union labor. Landlord and Tenant shall cooperate, and shall cause their respective contractors to cooperate, in a reasonable manner to coordinate work on Base Building Improvements, Tenant Modifications and Tenant Improvements. However, installation of all Tenant Improvements and Tenant Modifications shall comply with Landlord's contractor's schedule and rules of the site, and shall not cause Landlord's contractor to be dependent upon Tenant's work in order for Landlord's contractor to complete the


                         EXHIBIT D - PAGE 8 of 13

Base Building Improvements. After the Occupancy Date, Tenant shall give Landlord and Landlord's contractor, subcontractors and suppliers full access and entry to the Premises in order to complete the Base Building Improvements in accordance with any reasonable security procedures established by Tenant. Landlord and Tenant shall each have the full benefit of all contractor warranties.

     7. TENANT DELAYS. If the conditions for establishing the Occupancy Date or any other Condition are delayed due to a delay in constructing Land Improvements or Base Building Improvements as a result of any of the following (collectively, "Tenant Delays"), and such delay could not have been mitigated by Landlord using commercially reasonable measures (provided that Landlord shall have no obligation to mitigate delays caused by Tenant's failure to meet a specific deadline set forth herein or in the construction schedule), then the Initial Window Date for each Condition which has not been satisfied shall be extended by the length of such delay, and the Rent Commencement Date shall be adjusted to reflect what the Rent Commencement Date would have been if there had been no Tenant Delays: (a) Tenant's failure to submit any component of Tenant's Plans or any other items to be delivered under this Work Letter, on or before the dates or time periods called for; (b) any Tenant Modifications which require changes to the Base Building Improvements or Land Improvements; (c) Tenant's or Tenant's Contractor's, subcontractors' or suppliers' failure to comply with Landlord's contractor's schedule or rules of the site; (d) Tenant's changes to Tenant's Plans after Landlord's approval thereof or other delays in Tenant's construction of the Tenant Improvements (other than delays caused by Force Majeure Events); or (e) interference by Tenant or Tenant's Contractor, subcontractors or suppliers with construction of the Base Building Improvements or Land Improvements by denying full access to the Buildings, causing labor disputes or otherwise failing to comply with Paragraph 6 hereof. Landlord shall give Tenant at least three (3) days prior notice if Landlord becomes aware that Tenant is in danger of causing a Tenant Delay, and if Tenant takes appropriate measures to prevent such delay within such three (3) day period, no adjustment to any Initial Window Date or Rent Commencement Date shall be made; provided, however, that if such delay was not reasonably foreseeable by Landlord, the three (3) day period for


                         EXHIBIT D - PAGE 9 of 13
prior notice and opportunity to mitigate provided above shall be changed to twenty-four (24) hours after Landlord becomes aware of such delay or potential delay; and provided further, that no such notice shall be required in order for such adjustment to be made if such delay results from Tenant's failure to perform any obligation within a specific date or time period (including, without limitation, any delay in delivery of Tenant's space plan or Working Drawings or non-compliance with Landlord's contractor's schedule).


     8. LANDLORD DELAYS. If substantial completion of the Tenant Improvements is delayed as a result of any of the following, and such delay could not have been mitigated by Tenant using commercially reasonable measures (collectively, "Landlord Delays"), then the Rent Commencement Date shall be extended for a period equal to any delay in substantial completion of the Tenant Improvements directly resulting from such Landlord Delays: (a) unreasonable interference by Landlord or Landlord's Contractor in connection with construction of the Base Building Improvements; (b) Landlord's failure to respond to any request for approval of any item by Tenant as required by this Work Letter, within the time period specified herein; (c) Landlord's failure or delay in obtaining any permits, approvals or consents of third parties with respect to the Base Building Improvements which are Landlord's responsibility to obtain and which must be obtained in order for Tenant to obtain any required permits, approvals or consents of third parties with respect to the Tenant Improvements or Tenant Modifications, but only to the extent that Tenant's ability to obtain such permits, approvals or consents is delayed beyond the time Tenant would have obtained same in the ordinary course of its construction but for Landlord's delay; or (d) any material changes to Landlord's Core Drawings after their approval by Tenant or Landlord's Plans after final approval by the City of Mountain View (other than Tenant Modifications or changes required by third parties) that directly affect Tenant's Plans or Tenant Improvements. Tenant shall give Landlord at least three (3) days prior notice that Landlord is in danger of causing a Landlord Delay, and if Landlord takes appropriate measures to prevent such delay within such three (3) day period, no adjustment to the Rent Commencement Date shall be made; provided, however, that if such delay was not reasonably foreseeable by Tenant, the three (3) day period for prior notice and opportunity


                         EXHIBIT D - PAGE 10 of 13
to mitigate provided above shall be changed to twenty-four (24) hours after Tenant becomes aware of such delay or potential delay.

     9. SUBSTANTIAL COMPLETION. For purposes of this Work Letter and the Lease, (i) the Base Building Improvements and Land Improvements shall be deemed "substantially complete" at such time as Landlord has completed the Base Building Improvements and Land Improvements in accordance with Landlord's Plans subject to completion and correction of items on Landlord's architect's punch list, and certain other items which will not be completed until substantial completion of the Tenant Improvements (such as items necessary to modify the sprinklers in accordance with the Tenant Improvement package and certain landscaping), and (ii) the Tenant Improvements and/or Tenant Modifications shall be deemed "substantially complete" at such time as Tenant has completed work in accordance with Tenant's Plans sufficient to obtain the signature of the appropriate City of Mountain View building official that the Tenant Improvements and/or Tenant Modifications have passed final inspection, subject only to the completion or correction of items on Tenant's architect's punch list (and exclusive of the installation of all telephone and other communications facilities and equipment and other finish work or decorating work to be performed by or for Tenant to the extent completion of such work is not required for Tenant's receipt from the City of Mountain View of a certificate of occupancy or a signed-off building permit, or its equivalent, for the applicable Building).

     10. INSURANCE. During the course of construction, Landlord and Tenant shall require their respective contractors and architects to obtain and maintain in force Commercial General Liability insurance (including, without limitation, insurance against completed operations liability for losses occurring within three (3) years after the completion of the Base Building Improvements or Tenant Improvements, as applicable) with coverage for explosion, collapse, and underground damage, against claims arising out of bodily injury, personal injury, or death and from damage to or destruction of property of others, including, without limitation, loss of use thereof, and including, without limitation, the liability of Landlord, Tenant or the applicable contractor arising out of the activities of all subcontractors,


                         EXHIBIT D - PAGE 11 of 13
and each of them, with a combined single limit of not less than Ten Million Dollars ($10,000,000) for any one accident and/or occurrence and/or series of accidents or occurrences arising out of any one event. Such insurance shall include Broad Form Property Damage and Independent Contractors Coverage.
Such insurance shall be primary and not subject to any contribution from any insurance carried by Landlord or Tenant. In addition, Tenant's architect, and any contractors or subcontractors doing design/build for any portion of the Tenant Improvements, shall carry Professional Liability Insurance (errors & omissions), in an amount not less than $1,000,000, covering personal injury, bodily injury and property damages, said coverage to be maintained for a period of three (3) years after completion of Tenant Improvements. All such insurance shall name the following parties as additional insured: Landlord, Tenant, any Mortgagee, and any other contractors with respect to any of the Base Building Improvements, Land Improvements, Tenant Modification or Tenant Improvements.

     11. COMPLETION ASSURANCE. The parties acknowledge and agree that (i) Landlord will be acquiring the Land and obtaining a construction loan for the Base Building Improvements in reliance on the Lease, including Tenant's obligations to complete the Tenant Improvements and to pay for the Tenant Improvements and Tenant Modifications as provided in this Work Letter, and (ii) Landlord would not enter into the Lease unless such obligations are assured in accordance with the terms of this Paragraph 11. Accordingly, Tenant has agreed to provide assurance (the "Completion Assurance") for its obligations under this Work Letter in accordance with this Paragraph 11.

          (a) LETTER OF CREDIT: At such time as Landlord acquires the Land and waives its Credit Termination Right, Tenant shall deliver to Landlord one or more unconditional, irrevocable, transferable letter(s) of credit, in the initial aggregate amount of Six Million Eight Hundred Twenty-Five Thousand One Hundred Five Dollars ($6,825,105), issued by Bank of America NT & SA (or another financial institution reasonably acceptable to Landlord), and in the form attached hereto as Schedule "D-3".

               (i) TERMS OF LETTER(S) OF CREDIT. The letter(s) of credit shall have an original term of no less than one year


                         EXHIBIT D - PAGE 12 of 13
and automatic extensions until sixty (60) days after the later of Tenant's satisfaction of all of its obligations under this Work Letter and the Rent Commencement Date. The letter(s) of credit shall provide for partial draws. Tenant shall keep the letter(s) of credit, at its expense, in full force and effect during such time as security for Tenant's obligations to timely construct the Tenant Improvements and pay for the Tenant Improvements and Tenant Modification pursuant to, and in accordance with, the terms of this Work Letter. The letter(s) of credit shall provide thirty (30) days' prior written notice to Landlord of cancellation or material change thereof.

               (ii) LANDLORD'S RIGHT TO DRAW. If a Draw Event (as defined below) occurs, Landlord or its assignee, at its option, may present its written demand for payment of the entire face amount of the letter(s) of credit and the funds so obtained shall become due and payable to Landlord or its assignee. Landlord or its assignee may use the funds so obtained to complete the Tenant Improvements contemplated by this Work Letter or, in lieu of any portion thereof, any other improvements or alterations to the Premises, so long as the aggregate cost thereof does not exceed $35 per rentable square foot. Alternatively, Landlord or its assignee may make partial draws on the letter of credit as needed to pay for the Tenant Improvements or any other improvements or alterations, subject to the above limitation. In addition, if a Draw Event occurs, Landlord or its assignee, at its option, may draw on the letter(s) of credit to pay for any Tenant Modifications. Upon Landlord's completion of the Tenant Improvements (or any other improvements or alterations as provided above), Landlord shall reimburse Tenant, at Tenant's request and subject to Landlord's receipt of reasonable documentation, for any costs incurred by Tenant prior to the Draw Event for construction of the Tenant Improvements, but only to the extent of any remaining proceeds from the letter(s) of credit.

               (iii) DEFINITION OF DRAW EVENT. A "Draw Event" shall mean any of the following: (I) Tenant is the subject of an Insolvency Proceeding (as defined in the Lease); provided, however, that if such proceeding is pursuant to Chapter 11 of the United States Bankruptcy Code (as opposed to Chapter 7), a Draw Event shall not be deemed to have occurred so long as (A) the



                         EXHIBIT D - PAGE 13 of 13

Lease and Work Letter are assumed by Tenant within sixty (60) days after the order for relief is entered, (B) no other Draw Event has occurred, (C) Tenant is not in breach of any other obligations under the Lease or this Work Letter, and (D) no lien has been filed against Phase I arising out of any work performed, material furnished or obligations incurred by Tenant which has not been released prior to the commencement of such Insolvency Proceeding; (II) Tenant terminates its construction contract with Tenant's Contractor without Landlord's prior consent, or defaults under such construction contract or any substitute thereof and does not cure such default within the longer of the applicable cure period under such contract or five (5) days after such default occurs; (III) the Lease is terminated by Landlord due to a Tenant default before completion of the Tenant Improvements and any Tenant Modifications; (IV) the letter(s) of credit are not extended within thirty (30) days prior to their expiration; (V) Tenant fails to deliver Tenant's space plan, Working Drawings, or any other item required to be delivered pursuant to Paragraph 5(a) on or before the date specified for such delivery; (VI) Tenant fails to commence construction of the Tenant Improvements within ninety (90) days after the Occupancy Date (subject to delay caused by Force Majeure Events); (VII) Tenant terminates the Lease pursuant to Paragraph 22(d) prior to completion of the Tenant Improvements and any Tenant Modifications, provided that in such event Tenant shall be entitled to any insurance proceeds attributable to the Tenant Improvements completed by Tenant prior to the casualty and Landlord shall be entitled to the entire face amount of the letter(s) of credit; and (VIII) Tenant fails to complete the Tenant Improvements within one hundred eighty (180) days after the Occupancy Date (subject to delay caused by Force Majeure Events), provided that if Landlord reasonably determines that Tenant is diligently pursuing construction of the Tenant Improvements, Landlord shall allow Tenant an additional thirty (30) days to complete the Tenant Improvements before a "Draw Event" is deemed to occur.

               (iv) RETURN OF LETTER(S) OF CREDIT. The letter(s) of credit shall be returned to Tenant, and Tenant's obligations under this Paragraph 11 shall terminate, at such time as all of the following have occurred: (A) Tenant has spent at least the face amount of the letter(s) of credit on the Tenant Improvements



                         EXHIBIT D - PAGE 14 of 13

(not including the Tenant Improvements described in Paragraph 4(a)); (B) Tenant has completed and paid for all Tenant Modifications; and (C) Tenant has provided Landlord with the following items with respect to all of the Tenant Improvements and all of the Tenant Modifications which are not made by Change Order: (I) "as-built" drawings signed by either Tenant's architect or contractor; (II) final punch list signed off by both Tenant and Landlord and/or their architects; (III) written certification from Tenant's architect and/or contractor that the Tenant Improvements and Tenant Modifications are substantially complete in accordance with Tenant's Plans, and a copy of the certificate of occupancy; and (IV) evidence satisfactory to Landlord and any Mortgagee that all potential lien claimants have been fully paid and release their lien claims, which evidence shall be sufficient for any Mortgagee to obtain an acceptable endorsement to its title insurance policy insuring lien-free completion of the Tenant Improvements and any Tenant Modifications.

               (v) THREE PARTY AGREEMENT. At or prior to Tenant's delivery to Landlord of the letter(s) of credit, Tenant shall enter into, and shall cause Tenant's general contractor for the Tenant Improvements to enter into, an agreement with Landlord, in form and substance reasonably satisfactory to Landlord (the "Three Party Agreement"). The Three Party Agreement shall provide that, if a Draw Event occurs, Landlord shall have the option to either (I) terminate the existing contract for construction of Tenant Improvements, after paying the general contractor for all completed work from the proceeds of the letter(s) of credit, to the extent they are available to Landlord; or (II) assume Tenant's obligations, to the extent they accrue after the Draw Event, under the existing contract for construction of Tenant Improvements; or (III) terminate the existing contract as provided in (I) above and enter into a new contract with the general contractor for completion of the Tenant Improvements or any other alterations or improvements to the Premises.

          (b) ADDITIONAL OBLIGATIONS. The Completion Assurance described in this Paragraph 11, and Tenant's obligations and Landlord's rights with respect thereto, shall be in addition to any Letter of Credit or other security deposit provided by Tenant


                         EXHIBIT D - PAGE 15 of 13
under the Lease pursuant to Paragraph 34 of the Lease. The amount of the Completion Assurance shall not limit Tenant's obligations under this Work Letter.

     12. DISPUTE RESOLUTION. If Landlord and Tenant disagree about any issues (including, without limitation, Tenant Delays and Landlord Delays) used to determine the Occupancy Date, the Rent Commencement Date, any Initial Window Date or the satisfaction of any Condition, and the parties are unable to resolve that dispute within thirty (30) days after Tenant commences business operations at the Premises, the dispute shall be submitted to arbitration for resolution pursuant to Paragraph 41 [Arbitration of Disputes] of the Lease.
Notwithstanding the foregoing, during the pendency period of any arbitration initiated pursuant to this Paragraph 12, Tenant shall pay Base Rent and Additional Charges from and after the Rent Commencement Date as determined by Landlord and, if such dispute affects any Condition or Initial Window Date, Tenant may not exercise any termination right or action for damages in connection therewith; provided, however, that such payment and/or inability to terminate shall be without prejudice to the ultimate determination of that issue.

     13. DEFINED TERMS. All capitalized terms not defined in this Work Letter shall have the meanings given them in the Lease.



                         EXHIBIT D - PAGE 16 of 13

                                  SCHEDULE D-1
                                MINIMUM STANDARDS
                                       FOR
                               TENANT IMPROVEMENTS

                       NETSCAPE COMMUNICATIONS CORPORATION
                        464 ELLIS STREET - MOUNTAIN VIEW
                                     PHASE I


     RESTROOMS:

- Walls & Floors - Dal Tile or American Olean unglazed mosaic 2"x 2" ceramic tile thinset
-    Ceramic tile wainscot - 6'-0" high @ wet walls
-    Stipple enamel painted gyp.bd. ceiling @ min. 9' high.


     SINK TOPS:

-    Tile, granite or Corian


     DRINKING FOUNTAIN:

-    Haws Model HWCF8-2 Dual Heights


     URINAL:

-    American Standard Allbrook Urinal 6541.132


     LAVATORY:

-    American Standard Ovalyn Under Counter 0470.013.


     FAUCET:

-    Kohler Triton K-7443-4B

     TOILETS:

- Wall mounted American Standard Elongated Cadet 9468-018 with Sloan 115 PYV flush valve.


     TOILET ACCESSORIES:

-    Paper towel dispenser:        Bobrick B38032
                                   (Women's dual)

-    Combination Unit, Toilet Seat Cover, Toilet Tissue:

     -    Bobrick B-3571 (Women's single)
     -    Bobrick B-357 (Women's dual)
     -    Bobrick B-3479 (Men's single)
     -    Bobrick B-3471 (Men's dual)

-    Liquid Soap Dispenser:        Brobrick B-822
                                   (Counter Mounted)

-    Recessed Feminine Napkin      Brobrick B-3500
     Dispenser:

-    Grab Bar:                     Brobrick B-490-36
                                   Brobrick B-490-48


     MIRROR OVER SINKS:

- 1/4" thick float mirror wall-to-wall from light valance to vanity splash.


     P.L. TOILET PARTITIONS:

- Floor mounted. Additional specifications to be provided by Tenant, subject to Landlord's approval.

     JANITORIAL CLOSETS (BOTH FLOORS):

-    Broom/mop holder
-    Fiberglass floor sink
-    4'-0" high Marlite wainscot behind sink

     LOBBY:

-    Elevator Finishes/Features:
     -    Carpet
     -    4500 lb. Front/Rear Service in Buildings 1 and 3;
          Front service only in Building 2
     -    Wall panels - plastic laminate
     -    Ceiling/Lighting - Eggcrate


     CEREMONIAL STAIRWAY:

-    Carpet with or without pad


     MISCELLANEOUS:

-    Cafeteria & Health Club to be reviewed and approved
-    ADA Compliance required throughout project

                      GENERAL TENANT IMPROVEMENT STANDARDS




ACOUSTICAL CEILINGS:

2 x 4 flat white T-Bar grid with drop-in ceiling tiles (rated as required). Tenant may provide specifications for ceiling tiles, subject to Landlord's approval. Compression post and seismic wires as required by code. All required light wires.

Open ceiling plan permitted, subject to Landlord approval.


CARPET & RESILIENT FLOORING:

Carpet:        28 oz. loop pile glue down carpet

Base: 2" to 4" rubber base (top set base at resilient floors).

Resilient:     Armstrong Stonetex

PAINT:

Two coats of paint over prime coat. Standard manufacturers are Kelly Moore, Sinclair or equal.


WALL COVERINGS:

Walls shall have a smooth finish.

Not otherwise specifically required by Landlord.


PLUMBING:

Coffee bar sinks with single handle faucets, 2 1/2 gallon under counter hot water or other arrangements acceptable to Landlord.


HVAC:

Tenant to provide design by licensed mechanical engineer based on design criteria by Super Symmetry. The design is subject to Landlord's approval.


FIRE SPRINKLERS:

Base Building Improvements include mains and up heads at the structure. Tenant Improvements include all necessary drop heads with semi-recessed chrome heads with white escutcheons.
Drop heads to be tile-centered where possible and otherwise placed in aesthetically pleasing locations.


CASEWORK:

Base cabinets with Countertops - Flush overlay construction, plastic laminate exteriors, drawers over doors, 6" drawer fronts, one selply shelf adjustable on 32 mm pins, 4" back splash, 4" painted plywood base, locking rail behind face frame between doors and drawers (no locks, unless specifically requested), 2'-3" deep, 3'-0" high, polished chrome wire pulls, hinges adjustable with 170 degrees opening, shelf span not to exceed 32", countertops to be plywood under plastic laminate.

Wall Cabinets - Flush overlay construction laminate exteriors, mounted from 4'- 8" above finished floor to 7'-6" above finished floor, seal top with backing material, two selply shelves adjustable on 32 mm pins, 3" apron at bottom, brushed chrome wire pulls, hinges adjustable with 170 degree opening, shelf span not to exceed 32".

Standard Plastics Laminates - Formica, Wilsonart or Nevamar.


DOORS, FRAMES, HARDWARE & GLASS:

Doors:    3'-0" x 9'0" x 1-3/4" solid core, prefinished wood
          (wood veneer or paint grade, rated as required). Proposed upgrades shall be submitted to Landlord for approval.

Frames: Brushed aluminum with clear finish (rated as required). Sidelight frames integral with door frame 2'-0" x 9'-0".

Hardware: Schlage lever hardware. Two
          pair butts per door.  Dome floor stops.
          Closers, automatic flush bolts, astragals, and coordinators with finish to be mutually acceptable to Tenant and Landlord.


Glass: 1/4" clear tempered or square wired glass where required by code.




METAL FRAMING & DRYWALL:

Corridor walls and demising walls for bathrooms, elevator pits and stairwell enclosures/1-Hr. construction with 3 5/8" 25 gauge metal studs, 24" on center to underside of structure with 5/8" sheetrock on each side and R-11 batt insulation full height.

Tenant demising walls/full height (slab to structure) 3 5/8" 25 gauge metal studs, 24" on center with R-11 insulation and 5/8" type "X" sheetrock full height both sides (the height of the wall may be adjusted for return air plenium).

Tenant interior walls/ceiling height (floor to underside of acoustical ceiling), 3 5/8" 25 gauge studs, 24" on center with 5/8" sheetrock on each side and J-mold at top.

Finish:  Smooth (level 4) wall.

ELECTRICAL:

Light fixtures: 2' x 4' three lamp fixtures with 18 cell parabolic lenses or other fixtures mutually acceptable to Tenant and Landlord.

Downlight and wall washers as accent lighting in conference rooms and reception areas as appropriate.

Exit lights: Quantity as required by code, to be specified by Tenant subject to Landlord's approval.

Outlets and switches: Private offices receive two duplex electrical outlets, two telephone and data outlets (ring/string) and one dual light switch. Conference rooms receive four duplex outlets, two telephone and data outlets (ring/string) and one dual light switch. All other rooms are addressed based on specific layouts. Any changes to the foregoing specifications shall be subject to approval by Landlord.

EXTERIOR WINDOW COVERING:

1" horizontal mini-blinds at interior of each exterior window, top lock controls.
Standard typical manufactures, Levelor, Hunter-Douglas or equal. Color to be consistent throughout the Premises and acceptable to Landlord. Alternatives may be specified in some areas subject to Landlord's approval.





CEILINGS:

Ceiling height on all floors shall be a minimum of ten feet, except as otherwise approved by Landlord.

All partitions shall be below the ceiling grid, except as specifically indicated in Tenant's space plan and/or Working Drawings and approved by Landlord in Landlord's sole discretion.

LIMITATION ON HARD WALL OFFICE:

No more than Fifty percent (50%) of the rentable floor area on any floor of any Building shall be enclosed as hard wall office, unless approved by Landlord at its sole discretion; provided, however, that Tenant may exceed this limitation if Tenant agrees to reconfigure the affected floor to such standard upon expiration or earlier termination of this Lease.

SOUND INSULATION:

Adequate sound insulation shall be provided for bathrooms, conference rooms and copy rooms.

                                  SCHEDULE D-2

                           CERTAIN TENANT IMPROVEMENTS


(1)  Enunciator Panels   (if and as required by the City of Mountain View)

(2)  Electrical Rooms in each Building

                                                                January 23, 1997














                                 LEASE AGREEMENT
                                   (PHASE II)



                                 by and between


                        464 Ellis Street Associates, L.P.,
                        a California limited partnership


                                  ("LANDLORD")


                                      and



                      Netscape Communications Corporation,
                             a Delaware corporation

                                   ("TENANT")


                         Dated as of January 23, 1997

                     --------------------------------------

BASIC LEASE INFORMATION
--------------------------------------------------------------------------------

Lease Date:         January 23, 1997

LANDLORD:           464 Ellis Street Associates, L.P.,
                    a California Limited Partnership

Landlord's Address: 700 Emerson
                    Palo Alto, CA  94301

TENANT:             Netscape Communications Corporation,
                    a Delaware corporation

Tenant's Address:   FOR NOTICE:

                    501 Middlefield Ave.
                    Mountain View, CA 94043
                    Attn:  Director, Real Estate

                    FOR BILLING:

                    501 Middlefield Ave.
                    Mountain View, CA 94043
                    Attn:  Director, Accounts Payable


Premises:           Four (4) separate buildings to be constructed on the Land in accordance with this Lease (each, a "Building" and collectively, the "Buildings").

Phase II:           The Buildings, land and improvements located in the area
                    shown on Exhibit "A" attached hereto.

Project: The Project shall consist of Phase I (as defined in Subparagraph 1(c) [Phase I Lease]) and Phase II. The Project may be expanded to include other land and improvements, in accordance with Subparagraph 1(c) [Project; Common Areas; Access & Cooperation].

Rentable Area of the Premises:Approximately 248,000 Rentable Square Feet ("Rentable Area"). Tenant agrees that Landlord may redetermine the Rentable Area of the Premises at any time prior to the commencement of construction of the Base Building Improvements and, upon receipt of written notice from Landlord stating any change to the Rentable Area (which shall include a certification by Landlord's architect that any remeasurement by Landlord of the Rentable Area is based on the measurement method and procedure used to determine the Rentable Area of the Phase I Premises under the Phase I Lease), the "Rentable Area" for purposes of this Lease (including for purposes of calculating Rent) shall be adjusted to reflect the changed Rentable Area; provided, however, that notwithstanding any such change in the Rentable Area, for purposes of calculating Rent under this Lease the Rentable Area shall be no less than 248,000 Rentable Square Feet.

Tenant's Use of the Premises:Tenant shall use the Premises for office, distribution, research and development, and/or light manufacturing, and for no other purposes.

Lease Term:         Commencing on the Occupancy Date and ending on the
                    Expiration Date, with the right to extend for an additional term of five (5) years in accordance with Paragraph 43
                    [Option to Renew].

Scheduled Occupancy Date:
                    March 1, 1998

Scheduled Rent Commencement Date:One Hundred Twenty (120) days after the Occupancy Date.

Expiration Date:                   Fifteen (15) years and six (6) months after
                    the Rent Commencement Date ("Expiration Date").

Rent:               Base Rent plus Additional Charges.

Monthly Base Rent:                 $1.40 per Rentable Square Foot of the
                    Rentable Area of the Premises ("Monthly Base Rent").

Base Rent Adjustments:On each anniversary of the Rent Commencement Date, the Monthly Base Rent shall increase by $.05 per Rentable Square Foot ("Base Rent Adjustments").

Security Deposit:   Tenant shall provide and maintain a letter of credit or cash collateral in the initial amount of Seven Million Five
                    Hundred Thousand Dollars ($7,500,000) as more specifically provided in Paragraph 34 [Security Deposit], which amount may be reduced during the Term in accordance with such paragraph.

Guarantor of Lease:      None

Broker:             Cornish & Carey

Broker's Fee or Commission Paid By:
                    Landlord

The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the information hereinabove set forth and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between any Basic Lease Information and any other portion of the Lease, the latter shall control.


                         LANDLORD:

                    464 Ellis Street Associates, L.P.,
                         a California limited partnership

                         By:    Canada Corp.,
                                   a California corporation,
                                   Its General Partner

                                             By:  /s/ Charles J. Keenan III
                                                  -------------------------

                                        Its:
                                             -------------------------


                         By:    Virginia Land Company, Inc.,
                                   a California corporation,
                                   Its General Partner

                                   By:  /s/ John B. Lovewell
                                        --------------------------

                                     Its:
                                          -------------------------

                         TENANT:

                         Netscape Communications Corporation,
                         a Delaware corporation

                         By:  /s/ Peter Currie
                              ---------------------------------
                              Peter Currie
                         Its Chief Financial Officer

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT (this "Lease") is made and entered into as of January 23, 1997, by and between 464 Ellis Street Associates, L.P., a California limited partnership (herein called "Landlord"), and Netscape Communications Corporation, a Delaware corporation (herein called "Tenant").


      1.  LEASED PREMISES.

          (a) PREMISES. Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord agrees to lease to Tenant and Tenant agrees to hire from Landlord those premises (the "Premises") comprising four (4) entire buildings to be constructed as shown on Exhibit "A" attached hereto (collectively, the "Buildings" and each individually, a "Building"). The Buildings will be located on the parcel or parcels of real property shown on
Exhibit "A" (the "Land").   Landlord currently has the contractual right to
acquire title to the Land from Schlumberger Technology Corporation ("Seller"). The Buildings, together with the Land and associated improvements now or in the future located on the Land are collectively referred to as "Phase II". Landlord shall use commercially reasonable efforts to acquire the Land and construct the Buildings in accordance with the terms and conditions of this Lease and the Work Letter, provided that Tenant's rights and remedies for any breach of such obligation shall be limited as provided in Subparagraphs 3(e) [Conditions; Window Dates] and 21(e)(2) [Tenant's Remedies].

          (b)  CONDITIONS PRECEDENT; RIGHT OF FIRST NEGOTIATION.

               (1) CONDITIONS PRECEDENT. Landlord shall have no obligation to lease Phase II to Tenant unless and until the conditions precedent listed on Exhibit "A-1" attached hereto (the "Conditions Precedent") have been satisfied or waived by both Landlord and Tenant. If the Conditions Precedent have not been satisfied on or before December 31, 1997, both Landlord and Tenant shall have the option to terminate this Lease at any time thereafter until such Conditions Precedent have been satisfied by delivery of written notice to the other party, and upon such termination the rights and obligations of the parties with respect to the leasing of Phase II shall terminate, except for the rights of Tenant under Subparagraph 1(b)(2) [Right of First Negotiation]. Upon any such termination, Landlord shall promptly return to Tenant the Completion
Assurance and, after the Phase I Letter of Credit (as defined in Subparagraph 34(b) [Reduction after Phase I Occupancy]) has been provided by Tenant, any undisbursed portion of the Letter of Credit.

               (2) RIGHT OF FIRST NEGOTIATION. Notwithstanding the foregoing, if the Conditions Precedent are subsequently satisfied prior to the earlier of
(i) the transfer of Phase II by Landlord to a third party; (ii) the termination of the Phase I Lease; (iii) the assignment of the Phase I Lease or subletting by Tenant of more than sixty percent (60%) of Phase I; or (iv) December 31, 1999, then prior to offering to lease all or any portion of Phase II to any third party, Landlord shall notify Tenant of the availability of Phase II (the "Trigger Notice"). Tenant shall have five (5) business days following receipt of the Trigger Notice to deliver written notice to Landlord of Tenant's desire to negotiate to lease all (but not less than all) of Phase II. If Tenant delivers its notice within such five day period, Tenant shall have the exclusive right to negotiate with Landlord for twenty (20) calendar days after receipt of the Trigger Notice for the lease of all (but not less than all) of Phase II. Neither party shall be under any duty to enter into a lease of Phase II and, in conducting such negotiations, neither party shall be bound by the terms and conditions contained in this Lease or any other prior agreements or discussions. If Tenant does not deliver its notice within such five day period, or if Landlord and Tenant have not entered into a written contract of lease within the twenty day negotiation period, Tenant's rights under this paragraph shall terminate, and Landlord shall be free to lease all or any portion of Phase II to one or more third parties on such terms and conditions as Landlord and such parties shall agree. Tenant's rights under this paragraph are personal to
Tenant and are not assignable.   In addition, Tenant's rights under this
paragraph shall not be binding on any purchaser, lender or other successor to Landlord's interest in Phase II or any portion of the Project. Time is of the essence of this paragraph.

          (c) PHASE I LEASE. Landlord and Tenant have entered into a separate lease (the "Phase I Lease") of three (3) buildings (the "Phase I Buildings") to be constructed on land adjacent to Phase II (the "Phase I Land"), including the right of Tenant to use certain improvements and facilities on such adjacent land (such buildings, improvements, facilities and land collectively, "Phase I"). Landlord currently has the contractual right to acquire title (i) to the Phase I Land other than the Hetch Hetchy Easement (as defined in the Phase I Lease) from Seller, and (ii) to the Hetch Hetchy Easement from SFWD (as defined in the Phase I Lease).

          (d)  PROJECT; COMMON AREAS; ACCESS & COOPERATION.

               (1) DEFINITION OF PROJECT. The term "Project" shall mean Phase I and Phase II. Subject to the requirements of Subparagraph 5(b) [Management of Common Area], Landlord shall have the right, at any time and from time to time, to expand the land and improvements which are included in the "Project" to include any other property acquired by Landlord or its affiliates which is contiguous to the Project (as such term is defined at any given time), regardless of whether any such other property is leased to Tenant or leased to, sold to or occupied by a third party or third parties. Landlord shall deliver written notice to Tenant of Landlord's intent to expand the Project, identifying the property and improvements which will be added to the Project.

               (2) DEFINITION OF COMMON AREA. The term "Common Area" shall mean all areas and facilities within Phase II located outside the perimeter footings of the Buildings, including the landscaped areas, service areas, parking areas, recreation areas, trash enclosures, plaza, walkways, driveways, sidewalks, access and perimeter roads, and the like; but excluding from the Common Area all monitoring wells, slurry walls, extraction wells, remediation equipment, piping, and other equipment (collectively, the "Clean-up Facilities") which have been or may be installed on the Project for the purpose of conducting monitoring and remediation of Hazardous Materials. The Clean-up Facilities are or will be owned and controlled by Seller.

               (3) USE OF COMMON AREA. During any time that Tenant leases all of the rentable area located in the Project, Tenant shall have the right to exclusive use of the Common Area

(subject to an easement for underground pipelines and related above ground facilities in favor of Air Products (the "AirProducts Easement"), and all other existing and future easements, licenses and other rights and interests in favor of or required by public utilities or public, governmental or regulatory entities; rights of third parties pursuant to the Declaration and the CC&Rs; and rights retained by Landlord pursuant to this Lease), and Landlord shall not grant the right to use of the surface of the Common Area to any other tenant, occupant or owner of any property located adjacent to the Project. During any time that the Project includes any rentable area not leased to Tenant, Tenant shall have the right to non-exclusive use of the Common Area and any other common area located in the Project, together with other tenants, occupants and owners of portions of the Project, subject to the terms of this Lease. The operation and use of the Common Area shall be governed by conditions, covenants and restrictions ("CC&Rs") between the owners of portions of the Project, in the form attached hereto as Exhibit "B", with such modifications as Landlord may reasonably determine to be appropriate. The CC&Rs may be recorded against the Project by Landlord at any time, at Landlord's election, and will at all times be superior in priority to this Lease. Landlord shall have the right to make reasonable modifications to the CC&Rs during the Term, including, without limitation, in order to provide necessary or appropriate access over, across and from the Common Area (including any roadways and drive aisles located thereon) to any property which is included in the Project; provided that such modifications do not materially adversely affect Tenant's use of the Premises, Minimum Parking, or access to the Premises.

               (4) LANDLORD ACCESS. Landlord shall have reasonable and appropriate access across the Common Area to other land which is included, or which Landlord intends to include, in the Project, at all reasonable times for purposes of construction and development of the Project. In connection with the development of other portions of the Project, Tenant shall cooperate with Landlord in the establishment, execution and recordation of the CC&Rs and any other conditions, covenants, restrictions, easements, licenses and/or other rights and interests which encumber Phase II for the benefit of other portions of the Project, and which are required in order to provide sufficient parking for any portion of the Project or in connection with other development requirements for any portion of the Project, provided that such conditions, covenants, restrictions, easements, licenses, and/or other rights and interests do not materially adversely affect Tenant's use of the Premises, Minimum Parking or access to the Premises and Tenant shall not be required to incur any out-of-pocket cost in connection with such cooperation. Tenant shall execute and deliver any documents or instruments reasonably required in connection therewith upon Landlord's request.

          (e) RECONFIGURATION OF PHASE II. Landlord reserves the right, without incurring any liability to Tenant and without constituting an eviction (constructive or otherwise), and without entitling Tenant to any abatement of Rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant's obligations under this Lease, to take any of the following actions (each, a "Reconfiguration"):

               (1) Reconfigure the property line between Phase I and Phase II, even if such reconfiguration would cause a reduction in the size of the Land, so long as the portions of the Land on which the Buildings (and any required setbacks) are located are not affected by such action, the remaining Phase II continues to be in compliance with all applicable Laws (as defined in Subparagraph 7(a) [Tenant's Compliance Obligations]) (including, without limitation, city parking requirements and other development approvals), Tenant's use of the Premises as contemplated by this Lease is not impaired thereby, and Tenant continues to have use of the Minimum Parking in accordance with Paragraph 36 [Parking];

               (2) Subdivide the Land into two or more legal parcels, so long as Tenant's use of the Premises as contemplated by this Lease is not impaired thereby and Tenant continues to have use of the Minimum Parking in accordance with Paragraph 36 [Parking].

Landlord shall deliver written notice to Tenant of Landlord's intent to Reconfigure, identifying the portion of Phase II affected by the Reconfiguration and including a new Exhibit "A" reflecting such Reconfiguration. Any Reconfiguration shall be effective on the date designated by Landlord in its notice to Tenant. On the effective date of such Reconfiguration, the description of the Land shall automatically be revised, and the terms and conditions of the original Lease shall remain in full force and effect except that the revised Exhibit "A" reflecting the location of the newly configured Land shall become part of this Lease. From and after the date of such Reconfiguration, the term "Land" shall mean the reconfigured space. The Base Rent shall not be revised as a result of any Reconfiguration. Tenant shall cooperate with Landlord in any subdivision or lot line adjustment process in connection with any Reconfiguration, provided that Tenant shall not be required to incur any out-of-pocket cost in connection with such cooperation. Upon Landlord's request, Tenant shall execute and deliver any documents or instruments reasonably required in connection with the Reconfiguration, or the amendment of the Lease or any subdivision or lot line adjustment process in connection therewith.

     2.   OCCUPANCY AND USE.   Tenant shall use and occupy the Premises for the
purpose specified in the Basic Lease Information and for no other use or purpose without the prior written consent of Landlord. Landlord may grant or withhold consent to a proposed change of use in its sole discretion. Notwithstanding anything in this Lease, Tenant's use and occupancy of the Premises and Common Area will be subject at all times to the terms and conditions of the CC&Rs and the Declaration.

     3.   TERM AND POSSESSION.

          (a) TERM; OCCUPANCY DATE; EXPIRATION DATE. The term of this Lease (the "Term") shall commence on the Occupancy Date and, unless sooner terminated as herein provided, shall expire on the Expiration Date, provided that Tenant shall have an option to extend the Term in accordance with the terms and conditions of Paragraph 43 [Option to Renew]. "Occupancy Date" shall mean the date on which (i) Landlord notifies Tenant in writing that the base building shell for each of the Buildings is sufficiently complete such that Tenant's contractor may commence construction of the Tenant Improvements (as defined in the Work Letter), and (ii) Landlord has tendered possession of the Premises to Tenant; provided, however, that Landlord and Tenant may mutually agree to an earlier Occupancy Date. After the Occupancy Date, Landlord shall reserve a continuing right to access the Premises to take all steps required to complete the Base Building Improvements (as defined in the Work Letter), and Tenant acknowledges that substantial work may be required by Landlord to complete the Base Building Improvements after the Occupancy Date. "Sufficiently complete" (as used in the preceding sentence) means that the roof structure shall be in place, shell sprinklers shall be installed, concrete floors shall be poured, and access shall be available for the delivery and placement of construction materials. All of the rights and obligations of the parties under this Lease (other than Tenant's obligation to pay Base Rent and Additional Charges and Tenant's maintenance and repair obligations with respect to portions of the Base Building Improvements which are not substantially complete) shall commence on the Occupancy Date. At Landlord's option, the Occupancy Date may be determined separately for each Building, in which event the Rent Commencement Date will be determined separately for each Building, but Base Rent Adjustments and the Expiration
Date for the entire Premises will be based on the last Occupancy Date to occur. The parties anticipate that the Occupancy Date will occur on the Scheduled Occupancy Date set forth in the Basic Lease Information. However, except as provided in Subparagraphs 3(e) [Conditions; Window Dates] and 21(e)(2) [Tenant's Remedies], this Lease shall not be void or voidable as a result of any delay in the Occupancy Date, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom.

          (b) INITIAL CONSTRUCTION. Completion of the Base Building Improvements by Landlord and the Tenant Improvements by Tenant shall be governed by the terms and conditions of the separate work letter ("Work Letter") attached hereto as Exhibit "D". Tenant's obligation to construct the Tenant Improvements pursuant to the Work Letter is independent of, and in addition to, Tenant's obligation to pay Rent under this Lease. Landlord's general contract for the Base Building Improvements (including the roof membrane) will include or provide for the construction warranties described in the provisions of such contract attached hereto as Exhibit "G". Upon Tenant's request, Landlord shall use reasonable efforts to enforce any warranties furnished to Landlord by Landlord's general contractor, Landlord's architect, and any other persons in connection with the provision of labor and/or material for the Base Building Improvements (including the roof membrane). If Tenant is not satisfied with Landlord's actions in enforcing such warranties, Tenant may upon written notice to Landlord take any actions necessary in Tenant's reasonable judgment to enforce such warranties directly, and Landlord shall take all commercially reasonable action to cooperate with Tenant, including assigning to Tenant Landlord's rights with respect to such warranties. Tenant acknowledges that Landlord has not made any representation or warranty with respect to the construction of the Base Building Improvements or the condition of the Premises or the Common Area or with respect to the suitability or fitness of either for the conduct of Tenant's permitted use or for any other purpose, except as may be expressly and specifically provided herein.

          (c) OCCUPANCY BY TENANT. Tenant shall be deemed to occupy the Premises from and after the Occupancy Date. This Paragraph 3(c) shall not be construed as an obligation of Tenant to continuously occupy the Premises. Within five (5) days after the Occupancy Date, Landlord shall deliver to Tenant a certificate confirming the Occupancy Date, in the form of Exhibit "E" hereto. If Tenant does not agree with Landlord's determination of the Occupancy Date, Tenant may submit such matter to arbitration in accordance with Paragraph 41 [Arbitration of Disputes], provided that prior to the resolution of such matter by arbitration, the parties shall proceed under this Lease as if the Occupancy Date were the date designated by Landlord, with any required adjustments to the Rent Commencement Date made after the matter is ultimately determined by arbitration.

          (d) RENT COMMENCEMENT DATE; CERTIFICATE OF OCCUPANCY. Tenant's obligation to pay Base Rent and Additional Charges hereunder shall commence on the earlier to occur of (i) the Scheduled Rent Commencement Date set forth in the Basic Lease Information, or (ii) the date on which Tenant has substantially completed the Tenant Improvements for all of the Buildings (or, if Landlord elects to determine the Occupancy Date for each Building separately pursuant to Subparagraph 3(a), the date on which Tenant has substantially completed the Tenant Improvements for the applicable Building) in accordance with the Work Letter (the "Rent Commencement Date"). After substantial completion of the Tenant Improvements (as defined in the Work Letter), Tenant shall immediately apply for, and use best efforts to obtain within fifteen
(15) business days, a certificate of occupancy (or equivalent documentation) for each Building. Tenant shall promptly deliver to Landlord copies of the certificate(s) of occupancy.

          (e) CONDITIONS; WINDOW DATES. The parties have set forth certain events which must occur prior to or during the construction of the Buildings (each, a "Condition"), together with an "Initial Window Date" for each Condition, on Exhibit "F" attached hereto. If any Condition is not satisfied on or before its Initial Window Date (subject to extension pursuant to Paragraph 7 [Tenant Delays] of the Work Letter), Tenant shall have the option to terminate this Lease by delivering written notice to Landlord within five
(5) business days after the applicable Initial Window Date; provided, however, that the Initial Window Dates for the Occupancy Date and Substantial Completion of Base Building Improvements shall be subject to extension (not to exceed ninety (90) days) for any delay resulting from Force Majeure Events. If Tenant does not elect to terminate this Lease during such period, Tenant shall again have the option to terminate this Lease by delivering written notice to Landlord within five (5) business days after the thirtieth day following the applicable Initial Window Date, and each thirtieth day thereafter (each such date, together with the Initial Window Date, a "Window Date"), if the applicable Condition is not satisfied on or before any such Window Date. If Tenant does not deliver written notice of termination to Landlord within any such five day period after a Window Date, all rights and obligations of the parties under this Lease shall continue notwithstanding the delay in the satisfaction of any Condition. If any Condition is not satisfied after the third Window Date with respect to such Condition, both Landlord and Tenant shall have the option to terminate this Lease by delivering written notice to the other party within five (5) business days after the applicable Window Date, or within five (5) business days after each Window Date thereafter in connection with such Condition; provided, however, that Landlord shall not have the option to terminate this Lease pursuant to this paragraph after Tenant has commenced construction of the Tenant Improvements. If this Lease is terminated by Tenant pursuant to this Subparagraph 3(e) after construction of the Tenant Improvements has commenced, at

Landlord's option and upon Landlord's request, Tenant shall assign to Landlord all of Tenant's rights under Tenant's general contract, architect and/or engineer agreements and any other agreements with contractors or suppliers in connection with the Tenant Improvements, and Landlord shall assume Tenant's obligations under any such assigned agreements to the extent such obligations arise from work or materials provided to the Premises after termination of the Lease. In such event Tenant shall indemnify and hold the Landlord Parties harmless from, and defend the Landlord Parties against, all liens filed and claims made by any contractors, architects, subcontractors, or suppliers who provided work or materials to the Premises prior to the termination of the Lease in connection with the Tenant Improvements.

          (f) CREDIT TERMINATION RIGHT. Notwithstanding any other provision of this Lease, Landlord shall have the option to terminate this Lease (the "Credit Termination Right") by delivering written notice to Tenant at any time before the earlier to occur of (i) the closing of an acquisition and construction loan to Landlord with respect to Phase II, on terms and conditions satisfactory to Landlord, and (ii) December 31, 1997, if Tenant fails to meet the "Credit Standards" (as defined below) at any time after the execution of this Lease.
For purposes of this Paragraph 3(f) and Paragraph 11(g)[Permitted Transfers], the "Credit Standards" shall mean each of the following, as reflected in audited financial statements (which include an unqualified certification by a licensed certified pubic accountant reasonably acceptable to Landlord) provided to
Landlord: (a) a tangible net worth of at least One Hundred Eighty Million Dollars ($180,000,000); (b) a ratio of current assets to current liabilities of at least 1.75:1; (c) unencumbered and unrestricted cash and cash equivalents of the greater of One Hundred Million Dollars ($100,000,000) or five percent (5%) of Tenant's total assets; (d) a ratio of debt to equity (on an historic cost basis) not in excess of 2:1; and (e) no operating losses (exclusive of losses due to acquisitions) for the prior two (2) years (combined operations of pre-existing entities). During the period of time from the execution of this Lease until the expiration or earlier waiver by Landlord of the Credit Termination Right, Tenant shall deliver to Landlord, on a quarterly basis, audited financial statements as described in the preceding sentence, sufficient for Landlord to monitor Tenant's compliance with the Credit Standards. If Landlord determines that Tenant is not in compliance with any Credit Standards at any time, Landlord shall deliver written notice thereof to Tenant, but Landlord shall not exercise the Credit Termination Right prior to the earlier of thirty (30) days after such notice or December 31, 1997 (the "Credit Cure Period") so as to provide Tenant with a period of time to take any appropriate measures to meet the Credit
Standards. If Tenant is not in compliance with the Credit Standards upon the expiration of the Credit Cure Period, Landlord may elect, at any time thereafter (and notwithstanding any subsequent cure by Tenant) until the expiration of the Credit Termination Right, to terminate this Lease, and during such period of time Landlord may take any action to market the Premises to other tenants. Landlord shall not be liable to Tenant for any termination of this Lease pursuant to the Credit Termination Right; provided that if Landlord exercises its Credit Termination Right, Landlord shall promptly return to Tenant the Completion Assurance and, after the Phase I
Letter of Credit (as defined in Subparagraph
34(b)[Reduction After Phase I Occupancy]) has been provided by Tenant, any undisbursed portion of the Letter of Credit.

     4.   RENT; RENT ADJUSTMENTS; ADDITIONAL CHARGES FOR EXPENSES AND TAXES.

          (a)  PAYMENT OF RENT.

               (1) MONTHLY BASE RENT. Commencing on the Rent Commencement Date, Tenant shall pay to Landlord throughout the Term Base Rent in an amount equal to the Monthly Base Rent specified in the Basic Lease Information multiplied by the Rentable Area of the Premises, as specified in the Basic Lease Information ("Base Rent"). Base Rent shall be payable by Tenant on or, at Tenant's election, before the first day of each month, in advance, in lawful money of the United States (without any prior demand therefor and without deduction or offset whatsoever, except for abatement as may be expressly and specifically provided for in Paragraphs 22 [Damage and Destruction] and 23 [Eminent Domain]), to Landlord at the address specified in the Basic Lease Information or to such other firm or at such other place as Landlord may from time to time designate in writing.

               (2) OTHER RENT. Tenant shall pay all charges and other amounts whatsoever as provided in this Lease ("Additional Charges") to Landlord at the place where the Base Rent is payable, and Landlord shall have the same remedies for a default in the payment of Additional Charges as for a default in the payment of Base Rent. As used herein, the term "Rent" shall include all Base Rent and Additional Charges (including, without limitation, Additional Charges pursuant to Paragraph 5 [Management] and Paragraph 25 [Right of Landlord to Perform]).

               (3) PARTIAL MONTHS. If the Rent Commencement Date occurs on a day other than the first day of a calendar month, or the Expiration Date occurs on a day other than the last day of a calendar month, then the Base Rent and Additional Charges for such fractional month shall be prorated by multiplying the Monthly Base Rent by a fraction, the numerator of which shall be (A) the actual number of days remaining in such month including and after the Rent Commencement Date, if determining Rent for the fractional first month, or (B) the actual number of days elapsed in such month prior to and including the Expiration Date, if determining Rent for the fractional last month, and the denominator of which shall be the actual number of days in such month.

          (b) ADJUSTMENTS IN BASE RENT. The Monthly Base Rent under Subparagraph 4(a)(1) [Monthly Base Rent] shall be adjusted as provided in the Basic Lease Information.

          (c)  ADDITIONAL CHARGES FOR EXPENSES AND TAXES.

               (1) DEFINITIONS OF CERTAIN ADDITIONAL CHARGES. For purposes of this Subparagraph 4(c), the following terms shall have the meanings hereinafter set forth:

                    (A) "TAX YEAR" shall mean each twelve (12) consecutive month period commencing July 1st of the calendar year during which the Rent Commencement Date of this Lease occurs.

                    (B) "REAL ESTATE TAXES" shall mean all taxes, assessments and charges levied upon or with respect to Phase II or any personal property of Landlord used in the operation thereof, or Landlord's interest in Phase II or such personal property. Real Estate Taxes shall include, without limitation, all general real property taxes, possessory interest taxes, and general and special assessments, charges, fees or assessments for transit (including, without limitation, shuttle fees and roadways), housing, police, fire, utilities, sewers, emergency response or other governmental services or purported benefits to Phase II (provided, however, that any refunds of Real Estate
Taxes paid by Tenant shall be credited against Tenant's further obligation to pay Real Estate Taxes during the Term or refunded to Tenant at the end of the
Term), service payments in lieu of taxes, and any tax, fee or excise on the act of entering into this Lease, or any other lease of space in Phase II, or on the use or occupancy of Phase II or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in Phase II, that are now or hereafter levied or assessed against Landlord by the United States of America, the State of California, or any political subdivision, public corporation, district or any other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Real Estate Taxes shall not include franchise, transfer, inheritance or capital stock taxes or income taxes measured by the net income of Landlord from all sources unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise constitute a Real Estate Tax. Additionally, Real Estate Taxes shall not include any assessments or like charges to pay for any remediation of contamination from any Hazardous Materials other than liens, assessments and like charges resulting from Tenant's failure to pay any costs for which Tenant has indemnified Landlord pursuant to Subparagraph 40(b)
[Tenant Indemnity]. Real Estate Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes. If any assessments are levied on Phase II and Landlord pays the assessment in full, Tenant shall have no obligation to pay more than the amount of annual installments of principal and interest that would become due during the Lease Term had Landlord elected to pay the assessment in installment payments.

               (C) "EXPENSES" shall mean the total costs and reasonable expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of Phase II, including, without limitation,
(i) the cost of fire, extended coverage, boiler, sprinkler, commercial general liability, property, rent, earthquake, flood, and all other insurance obtained by Landlord pursuant to Subparagraph 12(e) [Landlord's Insurance Obligations] including, without limitation, insurance premiums and any deductible amounts paid by Landlord; (ii) the cost of air conditioning, electricity, steam, heating, mechanical, ventilating, water, gas, elevator systems and all other utilities, the cost of supplies and equipment and maintenance and service contracts in connection therewith, and the cost of refuse and recycling services, parking lot sweeping and similar maintenance services; (iii) the cost of repairs and general maintenance and cleaning; (iv) fees, charges and other costs for any project engineers for the Project, and fees, charges and costs of all independent contractors (including attorneys, accountants and consultants) engaged by Landlord and related solely to the operation of Phase II (or, if any such costs, fees and charges are attributable to other property managed by Landlord, the portion of such costs, fees and charges allocable to Phase II, as reasonably determined by Landlord); (v) the cost of any capital improvements made to the Building or the Common Areas as required or permitted by this Lease (including, without limitation, any costs incurred in order to comply with the Declaration in connection with such improvements); (vi) a management fee for Landlord's management and administrative services in connection with Phase II in the amount of one-quarter of one percent (.25%) of Base Rent and Additional Charges (excluding the management fee), subject to increase pursuant to Paragraph 5 [Management]; (vii) any expenses allocated to Phase II under the CC&Rs and expenses incurred by Landlord if Landlord (either itself or through its agent) assumes management of the Premises and/or Common Area pursuant to Paragraph 5 [Management]; and (viii) any other expenses of any other kind whatsoever incurred in managing, operating, maintaining and repairing the Premises and/or Common Areas. Notwithstanding anything to the contrary herein contained, Expenses shall not include, and in no event shall Tenant have any obligation to pay for pursuant to this Subparagraph 4(c) or Subparagraph 9(b) [Repair and Maintenance; Tenant's Obligations], (aa) the initial cost of the Base Building Improvements which is to be paid by Landlord pursuant to the Work Letter with respect to any Building or the Common Area; (bb) the cost of providing tenant improvements to any other tenant in Phase II; (cc) debt service (including, but without limitation, interest and principal) required to be made on debt incurred by Landlord and relating to the Project; (dd) ground lease payments; (ee) the portion of a management fee paid to Landlord or an affiliate in excess of one-quarter of one percent (.25%) of the sum of Base Rent and Additional
Charges (excluding the management fee), subject to increase pursuant to Paragraph 5 [Management]; (ff) the cost of special services, goods or materials provided to any other tenant; (gg) depreciation; (hh) costs for which Landlord has a right to receive reimbursement from others; (ii) costs occasioned by Landlord's fraud or willful misconduct under applicable Laws;
(jj) costs to correct any construction defects in the original construction of the Base Building Improvements for any of the Buildings or the Common
Area; (kk) costs arising from a disproportionate use of any utility or service supplied by Landlord to any other occupant of the Project to the extent that Landlord has the ability to charge such other tenant for said costs under the terms of a lease comparable to terms governing said costs in this Lease; (ll) environmental pollution remediation related costs (provided that such exclusion shall not limit Tenant's indemnity pursuant to Subparagraph 40(b) [Hazardous Materials, Tenant Indemnity]); (mm) any maintenance, repair or replacement costs for which Landlord is responsible pursuant to Subparagraph 9(a) [Repair and Maintenance; Landlord's Obligations];
(nn) advertising or promotional costs; (oo) leasing commissions; and (pp) reserves for expenses. All costs and expenses shall be determined on a cash basis, with accruals appropriate to Landlord's business. Expenses shall not include specific costs incurred for the account of, separately billed to and paid by specific tenants in Phase II.

                    (D) "EXPENSE YEAR" shall mean each twelve (12) consecutive month period commencing January 1 of the calendar year during which the Rent Commencement Date of the Lease occurs. Landlord, upon notice to Tenant, may change the

Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Expenses shall be equitably adjusted for the Expense Years involved in any such change.

               (2)  PAYMENT OF REAL ESTATE TAXES.

                    (A) PAYMENT AS DUE. With reasonable promptness after Landlord has received the tax bills for any Tax Year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Tax Statement") setting forth the amount of Real Estate Taxes for such Tax Year. Unless otherwise required pursuant to clause (B) below, Tenant shall pay to Landlord actual Real Estate Taxes in installments, twice each Tax Year, no later than fifteen (15) business days prior to the due date of each Real Estate Tax installment.

                     (B) IMPOUNDS. Notwithstanding clause (A) above, if required by any Mortgagee or, at Landlord's election, after any default by Tenant in the timely payment of Real Estate Taxes, Tenant shall pay to Landlord as Additional Charges one-twelfth (1/12th) of Real Estate Taxes for each Tax Year on or before the first day of each month during such Tax Year, in advance, in an amount reasonably estimated by Landlord and billed by Landlord to Tenant. Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time. If the actual Real Estate Taxes for such Tax Year (as shown on Landlord's Tax Statement) exceed the estimated Real Estate Taxes paid by Tenant for such Tax Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Real Estate Taxes within fifteen (15) days after the receipt of Landlord's Tax Statement, and if the total amount paid by Tenant for any such Tax Year shall exceed the actual Real Estate Taxes for such Tax Year, such excess shall be credited against the next installment of Real Estate Taxes due from Tenant to Landlord hereunder. If it has been determined that Tenant has overpaid Real Estate Taxes during the last year of the Lease Term, then Landlord shall reimburse Tenant for such overage on or before the thirtieth (30th) day following the Expiration Date.

               (3)  PAYMENT OF EXPENSES.

                    (A) PAYMENT AS DUE. With reasonable promptness after Landlord's receipt thereof, Landlord shall furnish Tenant with a copy of any invoices with respect to Expenses. Unless otherwise required pursuant to clause
(B) below, Tenant shall pay to Landlord any Expenses no later than twenty (20) days after receipt of the invoice with respect to such Expenses.

                    (B) MONTHLY PAYMENTS. Notwithstanding clause (A) above, Tenant shall pay to Landlord as Additional Charges one-twelfth (1/12th) of the Expenses for each Expense Year on or before the first day of each month of such Expense Year, in advance, in an amount reasonably estimated by Landlord and billed by Landlord to Tenant in any of the following events: (i) if required by any Mortgagee (with respect to all or any particular Expenses); (ii) if Landlord assumes management of the Premises and/or Common Area pursuant to Paragraph 5 [Management]; or (iii) at Landlord's election, after any default by Tenant in the timely payment of Expenses. Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time.
With reasonable promptness after the expiration of each Expense Year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Expense Statement"), setting forth in reasonable detail the Expenses for such Expense Year. If the actual Expenses for such Expense Year exceed the estimated Expenses paid by Tenant for such Expense Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Expenses within fifteen (15) days after the receipt of Landlord's Expense Statement, and if the total amount paid by Tenant for any such Expense Year shall exceed the actual Expenses for such Expense Year, such excess shall be credited against the next installment of the estimated Expenses due from Tenant to Landlord hereunder or if the Term has ended it shall be returned to Tenant within thirty (30) days.
If Tenant has overpaid Expenses during the last year of the Lease Term, then Landlord shall reimburse Tenant for such overage on or before the thirtieth
(30th) day following the later of the Expiration Date or the end of the last Expense Year. To the extent any item of Expenses is payable by Landlord in advance of the period to which it is applicable (e.g. insurance and tax escrows required by any Mortgagee), or to the extent that prepayment is customary for the service or matter, Landlord may

(aa) include such items in Landlord's estimate for periods prior to the date such item is to be paid by Landlord, and (bb) to the extent Landlord has not collected the full amount of such item prior to the date such item is to be paid by Landlord, Landlord may include the balance of such full amount in a revised monthly estimate for Additional Charges.

               (4)  OTHER.   If either the Rent Commencement Date or the
Expiration Date shall occur on a date other than the first day of a Tax Year and/or Expense Year, Real Estate Taxes and Expenses for the Tax Year and/or Expense Year in which the Rent Commencement Date or the Expiration Date occurs shall be prorated.

          (d) AUDIT RIGHTS. Within ninety (90) days after receipt of any Landlord's Expense Statement or Landlord's Tax Statement, Tenant shall have the right to audit, at Landlord's office located in the San Francisco Bay Area, at Tenant's expense, Landlord's accounts and records relating to Expenses and Real Estate Taxes. Such audit shall be conducted by an independent certified public accountant approved by Landlord, which approval shall not be unreasonably withheld so long as such accountant is not being paid on a contingency fee or similar basis. If such audit reveals that Landlord has overcharged Tenant, Tenant shall notify Landlord within one hundred twenty (120) days after the date the applicable Landlord's Expense Statement or Landlord's Tax Statement was received by Tenant. Landlord may dispute such audit by arbitration pursuant to Paragraph 41 [Arbitration of Disputes]. If Landlord does not dispute such amount, or if Tenant prevails in any such arbitration, the amount overcharged shall be paid to Tenant within thirty (30) days thereafter, together with interest thereon at the "prime rate" of interest announced by the WALL STREET JOURNAL for Wells Fargo Bank (or, if Wells Fargo Bank ceases to exist, by another bank mutually acceptable to Landlord and Tenant), from the date Landlord's Expense Statement or Landlord's Tax Statement, as applicable, was delivered to Tenant until payment of the overcharge is made to Tenant. In addition, if Landlord's Expense Statement or Landlord's Tax Statement, as applicable, exceeds the actual Expenses and Real Estate Taxes which should have been charged to Tenant by more than five percent (5%), the cost of the audit shall be paid by Landlord.

If Tenant fails to object to any Landlord's Expense Statement or Landlord's Tax Statement within one hundred twenty (120) days after receipt thereof, such statement shall be final and shall not be subject to any audit, challenge or adjustment.

          (e) LATE CHARGES; DEFAULT RATE. Tenant recognizes that late payment of any Base Rent or Additional Charges will result in administrative expenses to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if any Base Rent or Additional Charges remain unpaid ten (10) days after such amount is due, the amount of such unpaid Base Rent or Additional Charges shall be increased by a late charge to be paid to Landlord by Tenant, as an Additional Charge, in an amount equal to five percent (5%) (or such greater amount not to exceed six percent (6%) if a higher rate is charged by any Mortgagee for a late payment of a monthly mortgage payment) of the amount of the delinquent Base Rent or Additional Charges. In addition, any outstanding Base Rent, Additional Charges, late charges and other outstanding amounts shall accrue interest at an annualized rate of the greater of 10% or The Ninth Circuit Federal Reserve Discount Rate plus 5% (the "Default Rate"), until paid to Landlord. Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant and may be charged by Landlord to defray such loss and expense. The provisions of this Subparagraph 4(d) shall not relieve Tenant of the obligation to pay Base Rent or Additional Charges on or before the date they are due, or affect Landlord's remedies pursuant to Subparagraph 21(c) [Landlord's Remedies] if any Base Rent or Additional Charges are unpaid after they are due.

     5.   MANAGEMENT.

          (a) MANAGEMENT OF THE PREMISES. Tenant shall act as property manager for the Premises throughout the Term, at Tenant's cost and expense; provided, however, that Landlord may elect, by delivery of written notice to Tenant, to assume management of the Premises if (i) Tenant does not cure any breach of its obligations under Paragraph 9 [Repair and Maintenance], as provided in Subparagraph 9(e) [Cure Rights], or if Tenant is in "Chronic Default" (as defined in Subparagraph 21(f) [Chronic

Default] of its obligations under Paragraph 9 [Repair and Maintenance]; or
(ii) at any time during the Term Tenant directly occupies less than sixty percent (60%) of the Rentable Area of the Premises (provided, however, that if Tenant subsequently occupies sixty percent (60%) or more of the Rentable Area of the Premises, Tenant may elect by delivery of written notice to Landlord, to resume management of the Premises on a date designated by Tenant but no earlier than forty-five (45) days after Landlord's receipt of such notice). If Landlord assumes the management of the Premises, Landlord agrees that it will assume Tenant's maintenance, repair and replacement obligations contained in Subparagraph 9(b), (c) and (d) [Repair and Maintenance], and that all costs incurred by Landlord in connection therewith shall be deemed Additional Charges payable by Tenant in accordance with Subparagraph 4(c) [Additional Charges for Expenses and Taxes], subject to the limitations contained in Paragraph 4(c). In addition, Landlord's monthly management fee shall be increased from one quarter of one percent (.25%), to two percent (2%) of Base Rent and Additional Charges, and Subparagraphs 4(c)(1)(C)(vi) and (ee) shall be revised accordingly.

          (b) MANAGEMENT OF THE COMMON AREA. Tenant shall act as property manager for the Common Area throughout the Term, at Tenant's cost and expense; provided, however, that Landlord may elect, by delivery of written notice to Tenant, to assume management of the Common Area at any time during the Term if
(i) Tenant does not cure any breach of its obligations under Paragraph 9 [Repair and Maintenance] as they relate to the Common Area, or if Tenant is in Chronic Default of such obligations; or (ii) Landlord elects to manage the Common Area together with the common area located on portions of the Project that are not leased by Tenant. In addition, if Landlord assumes management of the Premises pursuant to Subparagraph 5(a) [Management of the Premises], Landlord shall also assume management of the Common Area. If Landlord assumes the management of the Common Area, Landlord agrees that it will assume Tenant's maintenance, repair and replacement obligations contained in Subparagraph 9(b), (c) and (d) [Repair and Maintenance] to the extent they apply to Common Area, and that all costs incurred by Landlord in connection therewith ("Common Area Expenses") shall be deemed Additional Charges payable by Tenant in accordance with

Subparagraph 4(c) [Additional Charges for Expenses and Taxes]. In addition, if Landlord assumes management of the Common Area independently of assuming management of the Premises, Landlord's monthly management fee shall be increased to two percent (2%) of Base Rent and Additional Charges, and subparagraphs 4(c)(1)(c)(vi) and (ee) shall be revised accordingly. If Landlord assumes management of the Common Area at any time that the entire rentable area of the Project is not leased to Tenant, any Common Area Expenses which are shared with other common areas in the Project (including, without limitation, costs incurred by Landlord in connection with the Hetch Hetchy Easement to the extent such costs are "Expenses" under the Phase I Lease) shall be allocated among the tenants and occupants of the Project based on the rentable area leased to or occupied by each such tenant or occupant, divided by the total leased or occupied rentable area of the Project.

          (c) THIRD PARTY MANAGEMENT. At any time after Landlord has assumed management of the Premises and/or Common Area pursuant to this Paragraph 5, if Landlord does not cure any breach of its obligations (including any of Tenant's obligations assumed by Landlord) under Paragraph 9 [Repair and Maintenance] during the cure period provided in Subparagraph 21(d) [Landlord's Default], or if Landlord is in Chronic Default of such obligations, Tenant may elect, by delivery of written notice to Landlord, to require that a third party manager assume management of the Premises and/or Common Area, as applicable. Within ten
(10) business days after receipt of Tenant's notice, Landlord shall provide to Tenant a list of at least three (3) third party management companies which are acceptable to Landlord, and Tenant shall chose one to manage the Premises and/or Common Areas. Each of such proposed management companies shall be reputable, with sufficient financial capability to perform the obligations of the Project manager and with sufficient experience managing similar projects in the South Bay Area, all in Landlord's reasonable judgment. After receipt of written notice from Tenant designating the manager, Landlord shall use commercially reasonable efforts to enter into a property management contract with such manager in a timely manner. Tenant shall pay Landlord, as an Expense, any management fee charged by such manager, in addition to Landlord's management fee of .25%.

          (d) DISPUTE OF ASSUMPTION OF MANAGEMENT. If a dispute arises between the parties in connection with the assumption of management by Landlord or a third party management company, as applicable, pursuant to this Paragraph 5, and such dispute is submitted to arbitration in accordance with Paragraph 41 [Arbitration of Disputes], prior to the resolution of such matter by arbitration the disputed assumption of management shall proceed, with any required transfer of management and/or other required adjustments made after the matter is ultimately determined by arbitration.

     6. RESTRICTIONS ON USE. Tenant acknowledges that the Premises and Common Areas may not be used or operated in violation of the requirements of the Declaration or the CC&Rs, and Hazardous Materials may not be used or located on the Premises or Common Area in a manner which would adversely affect Landlord's rights and benefits under the Seller Indemnity described in Subparagraph 40(d) [Seller Indemnity] (all such documents are collectively referred to as the "Restrictive Documents"); provided, however, that the parties agree that Tenant's permitted use under this Lease and parking rights under Paragraph 36 [Parking] do not violate the Restrictive Documents. Landlord has listed certain specific uses and activities that are prohibited on all or certain portions of the Premises and Common Area pursuant to the Restrictive Documents on Exhibit "P" attached hereto. In addition, Landlord shall have the right to modify Exhibit "P" to add other restrictions on use and activities on the Premises and Common Area under the Restrictive Documents, by written notice to Tenant, so long as such restrictions do not materially adversely affect Tenant's permitted use of the Premises, Tenant's Minimum Parking or Tenant's access to the Premises. Tenant shall not use the Premises or Common Area in a manner in violation of the requirements listed on Exhibit "P", as it may be amended by Landlord from time to time in accordance with the preceding sentence, and upon written notice from Landlord Tenant shall discontinue any such use of the Premises or Common Area. In addition, Tenant shall not do or permit anything to be done in or about the Premises or Common Area which will obstruct or interfere with the Clean-up Facilities, or with the rights of any parties to the Declaration or the CC&Rs or any other tenant or occupant in the Project, or injure them, nor use or allow the

Premises or Common Area to be used for any unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises or Common Area. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises or Common Area. Landlord acknowledges that, for purpose of this Paragraph, the existence of the Existing Hazardous Materials (as defined in Paragraph 40 [Hazardous Materials Liability]) on the Project on the Occupancy Date, and Tenant's failure to remediate such Existing Hazardous Materials, shall not be a violation of Tenant's obligations under this Paragraph 6 with respect to nuisance or waste.

     7.   COMPLIANCE WITH LAWS.

          (a) TENANT'S COMPLIANCE OBLIGATIONS. Tenant shall promptly, at its sole expense, maintain the Premises and Common Area, any Alterations permitted hereunder and Tenant's use and operations thereon in strict compliance at all times with all present and future laws, statutes, ordinances, resolutions, regulations, proclamations, orders or decrees of any municipal, county, state or federal government or other governmental or regulatory authority with jurisdiction over the Project, or any portion thereof, whether currently in effect or adopted in the future and whether or not in the contemplation of the parties hereto (collectively, "Laws"). Such Laws shall include, without limitation, all Laws relating to health and safety (including, without limitation, the California Occupational Safety and Health Act of 1973 and the California Safe Drinking Water and Toxic Enforcement Act of 1986, including posting and delivery of notices required by such Laws with respect to the Premises and Common Area) and disabled accessibility including, without limitation, the Americans with Disabilities Act, 42 U.S.C. section 12101 ET seq., Environmental Laws, and all present and future life safety, fire, sprinkler, seismic retrofit, building code and municipal code requirements; provided however, that Tenant's obligation to comply with Environmental Laws is subject to the terms and conditions of Paragraph 40 [Hazardous Materials Liability], and Tenant shall not be responsible for compliance with clean-up provisions of any Environmental Laws except to the extent of any release caused or permitted by the Tenant Parties or otherwise included in Tenant's indemnity contained in Subparagraph 40(b) [Hazardous Materials Liability; Tenant

Indemnity]. Notwithstanding the foregoing, Tenant shall not be required to make any structural alterations to the Base Building Improvements in order to comply with Laws unless the requirement that such alterations be made is triggered by any of the following (or, if such requirement results from the cumulative effect of any of the following when added to other acts, omissions, negligence or events, to the extent such alterations are required by any of the following):
(i) the installation, use or operation of the Tenant Improvements, any Alterations, or any of Tenant's trade fixtures or personal property; (ii) the acts, omissions or negligence of Tenant, or any of its servants, employees, contractors, agents or licensees; or (iii) the particular use or particular occupancy or manner of use or occupancy of the Premises or Common Area by Tenant, or any of its servants, employees, contractors, agents or licensees.
The parties acknowledge and agree that Tenant's obligation to comply with all Laws as provided in this paragraph (subject to the limitations contained herein) is a material part of the bargained-for consideration under this Lease.
Tenant's obligations under this Paragraph shall include, without limitation, the responsibility of Tenant to make substantial or structural repairs and alterations to the Premises (including the Base Building Improvements, Tenant Improvements, and any Alterations) to the extent provided above, regardless of, among other factors, the relationship of the cost of curative action to the Rent under this Lease, the length of the then remaining Term hereof, the relative benefit of the repairs to Tenant or Landlord, the degree to which the curative action may interfere with Tenant's use or enjoyment of the Premises, and the likelihood that the parties contemplated the particular Law involved. Tenant waives any rights now or hereafter conferred upon it by any existing or future Law to terminate this Lease, to receive any abatement, diminution, reduction or suspension of payment of Rent, or to compel Landlord to make any repairs to comply with any such Laws, on account of any occurrence or situation arising during the Term.

          (b) INSURANCE REQUIREMENTS. Tenant shall not do or permit anything to be done in or about the Project or bring or keep anything therein which will cause a cancellation of any insurance on the Project or otherwise violate any requirements, guidelines, conditions, rules or orders with respect to such insurance. Tenant shall at its sole cost and expense promptly comply with the requirements of the board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises or the Common Area (other than in situations where compliance involves repair, maintenance or replacement of items that Landlord is expressly required to repair, maintain or replace under this Lease).

          (c) NO LIMITATION ON OBLIGATIONS. The provisions of this Paragraph 7 shall in no way limit Tenant's maintenance, repair and replacement obligations under Paragraph 9 [Repair and Maintenance], or Tenant's obligation to pay Expenses under Paragraph 4(c) [Additional Charges for Expenses and Taxes]. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord is a party thereto or not, that Tenant has so violated any such Law shall be conclusive of such violation as between Landlord and Tenant.

     8.   ADDITIONAL ALTERATIONS.

          (a) LANDLORD'S ALTERATIONS. After completion of the Base Building Improvements, Landlord shall not be permitted to make or suffer to be made any additional alterations, additions or improvements in, on or to the Buildings or any part thereof without the prior written consent of Tenant, except as may be required by Law or as expressly required or permitted by this Lease.

          (b) LANDLORD'S CONSENT TO TENANT'S ALTERATIONS. Tenant shall not make or suffer to be made any additional alterations, additions or improvements ("Alterations") in, on or to the Premises or Common Area or any part thereof, without the prior written consent of Landlord. Alterations do not include initial construction of the Tenant Improvements. Failure of Landlord to give its disapproval to any Alterations within fifteen (15) calendar days after receipt of Tenant's written request for approval shall constitute approval by Landlord of such Alterations so long as Tenant's request includes the following statement in capitalized and boldfaced letters: BY FAILING TO RESPOND TO THIS REQUEST WITHIN FIFTEEN DAYS, YOU WILL

BE DEEMED TO HAVE APPROVED THE TENANT'S INSTALLATION OF THE ALTERATIONS DESCRIBED IN THIS REQUEST Any Alterations in, on or to the Premises or Common Areas, except for Tenant's movable furniture and equipment, trade fixtures and Alterations which may be removed without damage to the Premises, shall become the property of Landlord upon their completion without compensation to Tenant. Landlord shall not unreasonably withhold its consent to Alterations that (i) do not materially affect the structure of the Buildings, the Building Systems (as defined below) or the Buildings' security or other systems; (ii) are not visible from the exterior of the Buildings; (iii) are consistent with Tenant's permitted use hereunder; and (iv) comply with the Declaration; the CC&Rs; any easements, licenses or other use agreements or encumbrances on Landlord's title to the Land (including, without limitation, any underground easements in favor of PG&E or AirProducts); and any Mortgage.

          (c)  PERMITTED ALTERATIONS.   Notwithstanding Subparagraph 8(b),
Tenant may make Alterations to the Premises (but not the Common Area, or the interior courtyard or roof of any Building) without Landlord's prior consent so long as (x) such Alterations comply with items (i) through (iv) in Paragraph 8(b) [Landlord's Consent to Tenant's Alterations], (y) such Alterations do not require underground digging, and (z) the cost of each such Alteration (or group of Alterations, if occurring substantially at the same time and as part of a single project) does not exceed Fifty Thousand Dollars ($50,000), and the cost of all such Alterations in any twelve (12) month period during the Term in the aggregate does not exceed One Hundred Thousand Dollars ($100,000) (any such Alterations being defined herein as "Permitted Alterations").

          (d) REQUIREMENTS FOR TENANT ALTERATIONS. Tenant shall make any Alterations consented to or permitted under this Paragraph 8 at Tenant's sole cost and expense, in compliance with the following requirements: (i) Alterations (other than Permitted Alterations) shall be made in accordance with plans and specifications reasonably approved by Landlord, and all Alterations shall be made in accordance with the requirements of Paragraph 10 [Liens]; (ii) any contractor or person selected by Tenant to make Alterations (other than Permitted Alterations) must first be approved in writing by Landlord, in its reasonable discretion; (iii) Alterations shall be made in compliance with all applicable Laws; (iv) Alterations shall not alter or interfere with the ceiling of any Building (all partitions being below the ceiling grid, except in areas designated by Landlord on plans and specifications), unless approved by Landlord in its sole discretion; and (v) Alterations shall not cause more than fifty percent (50%) of the rentable floor area on any floor in any Building to be enclosed as hard wall office unless approved by Landlord in its sole discretion; provided, however, that Tenant may make Alterations that do not comply with the standards set forth in items (iv) and (v) above
(subject to any other applicable Landlord consent requirement) if Tenant agrees to reconfigure the affected floor to such standard upon expiration or earlier termination of this Lease. By making Alterations which do not comply with the standards set forth in items (iv) and (v) above, Tenant shall be deemed to have agreed to reconfigure the Premises upon expiration or termination of the Lease as provided above unless Landlord specifically agrees otherwise in writing. Upon completion of any Alterations (other than Permitted Alterations), Tenant shall furnish Landlord with a complete set of final as-built plans and specifications, at Tenant's cost and expense. If Tenant fails to provide Landlord with any such final as-built plans and specifications within one hundred twenty (120) days after completion of the applicable Alterations, Landlord may, at Landlord's election, cause such final as-built plans and specifications to be prepared at Tenant's cost and expense, and the expenses thereof incurred by Landlord shall be reimbursed as Additional Charges within thirty (30) days after submission of a bill or statement therefor. With respect to items (i) and (ii) above, failure of Landlord to give its disapproval to any plans and specifications or general contractor within fifteen (15) calendar days after receipt of Tenant's written request for approval shall constitute approval by Landlord of such matters so long as Tenant's request includes the following statement in capitalized and boldfaced letters: BY FAILING TO RESPOND TO THIS REQUEST
WITHIN FIFTEEN DAYS, YOU WILL BE DEEMED TO HAVE APPROVED THE PLANS AND SPECIFICATIONS AND/OR GENERAL CONTRACTOR FOR TENANT'S ALTERATIONS DESCRIBED
IN THIS REQUEST.

          (e) REMOVAL OF ALTERATIONS AND RESTORATION. Upon the expiration or sooner termination of the Term, Tenant shall upon demand by Landlord, at Landlord's election, either (i) at Tenant's sole cost and expense, forthwith and with all due diligence remove any Alterations made by or for the account of Tenant that are designated by Landlord to be removed and restore the Premises to its original condition as of the Rent
Commencement Date, subject to normal wear and tear and the rights and obligations of Tenant concerning casualty damage pursuant to Paragraph 22 [Damage and Destruction], or (ii) pay Landlord the reasonable estimated cost thereof as required by Subparagraph 26(b)
[Delivery and Restoration of Premises]. Upon the written request of Tenant prior to installation of any Alterations, Landlord shall notify Tenant of its election to require that such Alterations must be removed upon the expiration or sooner termination of this Lease, so long as such written request clearly requests Landlord's election regarding the removal of such Alterations. Landlord's failure to specifically notify Tenant of Landlord' election shall be deemed Landlord's election to require removal of the Alterations upon expiration of the Term, notwithstanding any deemed approval by Landlord of the Alterations pursuant to this paragraph.

          (f) REIMBURSEMENT OF LANDLORD'S REVIEW COSTS. Tenant shall reimburse Landlord upon demand for any reasonable out-of-pocket expenses incurred by Landlord in connection with the review of any Alterations made by Tenant, including reasonable fees charged by Landlord's contractors or consultants to review plans and specifications prepared by Tenant.

         9.  REPAIR AND MAINTENANCE.

          (a) LANDLORD'S OBLIGATIONS. Landlord shall maintain, repair and replace, at its sole cost and expense, the following, except as provided in Subparagraph 9(c) [Tenant's Obligations for Structural Maintenance] below: (i) the roof structure (but not the roof membrane) and structural portions of the Buildings (including load bearing walls and foundations); (ii) all underground plumbing owned by Landlord from the point of connection to the City of Mountain View's main line to the point of entry into each of the Buildings; and (iii) structural portions of the parking facilities in Phase II, to the extent the required maintenance, repair or replacement results from defects in the original design or construction of the parking facilities

(but not including resurfacing, pothole repair or a new slurry seal, if
required by use of the parking facilities or from other causes).   Tenant
shall notify Landlord in writing within fifteen (15) days (or immediately by telephone or facsimile in the event of emergency, with prompt confirmation delivered in accordance with Paragraph 28 [Notices]) after Tenant becomes aware of any circumstances which Tenant believes may trigger Landlord's obligations under this Subparagraph 9(a). Landlord shall not be in breach of its obligations under this Subparagraph 9(a) with respect to any particular repair, replacement or maintenance requirement unless and until Landlord has received such written notice from Tenant and had sufficient opportunity to satisfy such obligations. Tenant shall be liable to Landlord for any additional cost incurred by Landlord in satisfying such obligations, or any damage to the Project, resulting from Tenant's failure to timely notify Landlord of such circumstances as required by this paragraph.

          (b) TENANT'S OBLIGATIONS. Tenant shall maintain, repair and replace, at its sole cost and expense, all portions of the Premises and Common Areas included in Phase II which are not Landlord's obligations under Subparagraph 9(a) [Landlord's Obligations], including, without limitation, (i) the roof membrane and exterior of each Building, (ii) the Building systems for electrical, mechanical, HVAC and plumbing and all controls appurtenant thereto (collectively, "Building Systems"), (iii) parking areas, courtyards, sidewalks, entry ways, lawns, landscaping and other similar facilities of the Buildings and Common Areas, and (iv) the interior portion of the Buildings, the Tenant Improvements, the Alterations, and any additional tenant improvements, alterations or additions installed by or on behalf of Tenant within the Premises. Phase II shall at all times be maintained by Tenant in the condition of a first-class office and research and development park. Without limiting the foregoing, certain portions of the Common Area, Building exteriors and Building Systems shall be maintained in accordance with certain standards and a maintenance schedule which shall be provided by Landlord to Tenant after completion of the Base Building Improvements in accordance with commercially reasonable recommendations of Landlord's landscaping and/or building
contractors, manufacturers and/or consultants.   Tenant agrees to review the
maintenance standards and schedule proposed by

Landlord within ten (10) business days following the date they are submitted by Landlord to Tenant and to notify Landlord, in writing, of any objections to the standards and schedule, in Tenant's reasonable discretion. If Tenant fails to notify Landlord of any objection within such ten (10) business day period, Tenant shall be deemed to have approved the proposed standards and schedule. If Tenant objects to the proposed standards and schedule and the parties are unable to resolve Tenant's objections, either party may submit such dispute to arbitration pursuant to Paragraph 41 [Arbitration of Disputes] , provided that prior to the resolution of such matter by arbitration, Tenant shall maintain the Project in accordance with Landlord's proposed standards and schedule. The maintenance standard and schedule which are placed into effect pursuant to this paragraph shall be added to the Lease as Exhibit "R", and may be amended by Landlord from time to time during the Term, by delivering written notice thereof to Tenant, subject to Tenant's approval in its reasonable discretion in accordance with the procedure set forth in this paragraph. Tenant's obligations under this Paragraph 9 include, without limitation, the replacement, at Tenant's sole cost and expense, of any portions of Phase II which are not Landlord's express responsibility under Subparagraph 9(a) [Landlord's Obligations], if it would be commercially prudent to replace, rather than repair, such portions of Phase II, regardless of whether such replacement would be considered a capital expenditure. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect. In addition, Tenant hereby waives and releases its right to terminate this Lease under
Section 1932(1) of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

          (c) TENANT'S OBLIGATIONS FOR STRUCTURAL MAINTENANCE. Notwithstanding the provisions of Subparagraph 9(a) [Landlord's Obligations] and without limiting Tenant's other obligations hereunder, Tenant shall bear the full cost of structural repairs or maintenance to preserve the Buildings in good working order and condition, to the extent such structural repair and/or maintenance is required due to the following (except to the extent any claims arising from any of the following are reimbursed by insurance carried by Landlord, are covered by the waiver of subrogation in Paragraph 13 [Waiver of Subrogation] or are otherwise provided for in Paragraph 22 [Damage and Destruction]): (i) the installation, use or operation of any Alterations or other modification to the Premises or Common Area made by Tenant; (ii) the installation, use or operation of Tenant's property or fixtures; (iii) the moving of Tenant's property or fixtures in or out of any Building or in and about the Project; or (iv) the acts, omissions or negligence of Tenant, or any of its servants, employees, contractors, agents or licensees, or the particular use or particular occupancy or manner of use or occupancy of the Premises or Common Area by Tenant or any such person. In addition, if at any time during the Term Hazardous Materials are released, discharged, or disposed of on any portion of the Premises or Common Area, in violation of Tenant's obligations hereunder, repairs of the storm drains and/or plumbing from the point of connection to the City of Mountain View's main line to the point of entry into each of the Buildings shall be excluded from Landlord's obligations under Subparagraph 9(a). Tenant shall not cause or permit any disposal or release of Hazardous Substances into the plumbing systems at the Project.
Prior to Tenant's performance of any structural repairs or maintenance required under this paragraph, the parties shall agree on the scope of the required structural repair or maintenance, and shall agree upon which alternative method is appropriate if more than one alternative exists. If the parties are unable to agree on the scope or alternative, despite reasonable efforts, such dispute shall be submitted to arbitration pursuant to Paragraph 41 [Arbitration of Disputes]; provided, however, that if the failure to make any such structural repair or maintenance during the pendency of such arbitration would have a material, detrimental effect on the condition or operation of any Building, Tenant shall either (x) delay the activity which would trigger the required structural repair or maintenance, or (y) if such activity already has occurred or cannot be delayed, commence and diligently pursue the required structural repair or maintenance based on the scope and alternative (if more than one) specified by Landlord, with a reasonable adjustment to be made by the parties after the matter is ultimately determined by arbitration.

          (d) MAINTENANCE SERVICE CONTRACTS. In connection with Tenant's maintenance and repair obligations contained in this Paragraph 9, Tenant shall, at its own cost and expense, enter into regularly scheduled preventive maintenance service contracts with maintenance contractors approved by Landlord, in its reasonable discretion, for servicing all hot and cold water, heating, air conditioning and electrical systems, elevators and equipment within Phase II, and shall provide copies of such contracts to Landlord. At Landlord's option at any time in which Tenant is in default hereunder, maintenance service contracts shall be prepaid by Tenant on an annual basis. Tenant shall use commercially reasonable efforts to cause each maintenance service contract to specifically name Landlord as a third party beneficiary, with the right to receive copies of all notices delivered under such contract and the ability to exercise Tenant's rights thereunder upon Tenant's default under this Paragraph 9 or upon Landlord's assumption of management of the Premises pursuant to Subparagraph 5(a) [Management of Premises], at Landlord's election. If Tenant is unable, despite such efforts, to include such rights in any maintenance service contract, Tenant agrees to itself provide Landlord with copies of notices delivered under such contract, and at Landlord's election Tenant shall assign Tenant's rights under such contract to Landlord upon Landlord's assumption of management of the Premises.

          (e) CURE RIGHTS. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any failure to fulfill any of its obligations under this Paragraph 9; provided, however, that if such failure is curable but cannot be cured within such thirty (30) day period, Tenant shall have such additional time as may be reasonably required to cure so long as Tenant commences such cure within the initial thirty (30) day period and diligently prosecutes such cure to completion. If Tenant fails to cure such failure as provided above, or in the event of an emergency which materially adversely affects the Project, Landlord may, at Landlord's election, cure such failure, at Tenant's cost and expense, and the expenses thereof incurred by Landlord shall be reimbursed as Additional Charges within thirty
(30) days after submission of a bill or statement therefor. The remedies described in this paragraph and in Paragraph 5 [Management] are cumulative and constitute Landlord's exclusive remedies if Tenant fails to maintain, repair or replace any portions of the Premises or Common Area in accordance with its obligations under this Paragraph 9; provided, however, that nothing contained in this Subparagraph 9(e) shall limit Landlord's right to receive reimbursement for attorneys' fees or waive or affect Tenant's indemnity and insurance obligations under this Lease and Landlord's rights to those indemnity and insurance obligations.

          (f) NO LIABILITY OF LANDLORD. There shall be no abatement of Rent with respect to, and Landlord shall not be liable for any injury to or interference with Tenant's business arising from, any repairs, maintenance, alteration or improvement in or to any portion of the Project or the Clean-up Facilities by any party, except as expressly and specifically provided in Paragraph 22 [Damage and Destruction], provided, however that (i) Base Rent and Additional Charges may be abated during the period of any interference to Tenant's business which exceeds ninety (90) days, in proportion to the portion of the Premises Tenant is unable to use, only if such interruption results from an insured casualty such that proceeds are payable to Landlord under the rental interruption insurance carried by Landlord pursuant to Subparagraph 12(e) [Landlord's Insurance Obligations] and only to the extent of such proceeds actually received by Landlord, and (ii) subject to the limitations on Tenant's recourse against Landlord contained in Subparagraph 21(e) [Tenant's Remedies], Landlord shall be liable for any actual damage to Tenant to the extent caused by Landlord's gross negligence or willful misconduct in connection with any such repairs, maintenance, alteration or improvement.

     10. LIENS. Tenant shall keep the Project free from any liens arising out of any work performed, material furnished or obligations incurred by Tenant. If Tenant does not, within thirty (30) days following notice by Landlord of any such lien, cause it to be released of record by payment or posting of a proper bond (or such shorter period of time as may be required to avoid a default under any Mortgage), Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause it to be released by such means as Landlord deems proper, including payment of the claim giving rise to such lien. All sums paid and expenses incurred by

Landlord in connection therewith shall be considered Additional Charges and shall be payable to Landlord by Tenant on demand, with interest at the Default Rate. Landlord shall have the right at all times to post and keep posted on the Premises and Common Area any notices permitted or required by law or by any Mortgagee, for the protection of the Premises, the Buildings, the Land, the Common Area, the Project, Landlord, any Mortgagee, and any other party having an interest in any portion of the Project from mechanics' and materialmen's liens. Tenant shall give Landlord at least five (5) business days' prior notice of commencement of any construction on the Premises or Common Area other than Permitted Alterations. This Paragraph 10 shall survive any termination of this Lease.

     11.  ASSIGNMENT AND SUBLETTING.

          (a) RESTRICTION ON ASSIGNMENT AND SUBLEASING. Tenant shall not directly or indirectly, voluntarily or by operation of law, (i) sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises, the Tenant Improvements, or Tenant's leasehold estate hereunder (collectively, "Assignment"), or (ii) sublet the Premises or any portion thereof or otherwise permit the Premises to be occupied by anyone other than Tenant (collectively, "Sublease"), without Landlord's prior written consent to each Assignment or Sublease, which consent shall not be unreasonably withheld or delayed by Landlord; provided, however, that Landlord may withhold its consent, in its sole discretion, to any Assignment which affects less than the entire Premises, or any Sublease which would result in more than two (2) separate entities (including Tenant and any subtenants or other occupants) occupying any floor in any Building. Without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed Sublease or Assignment, if Landlord withholds its consent where either (i) the creditworthiness of the proposed Sublessee or Assignee is not reasonably acceptable to Landlord or any Mortgagee, or (ii) the proposed Sublessee's or Assignee's use of the Premises is not in compliance with the allowed Tenant's Use of the Premises as described in the Basic Lease Information or, in Landlord's judgment, would require or result in presence of Hazardous Materials on the Premises and/or Common Area in excess of those described in Subparagraph 40(f) [Tenant's Disclosure

Obligations], such withholding of consent shall be presumptively reasonable. If Landlord consents to the Sublease or Assignment, Tenant may thereafter enter into a valid Sublease or Assignment upon the terms and conditions set forth in this Paragraph 11.

           (b) REQUIRED NOTICE. If Tenant desires at any time to enter into an Assignment of this Lease or a Sublease of the Premises or any portion thereof, it shall first give written notice to Landlord containing (i) the name of the proposed assignee, subtenant or occupant; (ii) a description of the proposed assignee's, subtenant's, or occupant's business and activities to be carried on in the Premises; (iii) the terms and provisions of the proposed Assignment or Sublease; and (iv) such financial information as Landlord may reasonably request concerning the proposed assignee, subtenant or occupant.

          (c)  LANDLORD'S RESPONSE TO PROPOSED ASSIGNMENT.  Within fifteen
(15) days after Landlord's receipt of the notice specified in Subparagraph 11(b) [Required Notice] with respect to an Assignment of Tenant's interest under this Lease, Landlord may by written notice to Tenant elect to (i) terminate this Lease, (ii) consent to the Assignment, or (iii) disapprove the Assignment. Notwithstanding anything in this Subparagraph 11(c) to the contrary, Landlord shall not have the right to terminate this Lease in connection with any "Permitted Transfer" (as defined below).

          (d) LANDLORD'S RESPONSE TO PROPOSED SUBLEASE. Within fifteen (15) days after Landlord's receipt of the notice specified in Subparagraph 11(b) [Required Notice] with respect to a Sublease, Landlord may by written notice to Tenant elect to (i) sublease itself the portion of the Premises specified in Tenant's notice; (ii) consent to the Sublease; or (iii) disapprove the Sublease. Notwithstanding anything in this Subparagraph 11(d) to the contrary, Landlord shall not have the rights set forth in (i) and (iii) of this Subparagraph 11(d) in connection with any Sublease to a "Strategic Partner" (as defined below) in compliance with Subparagraph 11(h) [Strategic Partners]. If Landlord elects to Sublease from Tenant as described in clause (i) above, the Monthly Base Rent payable by Landlord shall be the rent set forth in Tenant's notice (which shall be allocated between Landlord and Tenant in accordance with Subparagraph 11(e)

[Bonus Rent]). If Landlord exercises the option set forth in clause (i) above with respect to a portion of the Premises, Landlord shall have the right to further sublease that portion of the Premises at Landlord's election without the consent of Tenant.

          (e) BONUS RENT. If Landlord consents to any Assignment or Sublease pursuant to Subparagraph 11(c) [Landlord's Response To Proposed Assignment] or Subparagraph 11(d) [Landlord's Response To Proposed Sublease], Tenant may within one hundred twenty (120) days after Landlord's consent, but not later than the expiration of said one hundred twenty (120) days, enter into such Assignment or Sublease of the Premises or portion thereof upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Subparagraph 11(b) [Required Notice]. However, fifty percent (50%) of any rent or other consideration realized by Tenant under any such Assignment or Sublease in excess of the Base Rent and Additional Charges payable hereunder (or the amount thereof proportionate to the portion of the Premises subject to such Sublease or Assignment) shall be paid to Landlord, after deducting therefrom the unamortized Cost of Tenant Improvements (calculated as provided below) located on the portion of the Premises subject to such Sublease or Assignment as of the effective date of such Assignment or Sublease which are attributable to and allocated in equal installments over the term of the Sublease or Assignment, determined by assuming a useful life equal to fifteen (15) years and amortization on a straight line basis (without interest), and after deducting therefrom any customary brokers' commissions that Tenant has incurred in connection with such Assignment or Sublease amortized on a straight line basis (without interest) over the term of the Sublease or Assignment. Tenant shall, not later than ninety (90) days after the Rent Commencement Date, deliver evidence of the cost of the Tenant Improvements, which shall be acceptable to Landlord in its reasonable discretion, for Landlord's use as the basis for calculating the cost of the Tenant Improvements for purposes of this Subparagraph 11(e) (such resulting calculation being referred to herein as the "Cost of Tenant Improvements"). The Cost of Tenant Improvements shall be allocated evenly over the Premises. Failure by Landlord to either consent or refuse such consent to a proposed Assignment or

Sublease within the fifteen (15) day time period specified above shall be deemed to be Landlord's consent thereto.

          (f) EFFECT OF TRANSFER. Landlord's consent to any Assignment or Sublease shall not relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease. Landlord's consent to any Assignment or Sublease shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other Assignment or Sublease. Any Assignment or Sublease that is not in compliance with this Paragraph 11 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of Base Rent or Additional Charges by Landlord from a proposed assignee or sublessee shall not constitute the consent to such Assignment or Sublease by Landlord.

          (g) PERMITTED TRANSFER. The following shall be deemed a voluntary Assignment of Tenant's interest in this Lease: (i) any dissolution, merger, consolidation, or other reorganization of Tenant; and (ii) if the capital stock of Tenant is not publicly traded, the sale or transfer of stock to one person or entity possessing or controlling more than fifty percent (50%) of the total combined voting power of all classes of Tenant's stock issued, outstanding and entitled to vote for the election of directors. Notwithstanding anything to the contrary contained in this Paragraph 11, Tenant may enter into any of the following transfers (a "Permitted Transfer") without Landlord's prior written consent: (1) Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization, so long as immediately following such transaction the surviving corporation satisfies each of the Credit Standards; and (2) Tenant may assign this Lease to a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant, so long as immediately following such transaction such acquiring corporation satisfies each of the Credit Standards.

          (h) STRATEGIC PARTNERS. Tenant may Sublease portions of the Premises to Tenant's Strategic Partners (as defined below) without Landlord's prior consent, subject to the following conditions: (1) after any such Sublease, Tenant shall continue to directly occupy at least eighty percent (80%) of the Rentable Area in the Premises; and (2) Tenant shall provide Landlord with written notice at least thirty (30) days' prior to any such Sublease including the name of the Strategic Partner, the location of the subleased space, the name and address of the Strategic Partner's agent for service of process and delivery of notices under this Lease, and a certification by an officer of Tenant that the subtenant is a "Strategic Partner" as defined in this Subparagraph 11(h). Any Strategic Partner subleasing a portion of the Premises shall maintain an agent for service of process and notice, and notify Landlord of any changes in such agent, at all times during the term of such sublease. The term "Strategic Partner" shall refer to any entity (i) in which Tenant holds an unsubordinated ownership interest of at least ten percent (10%), (ii) that is engaged in a business which Tenant believes to be of strategic importance to its own business, and (iii) that Tenant determines, in its reasonable business judgment, would benefit Tenant's business by conducting its own business within Tenant's Premises.

          (i) ASSUMPTION BY TRANSFEREE. Each assignee, sublessee or other transferee, other than Landlord, shall assume all obligations of Tenant under this Lease arising after the date of transfer, as provided in this Subparagraph 11(i), and shall be and remain liable jointly and severally with Tenant for the payment of Base Rent and Additional Charges, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term; provided, however, that the assignee, sublessee, mortgagee, pledgee or other transferee shall be liable to Landlord for rent only in the amount set forth in the Assignment or Sublease and shall only be required to perform those obligations under the Lease to the extent that they relate to the portion of the Premises subleased or interest in the Lease assigned. Any Sublease or Assignment shall expressly provide that if this Lease terminates, the subtenant or assignee will attorn to and become the tenant of the Landlord at the option of Landlord if Landlord elects to recognize such assignment or sublease upon such termination. No Assignment shall be binding on Landlord unless the assignee or Tenant delivers to Landlord a counterpart of the Assignment and an instrument that contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, consistent with the requirements of this Subparagraph 11(i), but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

          (j) EFFECT ON EXTENSION OPTION. Notwithstanding any other provision of this Lease, Tenant may not enter into any Sublease (including, without limitation, a Sublease to a Strategic Partner) with a term which exceeds the Expiration Date unless (i) the conditions to Tenant's right to extend the Term contained in Paragraph 43 [Option to Renew] have been met at or prior to Tenant's execution of such Sublease, and (ii) Tenant delivers its Exercise Notice pursuant to Paragraph 43 [Option to Renew] at or prior to Tenant's execution of such Sublease.

     12.  INSURANCE AND INDEMNIFICATION.

          (a) RELEASE OF LANDLORD. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord Parties for any injury or damage to any person or property in or about the Premises or Common Area by or from any cause whatsoever (other than the gross negligence or willful misconduct of Landlord or its agents, servants, contractors or employees (collectively, including Landlord, "Landlord Parties")), and without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, or other portion of the Buildings or Common Area, or caused by gas, fire, oil, electricity, or any cause whatsoever, in, on, or about the Project or any part thereof (other than that caused by the gross negligence or willful misconduct of Landlord Parties). Tenant acknowledges that any casualty insurance carried by Landlord will not cover, and Landlord shall not be responsible for, loss of income to Tenant or damage to the Alterations in the Premises installed by Tenant or Tenant's personal property located within the Premises, including, without limitation, during construction of Base Building Improvements and Tenant Improvements. Tenant shall be required to maintain the insurance described in Subparagraph 12(c) [Tenant's Insurance Requirements]below during the Term.

          (b)  TENANT INDEMNITY.   Except to the extent caused by the gross
negligence or willful misconduct of the Landlord

Parties, Tenant shall indemnify and hold the Landlord Parties harmless from and defend the Landlord Parties against any and all claims or liability for any injury or damage to any person or property whatsoever occurring in or on the Premises. Tenant further agrees to indemnify and hold the Landlord Parties harmless from, and defend the Landlord Parties against, any and all claims, losses, or liabilities (including damage to Landlord's property) arising from (x) any breach of this Lease by Tenant and/or (y) the conduct of any work, business or activities of Tenant, its agents, servants, employees, or invitees (collectively, including Tenant, "Tenant Parties"), in or about the Project.

          (c) TENANT'S INSURANCE REQUIREMENTS. Tenant shall procure at its cost and expense and keep in effect during the Term (including, without limitation, during the course of construction of Tenant Improvements) the following insurance:

                 (1) COMMERCIAL GENERAL LIABILITY INSURANCE. A policy of Commercial General Liability insurance written on an occurrence form, insuring Landlord, any Mortgagee, Tenant, any manager under the CC&Rs, and any other entity with an interest in any portion of the Common Area if designated by Landlord, against any liability arising out of the ownership, use, occupancy, maintenance, repair or improvement of the Premises or the Common Area and as appurtenant thereto. Such insurance shall provide $5,000,000 combined single limit for bodily injury and property damage. The limits of said insurance shall not, however, limit the liability of the Tenant hereunder, and Tenant is responsible for ensuring that the amount of liability insurance carried by Tenant is sufficient for Tenant's purposes. Tenant may carry said insurance under a blanket policy so long as "per location" liability aggregate limit is maintained, satisfactory to Landlord. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. In addition, Landlord may elect, at Landlord's sole option, to procure and maintain the liability insurance required by this Subparagraph 12(c)(i) with respect to the Common Area, at the expense of Tenant. Tenant shall deliver to Landlord prior to occupancy of the Premises copies of policies of liability insurance required herein, and certificates evidencing the existence and amounts of such insurance which name as additional insured Landlord, any Mortgagee, any manager under the CC&Rs, and any other entity with an interest in any portion of the Common Areas if designated by Landlord, with evidence satisfactory to Landlord and any such parties of payment of premiums. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days' prior written notice to Landlord. Tenant acknowledges and agrees that insurance coverage carried by Landlord will not cover Tenant's property within the Premises and that Tenant shall be responsible, at Tenant's sole cost and expense, for providing insurance coverage for Tenant's movable equipment, furnishings, trade fixtures and other personal property in or upon the Premises and for any alterations, additions or improvements (other than the initial construction of the Tenant Improvements) to or of the Premises or any part thereof made by Tenant, in the event of damage or loss thereto from any cause whatsoever.

               (2) TIME ELEMENT INSURANCE. Business income and extra expense insurance, insuring Tenant for a period of eighteen (18) months against losses arising from the interruption of Tenant's business, and for lost profits, and charges and expenses which continue but would have been earned if the business had gone on without interruption, insuring against such perils, in such form as is reasonably satisfactory to Landlord. Such insurance should be without deductible and on an agreed amount basis with no coinsurance payable.

               (3) PROPERTY INSURANCE. Tenant shall maintain a policy or policies of fire and property damage insurance under "special form" causes of loss (formerly known as "all risk"), with an earthquake sprinkler leakage endorsement, insuring the personal property, inventory, trade fixtures, and if applicable boiler and machinery, within the Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.

               (4) WORKERS COMPENSATION INSURANCE. Tenant shall also maintain a policy or policies of workers' compensation insurance and any other employee benefit insurance sufficient to comply with all Laws.

Insurance required hereunder shall be in companies rated "A" VI or better in "Best's Insurance Guide." Tenant shall deliver policies of such insurance or certificates thereof to Landlord on or before the Occupancy Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies; and, in the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Charges within fifteen (15) days after delivery to Tenant of bills therefor.

          (d) SURVIVAL. The provisions of this Paragraph 12 shall survive the expiration or termination of this Lease with respect to any claims or liability arising out of events occurring prior to such expiration or termination.

          (e) LANDLORD'S INSURANCE OBLIGATIONS. Landlord shall purchase and keep in force a policy or policies of liability, fire and property damage insurance, including provisions allowing the payment of deductibles (which shall be payable by Tenant pursuant to Subparagraph 4(c)) and pre-payment for coverage up to one year, covering loss or damage to the Premises (including the Tenant Improvements) and Common Area in the amount of the full replacement value thereof, insuring direct physical loss or damage included within the "special form" classification of coverage and flood and earthquake insurance, if available, plus a policy of rental income insurance in the amount of eighteen (18) months Base Rent and Additional Charges and, at Landlord's election pursuant to Subparagraph 12(c)(i) [Commercial General Liability Insurance], Commercial General Liability insurance for the Common Area. At Tenant's request, Landlord shall include any specific Alterations made in accordance with this Lease in such policies, provided that Tenant provides Landlord with all information reasonably required by Landlord or its insurer in connection with such Alterations. In addition, during the course of construction of the Base Building Improvements and Tenant Improvements, Landlord shall purchase and keep in force Comprehensive Builder's Risk/Course of Construction insurance, with the same requirements as policies described above but with appropriate adjustments to reflect that the Project is under construction. Tenant shall pay to Landlord the cost of all such policy or policies of insurance pursuant to Subparagraph 4(c)

[Additional Charges for Expenses and Taxes], except for the cost of Builder's Risk/Course of Construction insurance which is attributable to construction of the Base Building Improvements (as determined by Landlord, in its reasonable discretion). If Landlord's insurance cost is increased due to Tenant's use of the Premises, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Premises or the Common Area. Notwithstanding the foregoing obligations of Landlord to carry insurance, Landlord may modify the foregoing coverages if and to the extent it is commercially reasonable to do so; provided, however, that such coverages shall not be voluntarily reduced by Landlord without Tenant's prior consent.

     13. WAIVER OF SUBROGATION. Notwithstanding anything to the contrary in this Lease, to the extent that this waiver does not invalidate or impair their respective insurance policies, the parties hereto release each other and their respective contractors, subcontractors, agents, employees, successors, assignees and subtenants, and any manager under the CC&Rs, from all liability for injury to any person or damage to any property that is caused by or results from a risk
(i) which is actually insured against, to the extent of receipt of payment under such policy (unless the failure to receive payment under any such policy results from a failure of the insured party to comply with or observe the terms and conditions of the insurance policy covering such liability, in which event, such release shall not be so limited), (ii) which is required to be insured against under this Lease or the Work Letter, or (iii) which would normally be covered by the standard ISO "special" form of casualty insurance, without regard to the negligence or willful misconduct of the entity so released. Landlord and Tenant shall each obtain a similar waiver of subrogation requirement in their respective construction contracts for the Base Building Improvements and Tenant Improvements, respectively, and shall require that their respective contractors obtain a similar waiver from all subcontractors of all tiers. Landlord and Tenant shall each obtain, and shall cause their respective contractors and subcontractors to obtain, from their respective insurers under all policies of fire, theft and other property insurance maintained by either of them at any time during the Term (including during the course of construction of the Base Building

Improvements and the Tenant Improvements) insuring or covering the Project or any portion thereof of its contents therein, a waiver of all rights of subrogation which the insurer of one party might otherwise, if at all, have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such waiver.

     14.  SERVICES AND UTILITIES.

          (a) TENANT'S RESPONSIBILITY. Subject to the provisions elsewhere herein contained and to the Rules and Regulations, Tenant shall be responsible for arranging for, and direct payment of any and all cost of, garbage pickup, recycling, janitorial, security, landscape maintenance, street and parking lot sweeping and resurfacing, transportation management programs, water, electricity, gas, telephone, cable and digital communications equipment, required inspections and testing of elevators, fire sprinklers and other life safety equipment and Building Systems, and any and all other utilities and services, and Tenant shall provide the maintenance, repair and replacement of Building Systems in connection with such utilities and services as described in Subparagraph 9(b) [Repair and Maintenance; Tenant's Obligations]. Without limiting the foregoing, Tenant shall be responsible for the expense of installation, operation, and maintenance of its electrical distribution system, and telephone and other communications cabling, throughout Phase II, subject to Paragraph 4 [Electrical Systems, Telephone Systems and Dedicated Communications Lines] of the Work Letter. Landlord shall cooperate with Tenant's efforts to arrange all such services. If Landlord assumes management of the Premises pursuant to Subparagraph 5(a) [Management of the Premises], Tenant shall cooperate fully with Landlord and abide by all the reasonable regulations and requirements that Landlord may prescribe for the proper functioning and protection of the Building Systems.

          (b) NO EXCESSIVE LOAD. Tenant will not without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, use any apparatus or device in the Premises which, when used, puts an excessive load on any Building or its structure or systems.

          (c) NO LIABILITY OF LANDLORD. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall Rent be abated by reason of, (i) the installation (but not including installation which is Landlord's obligation pursuant to the Work Letter), use or interruption of use of any equipment in connection with the foregoing utilities and services; (ii) failure to furnish or delay in furnishing any services to be provided by Landlord when such failure or delay is caused by Force Majeure Events, or by the making of repairs or improvements to Phase II or any portion thereof which are the responsibility of Landlord under this Lease; or (iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving Phase II or any Building; provided, however, that (aa) Base Rent and Additional Charges may be abated during the period of any total interruption of utilities to the Premises which exceeds thirty (30) days only if such interruption results from an insured casualty such that proceeds are payable to Landlord under the rental interruption insurance carried by Landlord pursuant to Subparagraph 12(e) [Landlord's Insurance Obligations] and only to the extent of such proceeds actually received by Landlord, and (bb) subject to the limitations on Tenant's recourse against Landlord contained in Subparagraph 21(e) [Tenant's Remedies], Landlord shall be liable for any actual damage to Tenant's property to the extent caused by Landlord's gross negligence or willful misconduct in connection with the failure to furnish or delay in furnishing any services to be provided by Landlord. For purposes of this Lease and the Work Letter, "Force Majeure Events" shall mean Acts of God or the elements, Acts of the government, labor disturbances of any character, and other similar conditions, beyond the reasonable control of the party whose performance, obligation or liability is excused or delayed by such event (collectively, "Force Majeure Events").

     15. TENANT'S CERTIFICATES. Tenant, at any time and from time to time, within ten (10) days after written request from Landlord, will execute, acknowledge and deliver to Landlord and, at Landlord's request, to any prospective purchaser, ground or underlying lessor or Mortgagee of any part of the Project or any other party acquiring an interest in Landlord, a certificate of

Tenant substantially in the form attached as Exhibit "H" (with changes required to make such certificate true). The certificate may also contain any other information reasonably required by any such persons. It is intended that any certificate of Tenant delivered pursuant to this Paragraph 15 may be relied upon by Landlord and any prospective purchaser, ground or underlying lessor or Mortgagee of any part of the Project or such other party. If requested by Tenant, Landlord shall provide Tenant with a similar certificate.

     16. HOLDING OVER. If Tenant (directly or through any successor-in-interest of Tenant) remains in possession of all or any portion of the Premises after the expiration or termination of this Lease without the consent of Landlord, Tenant's continued possession shall be on the basis of a tenancy at the sufferance of Landlord. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the Monthly Base Rent during Tenant's holding over shall be the greater of the then-fair market rent for the Premises (as reasonably determined by Landlord) or one hundred twenty-five percent (125%) of the Monthly Base Rent payable in the last full month prior to the termination hereof (and shall be increased in accordance with Subparagraph 4(b) [Adjustments in Base Rent]). In addition to Rent, Tenant shall pay Landlord for all damages proximately caused by reason of the Tenant's retention of
possession.   Landlord's acceptance of Rent after such termination shall not constitute a renewal of this Lease, and nothing contained in this provision shall be deemed to waive Landlord's right of re-entry or any other right hereunder or at law. Tenant acknowledges that, in Landlord's marketing and re-leasing efforts for the Premises, Landlord is relying on Tenant's vacation of the Premises on the Expiration Date. Accordingly, Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, liabilities, losses, costs, expenses and damages arising or resulting directly or indirectly from Tenant's failure to timely surrender the Premises, including
(i) any loss, cost or damages suffered by, any prospective tenant of all or any part of the Premises, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of all or any portion of the Premises by reason of such failure of Tenant to timely surrender the Premises.

     17. SUBORDINATION. Without the necessity of any additional document, this Lease shall be subject and subordinate at all times to: (i) all ground leases or underlying leases that may now exist or hereafter be executed affecting any portion of the Premises or Common Area; and (ii) the lien of any mortgage or deed of trust that may now exist or hereafter be executed in any amount for which any portion of the Premises or Common Area or any ground leases or underlying leases, or Landlord's interest or estate in any of said items, is specified as security (any such lien being herein defined as a "Mortgage" and the holder of any Mortgage being a "Mortgagee"). Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any Mortgage to this Lease. If any ground lease or underlying lease terminates, or any Mortgage is foreclosed or a conveyance in lieu of foreclosure is made, for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Notwithstanding anything to the contrary contained herein, this Lease shall not be subject or subordinate to any ground or underlying lease or to any lien, Mortgage, or other security interest affecting the Premises, and Tenant shall not attorn to the ground lessor, Mortgagee or other holder of the interest to which this Lease would be subordinated unless such ground lessor, Mortgagee or holder executes a reasonable recognition and non-disturbance agreement which provides that Tenant shall be entitled to continue in possession of the Premises on the terms and conditions of this Lease if and for so long as Tenant fully performs all of its obligations hereunder. Tenant shall execute and deliver upon demand by Landlord, and in the form requested by Landlord or any Mortgagee and reasonably acceptable to Tenant, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such Mortgage. Tenant shall execute, deliver and authorize recordation of any such documents within twenty (20) days after Landlord's written request.

     18. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit "J" and all reasonable nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord, provided such rules and regulations do not unreasonably interfere with Tenant's use of the Premises and the Common Areas as contemplated by this Lease. In the event of an express and direct conflict between the terms, covenants, agreements and conditions of this Lease and those set forth in the rules and regulations, as modified and amended from time to time by Landlord, this Lease shall control.

     19. RE-ENTRY BY LANDLORD. Landlord reserves and shall at all reasonable times have the right to re-enter the Premises and the Common Area (upon reasonable prior notice (except in the case of an emergency), and subject to Tenant's reasonable security precautions and the right of Tenant to accompany Landlord at all times, if such entry is to the Premises) to inspect the same; to supply any service to be provided by Landlord to Tenant hereunder (unless Tenant is supplying such service); to show the Premises and Common Area to prospective purchasers, Mortgagees or tenants (as to prospective tenants other than prospective tenants of any recaptured space, only during the last twelve (12) months of the initial Term or the last twenty-four (24) months of any Extension
Term); to post notices of nonresponsibility; to alter, improve or repair the Premises and Common Area and any portion thereof as required or allowed by this Lease or by law (and Landlord may for that purpose erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Premises and Common Area where reasonably required by the character of the work to be performed); and to take, or allow other parties (including, without limitation, government entities) to take, any actions contemplated by the Declaration or the CC&Rs, or in connection with the remediation orders described in Paragraph 40 [Hazardous Materials], the Clean-Up Facilities or related monitoring or remediation of Hazardous Materials. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising from Landlord's or any third party's (including without limitation pursuant to the Declaration or the CC&Rs) entry and acts pursuant to this Paragraph 19. Tenant shall not be entitled to an abatement or reduction of Base Rent or Additional Charges if Landlord exercises any rights reserved in this paragraph. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except to the extent caused by Landlord's gross negligence or willful misconduct. For each of the aforesaid purposes, Landlord shall have the right to use any and all means which Landlord reasonably determines are necessary or proper to open doors on the Premises in an emergency in order to obtain entry to any portion of the Premises. Any entry to the Premises, or portion thereof obtained by Landlord by any of said means, or otherwise, shall not under any emergency circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. Landlord shall use best efforts during re-entry to not unreasonably interfere with Tenant's use of the Premises or its business conducted therein.

     20. INSOLVENCY OR BANKRUPTCY. The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment by Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization or other debtor relief proceedings, (each of the foregoing, an "Insolvency Proceeding"), whether now existing or hereafter amended or enacted, shall, at Landlord's option, constitute a breach of this Lease by Tenant, unless a petition in bankruptcy, receiver attachment, or other remedy pursued by a third party is discharged within sixty (60) days. Upon the happening of any such event (including the expiration of such 60 day period, if applicable) or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law (except as provided in Paragraph 11 [Assignment and Subletting]) or by voluntary or involuntary bankruptcy proceedings or otherwise. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, reorganization or other debtor relief proceedings.

     21.  DEFAULT.

          (a) TENANT'S DEFAULT. The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a "default" hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided, except as expressly and specifically provided in Subparagraph 9(e) [Repair and Maintenance;
Cure Rights]. Tenant shall have a period of three (3) days from the date of written notice from Landlord (which notice shall be in lieu of and not in addition to the notice required by Section 1161 of the California Code of Civil Procedure) within which to cure any default in the payment of Base Rent or Additional Charges; provided, however, that Landlord shall not be required to provide such notice more than twice during any four (4) year period during the Term with respect to non-payment of Base Rent or Additional Charges, the third such non-payment constituting default without requirement of notice. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord (which notice shall be in lieu of and not in addition to the notice required by Section 1161 of the California Code of Civil
Procedure) within which to cure any other curable default under this Lease; provided, however, that with respect to any curable default other than the payment of Base Rent or Additional Charges that cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Tenant commences to cure within thirty (30) days from Landlord's notice and continues to prosecute diligently the curing thereof. Notwithstanding the foregoing, (i) if a different cure period is specified elsewhere in this Lease or the Work Letter with respect to any specific obligation of Tenant, such specific cure period shall apply with respect to a default of such obligation; (ii) the foregoing cure rights shall not extend the specified time for compliance with any required delivery, approval or performance obligation of Tenant under the Work Letter; and (iii) the foregoing cure rights shall not apply to any Draw Event (as defined in the Work Letter).

          (b) PHASE I LEASE DEFAULT. From and after substantial completion of the Base Building Improvements, any default under the Phase I Lease by Tenant or a subtenant of Tenant which is not cured within any applicable grace or cure period provided therein shall constitute a default under this Lease by Tenant; provided, however, that an Insolvency Proceeding with respect to any subtenant shall not constitute a default hereunder by Tenant so long as Tenant is not in breach of any monetary, maintenance and repair obligations under the Phase I Lease and Tenant is not itself then the subject of an Insolvency Proceeding. At any time during the Term of this Lease, Landlord, in its sole discretion, may delete this Subparagraph 21(b) from this Lease by delivering written notice thereof to Tenant, without any further action required by Tenant. Upon request by either party, the parties shall execute and deliver an amendment to this Lease documenting any such deletion of this Paragraph by Landlord.

          (c) LANDLORD'S REMEDIES. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

               (1)  The rights and remedies provided by California Civil Code,
Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid Base Rent and Additional Charges for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that the Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2;

               (2)  The rights and remedies provided by California Civil Code,
Section 1951.4, that allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Base Rent and Additional Charges as they become due, for so long as Landlord does not terminate Tenant's right to possession. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's rights to possession;

               (3) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law;

               (4) If Landlord elects to terminate this Lease, the right and power to enter the Premises and remove therefrom all persons and property, and to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law.

          (d)  LANDLORD'S DEFAULT.  Landlord shall have a period of thirty
(30) days from the date of written notice from Tenant of Landlord's default (any such notice, a "Landlord Default Notice") to cure any default by Landlord under this Lease; provided, however, that with respect to any default that cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Landlord commences to cure within thirty
(30) days from receipt of the Landlord Default Notice and continues to prosecute diligently the curing thereof. Tenant agrees to give any Mortgagee, by registered or certified mail, a copy of any Landlord Default Notice served upon the Landlord, provided that prior to such notice Tenant has been notified in writing of the address of such Mortgagee. If Landlord fails to cure such default within the time provided for in this Lease, then the Mortgagee shall have an additional thirty (30) days after the expiration of such cure period within which to cure such default (provided that Tenant notifies Mortgagee concurrently with Tenant's delivery of the Landlord Default Notice to Landlord; otherwise, Mortgagee shall have thirty (30) days from the later of the date on which it receives notice of the default from Tenant and the expiration of Landlord's cure period). If such default cannot be cured by Mortgagee within the cure period, Tenant may not exercise any of its remedies so long as Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure).

          (e)  TENANT'S REMEDIES.

               (1) LIMITATION ON REMEDIES. If any default hereunder by Landlord is not cured within the applicable cure period provided in Subparagraph 21(d) [Landlord's Default], Tenant's exclusive remedies shall be an action for specific performance or action for actual damages. Tenant hereby waives the benefit of any laws granting it (A) the right to perform Landlord's obligation, or (B) the right to terminate this Lease or withhold Rent on account of any Landlord default. Tenant shall look solely to Landlord's interest in Phase II for the recovery of any judgment from Landlord. Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment. Any lien obtained to enforce such judgment and any levy of execution thereon shall be subject and subordinate to any Mortgage (excluding any Mortgage which was created as part of an effort to defraud creditors, i.e. a fraudulent conveyance); provided, however that any such judgement and any such levy of execution thereon shall not be subject or subordinated to any Mortgage that is created or recorded in the Official Records of Santa Clara County after the date of the judgement giving rise to such lien.
Notwithstanding the foregoing limitation of recourse to Landlord's interest in Phase II, Tenant shall have the right to recover from Landlord the full amount of the Letter of Credit, the Completion Assurance, or any other security deposit or letter of credit provided by Tenant to Landlord pursuant to this Lease or the Work Letter, to the extent that it is drawn upon, retained, or applied by Landlord in violation of this Lease or the Work
Letter.

               (2) REMEDY FOR CONSTRUCTION DEFAULTS. Notwithstanding the limitation of recourse to Landlord's interest in Phase II contained in Subparagraph 21(e)(1) above (but without negating Tenant's right of recovery with respect to any letter of credit or security deposit pursuant to the last sentence of such paragraph), if Landlord fails to use commercially reasonable efforts (taking into account any Force Majeure Events) to meet any Condition prior to its Initial Window Date (as it may be extended pursuant to Paragraph 7 [Tenant Delays] of the Work Letter), Tenant's exclusive remedy shall be to terminate this Lease pursuant to Subparagraph 3(c) [Conditions; Window Dates] and commence an action for actual damages incurred by Tenant as a result of such failure, up to a maximum aggregate sum of Five Hundred Thousand Dollars ($500,000).

          (f) CHRONIC DEFAULT. A party shall be in "Chronic Default" under this Lease at any time that the other party has delivered more than two (2) notices of default to such party hereunder during the previous four (4) years, regardless of whether such defaults were cured within any applicable grace or cure period; provided, however, that any such notice of default relating to a default which was disputed, in good faith, and ultimately determined (by agreement of the parties, arbitration or judicial action) not to be a default shall not be considered

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

for purposes of determining whether a party is in Chronic Default.

     22.  DAMAGE AND DESTRUCTION

          (a)  RESTORATION.   Subject to the termination rights set forth in
Subparagraph 22(c) [Casualty at End of Term] and Subparagraph 22(d) [Mutual Termination Option], if the Premises or any portion thereof are damaged or destroyed by fire or other casualty, Tenant will promptly give written notice thereof to Landlord, and:

               (1) Tenant, at Tenant's sole cost and expense, and pursuant to the provisions of Paragraph 8 [Additional Alterations] and/or the Work Letter, as applicable, will promptly repair, restore and rebuild the Tenant Improvements and any Alterations as nearly as possible to the condition they were in immediately prior to such damage or destruction or with such changes or alterations as may be made pursuant to Paragraph 8 [Additional Alterations]; and

               (2) to the extent that any such damage or destruction affects the Base Building Improvements, Landlord shall repair the same at Landlord's cost to the extent of Landlord's obligations under the Work Letter.

          (b) INSURANCE PROCEEDS. Subject to the provisions of Subparagraph 22(f) [Proceeds Upon Termination], all insurance proceeds recovered by the Landlord on account of such damage or destruction, less the cost, if any, to the Landlord of such recovery and/or of any repair to the Base Building Improvements for which Landlord is responsible, shall be paid out from time to time to or at the direction of Tenant to the extent required to repair, restore and rebuild the Tenant Improvements and any Alterations covered by Landlord's insurance as required by Subparagraph 22(a)(1) [Restoration], pursuant to disbursement procedures established by Landlord and/or any Mortgagee. The amount of available insurance proceeds shall not limit Tenant's or Landlord's obligation to repair, restore and rebuild the Tenant Improvements and Alterations and the Base Building Improvements, respectively, in accordance with this Paragraph 22.

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

          (c) CASUALTY AT END OF TERM. Notwithstanding anything to the contrary contained in this Lease, if during the twelve (12) months prior to the expiration of the Term, any of the Buildings or a substantial portion thereof are damaged or destroyed by fire or other casualty, either Tenant or Landlord shall have the option to terminate this Lease with respect to the affected Building as of the date of such damage or destruction by written notice to the other party given within thirty (30) days after such damage or destruction, in which event the Landlord shall make a proportionate refund to the Tenant of such Rent as may have been paid in advance. For the purposes of this paragraph, a "substantial portion" of a Building shall mean twenty percent (20%) or more of the Rentable Area thereof. If neither party elects to terminate this Lease, Landlord and/or Tenant shall repair, restore and rebuild the Premises in accordance with Subparagraph 22(a) [Restoration].

          (d) MUTUAL TERMINATION OPTION; INSURED CASUALTY. Notwithstanding anything to the contrary contained herein, if at any time during the Term the Base Building Improvements for any Building shall be damaged or destroyed to the extent that, in Landlord's reasonable judgment, they cannot be reconstructed within eighteen (18) months following the date such reconstruction is commenced, either Landlord or Tenant shall have the right to terminate this Lease as of the date of such damage or destruction with respect to the affected Building by written notice to the other party.
Within forty-five (45) days after any damage or destruction described in this Subparagraph 22(d), Landlord shall either terminate the Lease with respect to the affected Building or deliver notice to Tenant advising of Landlord's election not to so terminate. If Tenant is so notified, but Landlord does not elect to terminate, Tenant may terminate this Lease as of the date of such damage or destruction with respect to the affected Building by written notice to Landlord given within forty-five (45) days after receipt of Landlord's notice. If neither party elects to terminate this Lease, Landlord and/or Tenant shall repair, restore and rebuild the Premises in accordance with Subparagraph 22(a) [Restoration].

          (e) DESTRUCTION WHERE NO PROCEEDS ARE AVAILABLE. Subject to Tenant's termination right under Subparagraph 22(c) [Casualty at End of Term], in the event of a total or partial destruction of any Building (i) by a casualty of a type not required to be insured against by Landlord under the terms of this Lease, or (ii) under circumstances where Landlord has been required by any Mortgagee to utilize substantially all of the insurance proceeds to pay down the Mortgage, which destruction exceeds five percent (5%) of the replacement cost of the Base Building Improvements, this Lease shall automatically terminate, unless (x) Landlord elects to reconstruct the Base Building Improvements, and (y) the damage can be reconstructed within eighteen (18) months following commencement of reconstruction. If Landlord elects to reconstruct, the cost incurred by Landlord for such reconstruction shall be amortized over the useful life of the Base Building Improvements and such amortization shall be reimbursed by Tenant to Landlord as an Additional Charge together with interest at the prime rate of Wells Fargo Bank plus two percent (2%)
(adjusted monthly); provided, however, that Tenant shall not be obligated to pay for any portion of the useful life of the Base Building Improvements which extends beyond the Expiration Date. If Landlord elects to reconstruct the Base Building Improvements, Tenant shall be obligated to reconstruct the Tenant Improvements, at Tenant's cost.

          (f) PROCEEDS UPON TERMINATION. If this Lease is terminated under Subparagraph 22(c) [Casualty at End of Term] or Subparagraph 22(d) [Mutual Termination Option; Insured Casualty] with respect to any Building(s), Landlord shall be entitled to retain any and all insurance proceeds arising out of the damage or destruction (including, without limitation, proceeds attributable to the Tenant Improvements), except for any portion of the award specifically compensating Tenant for the loss of its personal property, equipment and trade fixtures. If Landlord elects to terminate this Lease pursuant to Subparagraph 22(d), Landlord shall reimburse Tenant for the unamortized Cost of Tenant Improvements (determined in accordance with Subparagraph 11(e)[Bonus Rent]) as of the date of termination to the extent of available insurance proceeds (so long as Landlord is in compliance with its obligations under Subparagraph 12(e) [Landlord's Insurance Obligations] with respect to such insurance) after deducting the cost to Landlord of recovery of such proceeds and/or repair to the Base Building Improvements. Upon any termination, Tenant shall assign all of its rights to any insurance proceeds to which it is entitled (except any

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

portion specifically compensating Tenant for the loss of its personal property, equipment and trade fixtures) to Landlord and shall pay to Landlord the amount of any deductible under any insurance policy attributable to the casualty resulting in such termination.

          (g) RENT ABATEMENT. In the event of an insured casualty, the Base Rent and Additional Charges during the period from the date of the damage or destruction until completion of the restoration, repair, replacement or rebuilding shall be abated by an amount that is in the same ratio to the Base Rent and Additional Charges as the area of the Premises rendered unusable for the permitted use hereunder bears to the area of the Premises prior to the damage or destruction, but only to the extent of the amount of proceeds payable to Landlord (taking into account any applicable waiting period or deductibles) under the rental interruption insurance required to be carried by Landlord pursuant to Subparagraph 12(e)
[Landlord's Insurance Obligations].

          (h) WAIVER OF STATUTORY PROVISIONS. Tenant hereby waives the provisions of Section 1932.2, and Section 1933.4, of the Civil Code of California, or any similar laws now or hereafter in effect, that would relieve the Tenant from any obligation to pay Rent under this Lease due to any damage or destruction.

     23.  EMINENT DOMAIN.

          (a) ENTIRE BUILDING. If an entire Building shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof (any such event, a "Taking"), (i) this Lease and all right, title and interest of the Tenant hereunder shall cease and come to an end on the date of vesting of title pursuant to such Taking with respect to such Building, (ii) the Base Rent and Additional Charges payable with respect to said Building shall be apportioned as of the date of such vesting, and (iii) this Lease shall be and remain unaffected with respect to any portion of the Premises not taken.

          (b) PARTIAL BUILDING; TERMINATION. If there is a Taking of less than an entire Building, this Lease shall

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

terminate as to the portion of the Building so taken upon vesting of title pursuant to such Taking, and if, but only if, such Taking is so extensive that it renders the remaining portion of such Building unsuitable for the use being made of the Building on the date immediately preceding such Taking, either the Tenant or the Landlord may terminate this Lease as to the remainder of such Building by written notice to the other party not later than thirty (30) days after the date of such vesting, specifying as the date for termination a date not later than thirty (30) days after such notice. On the date specified in such notice, (i) the term of this Lease and all right, title and interest of Tenant hereunder shall cease with respect to said Building, (ii) the Base Rent and Additional Charges payable with respect to said Building shall be apportioned as of the date of such termination, and
(iii) this Lease shall be and remain unaffected with respect to any Building not included in such Taking.

          (c) PARTIAL BUILDING; RESTORATION. If there is a Taking of less than an entire Building and this Lease is not terminated with respect to said Building as provided in (b) above, this Lease shall terminate as to the portion of the Building so taken upon vesting of title pursuant to such Taking. In any such case, Landlord shall restore the Base Building Improvements (to the extent of Landlord's obligations under the Work Letter) for the portion of the Building continuing under this Lease at Landlord's cost and expense; provided, however, that Landlord shall not be required to repair or restore any injury or damage to the property of Tenant or to make any repairs or restoration of any Tenant Improvements or Alterations installed on the Premises by or at the expense of Tenant. Tenant shall, at Tenant's sole cost and expense, promptly and pursuant to the provisions of Paragraph 8 [Additional Alterations], restore those portions of the Tenant Improvements and Alterations not so taken. Thereafter, the Base Rent and Additional Charges to be paid under this Lease for the remainder of the Term shall be proportionately reduced, such that thereafter the amounts to be paid by Tenant with respect to such Building shall be in the ratio that the portion of the Building not so taken bears to the total area of the Building prior to such Taking.

          (d) END OF TERM TAKING. If, during the twelve (12) months prior to the expiration of the Term, there is a Taking of

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

a portion of the Building, both Landlord and Tenant shall have the option, exercisable by written notice to the other party given within thirty (30) days after such vesting of title, of terminating this Lease with respect to said Building as of the date of vesting of title pursuant to the Taking, in which event Landlord shall make a proportionate refund to Tenant of any Base Rent and Additional Charges that have been paid in advance.

          (e) TAKING OF COMMON AREA. If there is a Taking of any portion of the Common Area which causes the Premises to violate parking requirements, building setbacks or access requirements under any applicable Laws, Landlord shall cure such non-compliance by any reasonable means (including, without limitation, by a Reconfiguration). If Landlord determines that such violation is not curable by reasonable means, Landlord shall have the option, exercisable by written notice to Tenant of terminating this Lease as of the date of vesting of title pursuant to the Taking. If Landlord does not terminate this Lease pursuant to the preceding sentence and fails to commence to cure such violation within thirty (30) days after such Taking, Tenant shall have the option, exercisable by written notice to Landlord, of terminating this Lease as of the date of vesting of title pursuant to the Taking. If this Lease is terminated pursuant to this Subparagraph 23(e), Landlord shall make a proportionate refund to Tenant of any Base Rent and Additional Charges that have been paid in advance. In addition, if Landlord exercises its right to terminate this Lease pursuant to this Subparagraph 23(e), Tenant shall be entitled to any portion of any award paid in connection with such Taking which is received by Landlord and which is attributable to the then unamortized value of the Tenant Improvements.

          (f) AWARD. Landlord shall receive (and Tenant shall assign to Landlord upon demand from Landlord) any income, rent, award or any interest therein which may be paid in connection with any Taking, whether partial or total, and whether or not either Landlord or Tenant exercises any right it may have to terminate this Lease. Tenant shall have no claim against Landlord for any part of such sum paid by virtue of the Taking, whether or not attributable to the value of the unexpired term of this Lease. However, Tenant shall be entitled to petition the condemning authority for the following: (i) the then unamortized

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

value of any Tenant Improvements or Alterations paid for by Tenant which Tenant is required to remove upon termination of the Lease; (ii) the value of Tenant's trade fixtures; (iii) Tenant's relocation costs; and (iv) Tenant's goodwill, loss of business and business interruption.

          (g) TEMPORARY TAKING. Notwithstanding anything to the contrary contained in this Paragraph 23, if there is a Taking of the temporary use or occupancy of any part of the Premises during the Term, this Lease shall be and remain unaffected by such Taking and Tenant shall continue to pay in full all Base Rent and Additional Charges payable hereunder by Tenant during the Term.
In such event, Tenant shall be entitled to receive that portion of any award which represents compensation for the use or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises after the end of the Term. Notwithstanding the foregoing, if Landlord determines in its reasonable judgment that any Taking of the temporary use or occupancy of any part of the Premises will continue until the end of the Term, either party may elect to terminate this Lease by written notice to the other party at any time after Landlord has made such determination and delivered written notice thereof to Tenant, and Landlord shall be entitled to receive the entire award for the Taking, except for that portion which represents compensation for the use or occupancy of the Premises during the period of time prior to such termination.

          (h) WAIVER OF STATUTORY PROVISIONS. Landlord and Tenant understand and agree that the provisions of this Paragraph 23 are intended to govern fully the rights and obligations of the parties in the event of a Taking of all or any portion of the Premises. Accordingly, the parties each hereby waives any right to terminate this Lease in whole or in part under Sections 1265.120 and 1265.130 of the California Code of Civil Procedure or under any similar Law now or hereafter in effect.

     24. SALE BY LANDLORD. Landlord shall not sell or otherwise convey its interest in any portion of the Premises during the period of time from the Landlord's acquisition of Phase II until substantial completion of the Base Building Improvements, other

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

than by foreclosure by, or a conveyance in lieu of foreclosure to, a Mortgagee who has executed a recognition and non-disturbance agreement as contemplated by Paragraph 17 [Subordination], or a subsequent conveyance by such Mortgagee. If Landlord sells or otherwise conveys its interest in all or any portion of the Premises, Landlord shall be relieved of its obligations under the Lease with respect to the conveyed portion from and after the date of sale or conveyance only when Landlord transfers the proportionate amount of any security deposit of Tenant to its successor and the successor assumes in writing the obligations to be performed by Landlord on and after the effective date of the transfer, whereupon Tenant shall attorn to such successor.

     25. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Base Rent or Additional Charges. If Tenant defaults in the payment of any sum of money, other than Base Rent or Additional Charges, required to be paid by it hereunder or fails to perform any other act on its part to be performed hereunder, and such failure continues for ten (10) days after notice thereof by Landlord (or such longer period as noted in Subparagraph 9(e) [Cure Rights] or Subparagraph 21(a) [Tenant's Default], except in the event of emergency), Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part to be made or performed as provided in this Lease without waiving or releasing Tenant from any obligations of Tenant.
All sums so paid by Landlord and all reasonable and necessary incidental costs incurred by Landlord in connection therewith, together with interest thereon at the Default Rate from the date of such payment by Landlord, shall be payable to Landlord on demand as Additional Charges.


     26.  OWNERSHIP OF IMPROVEMENTS; SURRENDER OF PREMISES.

          (a) OWNERSHIP OF TENANT IMPROVEMENTS & ALTERATIONS. The Tenant Improvements and any Alterations constructed on or affixed to the Premises by or on behalf of Tenant pursuant to the terms and conditions of this Lease and the Work Letter, except for Tenant's movable furniture and equipment, trade fixtures and Alterations which can be removed without damage to the Premises,

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

but including without limitation all electrical conduits and wiring and other equipment located in such conduits, shall become Tenant's property upon their completion, shall remain Tenant's property throughout the Term of this Lease and shall become Landlord's property upon the expiration or earlier termination of this Lease.

          (b) DELIVERY AND RESTORATION OF PREMISES. At the end of the Term or any renewal thereof or other sooner termination of this Lease, Tenant will peaceably deliver to Landlord possession of the Premises, together with all improvements or additions thereon (including, without limitation, the Tenant Improvements and Alterations which Landlord does not require Tenant to remove pursuant to Paragraph 8 [Additional Alterations] or the Work Letter), and all electrical conduits, substructures, switches, and wiring located on or under the Premises or Common Area and communications equipment, cable conduits and wiring, and other related equipment located within any such conduits), in the same condition as received or first installed, subject to normal wear and tear but in the condition described on Exhibit "K" attached hereto, subject to the terms of Paragraph 23 [Eminent Domain], and the rights and obligations of Landlord and Tenant concerning casualty damage pursuant to Paragraph 22 [Damage and Destruction]. At Landlord's election, in lieu of requiring Tenant to restore the Premises (or any portion thereof) to the condition required by this Paragraph, Landlord may require Tenant to pay Landlord the reasonable estimated cost thereof. In addition, upon the termination of this Lease, Tenant shall deliver the electrical facilities and distribution system and the telephone and other communications facilities and equipment serving the Premises (including each Building) in a condition and configuration acceptable at such time for transfer of its ownership and control to Pacific Gas and Electric (or any successor provider of electric services) ("PG&E") with respect to the electrical distribution system, and in an appropriate and usable condition and configuration for the provision of telephone and other communications services by Pacific Bell (or any successor provider of local telephone services) ("PacBell") with respect to the communications facilities, such that each Building may be separately metered for electric service and provided with appropriate telephone and other communications service. Any repair, upgrading or reconfiguration of the electrical

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

distribution system or the telephone and other communications facilities and equipment required in order to meet then-existing PG&E requirements or then current PacBell communication standards, as applicable, shall be completed by Tenant, at Tenant's expense, prior to the termination of the Lease (or, at Landlord's election, Tenant shall pay Landlord the reasonable estimated cost of such repair, upgrading or reconfiguration). Any cable or electrical or communications conduits or other portions of Tenant's electrical distribution system or communications system located throughout the Project shall not create any easement, license or other property interest or right of any kind in Tenant, other than Tenant's right to the use of such improvements pursuant to the terms and conditions of this Lease, and such right shall not survive the expiration or earlier termination of this Lease. Tenant may, upon the termination of this Lease, remove all movable furniture, trade fixtures and equipment belonging to Tenant which is not an integral part of any Building System, at Tenant's sole cost, provided that Tenant repairs any damage caused by such removal. Property not so removed shall be deemed abandoned by Tenant, and title to the same shall thereupon pass to Landlord. Upon request by Landlord, and unless otherwise agreed to in writing by Landlord pursuant to Paragraph 8 [Additional Alterations] or the Work Letter, Tenant shall either (i) remove, at Tenant's sole cost, any or all Tenant Improvements and Alterations to the Premises installed by or at the expense of Tenant and all movable furniture and equipment belonging to Tenant which may be left by Tenant and repair any damage resulting from such removal, or (ii) pay Landlord the reasonable estimated cost thereof.

          (c) NO MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

     27. WAIVER. If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. Furthermore, the acceptance of Base

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

Rent or Additional Charges by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Base Rent or Additional Charges. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

     28. NOTICES. Except as otherwise expressly provided in this Lease, and except for routine bills or invoices for Base Rent or Additional Charges delivered by Landlord pursuant to Paragraph 4 [Rent] which Landlord may elect to deliver by first class U.S. mail, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by certified mail (return receipt requested), reputable overnight carrier, or delivered personally, (i) to Tenant at Tenant's address set forth in the Basic Lease Information, or (ii) to Landlord at Landlord's address set forth in the Basic Lease Information; or (iii) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Paragraph 28. Any bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given on the date the return receipt indicates delivery of or refusal of delivery if sent by certified mail, the day upon which recipient accepts and signs for delivery from a reputable overnight carrier or on the date a reputable overnight carrier indicates refusal of delivery, upon the date personal delivery is made, or three (3) days after mailed by first class U.S. mail.

     29.  TAXES PAYABLE BY TENANT.   Prior to delinquency Tenant shall pay all
taxes levied or assessed upon Tenant's equipment, furniture, fixtures and other personal property located in or about the Premises. If the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon Tenant's equipment, furniture, fixtures or other personal

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

property, Tenant shall pay to Landlord, upon written demand, the taxes so levied against Landlord, or the proportion thereof resulting from said increase in assessment.

     30. ABANDONMENT. Tenant shall not abandon the Premises and cease performing its financial and maintenance obligations under this Lease at any time during the Term. If Tenant abandons and ceases performing its financial and maintenance obligations under this Lease, or surrenders the Premises or is dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Premises shall, at the option of Landlord, be deemed to be abandoned and title thereto shall thereupon pass to Landlord. Notwithstanding anything to the contrary contained herein, Tenant may not vacate the Premises if such would result in a termination of Landlord's insurance. Upon Tenant's request, Landlord will ask its insurer if such vacation of the Premises would result in termination of its current insurance policy. Solely for purposes of this Paragraph 30, Tenant shall not be deemed to have abandoned the Premises solely because Tenant is not occupying the Premises.

     31. SUCCESSORS AND ASSIGNS. Subject to the provisions of Paragraphs 11 [Assignment and Subletting] and 24 [Sale by Landlord], the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective legal and personal representatives, successors and assigns.

     32. ATTORNEY'S FEES. If Tenant or Landlord brings any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Base Rent or Additional Charges or possession of the Premises, the losing party shall pay to the prevailing party a reasonable sum for attorney's fees, which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not the action is prosecuted to judgment.

     33. LIGHT AND AIR. Tenant covenants and agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent under this Lease, result in any

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

liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

     34.  SECURITY DEPOSIT.

          (a) LETTER OF CREDIT. Pursuant to the Phase I Lease, at such time as Landlord acquires the Phase I Land and the Credit Termination Right under the Phase I Lease expires or is waived by Landlord, Tenant shall deliver to Landlord an unconditional, irrevocable, transferable letter of credit, in the amount of Seven Million Five Hundred Thousand Dollars ($7,500,000), issued by Bank of America NT & SA, or another financial institution reasonably acceptable to Landlord, in the form attached hereto as Exhibit "M", with an original term of no less than one year and automatic extensions through the end of the Term of this Lease and sixty (60) days thereafter (the "Letter of Credit"). Tenant shall keep the Letter of Credit, at its expense, in full force and effect until the sixtieth (60th) day after the Expiration Date or other termination of this Lease, to insure the faithful performance by Tenant of all of the covenants, terms and conditions of this Lease (as well as the Phase I Lease, until the credit reduction pursuant to Paragraph 34(b) [Reduction After Phase I Occupancy] occurs), including, without limitation, Tenant's obligations to repair, replace or maintain the Premises and to maintain the Letter of Credit, and Tenant's payment obligations with respect to Tenant Modifications (as defined in the Work Letter) being made by Change Order to Landlord's construction contract. The Letter of Credit shall provide thirty (30) days' prior written notice to Landlord of cancellation or material change thereof, and shall further provide that, in the event of any nonextension of the Letter of Credit at least thirty
(30) days prior to its expiration, the entire face amount shall be payable to Landlord, and Landlord shall hold any funds so obtained as the security deposit required under this Lease. Such funds so obtained by Landlord, or any unused portion thereof, shall be returned to Tenant upon replacement of the Letter of Credit. If Landlord uses any portion of any cash security deposit to cure any default by Tenant hereunder, Tenant shall replenish the security deposit to the original amount within ten (10) days of notice from Landlord. Tenant's failure to do so shall become a material default under this Lease. Landlord shall keep any cash security funds separate from its general funds, and

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

shall invest such cash security at Tenant's reasonable direction, and any interest actually earned by Landlord on such cash security shall be paid to Tenant on a quarterly basis within ten (10) business days after receipt thereof by Landlord. If an uncured or incurable default occurs under this Lease, or if Tenant is the subject of an Insolvency Proceeding, Landlord may present its written demand for payment of the entire face amount of the Letter of Credit and the funds so obtained shall be paid to, or as otherwise directed by, Landlord. Landlord may retain such funds to the extent required to compensate Landlord for damages incurred, or to reimburse Landlord as provided herein, in connection with any such default, and any remaining funds shall be held as a cash security deposit.

          (b) REDUCTION AFTER PHASE I OCCUPANCY. If Tenant has not defaulted under this Lease or the Phase I Lease, the face amount of the Letter of Credit may be reduced to (or a replacement Letter of Credit may be provided in the amount of) Four Million Two Hundred Thirty Thousand Dollars ($4,230,000) when all of the following have occurred: (i) Tenant has completed and paid the entire cost of all Tenant Improvements and Tenant Modifications to be provided under the Phase I Lease, and fully discharged any mechanics' or materialmen's liens against the Premises in connection with such Tenant Improvements and Tenant Modifications, (ii) Tenant is conducting business at Phase I, and (iii) Tenant is providing a separate letter of credit (the "Phase I Letter of Credit") in the amount of Three Million Two Hundred Seventy Thousand Dollars ($3,270,000) to secure Tenant's obligations under the Phase I Lease.

          (c) FURTHER REDUCTION. The face amount of the Letter of Credit may be reduced to Two Million One Hundred Fifteen Thousand Dollars ($2,115,000) on the eighth (8th) anniversary of the Rent Commencement Date, so long as (i) Tenant is not in default under the Lease on such date, and
(ii) Tenant is not in Chronic Default under this Lease on such date. In addition, the face amount of the Letter of Credit may be reduced to an amount equal to one month's Base Rent when Tenant can establish to Landlord's reasonable satisfaction that Tenant has achieved annual net income of at least Fifty Million Dollars ($50,000,000), as reflected in audited financial statements (which include an unqualified certification by a licensed

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certified public accountant reasonably acceptable to Landlord), for either
(x) three consecutive years, or (y) three out of four consecutive years.

          (d) SUBSTITUTION OF CASH COLLATERAL. In lieu of, or in replacement of, the Letter of Credit, Tenant may deliver to Landlord at any time during the Term a cash security deposit in the face amount required of the Letter of Credit, provided that Landlord shall have no additional liability or reduced benefits from that which Landlord would have if Tenant provided a Letter of Credit. All terms, conditions and requirements with respect to the Letter of Credit contained in this Paragraph 34, including, without limitation, application of proceeds, reduction of amount, and investment requirements for cash security, shall apply to any such cash security deposit.

     35. FINANCIAL INFORMATION. Tenant will furnish to the Landlord within ninety (90) days after the end of each calendar year, copies of audited, consolidated financial statements, which shall include, without limitation, balance sheets, statements of income and expenses and sources and uses of funds of the Tenant and its subsidiaries for such calendar year, all in reasonable detail and stating in comparative form the figures as of the end of and for the previous calendar year and including appropriate footnotes, prepared in accordance with generally accepted accounting principles, and certified and audited by independent public accountants of recognized standing reasonably satisfactory to the Landlord; provided, however, that so long as Tenant is a publicly traded corporation, in lieu of the foregoing Tenant shall provide Landlord with copies of Tenant's annual report and 10K Filing when such documents are released to the public. Tenant hereby covenants and warrants to Landlord that all financial information and other descriptive information regarding Tenant's business, which has been or shall be furnished to Landlord, is and shall be accurate and complete at the time of delivery to Landlord.

     36. PARKING. Tenant shall have the right to use the number of parking spaces in the Common Area and the common area elsewhere in the Project, collectively, which is in the same proportion to the total parking spaces as the Rentable Area of the Premises is to the total rentable area in the Project, which

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shall not be less than the parking required for Phase II by the City of
Mountain View (the "Minimum Parking"). Tenant shall have the right to use the Minimum Parking either on the Common Area or on the common area located in Phase I and/or Phase II. These spaces shall be used in common with other tenants and occupants of the Project, if any, subject to the CC&Rs and the Rules and Regulations. Tenant and Landlord acknowledge that the City of Mountain View has approved portions of the Common Area for landscape reserves (the "Landscape Reserves"), and such Landscape Reserves are located on portions of the Common Area that could otherwise accommodate additional parking. If at any time during the Term Tenant desires to increase the parking on the Common Area by the removal or alteration of all or a portion of the Landscape Reserves, any such demolition or alteration shall be accomplished at Tenant's cost and expense, in accordance with the terms of the Work Letter applicable to Tenant Modifications or as otherwise agreed by Landlord.

     37.  MISCELLANEOUS.

           (a) DEFINED TERMS. The term "Landlord" shall include Landlord and its successors and assigns. In any case where this Lease is signed by more than one person, the obligations hereunder shall be joint and several. The term "Tenant" shall include Tenant and its successors and assigns.

          (b) OTHER TERMS. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the State of California. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations.
There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument by the parties hereto, except as expressly and specifically provided in Subparagraphs 1(e) [Reconfiguration of Phase II] and 21(b) [Phase I Lease Default]. The paragraph headings herein are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease.

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          (c)  QUIET ENJOYMENT.  Upon Tenant paying the Base Rent and
Additional Charges and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord; subject, however, to the provisions of this Lease.

          (d) SURVIVAL OF INDEMNITIES; IMMEDIATE OBLIGATION TO DEFEND. All indemnities contained herein shall survive the expiration or earlier termination of this Lease. With respect to each of the indemnities contained in this Lease, the indemnitor has an immediate and independent obligation to defend the indemnitee from any claim which actually or potentially falls within the indemnity provision, which obligation arises at the time such claim is tendered to the indemnitor by the indemnitee and continues at all times thereafter.

     38.  REPRESENTATIONS AND WARRANTIES.

          (a) LANDLORD'S REPRESENTATIONS AND WARRANTIES. Landlord represents and warrants to Tenant that, (i) to Landlord's best knowledge, the Premises are not now in violation of any applicable Laws other than Environmental Laws; (ii) the zoning requirements currently applicable to the Premises permit the permitted use under this Lease; and (iii) to Landlord's best knowledge, upon substantial completion of the Base Building Improvements, the Premises will not be in violation of any applicable Laws other than Environmental Laws (subject to completion of the Tenant Improvements, to the extent such completion is required for compliance with any Law). For purposes of this Paragraph 38, the term "to Landlord's best knowledge" shall mean the actual knowledge of Charles J. Keenan, III, John B. Lovewell and Perry F. Palmer ("Landlord's Representatives") after reasonably appropriate and diligent inquiry in connection with the acquisitions of the Land and construction of the Base Building Improvements. Landlord hereby represent that Landlord's Representatives are the representatives of Landlord with supervisory responsibilities concerning the Premises, the acquisition of the Land and the construction of the Base Building Improvements who would, in the ordinary course of their responsibilities, receive notice from persons or entities

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

of any of the matters described in the representations and warranties in this Lease.

          (b) TENANT'S REPRESENTATIONS AND WARRANTIES.   Tenant represents and
warrants to Landlord that, to Tenant's best knowledge, upon substantial completion of the Tenant Improvements, the Premises will not be in violation of any applicable Laws other than Environmental Laws. For purposes of this Paragraph 38, the term "to Tenant's best knowledge" shall mean the actual knowledge of Ed Axelson, Steve Payne, Joyce Ryan, Abe Mobley and Melinda Carlisle ("Tenant's Representatives"), after reasonably appropriate and diligent inquiry in connection with construction of the Tenant Improvements. Tenant hereby represents that Tenant's Representatives are the representatives of Tenant with supervisory responsibilities concerning the Premises, this Lease and the construction of the Tenant Improvements who would, in the ordinary course of their responsibilities, receive notice from persons or entities of any of the matters described in the representations and warranties in this Lease.

     39. REAL ESTATE BROKERS. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for any broker named in the Basic Lease Information, whose fees or commission, if earned, shall be paid by the party designated in the Basic Lease Information, in accordance with a separate agreement with such party. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any other broker, finder or other person with whom the other party has or purportedly has dealt.

     40.  HAZARDOUS MATERIALS LIABILITY.   Tenant is aware that Phase II is
subject to remediation orders issued by the U.S. Environmental Protection Agency ("EPA"), as disclosed on Exhibit "L". In addition, Tenant acknowledges that Tenant has received from Landlord a copy of the reports listed on Schedule 1 to Exhibit "L", and has been given sufficient opportunity to review the reports listed on Schedule 2 to Exhibit "L" which are located at Landlord's office (all such reports being collectively defined
as the "Environmental Reports").   In addition, in connection

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with the remediation orders, the Clean-up Facilities and related monitoring and remediation of Hazardous Materials, a Declaration of Restrictions and Access Agreement (as such document may be modified from time to time as provided in Paragraph 6 [Restrictions on Use], the "Declaration"), in substantially the form attached hereto as Exhibit "C", encumbers or will encumber Phase I and Phase II (including the Premises) and, regardless of when it is recorded, will at all times be superior in priority to this Lease, and Tenant's occupancy and use of the Premises may be restricted by the Declaration. Landlord shall have the right to modify the Declaration during the Term as may be reasonably required in connection with the remediation of Hazardous Materials and Clean-Up Facilities, so long as such modification does not materially adversely affect Tenant's Permitted Use of the Premises, Tenant's Minimum Parking or Tenant's access to the Premises. If necessary, Tenant shall execute such documents as are reasonably necessary to cause this Lease to become subordinate to the Declaration, as it may be modified from time to time in accordance with the preceding sentence.

          (a) DEFINITIONS OF HAZARDOUS MATERIALS AND ENVIRONMENTAL LAWS. For the purpose of this Lease, "Hazardous Materials" shall be defined, collectively, as any and all substances, chemicals, wastes, sewage or other materials that are now or hereafter regulated, controlled or prohibited by any local, state or federal law or regulation requiring removal, warning or restrictions on the use, generation, disposal or transportation thereof including, without limitation,
(a) any substance defined as a "hazardous substance", "hazardous material", "hazardous waste", "toxic substance", or "air pollutant" in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.
Section 9601, ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801, ET SEQ., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901, ET SEQ., the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. Section 1251 ET SEQ., the Clean Air Act ("CAA"), 42 U.S.C. Section 7401 ET SEQ., or the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 2601, ET SEQ., all as previously amended and amended hereafter; and (b) any hazardous substance, hazardous waste, toxic substance, toxic waste, air pollutant, hazardous material, waste, chemical, or compound described in any other federal, state, or local statute, ordinance, code, rule,

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

regulation, order, decree or other law now or at any time hereafter in effect regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous substance, chemical, material, compound or waste. As used herein, the term "Hazardous Materials" also means and includes, without limitation, asbestos; flammable, explosive or radioactive materials; gasoline or gasoline additives; oil; motor oil; waste oil; petroleum (including, without limitation, crude oil or any component thereof); petroleum-based products; paints and solvents; lead; cyanide; DDT; printing inks; acids; pesticides; ammonium compounds; polychlorinated biphenyls; and other regulated chemical products. The statutes, regulations, court and administrative agency decisions, and other laws now or at any time hereafter in effect that govern or regulate Hazardous Materials are herein collectively referred to as "Environmental Laws".

          (b) TENANT INDEMNITY. Tenant releases Landlord from any liability for, waives all claims against Landlord and shall indemnify, defend and hold harmless the Landlord Parties against, any and all claims, suits, loss, costs (including costs of investigation, clean up, monitoring, restoration and reasonable attorney fees), damage or liability, whether foreseeable or unforeseeable, by reason of property damage (including diminution in the value of the property of the Landlord Parties), personal injury or death directly arising from or related to Hazardous Materials released, manufactured, discharged, disposed, used or stored on, in, or under Phase II during the initial Term and any extensions of this Lease, regardless of who caused the same, except for Hazardous Material (i) which migrates through the air, groundwater or otherwise to Phase II unless the Hazardous Material migrating through the air, soil or groundwater to Phase II originated from a site where Tenant caused the contamination by such Hazardous Material, or
(ii) which was present on Phase II immediately prior to the Occupancy Date and was not caused by Tenant, its employees, invitees, subtenants, agents, assignees, licensees or servants. The provisions of this Tenant Indemnity regarding Hazardous Materials shall survive the termination of the Lease.

          (c) LANDLORD INDEMNITY. Landlord releases Tenant from any liability for, waives all claims against Tenant and shall

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

indemnify, defend and hold harmless Tenant, its officers, employees, and agents to the extent of Landlord's interest in Phase II, against any and all actions by any governmental agency for clean up of Hazardous Materials on or under Phase II, including costs of legal proceedings, investigation, clean up, monitoring, and restoration, including reasonable attorney fees, if, and to the extent, the Hazardous Materials occur on Phase II under the following circumstances: (i) the Hazardous Materials are not "Identified Hazardous Materials" or "Existing Hazardous Materials" (as both terms are defined in the Seller Indemnity), and were released or disposed of on property which was not at the time of such disposal or release leased, owned or otherwise used or controlled by Tenant and such Hazardous Material migrated through the air or groundwater to Phase II; or (ii) the contamination of Phase II was caused by the release, disposal, use or storage of Hazardous Materials in, on or about Phase II by Landlord, its employees, agents, licensees or servants.
The provisions of this Landlord Indemnity regarding Hazardous Materials shall survive the termination of the Lease.

          (d) SELLER INDEMNITY. It is a condition precedent to Tenant's obligations under this Lease, and to Tenant's obligation to commence construction of the Tenant Improvements pursuant to the Work Letter, that Landlord will obtain from Seller an indemnity with respect to certain Hazardous Materials existing on Phase II as of the date of Landlord's acquisition of Phase II, in substantially the form attached hereto as Exhibit "Q" (the "Seller Indemnity"), which directly indemnifies Tenant; provided, however, that Tenant may, at its election, commence construction of Tenant Improvements before the Seller Indemnity has been obtained without waiving the foregoing condition with respect to Tenant's obligations under this Lease.

          (e) RELEASE OF LANDLORD. Notwithstanding any other provision of this Lease, Tenant releases the Landlord Parties from any liability for, and waives all claims against the Landlord Parties with respect to, the presence of Hazardous Materials in, on or about Phase II prior to the Occupancy Date (except claims and liability which are included in Landlord's indemnity contained in (c) above and not covered by the Seller Indemnity). Tenant agrees that its recourse with respect to any

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

liability or claims released by this Paragraph shall be limited to direct claims against Seller pursuant to the Seller Indemnity.

          (f) TENANT'S DISCLOSURE OBLIGATIONS. Tenant represents that during the Term it will not be a User (as such term is defined in the form of Seller Indemnity attached as Exhibit "Q"). Except for immaterial amounts of toxic materials incidental to office use (e.g. copier toner, cleaning supplies, petroleum products in cars), hydraulic fluids used in Building Systems, Hazardous Materials used in the operation of any generators, and those materials listed on Exhibit "N", Tenant will not use any Hazardous Materials within Phase II and shall comply with any applicable Environmental Laws and with the Seller Indemnity as it relates to Tenant. Without limiting the foregoing, Tenant shall not use any Hazardous Materials within Phase II in a manner that would reduce or limit Seller's obligations under the Seller Indemnity. Tenant shall immediately notify Landlord and Seller if and when Tenant learns or has reason to believe there has been any release of Hazardous Materials in, on or about the Project during the Term.

     41.  ARBITRATION OF DISPUTES.

ANY CONTROVERSY OR CLAIM ARISING OUT OF THE SPECIFIC PROVISIONS OF THE LEASE LISTED BELOW, OR ANY OTHER PROVISION OF THIS LEASE THAT EXPRESSLY PROVIDES FOR ARBITRATION PURSUANT TO THIS PARAGRAPH, OR A BREACH OF ANY SUCH PARAGRAPHS OR PROVISIONS SOLELY BETWEEN LANDLORD AND TENANT, BUT NOT INCLUDING A DEFAULT WITH RESPECT TO THE TIMELY PAYMENT OF BASE RENT AND ADDITIONAL CHARGES, SHALL BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE PREVAILING PARTY IN SUCH ARBITRATION SHALL BE ENTITLED TO ATTORNEYS' FEES AND COSTS. THE FOLLOWING PROVISIONS OF THIS LEASE SHALL BE SUBJECT TO ARBITRATION PURSUANT TO THIS PARAGRAPH 41:

(1) SUBPARAGRAPH 1(c)(3) [PROJECT; COMMON AREAS; ACCESS AND COOPERATION], ONLY WITH RESPECT TO MODIFICATIONS TO CC&RS;

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


(2) SUBPARAGRAPH 1(c)(4) [PROJECT; COMMON AREAS; ACCESS AND COOPERATION], ONLY WITH RESPECT TO ACCESS, ENCUMBRANCES AND COOPERATION;

(3)  SUBPARAGRAPH 1(d) [RECONFIGURATION OF PHASE II];

(4) PARAGRAPH 2 [OCCUPANCY AND USE], ONLY WITH RESPECT TO WHETHER TENANT'S USE COMPLIES WITH THE USE SPECIFIED IN THE BASIC LEASE INFORMATION;

(5) SUBPARAGRAPHS 3(a) [TERM; OCCUPANCY DATE; EXPIRATION DATE] AND 3(c) [OCCUPANCY BY TENANT], ONLY WITH RESPECT TO DETERMINATION OF THE OCCUPANCY DATE;

(6) SUBPARAGRAPH 3(b) [INITIAL CONSTRUCTION], ONLY WITH RESPECT TO LANDLORD'S ENFORCEMENT OF CONSTRUCTION WARRANTIES;

(7)  SUBPARAGRAPH 3(e) [CONDITIONS; WINDOW DATES];

(8)  SUBPARAGRAPH 3(f) [CREDIT TERMINATION RIGHT];

(9)  SUBPARAGRAPH 4(d) [AUDIT RIGHTS];

(10) PARAGRAPH 5 [MANAGEMENT];

(11) PARAGRAPH 6 [RESTRICTIONS ON USE], ONLY WITH RESPECT TO MODIFICATIONS TO EXHIBIT P AND/OR THE RESTRICTIVE DOCUMENTS;
(12) PARAGRAPH 7 [COMPLIANCE WITH LAWS];

(13) PARAGRAPH 8 [ADDITIONAL ALTERATIONS];

(14) PARAGRAPH 9 [REPAIRS AND MAINTENANCE];

(15) PARAGRAPH 11 [ASSIGNMENT AND SUBLETTING];

(16) SUBPARAGRAPHS 14(b) [NO EXCESSIVE LOAD] AND 14(c) [NO LIABILITY OF
     LANDLORD];

(17) SUBPARAGRAPH 18 [RULES AND REGULATIONS];

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


(18) SUBPARAGRAPH 22(c) [CASUALTY AT END OF TERM], ONLY WITH RESPECT TO WHETHER A SUBSTANTIAL PORTION OF A BUILDING IS DAMAGED OR DESTROYED;

(19) SUBPARAGRAPHS 22(d) [MUTUAL TERMINATION OPTION; INSURED CASUALTY] AND 22(e) [DESTRUCTION WHERE NO PROCEEDS ARE AVAILABLE], ONLY WITH RESPECT LANDLORD'S DETERMINATION OF THE LENGTH OF TIME TO RECONSTRUCT;

(20) SUBPARAGRAPH 23(b) [PARTIAL BUILDING; TERMINATION], ONLY WITH RESPECT TO WHETHER THE PORTION TAKEN RENDERS THE REMAINING BUILDING UNSUITABLE FOR EXISTING USE;

(21) SUBPARAGRAPH 23(e) [TAKING OF COMMON AREA];

(22) SUBPARAGRAPH 26(b) [DELIVERY AND RESTORATION OF PREMISES];

(23) PARAGRAPH 36 [PARKING];

(24) PARAGRAPH 42 [SIGNAGE]; AND

(25) ANY PROVISIONS OF THE WORK LETTER WHICH ARE EXPRESSLY MADE SUBJECT TO THIS PARAGRAPH 41 THEREIN.

     NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

     WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

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

     CONSENT TO NEUTRAL ARBITRATION BY:
______________ (LANDLORD): __________________(TENANT).


     42. SIGNAGE. Tenant shall have the right to use a portion of the monument sign located at the front of Phase I, as designated by Landlord and reasonably acceptable to Tenant for purposes of attaching lettering identifying Tenant's use and occupancy at the Project. Tenant shall be responsible for its proportionate share of costs related to such signage, with each party using such sign paying a proportionate share of such costs (based on space on the sign). Such sign, and any other signage Tenant proposes to place on the Project, shall be subject to approval from Landlord and applicable governing entities, and shall not violate the Declaration, the CC&Rs, any ground lease, any Mortgage, or any Rules and Regulations with respect to the Project.

     43.  OPTION TO RENEW.   Tenant shall have the right to extend the Term for
one (1) period of five (5) years ("Extension Term") following the initial Expiration Date, by giving written notice ("Exercise Notice") to Landlord at least twelve (12) months prior to the Expiration Date, subject to the following conditions: (i) no event of default is continuing under this Lease at the time of the Exercise Notice or at the commencement of the Extension Term; and (ii) Landlord has not delivered a notice of default to Tenant hereunder during the twenty-four (24) month period immediately preceding the Exercise Notice regardless of whether any such default was cured by Tenant within any applicable grace or cure period; provided, however, that any such notice of default relating to a non-monetary default which was disputed, in good faith, by Tenant and ultimately determined (by agreement of the parties, arbitration or judicial action) not to be a default shall not be considered for purposes of determining whether such condition has been met.

     44. RENT DURING EXTENSION TERM. Commencing on the first day of the Extension Term, Tenant shall pay to Landlord throughout the Extension Term Base Rent in the amount determined pursuant to this Paragraph 44. The Monthly Base Rent during the five-year Extension Term shall be the greater of the Base Rent paid during the last month of the immediately preceding Term or

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ninety-five percent (95%) of the Fair Market Rental Value for the Premises as
of the commencement of the Extension Term, with the Fair Market Rental Value as determined below:

          (a) DETERMINATION OF FAIR MARKET RENTAL VALUE. Within the later of thirty (30) days after receipt of Tenant's Exercise Notice or eleven (11) months prior to the Expiration Date, Landlord shall notify Tenant of Landlord's estimate of the Fair Market Rental Value for the Premises, as determined below,
for determining Monthly Base Rent during the ensuing Extension Term.   Within
fifteen (15) days after receipt of such notice from Landlord, Tenant shall notify Landlord in writing that it (i) agrees with such Fair Market Rental Value or (ii) disagrees with such Fair Market Rental Value. No response shall constitute disagreement. If Tenant disagrees with Landlord's estimate of Fair Market Rental Value for the Premises, then the parties shall meet and endeavor to agree within fifteen (15) business days after Landlord receives Tenant's notice described in the immediately preceding sentence. If the parties cannot agree upon the Fair Market Rental Value within said fifteen (15) day period, Tenant may make written demand upon Landlord for arbitration in accordance with the following paragraph. The judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City of Mountain View (or another location mutually acceptable to Landlord and Tenant) in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration or commercial disputes, except to the extent the procedures mandated by said rules shall be modified as follows:

               (1) Tenant shall, by the applicable date specified therefor in this Lease, make written demand upon Landlord pursuant to this Lease for arbitration, specifying therein the name and address of the person to act as the arbitrator on Tenant's behalf. The arbitrator shall be qualified as a real estate appraiser, with at least five (5) years experience in appraising major commercial property in Santa Clara County and a member of a recognized society of real estate appraisers, who would qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of

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competent jurisdiction.  Failure on the part of Tenant to make a timely and proper demand for such arbitration (specifying the arbitrator to act on Tenant's behalf, as aforesaid) shall constitute a waiver of the right thereto. Within ten (10) business days after receipt of Tenant's demand for arbitration, Landlord shall give written notice to Tenant pursuant to this Lease, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue. Notwithstanding the foregoing, upon receipt of Tenant's demand for arbitration Landlord may, in its sole discretion, deliver a revised estimate of the Fair Market Value of the Premises, and within fifteen (15) days after receipt of such notice from Landlord, Tenant shall notify Landlord in writing that it (i) agrees with such revised Fair Market Rental Value, or (ii) disagrees with such revised Fair Market Rental Value, with no response constituting agreement. If Tenant disagrees with Landlord's Fair Market Value, then within ten (10) business days after receipt of Tenant's notice of such disagreement Landlord shall give Tenant written notice specifying Landlord's designated arbitrator as provided in this paragraph above.

               (2) If two (2) arbitrators are chosen pursuant to paragraph (1) above, the arbitrators so chosen shall meet within ten (10) business days after Landlord notifies Tenant of the appointment of Landlord's arbitrator as aforesaid. If the two appraisers reach agreement on the Fair Market Rental Value, that value shall be binding and conclusive upon the parties. If within ten (10) business days after such first meeting the two arbitrators shall be unable to agree upon a determination of Fair Market Rental Value, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Subparagraph 44(a)(1). If the first two arbitrators are unable to agree upon such appointment within five (5) business days after expiration of said ten (10) days period, the third arbitrator shall be selected by Landlord and Tenant, if they can agree thereon, within a further period of ten (10) business days. If Landlord and Tenant do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Chief Judge of the United States District Court having jurisdiction over the City of San Jose, and the other party shall not raise any question as to such Judge's full power and jurisdiction to entertain the application for and make the appointment. The three (3) arbitrators shall decide the dispute if it has not previously been resolved by following the procedure set forth in the following paragraph.

               (3) If an issue cannot be resolved by agreement between the two arbitrators selected by Landlord and Tenant or settlement between Landlord and Tenant during the course of arbitration, the issue shall be resolved by the three arbitrators in accordance with the following procedures. Within ten (10) business days after appointment of the third arbitrator, each of the two arbitrators selected by Landlord and Tenant shall state in writing his determination of the Fair Market Rental Value supported by the reasons therefor with counterpart copies to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select, within ten (10) business days after submission to the third arbitrator of the two proposed resolutions, which of the two proposed resolutions most closely approximates the third arbitrator's determination of Fair Market Rental Value. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions.
The resolution he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties.

               (4) If any arbitrator fails, refuses or is unable to act, his successor shall be appointed by the party who originally appointed him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator. Landlord and Tenant shall each pay the fees and expenses of its respective arbitrator, if any, and shall each pay half of the fees and expenses of the third arbitrator, if any. The attorneys' fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

               (5) The arbitrators shall have the right to consult experts and competent authorities with factual information or evidence pertaining to a determination of Fair Market Rental Value, but any such consultation shall be made in the presence of both Landlord and Tenant with full right on their part to cross-examine. The arbitrators shall render their decision and award in writing with counterpart copies to Landlord and Tenant. The arbitrators shall have no power to modify the provisions of this Lease.

          (b) DEFINITION OF FAIR MARKET RENTAL VALUE. Wherever used throughout this Paragraph 44 [Rent During Extension Term] the term "Fair Market Rental Value" shall mean the fair market rental value of the Premises, using as a guide the monthly base rent (on a per rentable square foot basis) which would be charged during the Extension Term (including periodic increases during the Extension Term, if any) in a comparable location in the Mountain View Area for comparable commercial space of comparable size, in comparable condition, and of comparable quality as of the time that the Extension Term commences, taking into account that the Premises can be used either by a single tenant as a campus or by multiple tenants, and with appropriate adjustments regarding taxes, insurance and operating expenses as necessary to insure comparability to this Lease, as the case may be. Without limiting the foregoing, the Fair Market Rental Value shall reflect the amount and type of parking, existing utilities, communications facilities and leasehold improvements (regardless of who paid for them and with the assumption, for purposes of the determination of Fair Market Rental Value, that they are fully usable by Tenant), proposed term of lease, amount of space leased, extent of service provided or to be provided, and any other relevant terms or conditions; provided, however that the Fair Market Rental Value shall not reflect, or provide any discount for, the fact that otherwise comparable leases vary with this Lease with respect to tenant improvement allowances; phase-ins or early occupancy agreements; moving costs; rebates; signing bonuses; early lease terminations; lease buy-outs; free rent and other rent concessions; leasing commissions; and other related costs.

          (c) INTERIM RENT. If binding arbitration has not been completed prior to the expiration of any preceding period for which Monthly Base Rent has been determined, Tenant shall pay Monthly Base
Rent at the greater of the Base Rent paid during the last month of the immediately preceding Term or ninety-five percent (95%) of the Fair Market Rental Value estimated by Landlord, with an adjustment to be made once Fair Market Rental Value is ultimately determined by binding arbitration. Such adjustment shall not result in a decrease of the Monthly Base Rent for the Premises below the amount payable by Tenant as of the period immediately preceding the ensuing Extension Term.

          (d) LEASE TERMS CONTINUE. From and after the commencement of the Extension Term, all of the other terms, covenants and conditions of the Lease shall also apply; provided, however, that Tenant shall have no further rights to extend the

Term. No broker's commissions or allowance for new tenant improvements will be payable by Landlord in connection with the Extension Term.


     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.


                    LANDLORD

                    464 Ellis Street Associates, L.P.,
                         a California limited partnership

                         By:    Canada Corp.,
                                  a California corporation,
                                   Its General Partner

                                             By:  /s/ Charles J. Keenan III
                                                  -------------------------
                                        Its:
                                             -----------------------


                         By:    Virginia Land Company, Inc.,
                                   a California corporation,
                                   Its General Partner

                                   By:  /s/ John B. Lovewell
                                        -------------------------

                                     Its:
                                         ------------------------

                    TENANT


                    Netscape Communications Corporation,
                    a Delaware corporation

                    By:  /s/ Peter Currie
                         --------------------------------
                         Peter Currie
                         Its Chief Financial Officer

                                LIST OF EXHIBITS


EXHIBIT "A"    DESCRIPTION OF PHASE II

EXHIBIT "A-1"  CONDITIONS PRECEDENT

EXHIBIT "B"    FORM OF CC&RS

EXHIBIT "C"    FORM OF DECLARATION OF RESTRICTIONS AND ACCESS AGREEMENT

EXHIBIT "D"    WORK LETTER

EXHIBIT "E"    CERTIFICATE ESTABLISHING OCCUPANCY DATE

EXHIBIT "F"    CONDITIONS

EXHIBIT "G"    GENERAL CONTRACTOR'S CONSTRUCTION WARRANTIES

EXHIBIT "H"    ESTOPPEL CERTIFICATE

EXHIBIT "I"    [INTENTIONALLY DELETED]

EXHIBIT "J"    RULES & REGULATIONS

EXHIBIT "K"    REQUIRED CONDITION OF PREMISES UPON SURRENDER

EXHIBIT "L"    LANDLORD'S HAZARDOUS MATERIALS DISCLOSURES

EXHIBIT "M"    FORM OF LETTER OF CREDIT

EXHIBIT "N"    TENANT'S HAZARDOUS MATERIALS DISCLOSURES

EXHIBIT "O"    [INTENTIONALLY DELETED]

EXHIBIT "P"    RESTRICTIONS ON USE

EXHIBIT "IT "Q"     SELLER'S INDEMNITY

EXHIBIT "R"    MAINTENANCE STANDARDS AND SCHEDULE
               [TO BE ATTACHED AFTER LEASE EXECUTION]

                                TABLE OF CONTENTS



BASIC LEASE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . .   i

1.   LEASED PREMISES.. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     (a)  Premises.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     (b)  Conditions Precedent; Right of First Negotiation . . . . . . . . .   1
          (1)  Conditions Precedent. . . . . . . . . . . . . . . . . . . . . . 1
          (2)  Right of First Negotiation. . . . . . . . . . . . . . . . . . . 1
     (c)  Phase I Lease. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     (d)  Project; Common Areas; Access & Cooperation.   . . . . . . . . . .   2
     (e)  Reconfiguration of Phase II. . . . . . . . . . . . . . . . . . . .   4

2.   OCCUPANCY AND USE . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

3.   TERM AND POSSESSION . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     (a)  Term; Occupancy Date; Expiration Date. . . . . . . . . . . . . . .   5
     (b)  Initial Construction.. . . . . . . . . . . . . . . . . . . . . . .   6
     (c)  Occupancy By Tenant. . . . . . . . . . . . . . . . . . . . . . . .   7
     (d)  Rent Commencement Date; Certificate of Occupancy.. . . . . . . . .   7
     (e)  Conditions; Window Dates.. . . . . . . . . . . . . . . . . . . . .   7
     (f)  Credit Termination Right.. . . . . . . . . . . . . . . . . . . . .   8

4.   RENT; RENT ADJUSTMENTS; ADDITIONAL CHARGES FOR EXPENSES AND TAXES.. . .   9
     (a)  Payment of Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . 9
          (1)  Monthly Base Rent . . . . . . . . . . . . . . . . . . . . . . . 9
          (2)  Other Rent. . . . . . . . . . . . . . . . . . . . . . . . . . .10
          (3)  Partial Months. . . . . . . . . . . . . . . . . . . . . . . . .10
     (b)  Adjustments in Base Rent.. . . . . . . . . . . . . . . . . . . . .  10
     (c)  Additional Charges for Expenses and Taxes. . . . . . . . . . . . .  10
          (1)  Definitions of Certain Additional Charges.  . . . . . . . . .  10
               (a)  "Tax Year" . . . . . . . . . . . . . . . . . . . . . . .  10
               (b)  "Real Estate Taxes". . . . . . . . . . . . . . . . . . .  10
               (c)  "Expenses" . . . . . . . . . . . . . . . . . . . . . . .  11
               (d)  "Expense Year" . . . . . . . . . . . . . . . . . . . . .  13
          (2)  Payment of Real Estate Taxes. . . . . . . . . . . . . . . . . .13
               (a)  Payment as Due . . . . . . . . . . . . . . . . . . . . . .13
               (b)  Impounds . . . . . . . . . . . . . . . . . . . . . . . . .13
          (3)  Payment of Expenses.. . . . . . . . . . . . . . . . . . . . . .14
               (a) Payment as Due. . . . . . . . . . . . . . . . . . . . . . .14
               (b) Monthly Payments. . . . . . . . . . . . . . . . . . . . . .14
          (4)  Other.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     (d)  Audit Rights . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     (e)  Late Charges; Default Rate . . . . . . . . . . . . . . . . . . . .  15

5.   MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     (a)  Management of the Premises.. . . . . . . . . . . . . . . . . . . .  16
     (b)  Management of the Common Area. . . . . . . . . . . . . . . . . . .  17
     (c)  Third Party Management.. . . . . . . . . . . . . . . . . . . . . .  17
     (d)  Dispute of Assumption of Management. . . . . . . . . . . . . . . .  18





6.   RESTRICTIONS ON USE . . . . . . . . . . . . . . . . . . . . . . . . . .  18

7.   COMPLIANCE WITH LAWS. . . . . . . . . . . . . . . . . . . . . . . . . .  19
     (a)  Tenant's Compliance Obligations. . . . . . . . . . . . . . . . . .  19
     (b)  Insurance Requirements.. . . . . . . . . . . . . . . . . . . . . .  20
     (c)  No Limitation on Obligations.. . . . . . . . . . . . . . . . . . .  20

8.ADDITIONAL ALTERATIONS 21
     (a)  Landlord's Alterations.. . . . . . . . . . . . . . . . . . . . . .  21
     (b)  Landlord's Consent to Tenant's Alterations.  . . . . . . . . . . .  21
     (c)  Permitted Alterations. . . . . . . . . . . . . . . . . . . . . . .  21
     (d)  Requirements for Tenant Alterations. . . . . . . . . . . . . . . .  22
     (e)  Removal of Alterations and Restoration.. . . . . . . . . . . . . .  23
     (f)  Reimbursement of Landlord's Review Costs.. . . . . . . . . . . . .  23

9.  REPAIR AND MAINTENANCE.. . . . . . . . . . . . . . . . . . . . . . . . .  23
     (a)  Landlord's Obligations.. . . . . . . . . . . . . . . . . . . . . .  23
     (b)  Tenant's Obligations.. . . . . . . . . . . . . . . . . . . . . . .  24
     (c)  Tenant's Obligations for Structural Maintenance. . . . . . . . . .  25
     (d)  Maintenance Service Contracts. . . . . . . . . . . . . . . . . . .  26
     (e)  Cure Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     (f)  No Liability of Landlord.. . . . . . . . . . . . . . . . . . . . .  27

10.  LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

11.  ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . . . . . .  28
     (a)  Restriction on Assignment and Subleasing.. . . . . . . . . . . . .  28
     (b)  Required Notice. . . . . . . . . . . . . . . . . . . . . . . . . .  29
     (c)  Landlord's Response To Proposed Assignment.. . . . . . . . . . . .  29
     (d)  Landlord's Response To Proposed Sublease.. . . . . . . . . . . . .  29
     (e)  Bonus Rent.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     (f)  Effect of Transfer.. . . . . . . . . . . . . . . . . . . . . . . .  30
     (g)  Permitted Transfer.. . . . . . . . . . . . . . . . . . . . . . . .  31
     (h)  Strategic Partners.. . . . . . . . . . . . . . . . . . . . . . . .  31
     (i)  Assumption by Transferee.. . . . . . . . . . . . . . . . . . . . .  31
     (j)  Effect on Extension Option.. . . . . . . . . . . . . . . . . . . .  32

12.  INSURANCE AND INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . .  32
     (a)  Release of Landlord. . . . . . . . . . . . . . . . . . . . . . . .  32
     (b)  Tenant Indemnity.. . . . . . . . . . . . . . . . . . . . . . . . .  33
     (c)  Tenant's Insurance Requirements. . . . . . . . . . . . . . . . . .  33
          (1)  Commercial General Liability Insurance. . . . . . . . . . . . .33
          (2)  Time Element Insurance. . . . . . . . . . . . . . . . . . . . .34
          (3)  Property Insurance. . . . . . . . . . . . . . . . . . . . . . .34
          (4)  Workers Compensation Insurance. . . . . . . . . . . . . . . . .34
     (d)  Survival.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     (e)  Landlord's Insurance Obligations.. . . . . . . . . . . . . . . . .  35

13.  WAIVER OF SUBROGATION . . . . . . . . . . . . . . . . . . . . . . . . .  35

14.  SERVICES AND UTILITIES. . . . . . . . . . . . . . . . . . . . . . . . .  36
     (a)  Tenant's Responsibility. . . . . . . . . . . . . . . . . . . . . .  36
     (b)  No Excessive Load. . . . . . . . . . . . . . . . . . . . . . . . .  37
     (c)  No Liability of Landlord.. . . . . . . . . . . . . . . . . . . . .  37





15.  TENANT'S CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . .  37

16.  HOLDING OVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

17.  SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

18.  RULES AND REGULATIONS . . . . . . . . . . . . . . . . . . . . . . . . .  39

19.  RE-ENTRY BY LANDLORD. . . . . . . . . . . . . . . . . . . . . . . . . .  39

20.  INSOLVENCY OR BANKRUPTCY. . . . . . . . . . . . . . . . . . . . . . . .  40

21.  DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     (a)  Tenant's Default.. . . . . . . . . . . . . . . . . . . . . . . . .  41
     (b)  Phase I Lease Default. . . . . . . . . . . . . . . . . . . . . . .  42
     (c)  Landlord's Remedies. . . . . . . . . . . . . . . . . . . . . . . .  42
     (d)  Landlord's Default.. . . . . . . . . . . . . . . . . . . . . . . .  43
     (e)  Tenant's Remedies. . . . . . . . . . . . . . . . . . . . . . . . .  43
          (1)  Limitation on Remedies. . . . . . . . . . . . . . . . . . . . .43
          (2)  Remedy for Construction Defaults. . . . . . . . . . . . . . . .44
     (f)  Chronic Default. . . . . . . . . . . . . . . . . . . . . . . . . . .44

22.  DAMAGE AND DESTRUCTION. . . . . . . . . . . . . . . . . . . . . . . . .  44
     (a)  Restoration. . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

     (b)  Insurance Proceeds.. . . . . . . . . . . . . . . . . . . . . . . .  45
     (c)  Casualty at End of Term. . . . . . . . . . . . . . . . . . . . . .  45
     (d)  Mutual Termination Option; Insured Casualty. . . . . . . . . . . .  45
     (e)  Destruction Where No Proceeds Are Available. . . . . . . . . . . . .46
     (f)  Proceeds Upon Termination. . . . . . . . . . . . . . . . . . . . .  46
     (g)  Rent Abatement.. . . . . . . . . . . . . . . . . . . . . . . . . .  47
     (h)  Waiver of Statutory Provisions.. . . . . . . . . . . . . . . . . .  47

23.  EMINENT DOMAIN. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
     (a)  Entire Building. . . . . . . . . . . . . . . . . . . . . . . . . .  47
     (b)  Partial Building; Termination. . . . . . . . . . . . . . . . . . .  47
     (c)  Partial Building; Restoration. . . . . . . . . . . . . . . . . . .  48
     (d)  End of Term Taking.. . . . . . . . . . . . . . . . . . . . . . . .  48
     (e)  Taking of Common Area. . . . . . . . . . . . . . . . . . . . . . .  48
     (f)  Award. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
     (g)  Temporary Taking.. . . . . . . . . . . . . . . . . . . . . . . . .  49
     (h)  Waiver of Statutory Provisions.. . . . . . . . . . . . . . . . . .  50

24.  SALE BY LANDLORD. . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

25.  RIGHT OF LANDLORD TO PERFORM. . . . . . . . . . . . . . . . . . . . . .  50

26.  OWNERSHIP OF IMPROVEMENTS; SURRENDER OF PREMISES. . . . . . . . . . . .  51
     (a)  Ownership of Tenant Improvements & Alterations.. . . . . . . . . .  51
     (b)  Delivery and Restoration of Premises.. . . . . . . . . . . . . . .  51
     (c)  No Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

27.  WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

28.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

29.  TAXES PAYABLE BY TENANT . . . . . . . . . . . . . . . . . . . . . . . .  53

30.  ABANDONMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

31.  SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . . . . . . .  54

32.  ATTORNEY'S FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

33.  LIGHT AND AIR.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

34.  SECURITY DEPOSIT. . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
     (a)  Letter of Credit.. . . . . . . . . . . . . . . . . . . . . . . . .  54

     (b)  Reduction After Phase I Occupancy. . . . . . . . . . . . . . . . .  55
     (c)  Further Reduction. . . . . . . . . . . . . . . . . . . . . . . . .  55
     (d)  Substitution of Cash Collateral. . . . . . . . . . . . . . . . . .  56

35.  FINANCIAL INFORMATION.. . . . . . . . . . . . . . . . . . . . . . . . .  56

36.  PARKING.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

37.  MISCELLANEOUS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     (a)  Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . .57
     (b)  Other Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . .57
     (c)  Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . . . . . . .57
     (d)  Survival of Indemnities; Immediate Obligation
          To Defend. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .57

38.  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . .  58
     (a)  Landlord's Representations and Warranties. . . . . . . . . . . . . .58
     (b)  Tenant's Representations and Warranties. . . . . . . . . . . . . . .58

39.  REAL ESTATE BROKERS . . . . . . . . . . . . . . . . . . . . . . . . . .  59

40.  HAZARDOUS MATERIALS LIABILITY . . . . . . . . . . . . . . . . . . . . .  59
     (a)  Definitions of Hazardous Materials and Environmental Laws. . . . .  59
     (b)  Tenant Indemnity.  . . . . . . . . . . . . . . . . . . . . . . . .  60
     (c)  Landlord Indemnity.. . . . . . . . . . . . . . . . . . . . . . . .  61
     (d)  Seller Indemnity.. . . . . . . . . . . . . . . . . . . . . . . . .  61
     (e)  Release of Landlord. . . . . . . . . . . . . . . . . . . . . . . .  61
     (f)  Tenant's Disclosure Obligations. . . . . . . . . . . . . . . . . .  62

41.  ARBITRATION OF DISPUTES.. . . . . . . . . . . . . . . . . . . . . . . .  62

42.  SIGNAGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

43.  OPTION TO RENEW . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

44.  RENT DURING EXTENSION TERM. . . . . . . . . . . . . . . . . . . . . . .  65
     (a)  Determination of Fair Market Rental Value. . . . . . . . . . . . . .65
     (b)  Definition of Fair Market Rental Value . . . . . . . . . . . . . . .67
     (c)  Interim Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . .68
     (d)  Lease Terms Continue . . . . . . . . . . . . . . . . . . . . . . . .68

                             INDEX OF DEFINED TERMS



Defined Term                                                           Paragraph
------------                                                           ---------


Additional Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . 4(a)(2)

AirProducts Easement . . . . . . . . . . . . . . . . . . . . . . . . . . 1(d)(3)

Alterations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8(b)

Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11(a)

Base Building Improvements . . . . . . . . . . . . . . . . . . .2 of Work Letter

Base Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4(a)(1)

Base Rent Adjustments. . . . . . . . . . . . . . . . . . Basic Lease Information

Building . . . . . . . . . . . . . . . . . . . . .Basic Lease Information & 1(a)

Buildings  . . . . . . . . . . . . . . . . . . .  Basic Lease Information & 1(a)

Building Systems . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9(b)

CAA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40(a)

CC&Rs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1(d)(3)

CERCLA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40(a)

Change Order for Tenant Modification(s). . . . . . . . . . . . .3 of Work Letter

Chronic Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21(f)

Clean-Up Facilities  . . . . . . . . . . . . . . . . . . . . . . . . . . 1(d)(2)

Common Area  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1(d)(2)

Common Area Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .5(b)

Completion Assurance . . . . . . . . . . . . . . . . . . . . . 11 of Work Letter

Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3(e)

Cost of Tenant Improvements. . . . . . . . . . . . . . . . . . . . . . . . 11(e)

Credit Cure Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3(f)

Credit Standards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3(f)

Credit Termination Right . . . . . . . . . . . . . . . . . . . . . . . . . .3(f)


Declaration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40

Default Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4(e)

Draw Event . . . . . . . . . . . . . . . . . . . . . . 11(a)(iii) of Work Letter

Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40(a)

Environmental Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . .40

EPA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40

Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4(c)(1)(C)

Expense Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4(c)(1)(D)

Exercise Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43

Existing Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . 40(c)

Expiration Date  . . . . . . . . . . . . . . . . . . . . Basic Lease Information

Extension Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43

Fair Market Rental Value . . . . . . . . . . . . . . . . . . . . . . . . . 44(b)

Force Majeure Events . . . . . . . . . . . . . . . . . . . . . . . . . . . 14(c)

FWPCA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40(a)

Hazardous Materials. . . . . . . . . . . . . . . . . . . . . . . . . . . . 40(a)

Hetch Hetchy Easement  . . . . . . . . . . . . . . . . . . . . . . . . . . .1(c)

Identified Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . 40(c)

Initial Window Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . .3(e)

Insolvency Proceeding. . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

Land . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1(a)

Land Improvements  . . . . . . . . . . . . . . . . . . . . . . .2 of Work Letter

Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . .Recitals & 37(a)

Landlord Default Notice. . . . . . . . . . . . . . . . . . . . . . . . . . 21(d)

Landlord Delays  . . . . . . . . . . . . . . . . . . . . . . . .8 of Work Letter

Landlord Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12(a)

Landlord's Contractor  . . . . . . . . . . . . . . . . . . . . .3 of Work Letter


Landlord's Core Drawings . . . . . . . . . . . . . . . . . .5(a) of Work Letter

Landlord's Expense Statement . . . . . . . . . . . . . . . . . . . . .4(c)(3)(b)

Landlord's Plans . . . . . . . . . . . . . . . . . . . . . . . .2 of Work Letter

Landlord's Representatives . . . . . . . . . . . . . . . . . . . . . . . . 38(a)

Landlord's Tax Statement . . . . . . . . . . . . . . . . . . . . . . .4(c)(2)(A)

Landscape Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36

Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7(a)

Lease  . . . . . . . . . . . . . . . . . . . . . . . . . Basic Lease Information

Letter of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34(a)

Minimum Parking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36

Monthly Base Rent. . . . . . . . . . . . . . . . . . . . Basic Lease Information

Mortgage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

Mortgagee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

Occupancy Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3(a)

PacBell  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26(b)

Permitted Alterations. . . . . . . . . . . . . . . . . . . . . . . . . . . .8(c)

Permitted Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11(g)

PG&E . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26(b)

Phase I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1(c)

Phase II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1(a)

Phase I Buildings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1(c)

Phase I Land   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1(c)

Phase I Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1(c)

Phase I Letter of Credit . . . . . . . . . . . . . . . . . . . . . . . . . 34(b)

Premises   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1(a)

Project. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1(c)(1)

RCRA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40(a)


Real Estate Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . .4(c)(1)(b)

Reconfiguration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1(e)

Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4(a)(2)

Rent Commencement Date . . . . . . . . . . . . . . . . . . . . . . . . . . .3(d)

Rentable Area  . . . . . . . . . . . . . . . . . . . . . Basic Lease Information

Restrictive Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

Required Modifications . . . . . . . . . . . . . . . . . . . 5(c) of Work Letter

Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1(a)

Seller Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40(d)

SFWD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1(c)

Strategic Partner. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11(h)

Sublease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11(a)

Substantially complete . . . . . . . . . . . . . . . . . . . . .9 of Work Letter

Sufficiently complete. . . . . . . . . . . . . . . . . . . . . . . . . . . .3(a)

Taking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23(a)

Tax Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4(c)(1)(A)

Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Recitals & 37(a)

Tenant Delays  . . . . . . . . . . . . . . . . . . . . . . . . .7 of Work Letter

Tenant Improvements. . . . . . . . . . . . . . . . . . . . . . .1 of Work Letter

Tenant Modifications . . . . . . . . . . . . . . . . . . . . . .3 of Work Letter

Tenant Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12(b)

Tenant's Contractor  . . . . . . . . . . . . . . . . . . . . 5(d) of Work Letter

Tenant's Plans . . . . . . . . . . . . . . . . . . . . . . . 5(a) of Work Letter

Tenant's Representatives . . . . . . . . . . . . . . . . . . . . . . . . . 38(b)

Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3(a)

Three Party Agreement  . . . . . . . . . . . . . . . . . 11(a)(v) of Work Letter

TSCA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40(a)


Window Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3(e)

Work Letter. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3(b)

Working Drawings . . . . . . . . . . . . . . . . . . . . . . 5(a) of Work Letter

                            EXHIBIT "D" {PRIVATE}

                               WORK LETTER
                                (PHASE II)


     1. OBLIGATIONS OF LANDLORD AND TENANT. For each of the Buildings, Landlord shall furnish and install the Base Building Improvements provided for in Paragraph 2 at Landlord's expense. Tenant shall furnish and install, at Tenant's expense, the interior improvements and Building Systems to complete each of the Buildings ("Tenant Improvements"), as required by Tenant's Plans (as defined in Subparagraph 5(a) below). Without limiting the generality of the foregoing, the Tenant Improvements shall include, without limitation, the electrical and telephone systems to be furnished by Tenant pursuant to Subparagraph 4(a) below and the specific items listed on Schedule "D-2" attached hereto. The quantity, quality, character and manner of installation of all of the foregoing work shall be subject to the limitations imposed by any applicable regulations, laws, ordinances, codes and rules.

     2. BASE BUILDING IMPROVEMENTS. For each Building, Landlord shall furnish an uninsulated industrial shell building ("Base Building Improvements") which shall include the building exterior walls and windows, foundation, floors, roof membrane, roof system, raised shell sprinklers, related structural components, the items listed on Schedule "D-5" attached hereto, and one unenclosed secondary stairwell in each Building. In addition, Landlord shall provide all base hardscape and landscape features on the Premises, including parking areas, drive aisles, landscaping, monuments for Tenant's signage (with project identification lettering), directional signage, exterior lighting in the Common Area, and utilities stubbed in or to the shell of each Building (except as provided in Paragraph 4 below)(collectively, the "Land Improvements"). The scope and finishes of the Base Building Improvements and the Land Improvements to be provided by Landlord will be substantially similar to those required under the Phase I Work Letter for the Base Building Improvements and the Land Improvements being provided by Landlord on Phase I. The construction drawings for the Base Building Improvements and, as appropriate, the Land

                          EXHIBIT D - PAGE 1 OF 13

Improvements that the Landlord submits to the City of Mountain View for approval, with such revisions as may be required by the City, are referred to herein in the form finally approved by the City as "Landlord's Plans".

     3. TENANT MODIFICATIONS. Any changes to the Land Improvements or Base Building Improvements requested by Tenant and approved by Landlord, in its sole discretion, shall be defined herein as "Tenant Modifications". The Tenant Modifications may include, without limitation, the following: (i) early installation of stub-ins for Tenant's electric, telephone and cable systems into the shell, plumbing gut lines, footings and embeds for Tenant-required structural items, and steel components related to Tenant's structural reinforcement and design; (ii) any changes to the Land Improvements or Base Building Improvements (including additional or different equipment and/or modification of the base irrigation system) necessary to allow the landscape irrigation system or any other system to use reclaimed, unpotable water from the underground remediation facilities; (iii) changes to building glass or other components of the Base Building Improvements; (iv) excavations and installation of components related to Tenant's elevators; and
(v) changes to the Land Improvements, Base Building Improvements and/or Landlord's Plans that are necessitated by applicable legal or construction requirements due to Tenant's Plans, or that are otherwise requested by Tenant. All of Tenant's obligations hereunder with respect to Tenant Improvements shall be applicable to any Tenant Modifications, except as expressly provided herein. Tenant shall pay for the incremental cost of any Tenant Modifications, and shall enter into a separate agreement with Devcon Construction ("Landlord's Contractor") for such work. Alternatively, Landlord may elect, for reasons of expediency and convenience, to add any specific Tenant Modification(s) to its construction contract for Base Building Improvements, in which event the applicable Tenant Modification(s) shall be treated as a separate "Change Order for Tenant Modification(s)" under Landlord's contract for the Land Improvements and/or Base Building Improvements. Tenant shall be responsible for all costs (which shall be evidenced by trade cost breakdowns by Landlord's Contractor) resulting from any Change Order for Tenant Modifications, including architectural, engineering and special testing and/or inspection charges, and any special permits or

                          EXHIBIT D - PAGE 2 OF 13
fees. Tenant shall reimburse Landlord for the full costs incurred by Landlord in connection with any such Change Order. Such payments shall be made based on progress of work, within twenty (20) days of receipt of a bill from Landlord together with reasonably satisfactory documentation that the work covered by such bill has been substantially complete. Upon completion of the Tenant Improvements, Landlord shall reimburse Tenant for any net cost savings realized by Landlord on its contract for Base Building Improvements and/or Land Improvements which were attributable to Change Orders for Tenant Modifications. Such reimbursement shall be made within thirty (30) days after receipt of Tenant's billing and documentation.

     4.     ELECTRICAL SYSTEMS, TELEPHONE SYSTEMS AND DEDICATED
COMMUNICATIONS LINES.

          (a) LANDLORD'S OBLIGATIONS. Landlord shall not be responsible for furnishing electrical, telephone, or dedicated communications systems for any of the Buildings. Landlord shall be responsible for the overhead conversion of the PG&E, PacBell and TCI Cable lines on Phase II along Whisman Road to below ground.

          (b) TENANT'S OBLIGATIONS. Tenant shall furnish and install, at Tenant's expense, its telephone distribution system from the Pacific Bell point-of-connection outside the Project to each Building. In addition, Tenant shall furnish and install, at Tenant's expense, primary electrical service from PG&E's point-of-connection (whether inside or outside the Project) to a substation point on the Project, and an electrical distribution system from the substation point to and throughout each of the Buildings, as necessary for Tenant's intended use. The location of the substation and all conduits and other portions of the electrical system, and of all portions of the telephone distribution system and dedicated communications systems, shall be as designated by Landlord. Tenant shall design and install such electrical and telephone systems in a manner consistent with Tenant's restoration and reconfiguration obligations upon expiration or termination of the Lease, which obligations are described in Subparagraph 26(b) of the Lease.

                          EXHIBIT D - PAGE 3 OF 13

          (c) CREDIT DUE TENANT. Landlord shall credit to Tenant the actual cost, as reasonably determined by Landlord, that Landlord would have incurred if Landlord had furnished "power to panel" electrical service under a customary supply arrangement where PG&E sells power on a retail basis rather than a wholesale basis. Such amount shall be reduced by any costs incurred by Landlord as a result of the work described in Subparagraph 4(a) above, including the cost attributable to any requirement by PG&E that Landlord modify any PG&E connections which serve adjoining property through lines from the Project. Any net reimbursement amount shall be paid by Landlord within thirty (30) days after Tenant provides Landlord with written documentation satisfactory to Landlord that (i) the Tenant Improvements (including the electrical distribution system) and Tenant Modifications are substantially complete, and (ii) Tenant has received unconditional lien waivers from Tenant's Contractor and any other contractors and/or subcontractors with respect to all work on the electrical distribution system.

          (d) CREDIT FOR COMMUNICATIONS CONDUITS. Landlord shall credit to Tenant the amount of Sixty-Two Thousand Two Hundred Dollars ($62,200) toward the cost of Tenant's communication conduits on Phase II. Such amount shall be credited at the same time and in the same manner as provided in Subparagraph 4(c) [Credit Due Tenant] above.

     5.     TENANT IMPROVEMENTS.

          (a) SPACE PLANS AND WORKING DRAWINGS. Landlord shall provide Tenant with Landlord's core drawings and specifications, prepared by Kenneth Rodrigues & Partners, Inc. or another architect selected by Landlord, which locate placement of bathroom cores, elevators, lobbies, electrical rooms, mechanical and HVAC units and air supply shafts in each Building ("Landlord's Core Drawings"). Tenant shall cause its architect and/or engineers to prepare (i) a space plan for the Premises; (ii) complete architectural, mechanical, electrical, plumbing, and other plans for the Tenant Improvements; (iii) specifications for Tenant's mechanical system and electrical system; (iv) specifications for the HVAC system using air-cool package systems; and (v) a list of building standards for interior design (including, without limitation, the Building Systems), including

                          EXHIBIT D - PAGE 4 OF 13
a schedule of all finishes. Items (ii), (iii), (iv) and (v) above are collectively referred to herein as "Working Drawings". The building standards must meet or exceed the Minimum Standards for Tenant Improvements attached hereto as Schedule "D-1", and all operating components of the Building Systems and related distribution systems to the Premises shall be national brand name products, used in their customary manner, with a consistent track record for low maintenance, durability and optimum functionality. The space plan and Working Drawings shall comply with all applicable regulations, laws, ordinances, codes and rules; provided that Tenant shall not be liable to Landlord for any non-compliance of Tenant's space plan or Working Drawings that directly results from non-compliance of Landlord's Core Drawings with any laws, regulations, codes, ordinances or rules so long as Tenant notifies Landlord promptly after Tenant obtains knowledge of any such non-compliance by Landlord's Core Drawings, and Tenant shall have such additional time as Landlord reasonably deems necessary to submit its space plan and/or Working Drawings after making any necessary modifications to correct any non-compliance resulting from Landlord's Core Drawings' non-compliance. In addition, the space plan and Working Drawings shall provide for corridors, lobbies, bathrooms, mechanical and electrical systems, and fire exits which are designed to accommodate single or multi-tenant configurations in each Building (including, without limitation, separate metering for utilities), in conformance with Landlord's Core Drawings and in a design reasonably acceptable to Landlord. The space plan and Working Drawings shall be performed by Devcon Construction's architectural services, or another architect mutually acceptable to Landlord and Tenant. On or before July 1, 1997, Tenant shall submit its space plan to Landlord, for Landlord's review and approval, which approval shall not be unreasonably withheld or delayed so long as such space plan reflects a configuration and design that reasonably relates to the functional design of the applicable Building and incorporates a logical pedestrian traffic flow. Within five (5) business days after such submission, Landlord shall either approve or disapprove the space plan. Tenant shall make any changes necessary in order to correct any item identified by Landlord as grounds for its disapproval, and shall resubmit the corrected space plan to Landlord within five (5) business days after Landlord's disapproval. Within five (5) business days after Landlord receives the revised space plan,

                          EXHIBIT D - PAGE 5 OF 13

Landlord shall approve or disapprove it. This procedure shall be repeated until the space plan is finally approved by Landlord and written approval has been delivered to Tenant. On or before September 1, 1997, Tenant shall submit its Working Drawings and a pallet of interior colors and finishes to Landlord for Landlord's review and approval, which approval shall not be unreasonably withheld or delayed so long as such drawings and pallet conform to the requirements of this Subparagraph 5(a). Landlord's approval or disapproval of such Working Drawings and pallet, and Tenant's response thereto, shall follow the procedure described above with respect to the space plan, except that each time period shall be changed from five (5) business days to ten (10) business days. All items finally approved by Landlord pursuant to this Paragraph are referred to herein collectively as "Tenant's Plans".

          (b) TENANT IMPROVEMENT COSTS. Tenant shall bear the cost of Tenant Improvements, including, without limitation, costs in connection with space planning, preparing Tenant's Plans, engineering, plan checking, special inspections and testing, any consultants, and related permits and fees for Tenant Improvements.

          (c) ELECTION TO REQUIRE REMOVAL OF TENANT IMPROVEMENTS AND TENANT MODIFICATIONS. In connection with its approval of Tenant's Plans, Landlord shall designate in writing if any portion of the Tenant Improvements or Tenant Modifications must be removed upon the expiration or sooner termination of this Lease, together with a description of specific deletions, additions, substitutions or modifications to such Tenant Improvements or Tenant Modifications that Tenant must make in order for Landlord to not require their removal (any such modifications, "Required Modifications"). If Landlord does not make such designation in writing with respect to any portion of the Tenant Improvements or Tenant Modifications, such portion of the Tenant Improvements or Tenant Modifications may remain on the Premises upon the expiration or sooner termination of the Lease. If Landlord designates any Tenant Improvements or Tenant Modifications for removal, within five (5) business days after receipt of such designation, Tenant shall either (i) resubmit Tenant's Plans with the Required Modifications made, which plans shall be subject to Landlord's review in accordance with

                          EXHIBIT D - PAGE 6 OF 13

Subparagraph 5(a), or (ii) notify Landlord of Tenant's intent to proceed without making the Required Modifications. Tenant's failure to take either action within such five (5) day period shall be deemed Tenant's election to proceed without making the Required Modifications. If Landlord designates that any Tenant Improvements or Tenant Modifications must be removed and Tenant does not make the Required Modifications, upon the expiration or sooner termination of the Term of the Lease Tenant shall upon demand by Landlord, at Landlord's election, either (i) at Tenant's sole cost and expense, forthwith and with all due diligence remove any Tenant Improvements made by or for the account of Landlord which are designated by Landlord to be removed, and restore the Premises to as near as possible its original condition prior to the installation of such Tenant Improvements or Tenant Modifications, subject to normal wear and tear, or (ii) pay Landlord the reasonable estimated cost of such removal and restoration.

          (d) TENANT'S CONTRACTOR. Tenant shall use Devcon Construction as its general contractor for all of the Tenant Improvements ("Tenant's Contractor"). Tenant shall use the same roofing contractor as Landlord. Tenant's subcontractors and labor shall be subject to approval by Landlord (which approval shall not be unreasonably withheld or delayed) and reasonable administrative supervision by Tenant's Contractor. Tenant shall direct and authorize Tenant's Contractor (with respect to Tenant Improvements) and Landlord's contractor (with respect to Tenant Modifications not being made by Change Order to Landlord's construction contract) to keep Landlord fully informed of the construction process, and to provide Landlord with access to all documentation and other information in either contractor's possession or control regarding construction of the Tenant Improvements or the Tenant Modifications; provided that Landlord shall not be obligated to monitor or inspect construction of the Tenant Improvements or Tenant Modifications or any information in connection therewith.

     6. CONSTRUCTION OF TENANT IMPROVEMENTS AND TENANT MODIFICATIONS. After the Occupancy Date has occurred and Tenant has received Landlord's approval of Tenant's Plans, Tenant shall administer and diligently prosecute the construction of Tenant Improvements in accordance with Tenant's Plans. All Tenant

                          EXHIBIT D - PAGE 7 OF 13

Improvements and Tenant Modifications shall be constructed using union labor. Landlord and Tenant shall cooperate, and shall cause their respective contractors to cooperate, in a reasonable manner to coordinate work on Base Building Improvements, Tenant Modifications and Tenant Improvements.
However, installation of all Tenant Improvements and Tenant Modifications shall comply with Landlord's contractor's schedule and rules of the site, and shall not cause Landlord's contractor to be dependent upon Tenant's work in order for Landlord's contractor to complete the Base Building Improvements. After the Occupancy Date, Tenant shall give Landlord and Landlord's contractor, subcontractors and suppliers full access and entry to the Premises in order to complete the Base Building Improvements in accordance with any reasonable security procedures established by Tenant. Landlord and Tenant shall each have the full benefit of all contractor warranties.

     7. TENANT DELAYS. If the conditions for establishing the Occupancy Date or any other Condition are delayed due to a delay in constructing Land Improvements or Base Building Improvements as a result of any of the following (collectively, "Tenant Delays"), and such delay could not have been mitigated by Landlord using commercially reasonable measures (provided that Landlord shall have no obligation to mitigate delays caused by Tenant's failure to meet a specific deadline set forth herein or in the construction schedule), then the Initial Window Date for each Condition which has not been satisfied shall be extended by the length of such delay, and the Rent Commencement Date shall be adjusted to reflect what the Rent Commencement Date would have been if there had been no Tenant Delays: (a) Tenant's failure to submit any component of Tenant's Plans or any other items to be delivered under this Work Letter, on or before the dates or time periods called for, unless such delay results directly from Landlord's delay in providing Landlord's Core Drawings; (b) any Tenant Modifications which require changes to the Base Building Improvements or Land Improvements; (c) Tenant's or Tenant's Contractor's, subcontractors' or suppliers' failure to comply with Landlord's contractor's schedule or rules of the site; (d) Tenant's changes to Tenant's Plans after Landlord's approval thereof or other delays in Tenant's construction of the Tenant Improvements (other than delays caused by Force Majeure Events); or (e) interference by Tenant or Tenant's Contractor,

                          EXHIBIT D - PAGE 8 OF 13
subcontractors or suppliers with construction of the Base Building Improvements or Land Improvements by denying full access to the Buildings, causing labor disputes or otherwise failing to comply with Paragraph 6 hereof. Landlord shall give Tenant at least three (3) days prior notice if Landlord becomes aware that Tenant is in danger of causing a Tenant Delay, and if Tenant takes appropriate measures to prevent such delay within such three (3) day period, no adjustment to any Initial Window Date or Rent Commencement Date shall be made; provided, however, that if such delay was not reasonably foreseeable by Landlord, the three (3) day period for prior notice and opportunity to mitigate provided above shall be changed to twenty-four (24) hours after Landlord becomes aware of such delay or potential delay; and provided further, that no such notice shall be required in order for such adjustment to be made if such delay results from Tenant's failure to perform any obligation within a specific date or time period (including, without limitation, any delay in delivery of Tenant's space plan or Working Drawings or non-compliance with Landlord's contractor's schedule).


     8. LANDLORD DELAYS. If substantial completion of the Tenant Improvements is delayed as a result of any of the following, and such delay could not have been mitigated by Tenant using commercially reasonable measures (collectively, "Landlord Delays"), then the Rent Commencement Date shall be extended for a period equal to any delay in substantial completion of the Tenant Improvements directly resulting from such Landlord Delays: (a) unreasonable interference by Landlord or Landlord's Contractor in connection with construction of the Base Building Improvements; (b) Landlord's failure to respond to any request for approval of any item by Tenant as required by this Work Letter, within the time period specified herein; (c) Landlord's failure or delay in obtaining any permits, approvals or consents of third parties with respect to the Base Building Improvements which are Landlord's responsibility to obtain and which must be obtained in order for Tenant to obtain any required permits, approvals or consents of third parties with respect to the Tenant Improvements or Tenant Modifications, but only to the extent that Tenant's ability to obtain such permits, approvals or consents is delayed beyond the time Tenant would have obtained same in the ordinary course of its construction but for Landlord's delay; or (d) any material changes to Landlord's Core Drawings after their approval

                          EXHIBIT D - PAGE 9 OF 13
by Tenant or Landlord's Plans after final approval by the City of Mountain View (other than Tenant Modifications or changes required by third parties) that directly affect Tenant's Plans or Tenant Improvements. Tenant shall give Landlord at least three (3) days prior notice that Landlord is in danger of causing a Landlord Delay, and if Landlord takes appropriate measures to prevent such delay within such three (3) day period, no adjustment to the Rent Commencement Date shall be made; provided, however, that if such delay was not reasonably foreseeable by Tenant, the three (3) day period for prior notice and opportunity to mitigate provided above shall be changed to twenty-four (24) hours after Tenant becomes aware of such delay or potential delay.

     9. SUBSTANTIAL COMPLETION. For purposes of this Work Letter and the Lease, (i) the Base Building Improvements and Land Improvements shall be deemed "substantially complete" at such time as Landlord has completed the Base Building Improvements and Land Improvements in accordance with Landlord's Plans subject to completion and correction of items on Landlord's architect's punch list, and certain other items which will not be completed until substantial completion of the Tenant Improvements (such as items necessary to modify the sprinklers in accordance with the Tenant Improvement package and certain landscaping), and (ii) the Tenant Improvements and/or Tenant Modifications shall be deemed "substantially complete" at such time as Tenant has completed work in accordance with Tenant's Plans sufficient to obtain the signature of the appropriate City of Mountain View building official that the Tenant Improvements and/or Tenant Modifications have passed final inspection, subject only to the completion or correction of items on Tenant's architect's punch list (and exclusive of the installation of all telephone and other communications facilities and equipment and other finish work or decorating work to be performed by or for Tenant to the extent completion of such work is not required for Tenant's receipt from the City of Mountain View of a certificate of occupancy or a signed-off building permit, or its equivalent, for the applicable Building).

     10. INSURANCE. During the course of construction, Landlord and Tenant shall require their respective contractors and architects to obtain and maintain in force Commercial General

                          EXHIBIT D - PAGE 10 OF 13

Liability insurance (including, without limitation, insurance against completed operations liability for losses occurring within three (3) years after the completion of the Base Building Improvements or Tenant Improvements, as applicable) with coverage for explosion, collapse, and underground damage, against claims arising out of bodily injury, personal injury, or death and from damage to or destruction of property of others, including, without limitation, loss of use thereof, and including, without limitation, the liability of Landlord, Tenant or the applicable contractor arising out of the activities of all subcontractors, and each of them, with a combined single limit of not less than Ten Million Dollars ($10,000,000) for any one accident and/or occurrence and/or series of accidents or occurrences arising out of any one event. Such insurance shall include Broad Form Property Damage and Independent Contractors Coverage. Such insurance shall be primary and not subject to any contribution from any insurance carried by Landlord or Tenant. In addition, Tenant's architect, and any contractors or subcontractors doing design/build for any portion of the Tenant Improvements, shall carry Professional Liability Insurance (errors & omissions) insurance, in an amount not less than $1,000,000, covering personal injury, bodily injury and property damages, said coverage to be maintained for a period of three (3) years after completion of Tenant Improvements. All such insurance shall name the following parties as additional insured: Landlord, Tenant, any Mortgagee, and any other contractors with respect to any of the Base Building Improvements, Land Improvements, Tenant Modification or Tenant Improvements.

     11.     COMPLETION ASSURANCE.  The parties acknowledge and agree that
(i) Landlord will be acquiring the Land and obtaining a construction loan for the Base Building Improvements in reliance on the Lease, including Tenant's obligations to complete the Tenant Improvements and to pay for the Tenant Improvements and Tenant Modifications as provided in this Work Letter, and
(ii) Landlord would not enter into the Lease unless such obligations are assured in accordance with the terms of this Paragraph 11. Accordingly, Tenant has agreed to provide assurance (the "Completion Assurance") for its obligations under this Work Letter in accordance with this Paragraph 11.

                          EXHIBIT D - PAGE 11 OF 13

          (a) LETTER OF CREDIT: At such time as Landlord acquires the Phase I Land and waives its Credit Termination Right under the Phase I Lease, and simultaneously with Tenant's delivery of the Completion Assurance pursuant to the Work Letter attached to the Phase I Lease, Tenant shall deliver to Landlord one or more unconditional, irrevocable, transferable letter(s) of credit, in the initial aggregate amount equal to Thirty-Five Dollars ($35) per rentable square foot of the Rentable Area (as it may be determined as of the date the Completion Assurance is delivered to Landlord), issued by Bank of America NT & SA (or another financial institution reasonably acceptable to Landlord), and in the form attached hereto as Schedule "D-3".

               (i) TERMS OF LETTER(S) OF CREDIT. The letter(s) of credit shall have an original term of no less than one year and automatic extensions until sixty (60) days after the later of Tenant's satisfaction of all of its obligations under this Work Letter and the Rent Commencement Date. The letter(s) of credit shall provide for partial draws. Tenant shall keep the letter(s) of credit, at its expense, in full force and effect during such time as security for Tenant's obligations to timely construct the Tenant Improvements and pay for the Tenant Improvements and Tenant Modification pursuant to, and in accordance with, the terms of this Work Letter. The letter(s) of credit shall provide thirty (30) days' prior written notice to Landlord of cancellation or material change thereof.

               (ii) LANDLORD'S RIGHT TO DRAW. If a Draw Event (as defined below) occurs, Landlord or its assignee, at its option, may present its written demand for payment of the entire face amount of the letter(s) of credit and the funds so obtained shall become due and payable to Landlord or its assignee. Landlord or its assignee may use the funds so obtained to complete the Tenant Improvements contemplated by this Work Letter or, in lieu of any portion thereof, any other improvements or alterations to the Premises, so long as the aggregate cost thereof does not exceed $35 per rentable square foot. Alternatively, Landlord or its assignee may make partial draws on the letter of credit as needed to pay for the Tenant Improvements or any other improvements or alterations, subject to the above limitation. In addition, if a Draw Event occurs, Landlord or its assignee, at its option, may draw on the letter(s) of credit to

                          EXHIBIT D - PAGE 12 OF 13
pay for any Tenant Modifications. Upon Landlord's completion of the Tenant Improvements (or any other improvements or alterations as provided above), Landlord shall reimburse Tenant, at Tenant's request and subject to Landlord's receipt of reasonable documentation, for any costs incurred by Tenant prior to the Draw Event for construction of the Tenant Improvements, but only to the extent of any remaining proceeds from the letter(s) of credit.

               (iii) DEFINITION OF DRAW EVENT. A "Draw Event" shall mean any of the following: (I) Tenant is the subject of an Insolvency Proceeding (as defined in the Lease); provided, however, that if such proceeding is pursuant to Chapter 11 of the United States Bankruptcy Code (as opposed to Chapter 7), a Draw Event shall not be deemed to have occurred so long as (A) the Lease and Work Letter are assumed by Tenant within sixty (60) days after the order for relief is entered, (B) no other Draw Event has occurred, (C) Tenant is not in breach of any other obligations under the Lease or this Work Letter, and (D) no lien has been filed against Phase II arising out of any work performed, material furnished or obligations incurred by Tenant which has not been released prior to the commencement of such Insolvency Proceeding; (II) Tenant terminates its construction contract with Tenant's Contractor without Landlord's prior consent, or defaults under such construction contract or any substitute thereof and does not cure such default within the longer of the applicable cure period under such contract or five (5) days after such default occurs; (III) the Lease is terminated by Landlord due to a Tenant default before completion of the Tenant Improvements and any Tenant Modifications; (IV) the letter(s) of credit are not extended within thirty (30) days prior to their expiration; (V) Tenant fails to deliver Tenant's space plan, Working Drawings, or any other item required to be delivered pursuant to Paragraph 5(a) on or before the date specified for such delivery; (VI) Tenant fails to commence construction of the Tenant Improvements within ninety (90) days after the Occupancy Date (subject to delay caused by Force Majeure Events); (VII) Tenant terminates the Lease pursuant to Paragraph 22(d) prior to completion of the Tenant Improvements and any Tenant Modifications, provided that in such event Tenant shall be entitled to any insurance proceeds attributable to the Tenant Improvements completed by Tenant prior to the casualty and

                          EXHIBIT D - PAGE 13 OF 13

Landlord shall be entitled to the entire face amount of the letter(s) of credit; and (VIII) Tenant fails to complete the Tenant Improvements within one hundred eighty (180) days after the Occupancy Date (subject to delay caused by Force Majeure Events), provided that if Landlord reasonably determines that Tenant is diligently pursuing construction of the Tenant Improvements, Landlord shall allow Tenant an additional thirty (30) days to complete the Tenant Improvements before a "Draw Event" is deemed to occur.

               (iv) RETURN OF LETTER(S) OF CREDIT. The letter(s) of credit shall be returned to Tenant, and Tenant's obligations under this Paragraph 11 shall terminate, at such time as all of the following have occurred: (A) Tenant has spent at least the face amount of the letter(s) of credit on the Tenant Improvements (not including the Tenant Improvements described in Paragraph 4(a)); (B) Tenant has completed and paid for all Tenant Modifications; and (C) Tenant has provided Landlord with the following items with respect to all of the Tenant Improvements and all of the Tenant Modifications which are not made by Change Order: (I) "as-built" drawings signed by either Tenant's architect or contractor; (II) final punch list signed off by both Tenant and Landlord and/or their architects; (III) written certification from Tenant's architect and/or contractor that the Tenant Improvements and Tenant Modifications are substantially complete in accordance with Tenant's Plans, and a copy of the certificate of occupancy; and (IV) evidence satisfactory to Landlord and any Mortgagee that all potential lien claimants have been fully paid and release their lien claims, which evidence shall be sufficient for any Mortgagee to obtain an acceptable endorsement to its title insurance policy insuring lien-free completion of the Tenant Improvements and any Tenant Modifications.

               (v) THREE PARTY AGREEMENT. At or prior to Tenant's delivery to Landlord of the letter(s) of credit, Tenant shall enter into, and shall cause Tenant's general contractor for the Tenant Improvements to enter into, an agreement with Landlord, in form and substance reasonably satisfactory to Landlord (the "Three Party Agreement"). The Three Party Agreement shall provide that, if a Draw Event occurs, Landlord shall have the option to either (I) terminate the existing

                          EXHIBIT D - PAGE 14 OF 13
contract for construction of Tenant Improvements, after paying the general contractor for all completed work from the proceeds of the letter(s) of credit, to the extent they are available to Landlord; or (II) assume Tenant's obligations, to the extent they accrue after the Draw Event, under the existing contract for construction of Tenant Improvements; or (III) terminate the existing contract as provided in (I) above and enter into a new contract with the general contractor for completion of the Tenant Improvements or any other alterations or improvements to the Premises.

          (b) ADDITIONAL OBLIGATIONS. The Completion Assurance described in this Paragraph 11, and Tenant's obligations and Landlord's rights with respect thereto, shall be in addition to any Letter of Credit or other security deposit provided by Tenant under the Lease pursuant to Paragraph 34 of the Lease. The amount of the Completion Assurance shall not limit Tenant's obligations under this Work Letter.

     12. DISPUTE RESOLUTION. If Landlord and Tenant disagree about any issues (including, without limitation, Tenant Delays and Landlord Delays) used to determine the Occupancy Date, the Rent Commencement Date, any Initial Window Date or the satisfaction of any Condition, and the parties are unable to resolve that dispute within thirty (30) days after Tenant commences business operations at the Premises, the dispute shall be submitted to arbitration for resolution pursuant to Paragraph 41 [Arbitration of Disputes] of the Lease. Notwithstanding the foregoing, during the pendency period of any arbitration initiated pursuant to this Paragraph 12, Tenant shall pay Base Rent and Additional Charges from and after the Rent Commencement Date as determined by Landlord and, if such dispute affects any Condition or Initial Window Date, Tenant may not exercise any termination right or action for damages in connection therewith; provided, however, that such payment and/or inability to terminate shall be without prejudice to the ultimate determination of that issue.

     13. DEFINED TERMS. All capitalized terms not defined in this Work Letter shall have the meanings given them in the Lease.

                          EXHIBIT D - PAGE 15 OF 13

                                 SCHEDULE D-1
                              MINIMUM STANDARDS
                                    FOR
                             TENANT IMPROVEMENTS

                     NETSCAPE COMMUNICATIONS CORPORATION
                      464 ELLIS STREET - MOUNTAIN VIEW
                                   PHASE II


     RESTROOMS:

- Walls & Floors - Dal Tile or American Olean unglazed mosaic 2"x 2" ceramic tile thinset
-     Ceramic tile wainscot - 6'-0" high @ wet walls
-     Stipple enamel painted gyp.bd. ceiling @ min. 9' high.


     SINK TOPS:

-     Tile, granite or Corian


     DRINKING FOUNTAIN:

-     Haws Model HWCF8-2 Dual Heights


     URINAL:

-     American Standard Allbrook Urinal 6541.132


     LAVATORY:

-     American Standard Ovalyn Under Counter 0470.013.


     FAUCET:

-     Kohler Triton K-7443-4B

     TOILETS:

- Wall mounted American Standard Elongated Cadet 9468-018 with Sloan 115 PYV flush valve.


     TOILET ACCESSORIES:

-     Paper towel dispenser:          Bobrick B38032
                                      (Women's dual)

-     Combination Unit, Toilet Seat Cover, Toilet Tissue:

     -     Bobrick B-3571 (Women's single)
     -     Bobrick B-357 (Women's dual)
     -     Bobrick B-3479 (Men's single)
     -     Bobrick B-3471 (Men's dual)

-     Liquid Soap Dispenser:          Brobrick B-822
                                     (Counter Mounted)

-     Recessed Feminine Napkin          Brobrick B-3500
      Dispenser:

-     Grab Bar:                    Brobrick B-490-36
                                   Brobrick B-490-48


     MIRROR OVER SINKS:

- 1/4" thick float mirror wall-to-wall from light valance to vanity splash.


     P.L. TOILET PARTITIONS:

- Floor mounted. Additional specifications to be provided by Tenant, subject to Landlord's approval.

     JANITORIAL CLOSETS (BOTH FLOORS):


-     Broom/mop holder
-     Fiberglass floor sink
-     4'-0" high Marlite wainscot behind sink

     LOBBY:

-     Elevator Finishes/Features:
     -     Carpet
     -     4500 lb. Front/Rear Service
     -     Wall panels - plastic laminate
     -     Ceiling/Lighting - Eggcrate


     CEREMONIAL STAIRWAY:

-     Carpet with or without pad


     MISCELLANEOUS:

-     Cafeteria & Health Club to be reviewed and approved
-     ADA Compliance required throughout project

                   GENERAL TENANT IMPROVEMENT STANDARDS




ACOUSTICAL CEILINGS:

2 x 4 flat white T-Bar grid with drop-in ceiling tiles (rated as required). Tenant may provide specifications for ceiling tiles, subject to Landlord's approval. Compression post and seismic wires as required by code. All required light wires.

Open ceiling plan permitted, subject to Landlord's approval.

CARPET & RESILIENT FLOORING:

Carpet:          28 oz. loop pile glue down carpet

Base: 2" to 4" rubber base (top set base at resilient floors).

Resilient:       Armstrong Stonetex


PAINT:

Two coats of paint over prime coat. Standard manufacturers are Kelly Moore, Sinclair or equal.


WALL COVERINGS:

Walls shall have a smooth finish.

Not otherwise specifically required by Landlord.


PLUMBING:

Coffee bar sinks with single handle faucets, 2 1/2 gallon under counter hot water or other arrangements acceptable to Landlord.


HVAC:

Tenant to provide design by licensed mechanical engineer based on design criteria by Super Symmetry. The design is subject to Landlord's approval.


FIRE SPRINKLERS:

Base Building Improvements include mains and up heads at the structure. Tenant Improvements include all necessary drop heads with semi-recessed chrome heads with white escutcheons. Drop heads to be tile-centered where possible and otherwise placed in aesthetically pleasing locations.

CASEWORK:

Base cabinets with Countertops - Flush overlay construction, plastic laminate exteriors, drawers over doors, 6" drawer fronts, one selply shelf adjustable on 32 mm pins, 4" back splash, 4" painted plywood base, locking rail behind face frame between doors and drawers (no locks, unless specifically requested), 2'-3" deep, 3'-0" high, polished chrome wire pulls, hinges adjustable with 170 degrees opening, shelf span not to exceed 32", countertops to be plywood under plastic laminate.

Wall Cabinets - Flush overlay construction laminate exteriors, mounted from 4'-8" above finished floor to 7'-6" above finished floor, seal top with backing material, two selply shelves adjustable on 32 mm pins, 3" apron at bottom, brushed chrome wire pulls, hinges adjustable with 170 degree opening, shelf span not to exceed 32".

Standard Plastics Laminates - Formica, Wilsonart or Nevamar.

DOORS, FRAMES, HARDWARE & GLASS:

Doors:     3'-0" x 9'0" x 1-3/4" solid core, prefinished wood
           (wood veneer or paint grade, rated as required).
           Proposed upgrades shall be submitted to Landlord for approval.

Frames: Brushed aluminum with clear finish (rated as required). Sidelight frames integral with door frame 2'-0" x 9'-0".

Hardware:  Schlage lever hardware. Two pair butts per door.  Dome floor stops.

           Closers, automatic flush bolts, astragals, and coordinators with finish to be mutually acceptable to Tenant and Landlord.

Glass: 1/4" clear tempered or square wired glass where required by code.



METAL FRAMING & DRYWALL:

Corridor walls and demising walls for bathrooms, elevator pits and stairwell enclosures/1-Hr. construction with 3 5/8" 25 gauge metal studs, 24" on center to underside of structure with 5/8" sheetrock on each side and R-11 batt insulation full height.

Tenant demising walls/full height (slab to structure) 3 5/8" 25 gauge metal studs, 24" on center with R-11 insulation and 5/8" type "X" sheetrock full height both sides (the height of the wall may be adjusted for return air plenium).

Tenant interior walls/ceiling height (floor to underside of acoustical ceiling), 3 5/8" 25 gauge studs, 24" on center with 5/8" sheetrock on each side and J-mold at top.

Finish:  Smooth (level 4) wall.

ELECTRICAL:

Light fixtures: 2' x 4' three lamp fixtures with 18 cell parabolic lenses or other fixtures mutually acceptable to Tenant and Landlord.

Downlight and wall washers as accent lighting in conference rooms and reception areas as appropriate.

Exit lights: Quantity as required by code, to be specified by Tenant subject to Landlord's approval.

Outlets and switches: Private offices receive two duplex electrical outlets, two telephone and data outlets (ring/string) and one dual light switch. Conference rooms receive four duplex outlets, two telephone and data outlets (ring/string) and one dual light switch. All other rooms are addressed based on specific layouts. Any changes to the foregoing specifications shall be subject to approval by Landlord.

EXTERIOR WINDOW COVERING:

1" horizontal mini-blinds at interior of each exterior window, top lock controls. Standard typical manufactures, Levelor, Hunter-Douglas or equal. Color to be consistent throughout the Premises and acceptable to Landlord. Alternatives may be specified in some areas subject to Landlord's approval.

CEILINGS:

Ceiling height on all floors shall be a minimum of ten feet, except as otherwise approved by Landlord.

All partitions shall be below the ceiling grid, except as specifically indicated in Tenant's space plan and/or Working Drawings and approved by Landlord in Landlord's sole discretion.

LIMITATION ON HARD WALL OFFICE:

No more than Fifty percent (50%) of the rentable floor area on any floor of any Building shall be enclosed as hard wall office, unless approved by Landlord at its sole discretion; provided, however, that Tenant may exceed this limitation if Tenant agrees to reconfigure the affected floor to such standard upon expiration or earlier termination of this Lease.

SOUND INSULATION:

Adequate sound insulation shall be provided for bathrooms, conference rooms and copy rooms.

                              SCHEDULE D-2

                       CERTAIN TENANT IMPROVEMENTS


(1)     Enunciator Panels (if and as required by the City of Mountain View)

(2)     Electrical Rooms in each Building